As filed with the Securities and Exchange Commission on October 6, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BHP Billiton Limited (ABN 49 004 028 077)	BHP Billiton Plc (REG. NO. 3196209)
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Victoria, Australia	England and Wales
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

180 Lonsdale Street, Melbourne, Victoria 3000, Australia +61 1300 55 47 57	Neathouse Place, Victoria, London SW1V 1BH, England +44 20 7802 4000
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)	(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 894-8940

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David Fox

Daniel E. Wolf

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the consummation of the transactions described in this document have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
BHP Billiton Plc Ordinary Shares, nominal value US$0.50 each	521,237,446(2)	Not Applicable	$8,960,117,484	$352,133
BHP Billiton Limited Ordinary Shares	130,309,362(3)	Not Applicable	$2,240,029,371	$88,034

(1)	American depositary shares issuable on deposit of the BHP Billiton Limited and BHP Billiton Plc ordinary shares registered hereby have been registered pursuant to separate Registration Statements on Form F-6.

(2)	Calculated as the sum of (a) the product of (i) 96,711,414 Rio Tinto plc ordinary shares, nominal value £0.10 per share, estimated to be held by US holders as of the date hereof and (ii) the exchange ratio of 2.72 BHP Billiton Plc ordinary shares per Rio Tinto plc ordinary share and (b) the product of (i) 23,730,000 American depositary shares of Rio Tinto plc, each of which represents four Rio Tinto plc ordinary shares, estimated to be outstanding as of the date hereof and (ii) the exchange ratio of 10.88 BHP Billiton Plc ordinary shares per Rio Tinto plc American depositary share. This number represents the number of BHP Billiton Plc ordinary shares issuable in exchange for all Rio Tinto plc ordinary shares estimated to be held by US holders and all Rio Tinto plc ordinary shares represented by Rio Tinto plc American depositary shares upon consummation of the US Offer assuming all such securities are purchased in the US Offer in exchange for the basic entitlement of 80 per cent BHP Billiton Plc securities and 20 per cent BHP Billiton Limited securities. BHP Billiton Plc ordinary shares to be issued in connection with the offers outside the United States are not registered under this registration statement.

(3)	Calculated as the sum of (a) the product of (i) 96,711,414 Rio Tinto plc ordinary shares, nominal value £0.10 per share, estimated to be held by US holders as of the date hereof and (ii) the exchange ratio of 0.68 BHP Billiton Limited ordinary shares per Rio Tinto plc ordinary share and (b) the product of (i) 23,730,000 American depositary shares of Rio Tinto plc, each of which represents four Rio Tinto plc ordinary shares, estimated to be outstanding as of the date hereof and (ii) the exchange ratio of 2.72 BHP Billiton Limited ordinary shares per Rio Tinto plc American depositary share. This number represents the number of BHP Billiton Limited ordinary shares issuable in exchange for all Rio Tinto plc ordinary shares estimated to be held by US holders and all Rio Tinto plc ordinary shares represented by Rio Tinto plc American depositary shares upon consummation of the US Offer assuming all such securities are purchased in the US Offer in exchange for the basic entitlement of 80 per cent BHP Billiton Plc securities and 20 per cent BHP Billiton Limited securities. BHP Billiton Limited ordinary shares to be issued in connection with the offers outside the United States are not registered under this registration statement.

(4)	Pursuant to Rule 457(c) and Rule 457(f) under the Securities Act, and solely for the purpose of calculating the registration fee, the market value of the securities to be offered was calculated as the sum of (a) the product of (i) 96,711,414 Rio Tinto plc ordinary shares, nominal value £0.10 per share, estimated to be held by US holders and (ii) the average of the high and low sales prices of Rio Tinto plc ordinary shares reported on the London Stock Exchange on 3 October 2008 (converted into US dollars on the basis of an exchange rate of £1.00 = US$1.774, which was the Federal Reserve Bank of New York noon buying rate on that date) and (b) the product of (i) 23,730,000 Rio Tinto plc American depositary shares estimated to be outstanding and (ii) the average of the high and low sales prices of Rio Tinto plc American depositary shares reported on the New York Stock Exchange on 3 October 2008. Aggregate offering price allocated between BHP Billiton Limited ordinary shares and BHP Billiton Plc ordinary shares based on basic entitlement of 20 per cent BHP Billiton Limited ordinary shares and 80 per cent BHP Billiton Plc ordinary shares.

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus may change. The registrants may not complete the exchange offer and issue these securities until the registration statement filed with the US Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer is not permitted.

PRELIMINARY PROSPECTUS - US OFFER TO EXCHANGE

BHP BILLITON LIMITED	BHP BILLITON PLC
(ABN 49 004 028 077)	(REG. NO. 3196209)

Offer to Exchange

all ordinary shares, nominal value £0.10 per share,

including ordinary shares represented by American depositary shares,

of

Rio Tinto plc

by

BHP Billiton Limited

BHP Billiton Limited is offering to acquire all of the issued and outstanding ordinary shares, nominal value £0.10 each, of Rio Tinto plc (the “Rio Tinto plc ordinary shares”) and all of the issued and outstanding American depositary shares of Rio Tinto plc, each of which represents four Rio Tinto plc ordinary shares (the “Rio Tinto plc ADSs”). BHP Billiton Limited is making a concurrent, inter-conditional offer for all of the issued and outstanding shares of Rio Tinto Limited (the “Rio Tinto Limited Offer”). This prospectus does not apply to the Rio Tinto Limited Offer and holders of Rio Tinto Limited ordinary shares should refer to the separate Australian bidder’s statement prepared by BHP Billiton Limited with respect to the Rio Tinto Limited Offer, which, when lodged with the Australian Securities and Investments Commission (“ASIC”) will be furnished to the Securities and Exchange Commission (the “SEC”) under cover of Form CB and available on www.sec.gov, and will thereafter be mailed to holders of Rio Tinto Limited ordinary shares.

BHP Billiton Limited is conducting this offer which comprises an offer made pursuant to this prospectus to all holders of Rio Tinto plc ordinary shares located in the US (within the meaning of Rule 14d-1(d) under the US Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and to all holders of Rio Tinto plc ADSs, wherever located, (collectively, the “US Offer”) and an offer made pursuant to a UK offer document to all holders of Rio Tinto plc ordinary shares who are located outside of the United States (the “UK Offer” and, together with the US Offer, the “Rio Tinto plc Offer”), in each case if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the relevant offer. The US Offer and the UK Offer are being conducted simultaneously and have the same terms and are subject to the same conditions (except that the US Offer is also conditioned on the registration statement of which this prospectus forms a part having been declared effective by the SEC).

Under the US Offer, Rio Tinto plc securityholders will receive:

for each Rio Tinto plc ordinary share	3.4 new BHP Billiton ordinary shares. This will be paid as a basic entitlement of 80 per cent new BHP Billiton Plc ordinary shares and 20 per cent new BHP Billiton Limited ordinary shares, subject to a Mix and Match Facility; and

for each Rio Tinto plc ADS (representing four Rio Tinto plc ordinary shares)	6.8 new BHP Billiton ADSs (each representing two BHP Billiton ordinary shares). This will be paid as a basic entitlement of 80 per cent new BHP Billiton Plc ADSs and 20 per cent new BHP Billiton Limited ADSs, subject to a Mix and Match Facility.

THE US OFFER COMMENCED ON [—] AND WILL EXPIRE AT [—] A.M. NEW YORK CITY TIME (1.00 P.M. LONDON TIME) ON [—], UNLESS IT IS EXTENDED. HOWEVER, IF BHP BILLITON LIMITED HAS NOT RECEIVED ACCEPTANCES FOR MORE THAN 50 PER CENT OF THE PUBLICLY-HELD SHARES (INCLUDING THOSE REPRESENTED BY ADSs) IN EACH OF RIO TINTO PLC AND RIO TINTO LIMITED BY [—] A.M. NEW YORK CITY TIME (1.00 P.M. LONDON TIME) ON [—], THEN THE RIO TINTO PLC OFFER (INCLUDING THE US OFFER) WILL FAIL.

For the purpose of the previous sentence only, instructions received in an institutional acceptance facility will be treated as acceptances in respect of the Rio Tinto Limited Offer.

The US Offer is subject to a number of conditions. For a discussion of these conditions, see “The US Offer – Conditions of the US Offer”.

BHP Billiton Limited’s ordinary shares are currently traded on the Australian Securities Exchange (“ASX”) and the SWX Swiss Exchange under the symbol “BHP” and on the Frankfurt Stock Exchange under the symbol “BRO”. BHP Billiton Limited ADSs are currently traded on the New York Stock Exchange (the “NYSE”) under the symbol “BHP”. BHP Billiton Plc’s ordinary shares are currently traded on the London Stock Exchange (the “LSE”) under the symbol “BLT” and on the Johannesburg Stock Exchange (the “JSE”) under the symbol “BIL”. BHP Billiton Plc ADSs are currently traded on the NYSE under the symbol “BBL”.

The securities offered in the US Offer involve certain risks. For a discussion of risk factors you should consider in evaluating the US Offer, see “Risk Factors” beginning on page 25.

NONE OF THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this prospectus is [—] 2008

BHP Billiton has not authorised anyone to provide any information or make any representation about BHP Billiton or its affiliates that is different from, or in addition to, the information and representations contained in the US Offer or in any materials regarding BHP Billiton or its affiliates accompanying this prospectus or incorporated by reference herein or therein. Rio Tinto plc securityholders should not rely on any information or any representations regarding BHP Billiton or its affiliates not contained in this prospectus or in the documents accompanying this prospectus.

THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OR PURCHASE OF SECURITIES PURSUANT HERETO, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH JURISDICTION.

The information contained in this prospectus speaks only as of the date of this prospectus (unless the information specifically indicates that another date applies) and BHP Billiton does not undertake any duty to update any such information, except as required by applicable law.

The UK Offer is not being made, directly or indirectly, in or into, and may not be accepted in or from, the United States. Copies of the offer documentation being used in the UK Offer and any related materials are not being and should not be mailed or otherwise distributed or sent in or into the United States.

THIS PROSPECTUS (INCLUDING ITS APPENDICES) AND THE RELATED FORM OF ACCEPTANCE AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION AND YOU SHOULD CAREFULLY READ THEM IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE US OFFER.

The availability of the US Offer may be affected by the laws of the jurisdiction in which a Rio Tinto plc securityholder is resident. The US Offer is not being made in or into Japan or Malaysia or any other jurisdiction in which to do so would constitute a violation of the laws of such jurisdiction, or by the use of the mails or by any means or instrumentality (including, without limitation, facsimile transmission, telephone and/or the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and such other documents or materials are made available to the recipients thereof solely on the basis that they are persons falling within the ambit of Section 273(1)(b) of the Securities and Futures Act (Chapter 289) of Singapore and may not be relied upon by any person other than holders of Rio Tinto plc ordinary shares and ADSs in connection with the offer of BHP Billiton Limited and BHP Billiton Plc ordinary shares and ADSs as consideration for the acquisition of Rio Tinto plc ordinary shares and ADSs by BHP Billiton Limited for any purpose. The offer of BHP Billiton Limited and BHP Billiton Plc ordinary shares and ADSs is not made with a view to any or all BHP Billiton Limited or BHP Billiton Plc ordinary shares and ADSs being subsequently offered for sale in Singapore within six months after the allotment of such BHP Billiton Limited or BHP Billiton Plc ordinary shares and ADSs. Recipients of this prospectus, and any other document or material in connection thereto, in Singapore shall not reissue, circulate or distribute this prospectus or any part thereof in any manner whatsoever to any person in Singapore.

INFORMATION INCORPORATED BY REFERENCE

This prospectus incorporates important business and financial information about BHP Billiton Limited, BHP Billiton Plc, Rio Tinto plc, Rio Tinto Limited and Alcan Inc. (“Alcan”) by reference and, as a result, this information is not included in or delivered with this prospectus. For a list of those documents that are incorporated by reference into this prospectus, see “Incorporation of Certain Documents by Reference”.

i

Documents incorporated by reference are available from BHP Billiton upon oral or written request without charge. You may also obtain documents incorporated by reference into this prospectus from the website of the SEC at the URL (or uniform resource locator) http://www.sec.gov or by requesting them in writing or by telephone from the Information Agent for the US Offer:

Georgeson Inc.

1 800 339 1045 (for securityholders in the US)

+1 212 440 9800 (for securityholders outside the US)

To obtain timely delivery of these documents, you must request them by no later than five business days before the expiration date of the US Offer, which as of the date of this prospectus is [—].

NO WEBSITE IS PART OF THIS PROSPECTUS

Each of BHP Billiton and Rio Tinto maintains a website. The BHP Billiton website is at the URL http://www.bhpbilliton.com. The Rio Tinto website is at the URL http://www.riotinto.com. References to the foregoing websites and any other website referenced in this prospectus are inactive textual references only, meaning that the information contained on or otherwise accessible through the websites is not incorporated by reference into this prospectus or the US Offer and you should not consider information contained on or otherwise accessible through the websites as part of the US Offer or this prospectus.

Annex A — Additional Information Concerning BHP Billiton Limited and BHP Billiton Plc and their Directors and Executive Officers

Annex B — Additional Terms of the US Offer

NOTE REGARDING RIO TINTO INFORMATION

As of the date of the US Offer, BHP Billiton has not had access to the non-public books and records of Rio Tinto (including Alcan) and although BHP Billiton has no reason to doubt the accuracy or completeness in all material respects of Rio Tinto’s and Alcan’s public filings, BHP Billiton is not in a position independently to assess or verify the information in Rio Tinto’s or Alcan’s publicly filed documents, including financial statements. As a result, all information concerning Rio Tinto (including Alcan) contained or incorporated by reference in this prospectus has been taken from or is based upon publicly available documents and records filed by Rio Tinto or Alcan with securities regulatory authorities in the United Kingdom, Australia and the United States and other public sources. See “Risk Factors — Rio Tinto has not provided BHP Billiton with any non-publicly available information”.

Pursuant to Rule 409 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12b-21 under the Exchange Act, BHP Billiton has requested that Rio Tinto provide BHP Billiton with information required for complete disclosure regarding the businesses, operations, financial condition and management of Rio Tinto (including Alcan). To date, Rio Tinto has declined to provide any information pursuant to these requests. BHP Billiton will, as required by applicable law, amend or supplement the US Offer to provide any and all information BHP Billiton receives from Rio Tinto (including Alcan), if BHP Billiton receives the information before the US Offer expires and BHP Billiton considers it to be material, reliable and appropriate.

Auditors’ reports were issued on Rio Tinto’s and Alcan’s financial statements and included in Rio Tinto’s and Alcan’s filings with the SEC. Pursuant to Rule 436 under the Securities Act, BHP Billiton requires the consent of Rio Tinto’s and Alcan’s independent registered public accounting firms to incorporate by reference their audit reports to Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2007 and Alcan’s Annual Report on Form 10-K for the year ended 31 December 2006 into this registration statement. BHP Billiton has requested and, as of the date of this prospectus, has not received, such consents. If BHP Billiton receives such consents, BHP Billiton will promptly file the consents as an exhibit to the registration statement of which this prospectus forms a part.

To obtain additional information on Rio Tinto, see “Where You Can Find Additional Information”.

CAUTIONARY STATEMENT REGARDING RESERVE INFORMATION

The SEC generally permits mining companies in their filings with the SEC to disclose only those mineral deposits that the companies can economically and legally extract. Certain measures in communications filed by BHP Billiton with the SEC in connection with the US Offer (other than this prospectus), including “resource”, “indicated resource”, “inferred resource”, “measured resource”, “mineralisation”, “potential mineralisation”, “targeted mineralisation” and “deposit”, would not generally be permitted in SEC filings. The material denoted by such terms is not proven or probable reserves as such terms are used in the SEC’s Industry Guide 7, and there can be no assurance that BHP Billiton will be able to convert such material to proven or probable reserves or to extract it economically. BHP Billiton urges Rio Tinto plc securityholders to refer to BHP Billiton’s Annual Report on Form 20-F for the fiscal year ended 30 June 2008 (which is incorporated herein by reference) for BHP Billiton’s most recent statements of mineral reserves calculated in accordance with Industry Guide 7. Mineral reserve information presented in this prospectus or incorporated by reference to BHP Billiton’s Annual Report on Form 20-F for the fiscal year ended 30 June 2008 is calculated in accordance with Industry Guide 7.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that the companies have demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Certain measures in communications filed by BHP Billiton with the SEC in connection with the US Offer (other than this prospectus), including “probable reserves” and “contingent resources”, would generally not be permitted in SEC filings. BHP Billiton urges Rio Tinto plc securityholders to refer to BHP Billiton’s Annual Report on Form 20-F for the fiscal year ended 30 June 2008 (which is incorporated herein by reference) for BHP Billiton’s most recent statements of proved oil and gas reserves.

v

INDICATIVE TIMETABLE

You should take note of the dates and times set forth in the schedule below in connection with the US Offer. These dates and times may be changed by BHP Billiton in accordance with the terms and conditions of the US Offer, as described in this prospectus.

Event	Time and/or date(1)
Date of the prospectus and the first date that the US Offer is open for acceptance	[—]

General Meeting of BHP Billiton Limited shareholders	[—]

General Meeting of BHP Billiton Plc shareholders	[—]

End of offer period (unless extended)	[—]

Deadline for acceptances to be counted towards the Rio Tinto plc Offer 50 per cent minimum acceptance condition[2]	[—] a.m. New York City time (1.00 p.m. London time) on [—]

Latest time for Rio Tinto plc Offer to become wholly unconditional	[—] p.m. New York City time ([—] p.m. London time) on [—]

Expected date for delivery, settlement and commencement of trading of new BHP Billiton ordinary shares and ADSs[3]	14 days after the Rio Tinto plc Offer becomes wholly unconditional

1	These dates are the expected dates of principal events and are indicative only. BHP Billiton reserves the right to amend this indicative timetable and, in particular, subject to the UK Code on Takeovers and Mergers and the US tender offer rules, the period during which the Rio Tinto plc Offer (and, therefore, the US Offer) is open for acceptances may be extended.

2	The US Offer commenced on [—] and will expire at [—] a.m. New York City time (1.00 p.m. London time) on [—], unless it is extended. However, if BHP Billiton Limited has not received acceptances for more than 50 per cent of the publicly-held shares (including those represented by ADSs) in each of Rio Tinto plc and Rio Tinto Limited by [—] a.m. New York City time (1.00 p.m. London time) on [—], then the Rio Tinto plc Offer (including the US Offer) will fail.

For the purpose of the previous sentence only, instructions received in an institutional acceptance facility will be treated as acceptances in respect of the Rio Tinto Limited Offer.

3	For acceptances received during the initial offer period.

QUESTIONS AND ANSWERS ABOUT THE US OFFER

The following are some of the questions that you, as a holder of Rio Tinto plc ordinary shares located in the United States or as a holder of Rio Tinto plc ADSs, may have regarding the US Offer and answers to those questions. This section highlights selected information from this prospectus, but does not contain all of the information that may be important to you. To better understand the US Offer, you should read this entire document carefully, as well as those additional documents incorporated by reference or referred to in this prospectus. In particular, you should read the Annexes attached to this prospectus. Page numbers in parentheses following certain of the questions in this summary refer to other places in this prospectus which may contain more detailed information regarding the subject matter summarised. Please note that in this prospectus, references to years are to calendar years unless otherwise noted.

WHO IS BHP BILLITON? (Page 89)

BHP Billiton is the world’s largest diversified natural resources company, its objective being to create long-term value through the discovery, development and conversion of natural resources, and the provision of innovative customer and market-focused solutions. BHP Billiton has significant businesses producing alumina and aluminium, copper, energy (thermal) coal, iron ore, nickel, manganese, metallurgical coal, oil and gas and uranium, as well as gold, zinc, lead, silver and diamonds. BHP Billiton has approximately 41,000 employees and 61,000 contractors, working in more than 100 operations in over 25 countries. BHP Billiton is a dual listed company, or “DLC”, headquartered in Melbourne, Australia with a significant corporate office in London, UK and the BHP Billiton group (the “BHP Billiton Group”) consists of BHP Billiton Limited and BHP Billiton Plc and their respective subsidiaries as a combined enterprise. References in this prospectus to “BHP Billiton” are to BHP Billiton Limited and BHP Billiton Plc, collectively.

As at 15 September 2008, BHP Billiton had a market capitalisation of US$155.1 billion. For the year ended 30 June 2008, BHP Billiton reported revenue of US$59.5 billion, profit from operations of US$24.1 billion, net profit attributable to shareholders of US$15.4 billion and net operating cash flow of US$18.2 billion.

BHP Billiton Limited has a primary listing on ASX in Australia under the symbol “BHP” and secondary listings on the Frankfurt Stock Exchange in Germany under the symbol “BRO” and the SWX Swiss Exchange in Switzerland under the symbol “BHP”. BHP Billiton Plc has a primary listing on the LSE in the UK under the symbol “BLT” and a secondary listing on the JSE in South Africa under the symbol “BIL”. In addition, BHP Billiton Limited ADSs, under the symbol “BHP”, and BHP Billiton Plc ADSs, under the symbol “BBL”, trade on the NYSE in the US.

BHP Billiton Limited was incorporated in 1885 and is registered in Australia. BHP Billiton Plc was incorporated in 1996 and is registered in England and Wales. BHP Billiton Limited’s principal executive offices are located at 180 Lonsdale Street, Melbourne, Victoria 3000, Australia and BHP Billiton Limited’s telephone number is +61 1300 55 47 57. BHP Billiton Plc’s principal executive offices are located at Neathouse Place, Victoria, London SW1V 1BH, England and BHP Billiton Plc’s telephone number is +44 20 7802 4000. BHP Billiton’s website is www.bhpbilliton.com.

WHAT DOES IT MEAN TO BE A DLC? (Page 92)

The BHP Billiton Group was created upon the completion of the DLC merger between BHP Limited and Billiton Plc in June 2001. As a DLC, BHP Billiton Limited and BHP Billiton Plc have each retained their separate corporate identities and maintained their separate stock exchange listings, but they are operated and managed as if they were a single unified economic entity, with their boards of directors and senior executive management comprising the same people.

BHP Billiton shareholders generally vote as one body and receive the same dividend.

WHO IS RIO TINTO? (Page 90)

Like BHP Billiton, Rio Tinto is a DLC. The Rio Tinto group (the “Rio Tinto Group”) combines Rio Tinto plc, listed on the LSE and headquartered in London, UK and Rio Tinto Limited, listed on ASX and with executive offices in Melbourne, Australia, and their respective wholly and partly owned subsidiaries, jointly controlled assets, jointly controlled entities and associated companies. Rio Tinto is a leading international mining group, producing alumina and aluminium, bauxite, copper, diamonds, iron ore, metallurgical and energy coal and uranium as well as other base metals and industrial minerals. References in this prospectus to “Rio Tinto” are to Rio Tinto plc and Rio Tinto Limited, collectively.

As at 15 September 2008, Rio Tinto had a market capitalisation of US$99.7 billion. For the half year ended 30 June 2008, Rio Tinto reported gross sales revenue of US$30.0 billion, consolidated sales revenue of US$27.2 billion, operating profit of US$9.8 billion, profit attributable to shareholders of US$6.9 billion and cash flow from operating activities of US$5.6 billion. For the year ended 31 December 2007, Rio Tinto reported gross sales revenue of US$33.5 billion, consolidated sales revenue of US$29.7 billion, operating profit of US$8.6 billion, profit attributable to shareholders of US$7.3 billion and cash flow from operating activities of US$8.5 billion. Rio Tinto acquired Alcan in October 2007.

Rio Tinto plc, registered in England and Wales, is listed on the LSE under the symbol “RIO”, on the NYSE Euronext (Paris) under the symbol “RTZ” and on the Frankfurt Stock Exchange under the symbol “RIO1”. Rio Tinto plc ADSs are listed on the NYSE under the symbol “RTP”. Rio Tinto Limited, incorporated in Victoria, Australia, is listed on ASX and on the New Zealand Stock Exchange under the symbol “RIO” and on the Frankfurt Stock Exchange under the symbol “CRA1”.

Rio Tinto plc’s registered office is at 5 Aldermanbury Square, London EC2V 7HR, United Kingdom, and Rio Tinto plc’s telephone number is +44 20 7930 2399. The Rio Tinto website is www.riotinto.com.

WHAT IS BHP BILLITON OFFERING TO ACQUIRE? (Page 60)

On 6 February 2008, BHP Billiton Limited announced the terms of its offers for Rio Tinto plc and Rio Tinto Limited on the basis of 3.4 new BHP Billiton ordinary shares for each Rio Tinto ordinary share.

BHP Billiton Limited is offering to acquire all of the issued and outstanding share capital of Rio Tinto through:

•	the Rio Tinto plc Offer for all of the issued and outstanding Rio Tinto plc ordinary shares and Rio Tinto plc ADSs; and

•	the Rio Tinto Limited Offer for all of the issued and outstanding Rio Tinto Limited ordinary shares.

The Rio Tinto plc Offer and the Rio Tinto Limited Offer are subject to certain pre-conditions and conditions and are inter-conditional. All of the pre-conditions to the offers must be satisfied or waived before the offers, including the US Offer, are commenced following the preparation and mailing of offer documents to Rio Tinto securityholders. Once the offers commence, they will be subject to certain other conditions until they become wholly unconditional.

WHAT DOES IT MEAN THAT THE RIO TINTO PLC OFFER AND THE RIO TINTO LIMITED OFFER ARE “INTER-CONDITIONAL”? (Page 60)

The Rio Tinto plc Offer and the Rio Tinto Limited Offer are subject to substantially identical conditions, including a 50 per cent minimum acceptance condition and a condition that the other offer is free of all conditions. BHP Billiton will not waive the inter-conditionality of the Rio Tinto plc Offer and the Rio Tinto Limited Offer and, as such, the Rio Tinto plc Offer will not become wholly unconditional unless the Rio Tinto Limited Offer becomes wholly unconditional at the same time.

WHY IS BHP BILLITON SEEKING TO ACQUIRE RIO TINTO? (Page 34)

BHP Billiton is the world’s largest diversified natural resources company with a market capitalisation of US$155.1 billion at 15 September 2008. BHP Billiton’s corporate objective is to create long-term shareholder value through the discovery, development and conversion of natural resources, and the provision of innovative customer and market-focused solutions.

Created through the merger of BHP Limited and Billiton Plc in 2001, BHP Billiton has a strategy focused on large, long-life, low-cost, expandable and export-oriented assets diversified by commodity and geography and a business model based on simplicity, accountability and effectiveness. As a result, BHP Billiton has delivered outstanding performance in terms of production, profit growth and total return to shareholders whilst at the same time increasing its deep inventory of projects and growth options.

BHP Billiton believes the proposed acquisition of Rio Tinto is consistent with its corporate objective and will deliver substantial benefits to shareholders, customers, employees and other stakeholders due to:

•	the strategic fit of Rio Tinto with BHP Billiton;

•	the growth potential of the Enlarged Group as the world’s first diversified natural resources super-major; and

•	the significant quantified synergies unique to this combination.

BHP Billiton believes it is uniquely well placed to capture these benefits due to its clear strategic focus and business model, its experience in large integrations and the similar cultures of BHP Billiton and Rio Tinto.

WHAT IS MEANT BY THE TERM THE “ENLARGED GROUP”? (Page 36)

The “Enlarged Group” means the BHP Billiton Group following the acquisition of Rio Tinto pursuant to the Rio Tinto plc Offer and the Rio Tinto Limited Offer. The Enlarged Group’s global headquarters will be maintained in Melbourne, Australia with a significant corporate office in London, UK and it will continue to operate through the DLC structure under which BHP Billiton currently operates. Consistent with this structure, BHP Billiton will continue to maintain primary listings on both ASX for BHP Billiton Limited and the LSE for BHP Billiton Plc. BHP Billiton also intends to maintain a secondary listing on the JSE for BHP Billiton Plc ordinary shares and listings of BHP Billiton Limited ADSs and BHP Billiton Plc ADSs on the NYSE. Pending a comprehensive strategic review of the Enlarged Group, BHP Billiton intends to continue to operate the Rio Tinto businesses in substantially the same manner as they are currently operated, subject to taking such steps as are required to integrate operations and to capture synergies.

WHAT IS THE LAST DAY THE RIO TINTO PLC OFFER COULD BECOME WHOLLY UNCONDITIONAL? (Page 60)

[— ]. If BHP Billiton Limited has not received acceptances for more than 50 per cent of the publicly-held shares (including those represented by ADSs) in each of Rio Tinto plc and Rio Tinto Limited by [—] a.m. New York City time (1.00 p.m. London time) on [—], then the Rio Tinto plc Offer (including the US Offer) will fail.

For the purpose of the previous sentence only, instructions received in an institutional acceptance facility will be treated as acceptances in respect of the Rio Tinto Limited Offer.

WHAT IS THE 50 PER CENT MINIMUM ACCEPTANCE CONDITION IN THE RIO TINTO PLC OFFER? (Page 69)

The 50 per cent minimum acceptance condition in the Rio Tinto plc Offer requires valid acceptances being received in the Rio Tinto plc Offer in respect of more than 50 per cent of Rio Tinto plc ordinary shares (including those represented by ADSs).

WILL US ACCEPTANCES COUNT TOWARDS MEETING THE 50 PER CENT MINIMUM ACCEPTANCE CONDITION IN THE RIO TINTO PLC OFFER? (Page 60)

Provided that the registration statement of which this prospectus forms a part has been declared effective by the SEC, acceptances under the US Offer will count towards satisfaction of the 50 per cent minimum acceptance condition in the Rio Tinto plc Offer if received, and not withdrawn, by [—] a.m. New York City time (1.00 p.m. London time) on the date that the Rio Tinto plc Offer becomes wholly unconditional.

WHAT DOES IT MEAN FOR THE RIO TINTO PLC OFFER TO BECOME “WHOLLY UNCONDITIONAL”? (Page 60)

The Rio Tinto plc Offer will become “wholly unconditional” when all of the conditions to the Rio Tinto plc Offer (including the 50 per cent minimum acceptance condition and the inter-conditionality of the Rio Tinto Limited Offer) have been satisfied or waived by BHP Billiton Limited. BHP Billiton Limited cannot accept and pay for Rio Tinto plc securities tendered into the US Offer until the Rio Tinto plc Offer becomes wholly unconditional (and the registration statement of which this prospectus forms a part has been declared effective by the SEC).

WHAT IS THE VALUE OF BHP BILLITON’S OFFER FOR RIO TINTO? (Page 65)

Based on the volume weighted average prices of BHP Billiton Limited and BHP Billiton Plc ordinary shares for the month ended 31 October 2007, being the date immediately prior to BHP Billiton’s approach to Rio Tinto regarding the potential offers for Rio Tinto, the Rio Tinto plc Offer and the Rio Tinto Limited Offer represent:

•	total consideration of US$171.3 billion to Rio Tinto securityholders; and

•	a premium of 45 per cent to the combined volume weighted average market capitalisations of Rio Tinto plc and Rio Tinto Limited over the same month.

Based on the closing prices of BHP Billiton Limited ordinary shares and ADSs and BHP Billiton Plc ordinary shares and ADSs on 15 September 2008, being the latest practicable date prior to the date of this prospectus:

•

the Rio Tinto plc Offer (including the US Offer) was valued at £50.26 per Rio Tinto plc ordinary share and US$346.51 per Rio Tinto plc ADS (in each case, on the basis of the basic entitlement of 80 per cent BHP Billiton Plc securities and 20 per cent BHP Billiton Limited securities); and

•	the Rio Tinto Limited Offer was valued at A$122.57 per Rio Tinto Limited ordinary share,

implying a total consideration for Rio Tinto of approximately US$118.3 billion.

HOW IS THE RIO TINTO LIMITED OFFER BEING MADE? (Page 60)

The Rio Tinto Limited Offer is being made pursuant to an Australian bidder’s statement which will be sent to all holders of Rio Tinto Limited ordinary shares (including holders in the United States). Rio Tinto Limited does not have an ADS programme, and no separate US offer is included in the Rio Tinto Limited Offer. An institutional acceptance facility will be established in relation to the Rio Tinto Limited Offer to facilitate acceptances by certain Rio Tinto Limited institutional shareholders.

This prospectus does not apply to the Rio Tinto Limited Offer and holders of Rio Tinto Limited ordinary shares (including holders of those shares located in the US) should refer to the separate Australian bidder’s statement prepared by BHP Billiton Limited with respect to the Rio Tinto Limited Offer, which, when lodged with ASIC, will be furnished to the SEC under cover of Form CB and available on www.sec.gov, and will thereafter be mailed to holders of Rio Tinto Limited ordinary shares.

HOW IS THE RIO TINTO PLC OFFER BEING MADE? (Page 60)

The Rio Tinto plc Offer is being made through two separate, but related, offers:

•

the US Offer, which is being made pursuant to this prospectus to all holders of Rio Tinto plc ordinary shares who are located in the United States and to all holders of Rio Tinto plc ADSs, wherever located; and

•	the UK Offer, which is being made pursuant to the UK offer document to all holders of Rio Tinto plc ordinary shares who are located outside of the United States.

The UK Offer is not being made, directly or indirectly, in or into, and may not be accepted in or from, the United States. Copies of the offer documentation being used in the UK Offer and any related materials are not being and should not be mailed or otherwise distributed or sent in or into the United States.

WHY DOES THE RIO TINTO PLC OFFER CONSIST OF THE US OFFER AND THE UK OFFER? (Page 60)

The Rio Tinto plc Offer consists of the US Offer and the UK Offer to satisfy various US and UK legal and regulatory requirements. In addition, due to the inter-conditionality of the Rio Tinto plc Offer and the Rio Tinto Limited Offer, the Rio Tinto plc Offer (including the US Offer) and the Rio Tinto Limited Offer have been structured as necessary to comply with the legal and regulatory requirements of the US, the UK and Australia.

The Rio Tinto plc Offer (and thus the US Offer) is structured to comply with UK legal requirements. In the UK, offers such as the Rio Tinto plc Offer are subject to the rules and regulations under the UK Code on Takeovers and Mergers (the “UK Code”). The UK Code is administered by the UK Panel on Takeovers and Mergers (the “UK Panel”).

WHAT IS THE DIFFERENCE BETWEEN THE US OFFER AND THE UK OFFER? (Page 60)

The US Offer and the UK Offer are being conducted concurrently and have the same terms and are subject to the same conditions (except that the US Offer is also conditioned on the registration statement of which this prospectus forms a part having been declared effective by the SEC). Holders of Rio Tinto plc ordinary shares who are located in the United States and holders of Rio Tinto plc ADSs, wherever located, are to participate in the US Offer, and holders of Rio Tinto plc ordinary shares who are not located in the United States are to participate in the UK Offer, which is being made pursuant to a separate UK offer document.

WHAT WILL I RECEIVE IN THE US OFFER? (Page 61)

Under the terms of the US Offer:

•

for each Rio Tinto plc ordinary share validly tendered, you will receive 3.4 new BHP Billiton ordinary shares. This will be paid as a basic entitlement of 80 per cent new BHP Billiton Plc ordinary shares and 20 per cent new BHP Billiton Limited ordinary shares, subject to the Mix and Match Facility described below, and is the same consideration offered to holders of Rio Tinto plc ordinary shares under the UK Offer; and

•

for each Rio Tinto plc ADS validly tendered (each Rio Tinto plc ADS representing four Rio Tinto plc ordinary shares), you will receive 6.8 new BHP Billiton ADSs (each BHP Billiton ADS representing two BHP Billiton ordinary shares). This will be paid as a basic entitlement of 80 per cent new BHP Billiton Plc ADSs and 20 per cent new BHP Billiton Limited ADSs, subject to the Mix and Match Facility described below.

However, as a mechanical step in respect of the issue of new BHP Billiton Plc ordinary shares and ADSs, Rio Tinto plc securityholders who accept the Rio Tinto plc Offer will receive their entitlement to BHP Billiton Plc securities through an automatic exchange mechanism whereby they will initially be issued the appropriate number of BHP Billiton Limited Mandatorily Redeemable Preference Shares, known as “Interim Shares”, which will be exchanged promptly and automatically for the new BHP Billiton Plc securities to which you are entitled. There is no such step in respect of the issue of BHP Billiton Limited ordinary shares or ADSs.

In this prospectus, references to BHP Billiton ordinary shares are to BHP Billiton Limited ordinary shares and/or BHP Billiton Plc ordinary shares and references to BHP Billiton ADSs are to BHP Billiton Plc ADSs and/or BHP Billiton Limited ADSs.

WHY IS BHP BILLITON LIMITED ISSUING INTERIM SHARES? (Page 85)

The Interim Shares, which are new BHP Billiton Limited securities created solely for the purpose of this transaction, are being issued to accepting Rio Tinto plc securityholders as a transitory step in order to allow Rio Tinto plc securityholders to obtain, as part of the consideration for their Rio Tinto plc securities, BHP Billiton Plc securities in a manner that provides UK taxpayers with the opportunity to receive capital gains tax “rollover” treatment in the UK.

Although the issue of the Interim Shares to accepting Rio Tinto plc securityholders is a necessary mechanical step, by accepting the US Offer you will not have any Interim Shares delivered to you (i.e. you will not be sent a share certificate or receive a book entry credit for the Interim Shares). Instead, all Interim Shares that are issued to you will be transferred promptly and automatically (without any further action by you) to BHP Billiton Plc in exchange for the issue to you of the BHP Billiton Plc securities to which you are entitled. It is these BHP Billiton securities that will be delivered to you. This exchange will occur because, under the terms of the Rio Tinto plc Offer, you will provide appropriate instructions to grant a call option in favour of BHP Billiton Plc to acquire your Interim Shares in exchange for the relevant BHP Billiton Plc securities. BHP Billiton Plc will exercise this call option and effect this exchange so that the appropriate number of BHP Billiton Plc ordinary shares or ADSs will be delivered to you without any further action on your part.

WHAT IS THE MIX AND MATCH FACILITY? (Page 63)

The Rio Tinto plc Offer (including the US Offer) will include a mix and match facility (the “Mix and Match Facility”). The Mix and Match Facility will allow you to elect to receive a higher proportion of new BHP Billiton Plc ordinary shares or ADSs, as applicable, or new BHP Billiton Limited ordinary shares or ADSs, as applicable, than the basic entitlement of 80 per cent BHP Billiton Plc securities and 20 per cent BHP Billiton Limited securities, subject to there being sufficient offsetting elections made by other accepting Rio Tinto plc securityholders in the Rio Tinto plc Offer. The total number of new BHP Billiton Plc ordinary shares (including those represented by ADSs) and new BHP Billiton Limited ordinary shares (including those represented by ADSs) to be issued to Rio Tinto plc securityholders in the aggregate under the Rio Tinto plc Offer (including the US Offer) will not be varied as a result of elections made under the Mix and Match Facility. If the number of new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares (in each case, including those represented by ADSs) is insufficient to satisfy all elections made under the Mix and Match Facility (including elections made by ADS holders), then all such elections will be scaled down on a pro rata basis. As a result, if you make an election under the Mix and Match Facility, you will not know the exact proportion of BHP Billiton Limited securities and BHP Billiton Plc securities you will receive until the settlement of the consideration under the Rio Tinto plc Offer.

If you accept the US Offer and do not properly submit a timely election in the Mix and Match Facility, or if you choose not to participate in the Mix and Match Facility, you will be allocated the basic entitlement of 80 per cent new BHP Billiton Plc ordinary shares or ADSs, as applicable, and 20 per cent new BHP Billiton Limited ordinary shares or ADSs, as applicable.

The Mix and Match Facility will only be available until [—] a.m. New York City time (1.00 p.m. London time) on the date that the Rio Tinto plc Offer becomes wholly unconditional. This means that if you accept the US Offer during the subsequent offer period, the Mix and Match Facility will not be available and you will receive the basic entitlement of 80 per cent new BHP Billiton Plc ordinary shares or ADSs, as appropriate, and 20 per cent new BHP Billiton Limited ordinary shares or ADSs, as appropriate.

WHAT ARE THE CONDITIONS OF THE US OFFER? (Page 69)

The conditions of the US Offer include the following:

•	the registration statement of which this prospectus forms a part having been declared effective by the SEC;

•	satisfaction of the Rio Tinto plc Offer’s 50 per cent minimum acceptance condition;

•

the Rio Tinto Limited Offer having become free of all conditions, including the Rio Tinto Limited Offer’s 50 per cent minimum acceptance condition, which requires that BHP Billiton Limited have a relevant interest in more than 50 per cent of the Rio Tinto Limited ordinary shares (disregarding shares beneficially owned by Rio Tinto plc or any of its subsidiaries) in issue at the time the Rio Tinto Limited Offer has become free of conditions;

•	the passing by BHP Billiton shareholders of all necessary resolutions to implement and effect the Rio Tinto plc Offer and the Rio Tinto Limited Offer; and

•	the receipt of all necessary regulatory approvals.

The Rio Tinto plc Offer (including the US Offer) is also subject to other conditions customary for a transaction of this nature. BHP Billiton Limited reserves the right to waive, in whole or in part, any or all of the conditions, subject to applicable laws and regulations. However, BHP Billiton Limited cannot waive the 50 per cent minimum acceptance condition or the BHP Billiton shareholder approval condition in the Rio Tinto plc Offer, and BHP Billiton Limited will not waive the inter-conditionality of the Rio Tinto plc Offer and the Rio Tinto Limited Offer.

In addition, with respect to the US Offer, BHP Billiton Limited cannot waive the condition relating to the declaration of effectiveness by the SEC of the registration statement of which this prospectus forms a part. The Rio Tinto plc Offer is not conditioned upon BHP Billiton Limited entering into any financing arrangements or subject to any financing condition.

HOW LONG DO I HAVE TO ACCEPT THE US OFFER? (Page 81)

The US Offer commenced on [—] and will expire at [—] a.m. New York City time (1.00 p.m. London time) on [—], unless it is extended. However, if BHP Billiton Limited has not received acceptances for more than 50 per cent of the publicly-held shares (including those represented by ADSs) in each of Rio Tinto plc and Rio Tinto Limited by [—] a.m. New York City time (1.00 p.m. London time) on [—], then the Rio Tinto plc Offer (including the US Offer) will fail.

For the purpose of the previous sentence only, instructions received in an institutional acceptance facility will be treated as acceptances in respect of the Rio Tinto Limited Offer.

If you hold your Rio Tinto plc ordinary shares or ADSs through one or more intermediaries, such as a stockbroker, custodian bank or clearing system, you should confirm the instruction deadline the intermediaries have established to accept the US Offer on your behalf. In order for your acceptance to count toward the 50 per cent minimum acceptance condition in the Rio Tinto plc Offer, you may have to take action well in advance of the announced deadline for acceptance.

HOW WILL I BE NOTIFIED IF THE RIO TINTO PLC OFFER IS EXTENDED OR HAS BECOME WHOLLY UNCONDITIONAL? (Page 83)

BHP Billiton Limited will announce whether the initial offer period is being extended, the new expiration date, if any, and the level of acceptances then received for the Rio Tinto plc Offer and the Rio Tinto Limited Offer, by [—] p.m. New York City time ([—] p.m. London time) on [—]. If the initial offer period is extended, by [—] p.m. New York City time ([—] p.m. London time) on the new expiration date for the initial offer period, BHP Billiton Limited will announce whether the initial offer period is extended further, and the level of acceptances then received for the Rio Tinto plc Offer and the Rio Tinto Limited Offer.

If the Rio Tinto plc Offer becomes wholly unconditional, BHP Billiton Limited will announce by [—] p.m. New York City time ([—] p.m. London time) on the day on which the Rio Tinto plc Offer was then scheduled to expire that the Rio Tinto plc Offer is wholly unconditional, that the initial offer period has closed and that a subsequent offer period has immediately commenced.

WILL THERE BE A SUBSEQUENT OFFER PERIOD? (Page 81)

If the Rio Tinto plc Offer becomes wholly unconditional, a subsequent offer period will start immediately upon the closing of the initial offer period. The subsequent offer period will remain open for at least 14 calendar days but BHP Billiton Limited may extend it beyond that time until a further specified date or until further notice.

WHAT IS THE DIFFERENCE BETWEEN THE INITIAL OFFER PERIOD AND THE SUBSEQUENT OFFER PERIOD? (Page 81)

The initial offer period is the period from the date of this prospectus until [—] a.m. New York City time (1.00 p.m. London time) on the date that the Rio Tinto plc Offer becomes wholly unconditional. The initial offer period cannot close before [—] a.m. New York City time (1.00 p.m. London time) on [—], and may close at [—] a.m. New York City time (1.00 p.m. London time) on a later date if the Rio Tinto plc Offer is extended (or if the Rio Tinto plc Offer is required to be extended pursuant to the UK Code or the US tender offer rules). US holders of Rio Tinto plc ordinary shares and holders of Rio Tinto plc ADSs will have withdrawal rights under the US Offer throughout the initial offer period only. No withdrawal rights apply in the subsequent offer period. In addition, the Mix and Match Facility will be available only until [—] a.m. New York City time (1.00 p.m. London time) on the date that the Rio Tinto plc Offer becomes wholly unconditional. The Mix and Match Facility will not be available during the subsequent offer period.

WHY ARE THE ACCEPTANCE DEADLINES FOR THE RIO TINTO PLC OFFER SET AT [—] A.M. NEW YORK CITY TIME (1.00 P.M. LONDON TIME)? (Page 81)

Because of the statutory deadlines applicable to the Rio Tinto plc Offer under the UK Code and the inter-conditional nature of the Rio Tinto plc Offer and the Rio Tinto Limited Offer, BHP Billiton Limited has set a common worldwide deadline to determine whether BHP Billiton Limited has received acceptances for more than 50 per cent of the publicly-held shares (including those represented by ADSs) in each of Rio Tinto plc and Rio Tinto Limited. To comply with the applicable UK rules and to ensure that the deadline occurs on the same day worldwide, the deadline has been set at 1.00 p.m. London time which, given the differences in time zones, is [—] a.m. New York City time.

WILL I RECEIVE THE SAME CONSIDERATION IF I ACCEPT THE US OFFER DURING THE SUBSEQUENT OFFER PERIOD? (Page 61)

Yes. The consideration paid to Rio Tinto plc securityholders who accept the US Offer during the subsequent offer period will be the same as the consideration received by Rio Tinto plc securityholders who accept the US Offer during the initial offer period. Because the exchange ratio is fixed, however, the then-current market value of the BHP Billiton ordinary shares or ADSs issued as consideration in the subsequent offer period may differ from the market value of the BHP Billiton ordinary shares or ADSs at the time they are issued in respect of the initial offer period.

However, the Mix and Match Facility will not be available during the subsequent offer period. As a result, Rio Tinto plc securityholders that accept the US Offer after [—] a.m. New York City time (1.00 p.m. London time) on the day the Rio Tinto plc Offer becomes wholly unconditional will receive the basic entitlement of 80 per cent BHP Billiton Plc ordinary shares or ADSs, as appropriate, and 20 per cent BHP Billiton Limited ordinary shares or ADSs, as appropriate.

HOW DO I ACCEPT THE US OFFER? (Page 66)

The US Offer commenced on [—] and will expire at [—] a.m. New York City time (1.00 p.m. London time) on [—], unless it is extended. However, if BHP Billiton Limited has not received acceptances for more than 50 per cent of the publicly-held shares (including those represented by ADSs) in each of Rio Tinto plc and Rio Tinto Limited by [—] a.m. New York City time (1.00 p.m. London time) on [—], then the Rio Tinto plc Offer (including the US Offer) will fail.

For the purpose of the previous sentence only, instructions received in an institutional acceptance facility will be treated as acceptances in respect of the Rio Tinto Limited Offer.

The procedure for tendering Rio Tinto plc securities into the US Offer varies depending on a number of factors, including whether you hold Rio Tinto plc ordinary shares or Rio Tinto plc ADSs, whether you possess physical certificates or hold your Rio Tinto plc securities in uncertificated or book-entry form and whether you hold your Rio Tinto plc securities through an intermediary, such as a stockbroker, custodian bank or clearing system. See “The US Offer — Procedures for Acceptance of the US Offer”.

•

If you hold your Rio Tinto plc ordinary shares in certificated form: to accept the US Offer in respect of those Rio Tinto plc ordinary shares, you should complete, sign and return the Form of Acceptance (also signed by a witness in the case of an individual), together with your share certificates, as soon as possible and, in any event, so as to be received by Computershare, Inc. (the “Ordinary Share Exchange Agent”) (attention: Computershare Corporate Actions, at 250 Royall Street, Canton, MA 02021), by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended.

•

If you hold your Rio Tinto plc ordinary shares in uncertificated form: to accept the US Offer in respect of those Rio Tinto plc ordinary shares you should complete, sign and return the Form of Acceptance. In addition, you should take (or procure the taking of) action to transfer the relevant shares by way of a CREST Transfer to Escrow (“TTE Instruction”) through CREST (the computer-based system operated by Euroclear UK & Ireland Limited (“EUI”) for the transfer of uncertificated securities) so that the TTE Instruction settles as soon as possible and, in any event, by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. If you are a CREST sponsored member, you should refer to your CREST sponsor before taking any action. Only your CREST sponsor will be able to send the required TTE Instruction to EUI in relation to your Rio Tinto plc ordinary shares.

•

If you hold your Rio Tinto plc ADSs in certificated form (that is, you hold an American depositary receipt (“ADR”)): to accept the US Offer in respect of those Rio Tinto plc ADSs you should complete, sign and send the Letter of Transmittal (together with any required signature guarantees), together with your ADRs, to [—] (the “ADS Exchange Agent”) as soon as possible and, in any event, so as to be received by the ADS Exchange Agent at [—] by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended.

•

If you hold your Rio Tinto plc ADSs through an intermediary in book-entry form (that is, you hold the ADSs in a brokerage or custodian account and through a clearing system): to accept the US Offer in respect of those Rio Tinto plc ADSs you should instruct your stockbroker, commercial bank, trust company or other entity through which you hold your Rio Tinto plc ADSs to arrange for the Rio Tinto plc ADSs to be tendered in the US Offer to the ADS Exchange Agent by means of delivery through The Depository Trust Company (“DTC”) book-entry confirmation facilities (ATOP), together with an Agent’s Message acknowledging that the tendering participant has received and agrees to be bound by the terms of the US Offer, as soon as possible and, in any event, by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. In addition, in order to accept the US Offer for your Rio Tinto plc ADSs, the intermediary that is acting on your behalf through the DTC ATOP book-entry confirmation system must access a website that the ADS Exchange Agent has established for the US Offer, www.[—], and provide the ADS Exchange Agent with your acceptance details (including, if applicable, Mix and Match Facility instructions) (on a per investor basis) after the tender of the Rio Tinto plc ADSs through DTC’s book-entry confirmation system ATOP has been completed (as the voluntary offer instruction (“VOI”) number assigned by DTC to the tender of Rio Tinto plc ADSs will need to be included in the information that is provided to the ADS Exchange Agent on its website for the US Offer) by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. The ADS Exchange Agent will treat any acceptances of the US Offer through DTC as defective unless and until the applicable acceptance details have been duly entered in the website established by the ADS Exchange Agent for the US Offer.

•

If you hold your Rio Tinto plc ADSs by means of direct registration on the books and records of the Rio Tinto plc ADS depositary (that is, you hold the ADSs in uncertificated form in an ADS holder account at the Rio Tinto plc ADS depositary): to accept the US Offer in respect of those Rio Tinto plc ADSs, you should convert your direct registration Rio Tinto plc ADSs into certificated Rio Tinto plc ADSs (that is, ADRs) and follow the acceptance procedures for certificated Rio Tinto plc ADSs described above, or arrange for your direct registration Rio Tinto plc ADSs to be transferred to a brokerage or custodian account and follow the acceptance procedures for book-entry Rio Tinto plc ADSs described above, in each case, as soon as possible and, in any event, so as to be received by the ADS Exchange Agent by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. The conversion of direct registration Rio Tinto plc ADSs into certificated Rio Tinto plc ADSs and the transfer of direct registration Rio Tinto plc ADSs to a brokerage or custodian account may be subject to processing delays.

If you hold your Rio Tinto plc ordinary shares or ADSs through one or more intermediaries, such as a stockbroker, custodian bank or clearing system, you should confirm the instruction deadline the intermediaries have established to accept the US Offer on your behalf. The custodian bank or stockbroker may set an earlier deadline for receiving instructions from holders of Rio Tinto plc ordinary shares or ADSs in order to permit the custodian bank or stockbroker to communicate acceptances to the Ordinary Share Exchange Agent or the ADS Exchange Agent in a timely manner. In order for your acceptance to count toward the 50 per cent minimum acceptance condition in the Rio Tinto plc Offer, you may have to take action well in advance of the announced deadline for acceptance.

AS A HOLDER OF RIO TINTO PLC SECURITIES, MAY I ACCEPT THE US OFFER BY DELIVERY OF A NOTICE OF GUARANTEED DELIVERY? (Page 66)

No. Holders of Rio Tinto plc securities may not accept the US Offer by delivering a notice of guaranteed delivery, but may accept by the relevant means described above.

AFTER I TENDER MY RIO TINTO PLC ORDINARY SHARES OR ADSs, CAN I CHANGE MY MIND AND WITHDRAW THEM? (Page 84)

A Rio Tinto plc securityholder who accepts the US Offer will be entitled to withdraw his/her acceptance of the US Offer until [—] a.m. New York City time (1.00 p.m. London time) on the day that the initial offer period is scheduled to expire; provided that if by [—] p.m. New York City time ([—] p.m. London time), BHP Billiton Limited announces that the US Offer has not become wholly unconditional and the initial offer period has been extended, withdrawal rights will extend until [—] a.m. New York City time (1.00 p.m. London time) on the new expiration date. See “The US Offer — Rights of Withdrawal” for more information about the procedures for withdrawing your previously tendered Rio Tinto plc ordinary shares or ADSs.

The foregoing withdrawal rights will only be available during the initial offer period. Rio Tinto plc securityholders will not be able to withdraw previously tendered Rio Tinto plc ordinary shares or ADSs during the subsequent offer period.

WHEN WILL I BE PAID FOR MY RIO TINTO PLC SECURITIES IF I ACCEPT THE US OFFER? (Page 86)

The settlement with respect to the US Offer will be consistent with UK practice, which differs from US domestic tender offer procedures in certain material respects, particularly with regard to the date of payment.

If the US Offer becomes wholly unconditional, all Rio Tinto plc securityholders who have validly accepted the US Offer by [—] a.m. New York City time (1.00 p.m. London time) on the day the US Offer becomes wholly unconditional will be issued their new BHP Billiton ordinary shares or ADSs and sent written evidence of the issue of their consideration within 14 calendar days of that date.

If the US Offer becomes wholly unconditional, any Rio Tinto plc securityholder who validly accepts the US Offer during the subsequent offer period will be issued his/her new BHP Billiton ordinary shares or ADSs and sent written evidence of the issue of his/her consideration within 14 calendar days of his/her acceptance being received.

WHAT PERCENTAGE OF THE ENLARGED GROUP WILL BE OWNED BY THE FORMER RIO TINTO SECURITYHOLDERS? (Page 65)

If BHP Billiton Limited acquires all of the shares of Rio Tinto plc and Rio Tinto Limited pursuant to the Rio Tinto plc Offer and the Rio Tinto Limited Offer, and further assuming full acceptance of such offers on a fully-diluted basis (excluding the Rio Tinto Limited Cross-holding), former Rio Tinto securityholders will own approximately 44 per cent and current BHP Billiton securityholders will own approximately 56 per cent of the Enlarged Group. This level of pro forma ownership by Rio Tinto securityholders would represent an increase from the approximately 36 per cent level represented by the market capitalisations of the companies prior to the approach by BHP Billiton to Rio Tinto.

WHAT IS THE RIO TINTO LIMITED CROSS-HOLDING? (Page 59)

The Rio Tinto Limited cross-holding (the “Rio Tinto Limited Cross-holding”) refers to the holding of approximately 37 per cent of Rio Tinto Limited ordinary shares held by Tinto Holdings Australia Pty Ltd, a wholly-owned subsidiary of Rio Tinto plc. The Rio Tinto Limited Cross-holding is not publicly-held.

FOLLOWING THE ACQUISITION, DOES BHP BILLITON INTEND TO RETURN CAPITAL TO BHP BILLITON SHAREHOLDERS? (Page 52)

BHP Billiton’s intention is to maintain a single A credit rating for the Enlarged Group. Combined with the anticipated strong cash flow of the Enlarged Group, this target is expected to provide financial flexibility to return significant capital to BHP Billiton shareholders in the future while maintaining flexibility for future investment and maintaining BHP Billiton’s current progressive dividend policy. In line with this target, and if BHP Billiton acquires 100 per cent of the Rio Tinto plc ordinary shares (including those represented by ADSs) and 100 per cent of the Rio Tinto Limited ordinary shares, in each case, on the offer terms of 3.4 new BHP Billiton ordinary shares for each Rio Tinto ordinary share, BHP Billiton proposes to return up to US$30 billion to its shareholders through a share buyback within 12 months.

WILL THE RIO TINTO PLC OFFER BE FOLLOWED BY A MINORITY SHAREHOLDER SQUEEZE-OUT TRANSACTION? (Page 129)

Under the UK Companies Act, a compulsory acquisition right (which is a right to a minority shareholder squeeze-out) is triggered if BHP Billiton Limited acquires 90 per cent in value of the Rio Tinto plc ordinary shares to which the Rio Tinto plc Offer relates and 90 per cent of the voting rights carried by those shares. Assuming the 90 per cent threshold is achieved and it is so entitled, BHP Billiton Limited will acquire compulsorily the outstanding Rio Tinto plc ordinary shares (including those represented by ADSs) in exchange for the same consideration received by any accepting Rio Tinto plc securityholder in the Rio Tinto plc Offer (which includes the opportunity for a Rio Tinto plc securityholder subject to compulsory acquisition to elect any proportion of BHP Billiton Plc securities and BHP Billiton Limited securities delivered to any Rio Tinto plc securityholder through the Mix and Match Facility available during the initial offer period). In this prospectus, references to the “UK Companies Act” are to the Companies Act 1985 (UK) or the Companies Act 2006 (UK) (both as amended) to the extent in force at the relevant time.

IF I DECIDE NOT TO ACCEPT THE US OFFER, HOW WILL THE RIO TINTO PLC OFFER AFFECT MY SECURITIES? (Page 125)

If the US Offer becomes wholly unconditional, but BHP Billiton Limited is not able to acquire your Rio Tinto plc securities under the compulsory acquisition procedures described above, you will remain a Rio Tinto plc securityholder and will, therefore, become a minority securityholder in a subsidiary of BHP Billiton Limited. If the Rio Tinto plc Offer does not become wholly unconditional for any reason, your status as a Rio Tinto plc securityholder will not be affected.

If the Rio Tinto plc Offer becomes wholly unconditional, BHP Billiton Limited intends to procure that Rio Tinto plc applies for the delisting of the Rio Tinto plc ADSs from the NYSE and terminates its ADS programme and related deposit agreement. In addition, if BHP Billiton Limited acquires 75 per cent of the voting rights attaching to the Rio Tinto plc ordinary shares (including those represented by ADSs), BHP Billiton Limited intends to proceed with: (i) the cancellation of the listing of the Rio Tinto plc ordinary shares on the UK Official List maintained by the UK Listing Authority (the “UK Official List”) and trading of the Rio Tinto plc ordinary shares on the LSE’s main market for listed securities; (ii) the cancellation of listing and trading of the Rio Tinto plc ordinary shares on the NYSE Euronext (Paris); and (iii) the cancellation of listing and trading of the Rio Tinto plc ordinary shares on the Frankfurt Stock Exchange.

Unless BHP Billiton notifies Rio Tinto plc shareholders otherwise (such notification being subject to the prior consent of the UKLA), it is anticipated that the cancellation of listing on the UK Official List and cancellation of trading on the LSE’s main market for listed securities will take effect no earlier than 20 London business days after BHP Billiton Limited has acquired or agreed to acquire 75 per cent of the voting rights attaching to the Rio Tinto plc ordinary shares (including those represented by ADSs) and has issued a notice to Rio Tinto plc shareholders confirming that such cancellations will occur. No fewer than 10 days before filing the necessary form with the SEC to delist the Rio Tinto plc ADSs from the NYSE, BHP Billiton Limited must procure that Rio Tinto plc notify the NYSE, and contemporaneously publish notice, that it intends to withdraw the Rio Tinto plc ADSs from listing. Once the necessary form is filed with the SEC, it becomes effective in 10 days. Delisting is likely to reduce significantly the liquidity and marketability of any Rio Tinto plc ordinary shares or Rio Tinto plc ADSs in respect of which the US Offer has not been accepted.

The Rio Tinto plc ADSs and the Rio Tinto plc ordinary shares underlying the Rio Tinto plc ADSs are currently registered under the Exchange Act. Registration of such Rio Tinto plc ADSs and Rio Tinto plc ordinary shares may be terminated upon application of Rio Tinto plc to the SEC if, among other conditions, Rio Tinto plc ADSs are not listed on a national securities exchange and either are not held by 300 or more beneficial owners in the US or fall below certain average daily trading volume benchmarks. Termination of registration of the Rio Tinto plc ADSs and the Rio Tinto plc ordinary shares underlying the Rio Tinto plc ADSs under the Exchange Act would substantially reduce the information required to be furnished by Rio Tinto plc to holders of Rio Tinto plc ADSs and to the SEC and would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder with respect to “going private” transactions, no longer applicable to Rio Tinto plc. Following the delisting of the Rio Tinto plc ADSs from the NYSE, BHP Billiton Limited intends to procure that Rio Tinto plc files with the SEC the necessary form to deregister from, and terminate Rio Tinto plc’s reporting obligations under, the Exchange Act in respect of Rio Tinto plc’s ordinary shares and ADSs, if and when Rio Tinto plc is eligible to do so.

WHAT HAPPENS IF THE US OFFER DOES NOT BECOME WHOLLY UNCONDITIONAL? (Page 86)

If the US Offer does not become wholly unconditional, your tendered Rio Tinto plc ordinary shares or ADSs will be treated as if they were withdrawn from the US Offer and will be returned promptly following the announcement that the US Offer has failed.

WILL I HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE RIO TINTO PLC OFFER? (Page 160)

No, Rio Tinto plc securityholders will not have appraisal rights in connection with the US Offer.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS? (Page 124)

If you are the record owner of your Rio Tinto plc ordinary shares or ADSs and you accept the US Offer, you will not have to pay brokerage fees or similar expenses. If you hold your Rio Tinto plc ordinary shares or ADSs through an intermediary such as a stockbroker, custodian bank or other nominee, and the intermediary accepts the US Offer on your behalf, the intermediary may charge you a fee for doing so. You should consult your stockbroker, custodian bank or nominee to determine whether any charges will apply. BHP Billiton Limited will reimburse stockbrokers, custodian banks, nominees and other intermediaries upon request, for customary mailing expenses incurred in forwarding the US Offer materials to their customers.

Except as set forth herein, BHP Billiton will not pay any fees or commissions to any broker or other person for soliciting tenders of Rio Tinto plc securities pursuant to the Rio Tinto plc Offer. BHP Billiton Limited will pay any customary fees charged by the Rio Tinto plc ADS depositary for Rio Tinto plc ADSs tendered into the US Offer and the fees charged by the Ordinary Share Exchange Agent, the ADS Exchange Agent and the Information Agent for acting as such and by the BHP Billiton Limited and BHP Billiton Plc ADS depositary for the issue of new BHP Billiton ADSs.

WILL I RECEIVE FRACTIONAL BHP BILLITON SHARES OR ADSs? (Page 61)

No fractions of new BHP Billiton ordinary shares or ADSs will be issued in the Rio Tinto plc Offer to tendering holders of Rio Tinto plc ordinary shares or ADSs. In determining the aggregate number of new BHP Billiton ordinary shares or ADSs to be issued to a Rio Tinto plc securityholder (under the 3.4 or 6.8 exchange ratio, as applicable), fractional entitlements will be rounded up or down to the nearest whole number, with fractional entitlements of 0.5 or more being rounded up. Likewise, when this aggregate number of new BHP Billiton ordinary shares or ADSs is allocated between BHP Billiton Plc securities and BHP Billiton Limited securities (as a result of the application of the basic entitlement or elections made under the Mix and Match Facility), any fractional entitlements will be rounded up or down to the nearest whole number, with fractional entitlements of 0.5 or more being rounded up. However, in the event that the allocation between BHP Billiton Plc securities and BHP Billiton Limited securities results in a fractional entitlement of 0.5 of a BHP Billiton Plc security and a fractional entitlement of 0.5 of a BHP Billiton Limited security, then the fractional entitlement to the BHP Billiton Plc security will be rounded down and the fractional entitlement to the BHP Billiton Limited security will be rounded up (so that the aggregate number of new BHP Billiton ordinary shares or ADSs to be issued to the Rio Tinto plc securityholder will remain unchanged).

WILL I BE TAXED ON THE BHP BILLITON SHARES AND ADSs THAT I RECEIVE? (Page 130)

Generally, if you are a US holder of Rio Tinto plc securities, the exchange of Rio Tinto plc ordinary shares or ADSs for BHP Billiton Plc ordinary shares or ADSs and BHP Billiton Limited ordinary shares or ADSs will be a taxable exchange for US federal income tax purposes. Please see “Material US Federal Income Tax and UK and Australian Tax Considerations” for a more detailed discussion of the tax implications of the Rio Tinto plc Offer under the tax laws of the US, the UK and Australia.

Although not relevant to the US Offer, if you are a holder of Rio Tinto Limited ordinary shares, you should be aware that the exchange of Rio Tinto Limited ordinary shares for BHP Billiton Limited ordinary shares under the Rio Tinto Limited Offer is expected to qualify for roll-over relief under the tax laws of the UK and Australia, subject to satisfying a number of pre-conditions. However, it is uncertain whether the exchange of Rio Tinto Limited ordinary shares for new BHP Billiton Limited ordinary shares will be a taxable or tax-free transaction for US federal income tax purposes. This uncertainty results principally from the uncertain tax treatment of DLC structures under US federal income tax law and the uncertainty whether BHP Billiton Limited will directly acquire a sufficient number of the Rio Tinto Limited ordinary shares in exchange for new BHP Billiton Limited ordinary shares. Further details will be provided in the separate Australian bidder’s statement prepared by BHP Billiton Limited with respect to the Rio Tinto Limited Offer, which will be furnished to the SEC under cover of Form CB and available on www.sec.gov, and thereafter will be mailed to holders of Rio Tinto Limited ordinary shares.

WHAT WILL HAPPEN TO MY RIO TINTO PLC SHARE OPTIONS IF THE OFFER IS COMPLETED? (Page 122)

The Rio Tinto plc Offer extends to any Rio Tinto plc ordinary shares unconditionally allotted or issued fully paid (or credited as fully paid) upon exercise of options granted under the Rio Tinto plc share incentive schemes while the Rio Tinto plc Offer remains open for acceptance (including during any subsequent offer period) or before such earlier date as BHP Billiton Limited, subject to the UK Code and other applicable laws (including the US tender offer rules), may decide. To the extent that such options are not so exercised, and if the Rio Tinto plc Offer becomes wholly unconditional, BHP Billiton will make appropriate proposals to optionholders under the Rio Tinto plc share incentive schemes in due course.

WHAT IF AS A HOLDER OF SECURITIES IN RIO TINTO PLC, A UK COMPANY, I DO NOT WANT TO HOLD SECURITIES OF BHP BILLITON LIMITED, AN AUSTRALIAN COMPANY? CAN I SELL THE BHP BILLITON LIMITED SECURITIES I RECEIVE IN THE US OFFER? (PAGE 88)

BHP Billiton Plc has arranged for a free share sale facility. Under this facility all BHP Billiton Plc securityholders who hold no more than 17,000 BHP Billiton Limited ordinary shares (including those represented by ADSs) will be able to sell all but not some of those BHP Billiton Limited ordinary shares (including those represented by ADSs) free of any dealing charges. These securityholders will include certain accepting Rio Tinto plc securityholders who receive BHP Billiton Limited ordinary shares or ADSs under the Rio Tinto plc Offer. This means that a Rio Tinto plc securityholder who holds 25,000 Rio Tinto plc ordinary shares (or 6,250 ADSs), but has no pre-existing holding of BHP Billiton Limited securities, and does not receive more than his/her basic entitlement to BHP Billiton Limited securities, may be eligible to participate in the free share sale facility.

Rio Tinto plc securityholders who may become eligible to make use of the share sale facility should have received with this prospectus a share sale facility pack that includes the full terms and conditions on which the share sale facility will be provided. If you have not received a share sale facility pack, please contact the Information Agent (Georgeson Inc.) by telephone on 1 800 339 1045 (or if calling from outside the United States, on + 1 212 440 9800).

HOW WILL BHP BILLITON ACCOUNT FOR THE ACQUISITION? (Page 124)

The acquisition of Rio Tinto plc by BHP Billiton Limited will be accounted for by BHP Billiton under the acquisition method of accounting under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

WHAT REGULATORY APPROVALS ARE REQUIRED? (Page 127)

The US Offer is conditioned upon obtaining all approvals that are required by law or any public authority. See “The US Offer — Conditions of the US Offer”. The proposed acquisition of Rio Tinto by BHP Billiton Limited will be reviewed by, and require regulatory approvals from, a number of regulatory authorities, including the European Commission, the US Department of Justice, the Canadian Competition Bureau, the Australian Competition and Consumer Commission (“ACCC”), the Australian Foreign Investment Review Board (“FIRB”) and the South African Competition Commission. BHP Billiton is currently in the process of seeking these various regulatory approvals and has also made an application to the Chinese Ministry of Commerce. On 2 July 2008, BHP Billiton received notice of early termination of the waiting period in connection with its filing under US antitrust laws. On 1 October 2008, the ACCC informed BHP Billiton that it does not propose to intervene in the proposed acquisition of Rio Tinto pursuant to section 50 of the Australian Trade Practices Act.

HOW WILL MY RIGHTS AS A BHP BILLITON SECURITYHOLDER DIFFER FROM MY CURRENT RIGHTS AS A RIO TINTO PLC SECURITYHOLDER? (Page 160)

The laws of the United Kingdom and Australia, as well as the governing documents of BHP Billiton Limited, BHP Billiton Plc and Rio Tinto plc, are different and, therefore, holders of Rio Tinto plc ordinary shares (including those represented by ADSs) will have different rights once they become BHP Billiton Limited and BHP Billiton Plc securityholders.

DOES BHP BILLITON OR ITS DIRECTORS AND EXECUTIVE OFFICERS OWN ANY RIO TINTO ORDINARY SHARES OR ADSs? (Page 178)

BHP Billiton and its directors and executive officers beneficially own, in the aggregate, approximately 0.01 per cent of the publicly-held Rio Tinto ordinary shares.

WHERE CAN I FIND MORE INFORMATION ABOUT BHP BILLITON AND RIO TINTO PLC? (Page 181)

You can find more information about BHP Billiton Limited, BHP Billiton Plc and Rio Tinto plc from various sources described in “Where You Can Find Additional Information”.

WHO CAN ANSWER QUESTIONS I MIGHT HAVE ABOUT THE OFFER? (Page 185)

BHP Billiton Limited has engaged Georgeson Inc. as Information Agent to provide a resource for information for Rio Tinto plc securityholders.

If you have any questions about the offer, you should contact:

Georgeson Inc.

1 800 339 1045 (for securityholders in the US)

+ 1 212 440 9800 (for securityholders outside the US)

[—] has been appointed ADS Exchange Agent in connection with the exchange of Rio Tinto plc ADSs under the US Offer.

Computershare, Inc. has been appointed Ordinary Share Exchange Agent in connection with the exchange of Rio Tinto plc ordinary shares under the US Offer.

See “Who Can Help Answer My Questions?”

WHAT ARE THE RISKS I SHOULD CONSIDER WITH RESPECT TO THE US OFFER? (PAGE 25)

In deciding whether to accept the US Offer, Rio Tinto plc securityholders should consider the risks described in “Risk Factors”.

SUMMARY SELECTED HISTORICAL CONDENSED CONSOLIDATED

FINANCIAL DATA OF BHP BILLITON

The following are summary selected condensed consolidated financial data for BHP Billiton for each of the years in the four-year period ended 30 June 2008. The data is derived from, and should be read together with BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008, which is incorporated by reference into this prospectus.

Historical results are not indicative of the results to be expected in the future.

BHP Billiton prepares its financial statements in accordance with IFRS as outlined in note 1 “Accounting Policies” to BHP Billiton’s audited consolidated financial statements included in BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008. BHP Billiton publishes its consolidated financial statements in US dollars.

BHP BILLITON GROUP

	Year ended 30 June
	2008	2007	2006	2005
		(a)	(a)	(a)
Consolidated Income Statement (US$M except per share data)
Revenue	59,473	47,473	39,099	31,150
Profit from operations	24,145	19,724	15,716	9,810
Profit attributable to members of BHP Billiton Group	15,390	13,416	10,450	6,396
Dividends per ordinary share – paid during the period (US cents)	56.0	38.5	32.0	23.0
Dividends per ordinary share – declared in respect of the period (US cents)	70.0	47.0	36.0	28.0
Earnings per ordinary share (basic) (US cents) (b)	275.3	229.5	173.2	104.4
Earnings per ordinary share (diluted) (US cents) (b)	275.1	229.0	172.4	104.0
Number of ordinary shares (millions)
– At period end	5,589	5,724	5,964	6,056
– Weighted average	5,590	5,846	6,035	6,124
– Diluted	5,605	5,866	6,066	6,156
Consolidated Balance Sheet (US$M)
Total assets	75,889	61,404	51,343	45,077
Share capital (including share premium)	2,861	2,922	3,242	3,363
Total equity attributable to members of BHP Billiton Group	38,335	29,667	24,218	17,575

(a)	On 1 July 2007, the BHP Billiton Group adopted the policy of recognising its proportionate interests in the assets, liabilities, revenues and expenses of jointly controlled entities within each applicable line item of the financial statements. All such interests were previously recognised using the equity method. Comparative figures for the years 2007 to 2005 that are affected by the policy change have been restated. Total assets for 2006 and 2005 and profit from operations for 2005 have been restated but are unaudited.

(b)	The calculation of the number of ordinary shares used in the computation of basic earnings per share is the aggregate of the weighted average number of ordinary shares outstanding during the period of BHP Billiton Limited and BHP Billiton Plc after deduction of treasury shares and shares held by the Billiton share repurchase scheme and the Billiton Employee Share Ownership Trust, the BHP Performance Share Plan Trust and the BHP Bonus Equity Plan Trust and adjusting for a small number of BHP Billiton Limited bonus shares to be issued upon conversion of the outstanding partly paid shares to fully paid shares. Included in the calculation of fully-diluted earnings per share are shares and options contingently issuable under Employee Share Ownership Plans.

SUMMARY SELECTED HISTORICAL CONDENSED CONSOLIDATED

FINANCIAL DATA OF RIO TINTO

The following are summary selected condensed consolidated financial data for Rio Tinto for each of the years in the four-year period ended 31 December 2007, as well as the six-month periods ended 30 June 2008 and 30 June 2007. The data is derived from, and should be read together with, Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2007, which is incorporated by reference into this prospectus, as well as the unaudited interim financial statements included in Rio Tinto’s Form 6-K furnished 2 September 2008, which is incorporated by reference into this prospectus. In October 2007, Rio Tinto acquired Alcan.

Historical results are not indicative of the results to be expected in the future.

The summary selected historical condensed consolidated financial data presented below were prepared in accordance with IFRS. Rio Tinto publishes its consolidated financial statements in US dollars.

To date, BHP Billiton has not had access to the non-public books and records of Rio Tinto, and although BHP Billiton has no reason to doubt the accuracy or completeness of Rio Tinto’s public filings, BHP Billiton is not in a position to independently assess or verify the information in Rio Tinto’s publicly filed documents, including its financial statements.

RIO TINTO GROUP

	Six months ended 30 June		Year ended 31 December
	2008	2007	2007	2006	2005	2004
Consolidated Income Statement (US$M except per share data)
Consolidated sales revenue	27,192	12,055	29,700	22,465	19,033	12,954
Operating profit (a)	9,838	3,797	8,571	8,974	6,922	3,327
Profit attributable to equity shareholders of Rio Tinto	6,914	3,253	7,312	7,438	5,215	3,297
Dividends per ordinary share – paid during the period (US cents) (b)	84.0	64.0	116.0	191.5	83.5	66.0
Dividends per ordinary share – declared in respect of the period (US cents) (b)	68.0	52.0	136.0	104.0	190.0	77.0
Earnings per ordinary share (basic) (US cents)	538.7	251.3	568.7	557.8	382.3	239.1
Earnings per ordinary share (diluted) (US cents)	536.1	250.4	566.3	555.6	381.1	238.7
Number of ordinary shares (millions) (c)
– At period end	1,284	1,285	1,283	1,309	1,354	1,380
– Weighted average	1,283	1,294	1,286	1,333	1,364	1,379
– Diluted (d)	—	—	1,291	1,339	1,369	1,381
Consolidated Balance Sheet (US$M)
Total assets	107,276	37,373	101,391	34,494	29,803	26,308
Share capital (including share premium)	3,459	3,279	3,323	3,190	3,079	3,127
Total equity attributable to members of Rio Tinto	31,720	20,631	24,772	18,232	14,948	11,877

(a)	IFRS operating profit amounts shown above exclude equity accounted operations.

(b)	Includes a special dividend of 110 US cents declared in the year ended 31 December 2005 and paid in the year ended 31 December 2006.

(c)	Includes only publicly-held shares (i.e. excludes treasury shares).

(d)	Information for six months ended 30 June 2008 and 2007 not available.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information and related notes as well as the risk factors relating to the Enlarged Group described in “Risk Factors”.

As detailed elsewhere in this prospectus, through the Rio Tinto plc Offer (including the US Offer) and the Rio Tinto Limited Offer, BHP Billiton proposes to acquire all of the issued and outstanding ordinary shares of Rio Tinto (including those represented by ADSs) for 3.4 new BHP Billiton ordinary shares for each Rio Tinto ordinary share. The following information has been prepared in accordance with the basis of preparation outlined in the notes to the Unaudited Pro Forma Condensed Combined Financial Information, and is provided to illustrate how the acquisition of 100 per cent of the ordinary shares in Rio Tinto Limited and Rio Tinto plc might be reflected in the assets, liabilities, equity and earnings of the Enlarged Group, based on the accounting policies of BHP Billiton, as adopted in preparing its consolidated financial statements as set out in BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008, which is incorporated by reference into this prospectus. BHP Billiton’s accounting policies are in accordance with IFRS.

The Unaudited Pro Forma Condensed Combined Financial Information includes certain historical consolidated income statement and balance sheet financial information of BHP Billiton combined with historical consolidated income statement and balance sheet financial information of Rio Tinto (and where applicable Alcan), giving effect to the acquisition as if it had occurred as of 30 June 2008, in the case of the Unaudited Pro Forma Condensed Combined Balance Sheet Data, or as of 1 July 2007, in the case of the Unaudited Pro Forma Condensed Combined Income Statement Data for the year ended 30 June 2008. The information is preliminary and is being furnished solely for illustrative purposes and is not necessarily indicative of what the Enlarged Group’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the Unaudited Pro Forma Condensed Combined Financial Information does not purport to project the future financial position or results of operations of the Enlarged Group.

The Unaudited Pro Forma Condensed Combined Financial Information does not give effect to:

•	the synergies, operating efficiencies and cost savings that are expected to result from the acquisition;

•

the share buyback of up to US$30 billion which is proposed in the event that BHP Billiton acquires 100 per cent of the Rio Tinto plc ordinary shares (including those represented by ADSs) and 100 per cent of the Rio Tinto Limited ordinary shares on the offer terms of 3.4 new BHP Billiton ordinary shares for each Rio Tinto ordinary share;

•	the integration costs that will be incurred as a result of the acquisition; or

•

any divestment of Rio Tinto or BHP Billiton assets that may occur as a result of the comprehensive strategic review of the Enlarged Group’s portfolio or any other divestment of Rio Tinto or BHP Billiton assets that may occur or may be required as part of or after the acquisition. In particular, Rio Tinto has announced a planned programme to divest a targeted amount of at least US$15 billion of assets following its acquisition of Alcan. This programme includes the Alcan Packaging group which is reported as held for sale in Rio Tinto’s financial statements. The profit or loss on divestments is only included in this Unaudited Pro Forma Condensed Combined Financial Information to the extent that the divestments were completed by 30 June 2008 and are reported in Rio Tinto’s results for that period.

See “Unaudited Pro Forma Condensed Combined Financial Information” for an explanation of the basis of preparation of this data, including the assumptions underlying them and the limitations thereof.

To date, BHP Billiton has not had access to the non-public books and records of Rio Tinto, and, although BHP Billiton has no reason to doubt the accuracy or completeness of Rio Tinto’s public filings, BHP Billiton is not in a position to independently assess or verify the information in Rio Tinto’s publicly filed documents, including its financial statements.

Summary Unaudited Pro Forma Condensed Combined Income Statement Data for the Year ended 30 June 2008	US$M except per share data
Revenue	112,163
Profit from operations	40,209
Profit attributable to members of Enlarged Group	24,224

Earnings per ordinary share (basic) (US cents)	241.8
Earnings per ordinary share (diluted) (US cents)	241.8
Weighted average number of ordinary shares (millions)
– Basic	10,017
– Diluted	10,032

Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as at 30 June 2008	US$M
Total assets	291,741
Total liabilities	130,093
Total equity attributable to members	158,466
Minority interests	3,182

SUMMARY SELECTED COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following table summarises per share information for BHP Billiton and Rio Tinto separately on a historical basis, and for BHP Billiton on an unaudited pro forma condensed combined basis. This information should be read in conjunction with the audited annual consolidated financial statements of BHP Billiton and Rio Tinto incorporated by reference herein and the unaudited pro forma condensed combined financial information included in “Unaudited Pro Forma Condensed Combined Financial Information”. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual operating results or financial position that would have resulted if BHP Billiton and Rio Tinto had combined at the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of the Enlarged Group. The historical per share information of BHP Billiton and Rio Tinto was derived from BHP Billiton’s and Rio Tinto’s respective historical financial statements incorporated by reference herein.

To date, BHP Billiton has not had access to the non-public books and records of Rio Tinto, and although BHP Billiton has no reason to doubt the accuracy or completeness of Rio Tinto’s public filings, BHP Billiton is not in a position to independently assess or verify the information in Rio Tinto’s publicly filed documents, including its financial statements.

Year Ended 30 June 2008
BHP Billiton — Historical
Earnings per ordinary share (basic) (1) (US cents)	275.3
Earnings per ordinary share (diluted) (US cents)	275.1
Dividends per ordinary share declared in respect of the period (US cents)	70.0
Book value per ordinary share (2) (US$)	6.99

	Six Months Ended 30 June 2008	Year Ended 31 December 2007
Rio Tinto — Historical
Earnings per ordinary share (basic) (1) (US cents)	538.7	568.7
Earnings per ordinary share (diluted) (US cents)	536.1	566.3
Dividends per ordinary share declared in respect of the period (US cents)	68.0	136.0
Book value per ordinary share (2) (US$)	26.16	20.52

Year Ended 30 June 2008
Enlarged Group Unaudited Pro Forma Condensed Combined
Unaudited pro forma condensed combined per ordinary share of BHP Billiton:
Earnings per ordinary share (basic) (3) (US cents)	241.8
Earnings per ordinary share (diluted) (3) (US cents)	241.8
Dividends per ordinary share declared in respect of the period (US cents)	70.0
Book value per ordinary share (4) (US$)	16.14

Year Ended 30 June 2008
Unaudited Pro Forma Condensed Combined Rio Tinto Equivalent Shares (5)
Unaudited pro forma condensed combined per equivalent ordinary share of Rio Tinto:
Earnings per ordinary share (basic) (US cents)	822.2
Earnings per ordinary share (diluted) (US cents)	822.0
Dividends per ordinary share declared in respect of the period (US cents)	238.0
Book value per ordinary share (US$)	54.88

(1)	Calculated as profit attributable to equity shareholders divided by the weighted average number of ordinary shares outstanding during the period.

(2)	Calculated as total shareholders’ equity divided by the number of ordinary shares outstanding as at the end of the period.

(3)	The unaudited pro forma condensed combined earnings per ordinary share is computed by dividing the unaudited pro forma condensed combined profit attributable to holders of ordinary shares by the unaudited pro forma condensed combined weighted average number of ordinary shares outstanding.

(4)	The unaudited pro forma condensed combined book value per share is computed by dividing the result of total unaudited pro forma condensed combined total shareholders’ equity by the unaudited pro forma condensed combined number of ordinary shares outstanding at the end of the period. This value therefore includes the uplift to Rio Tinto’s net assets recorded as a result of the acquisition.

(5)	Rio Tinto equivalent pro forma per share amounts are calculated by multiplying the pro forma per share amounts by 3.4, the number of new BHP Billiton ordinary shares that will be exchanged for each Rio Tinto ordinary share in the Rio Tinto plc Offer and the Rio Tinto Limited Offer.

COMPARATIVE PER SHARE MARKET INFORMATION

BHP Billiton Limited’s ordinary shares are currently traded on ASX and the SWX Swiss Exchange under the symbol “BHP” and on the Frankfurt Stock Exchange under the symbol “BRO”. BHP Billiton Limited ADSs are currently traded on the NYSE under the symbol “BHP” and each represents the right to receive two BHP Billiton Limited ordinary shares. BHP Billiton Plc’s ordinary shares are currently traded on the LSE under the symbol “BLT” and on the JSE under the symbol “BIL”. BHP Billiton Plc ADSs are currently traded on the NYSE under the symbol “BBL” and each represents the right to receive two BHP Billiton Plc ordinary shares. Rio Tinto plc ordinary shares are currently traded on the LSE under the symbol “RIO”, on the NYSE Euronext (Paris) under the symbol “RTZ” and on the Frankfurt Stock Exchange under the symbol “RIO1”. Rio Tinto plc ADSs are currently traded on the NYSE under the symbol “RTP”, and each represents the right to receive four Rio Tinto plc ordinary shares.

The following table presents the closing market prices per security for BHP Billiton Limited ordinary shares and ADSs, BHP Billiton Plc ordinary shares and ADSs and Rio Tinto plc ordinary shares and ADSs in Australian dollars, British pounds or US dollars, as the case may be:

•	as reported on ASX for BHP Billiton Limited ordinary shares;

•	as reported on the LSE for BHP Billiton Plc ordinary shares and Rio Tinto plc ordinary shares; and

•	as reported on the NYSE for BHP Billiton Limited ADSs, BHP Billiton Plc ADSs and Rio Tinto plc ADSs.

In each case the prices are given:

•	as of 31 October 2007, which was the last full trading day on ASX, the LSE and the NYSE prior to BHP Billiton’s approach to Rio Tinto regarding the potential offers for Rio Tinto;

•	as of 7 November 2007, which was the last full trading day on ASX, the LSE and the NYSE prior to BHP Billiton’s public announcement regarding the potential offers for Rio Tinto;

•	as of 4 February 2008, which was the latest practicable day prior to BHP Billiton’s public announcement of the offers for Rio Tinto on 6 February 2008; and

•	as of 15 September 2008, which was the most recent practicable trading date prior to the date of this prospectus.

The following table also presents, as of the same dates, the implied equivalent value per Rio Tinto plc ordinary share in British pounds and the implied equivalent value per Rio Tinto plc ADS in US dollars calculated based on the offer consideration of 3.4 BHP Billiton ordinary shares for each Rio Tinto plc ordinary share and 6.8 BHP Billiton ADSs for each Rio Tinto plc ADS at the basic entitlement of 80 per cent new BHP Billiton Plc ordinary shares or ADSs, as the case may be, and 20 per cent new BHP Billiton Limited ordinary shares or ADSs, as the case may be.

	BHP Billiton Limited		BHP Billiton Plc		Rio Tinto plc		Implied Equivalent Value per Rio Tinto plc Security(1)
	Ordinary Shares (A$)	ADSs (US$)	Ordinary Shares (UK£)	ADSs (US$)	Ordinary Shares (UK£)	ADSs (US$)	Ordinary Shares (UK£)(2)	ADSs (US$)(3)
31 October 2007	46.10	87.26	18.31	77.74	44.90	375.00	63.79	541.58
7 November 2007	44.86	80.35	17.56	72.14	43.50	357.50	61.34	501.72
4 February 2008	39.32	72.48	16.49	64.15	55.27	432.16	57.16	447.55
15 September 2008	36.05	55.99	14.41	49.70	41.94	290.64	50.26	346.51

(1)	In calculating the implied equivalent value per Rio Tinto plc ordinary share, amounts in Australian dollars have been translated into British pounds at a rate of A$1.00=£0.4461, the exchange rate on 31 October 2007 as reported by Thomson Datastream; at a rate of A$1.00=£0.4452, the exchange rate on 7 November 2007 as reported by Thomson Datastream; at a rate of A$1.00=£0.4604, the exchange rate on 4 February 2008 as reported by Thomson Datastream; and at a rate of A$1.00=£0.4515, the exchange rate on 15 September 2008 as reported by Thomson Datastream, as applicable.

(2)	The implied equivalent value of a Rio Tinto plc ordinary share exchanged was calculated as the sum of (i) the product of the closing market price per BHP Billiton Limited ordinary share on ASX multiplied by 0.68, the applicable exchange ratio for each Rio Tinto plc ordinary share with respect to the BHP Billiton Limited shares under the basic entitlement, and (ii) the product of the closing market price per BHP Billiton Plc ordinary share on the LSE multiplied by 2.72, the applicable exchange ratio for each Rio Tinto plc ordinary share with respect to the BHP Billiton Plc shares under the basic entitlement.

(3)	The implied equivalent value of a Rio Tinto plc ADS exchanged was calculated as the sum of (i) the product of the closing market price per BHP Billiton Limited ADS on the NYSE multiplied by 1.36, the applicable exchange ratio for each Rio Tinto plc ADS with respect to the BHP Billiton Limited ADSs under the basic entitlement, and (ii) the product of the closing market price per BHP Billiton Plc ADS on the NYSE multiplied by 5.44, the applicable exchange ratio for each Rio Tinto plc ADS with respect to the BHP Billiton Plc ADSs under the basic entitlement.

The value of the US Offer will change as the market prices of BHP Billiton Limited and BHP Billiton Plc ordinary shares and ADSs and exchange rates fluctuate during the offer period and thereafter, and may therefore be different from the prices set forth above at the expiration of the offer period and at the time you receive your BHP Billiton Limited and BHP Billiton Plc ordinary shares or ADSs. Please see the section entitled “Risk Factors” for, among other things, the effect of fluctuations in the market price of BHP Billiton Limited and BHP Billiton Plc ordinary shares and ADSs. You are encouraged to obtain current market quotations for BHP Billiton Limited and BHP Billiton Plc ordinary shares and ADSs and Rio Tinto plc ordinary shares and ADSs prior to making any decision with respect to the US Offer.

RISK FACTORS

1. Introduction

Rio Tinto plc securityholders who validly accept the US Offer will receive new BHP Billiton ordinary shares or ADSs.

Because of the international scope of BHP Billiton’s and Rio Tinto’s operations and the industries in which they are engaged, there are numerous risks which may have an adverse impact on the future performance of the Enlarged Group and the value of the new BHP Billiton ordinary shares or ADSs which Rio Tinto plc securityholders will receive as consideration under the US Offer.

The following is a description of the various risks that arise from the Rio Tinto plc Offer and the Rio Tinto Limited Offer and that relate to an investment in BHP Billiton Limited and BHP Billiton Plc.

In deciding whether to accept the US Offer, Rio Tinto plc securityholders should read this prospectus in its entirety and carefully consider the risks outlined in this section as well as the risk factors incorporated by reference into this prospectus from BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008 and from Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2007, together with the other information contained in or incorporated by reference into this prospectus.

2. Risks that arise from the Rio Tinto plc Offer and the Rio Tinto Limited Offer

2.1 Risks arising from making the Rio Tinto plc Offer and the Rio Tinto Limited Offer

(A)	The uncertainties about the effects of the Rio Tinto plc Offer and the Rio Tinto Limited Offer could materially and adversely affect the business and operations of BHP Billiton and/or Rio Tinto

Uncertainty about the effects of the Rio Tinto plc Offer and the Rio Tinto Limited Offer, including effects on employees, partners, contractors, regulators and customers, may adversely affect the business and operations of BHP Billiton or Rio Tinto and, as a result, the Enlarged Group. These uncertainties could cause customers, business partners and other parties that have business relationships with BHP Billiton or Rio Tinto to defer the consummation of other transactions or other decisions concerning BHP Billiton’s business or Rio Tinto’s business, or to seek to change existing business relationships with BHP Billiton or Rio Tinto.

(B)	The Rio Tinto plc Offer and the Rio Tinto Limited Offer are inter-conditional

Because the Rio Tinto plc Offer and the Rio Tinto Limited Offer are inter-conditional, the level of acceptance by Rio Tinto Limited shareholders of the Rio Tinto Limited Offer will affect the success of the Rio Tinto plc Offer and vice versa.

(C)	BHP Billiton may be required to proceed with the Rio Tinto plc Offer and the Rio Tinto Limited Offer in spite of an event which has a negative effect on the Enlarged Group’s business

BHP Billiton Limited may be required to proceed with the Rio Tinto plc Offer and the Rio Tinto Limited Offer in spite of an event which has a negative effect on the Enlarged Group’s business because, except for the condition relating to European Community merger approval and the 50 per cent minimum acceptance condition in the Rio Tinto plc Offer, BHP Billiton Limited may only invoke a condition to the Rio Tinto plc Offer or the Rio Tinto Limited Offer so as to cause the Rio Tinto plc Offer and the Rio Tinto Limited Offer not to proceed, to fail or to be withdrawn where the circumstances which give rise to the right to invoke the condition are of material significance to BHP Billiton in the context of the Rio Tinto plc Offer and the Rio Tinto Limited Offer and the UK Panel has given its prior approval.

2.2 Risks arising from the Rio Tinto plc Offer and the Rio Tinto Limited Offer if they become wholly unconditional

(A)	Compliance with regulatory conditions and obligations could adversely affect the Enlarged Group’s businesses

Compliance with conditions and obligations imposed in connection with regulatory approvals could adversely affect the business of the Enlarged Group.

Regulatory authorities throughout the world may claim jurisdiction under their competition or anti-trust laws in respect of acquisitions or mergers to review the transaction and initiate investigations or proceedings. These may have an adverse effect on the business, results of operations, financial condition or prospects of the Enlarged Group after the Rio Tinto plc Offer and the Rio Tinto Limited Offer have become wholly unconditional.

Although BHP Billiton has received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and notification from the ACCC that it does not propose to intervene in the proposed acquisition pursuant to section 50 of the Australian Trade Securities Act, the proposed acquisition of Rio Tinto plc and Rio Tinto Limited by BHP Billiton Limited remains subject to review by, and will require regulatory approvals from, a number of regulatory authorities, including the European Commission, the Canadian Competition Bureau, FIRB and the South African Competition Commission. In addition, BHP Billiton has made an application to the Chinese Ministry of Commerce. To obtain these regulatory approvals, BHP Billiton may have to divest, or commit to divesting, businesses and/or assets of Rio Tinto and/or BHP Billiton to third parties. In the alternative or in addition, to obtain the necessary regulatory approvals, BHP Billiton may have to make other commitments to such regulatory authorities.

These divestitures and other commitments, if any, may have an adverse effect on the business, results of operations, financial condition or prospects of the Enlarged Group after the Rio Tinto plc Offer and the Rio Tinto Limited Offer become wholly unconditional.

(B)	Rio Tinto has not provided BHP Billiton with any non-publicly available information

BHP Billiton has not been provided with access by Rio Tinto to any non-public information concerning Rio Tinto.

As a result, there may be facts relating to Rio Tinto unknown by BHP Billiton which may have an adverse effect on the Enlarged Group’s financial condition and results of operations and/or result in substantial additional costs or liabilities.

Due to the limited publicly available information regarding the nature, scope and timing of financial and other commitments for a number of new projects that Rio Tinto is considering, the impact of any new projects that Rio Tinto is considering on the earnings or cash flows of the Enlarged Group going forward cannot be accurately predicted by BHP Billiton.

BHP Billiton therefore has had to prepare the information in this prospectus and make certain assumptions relating to the forecast level of cost savings, synergies and associated costs of the acquisition solely based on publicly available information which may cause these items to be inaccurate.

(C)	There may be numerous integration challenges which may affect BHP Billiton’s ability to realise anticipated synergies and divert the Enlarged Group’s management’s attention away from the core business activities

There can be no assurance that the Enlarged Group will be able to achieve its commercial objectives, including capture of synergies, following the Rio Tinto plc Offer and the Rio Tinto Limited Offer becoming wholly unconditional. In particular the value of the possible synergies and efficiencies may be higher or lower than anticipated, the costs required to achieve such synergies and efficiencies may be higher or lower than anticipated, or they may take longer to achieve than anticipated, having a consequential impact on the Enlarged

Group’s financial performance. Furthermore, diverting the attention of BHP Billiton’s management from core business activities as a result of the need to deal with integration issues could cause BHP Billiton to incur additional costs.

(D)	The acquisition of Rio Tinto may trigger change of control provisions in Rio Tinto agreements

Rio Tinto may be a party to agreements that contain change of control or pre-emptive rights or other similar provisions that may be triggered if the Rio Tinto plc Offer and the Rio Tinto Limited Offer become wholly unconditional. The operation of these provisions could have negative consequences for the Enlarged Group (such as the loss of major contracts or assets, increased costs or the need to renegotiate financing).

These provisions, if any, may be waivable by the other party or parties, and BHP Billiton may seek to obtain such waivers if it discovers that change of control, pre-emptive rights or other similar provisions affecting Rio Tinto’s assets or material contracts would be triggered on BHP Billiton obtaining control of Rio Tinto. However, there can be no assurance that any such party will agree to any such waiver or will not insist on additional terms and conditions or require additional payments in exchange for any such waiver.

(E)	BHP Billiton may not ultimately proceed with the proposed share buyback of up to US$30 billion

BHP Billiton’s intention is to proceed with the proposed buyback of up to US$30 billion on the basis that BHP Billiton acquires 100 per cent of the Rio Tinto plc ordinary shares (including those represented by ADSs) and 100 per cent of the Rio Tinto Limited ordinary shares on the offer terms of 3.4 BHP Billiton ordinary shares for each Rio Tinto ordinary share, but circumstances may mean that the proposed buyback may not ultimately proceed in whole or in part.

2.3 Additional risks arising from the Rio Tinto plc Offer and the Rio Tinto Limited Offer if they become wholly unconditional but minority shareholders remain in Rio Tinto

Following the Rio Tinto plc Offer and the Rio Tinto Limited Offer becoming wholly unconditional, BHP Billiton Limited may not become entitled to compulsorily acquire any Rio Tinto plc ordinary shares or Rio Tinto Limited ordinary shares not held by it, should shareholders holding 10 per cent or more of Rio Tinto plc or Rio Tinto Limited fail to accept the relevant offer.

Minority shareholders may therefore remain in Rio Tinto after the Rio Tinto plc Offer and the Rio Tinto Limited Offer become wholly unconditional and there are certain additional risks that may arise if this occurs, including the following:

(A)	If minority shareholders remain in Rio Tinto, this may have an adverse effect on BHP Billiton’s ability to integrate Rio Tinto effectively into the Enlarged Group, achieve its commercial objectives and achieve the anticipated synergies

If minority shareholders remain in Rio Tinto, the board of directors of Rio Tinto would be legally obliged to act in the best interests of Rio Tinto shareholders as a whole (and not merely in the interests of BHP Billiton Limited), and would not be able to make decisions on behalf of Rio Tinto plc and/or Rio Tinto Limited as if they were wholly-owned subsidiaries of BHP Billiton.

In addition, compliance with any conditions and obligations imposed in connection with regulatory approvals could be affected, with any required divestments having to be made from BHP Billiton’s portfolio rather than Rio Tinto’s if consent of the Rio Tinto minority shareholders is required and cannot be obtained.

Also, certain transactions between BHP Billiton and Rio Tinto may be required to be approved by Rio Tinto minority shareholders, which may constrain BHP Billiton’s ability to achieve its commercial objectives.

Because the rules of each jurisdiction differ as to the amount of Rio Tinto securities that BHP Billiton must acquire before it can achieve delisting (and/or deregistration) of Rio Tinto securities, BHP Billiton may not be able to achieve delisting (and/or deregistration) of Rio Tinto ordinary shares or ADSs from all the markets on which they trade.

These factors could add to costs and cause the Enlarged Group to be unable to achieve its commercial objectives and the estimated synergies may be lower and may take longer to achieve.

(B)	Shares (including ADSs) held by Rio Tinto securityholders who do not accept the Rio Tinto plc Offer or the Rio Tinto Limited Offer may be less liquid and may decrease in value

If Rio Tinto securityholders do not accept the Rio Tinto plc Offer or the Rio Tinto Limited Offer and the Rio Tinto plc Offer and the Rio Tinto Limited Offer become wholly unconditional, the market for the remaining Rio Tinto ordinary shares and ADSs may be less liquid and the value of any remaining Rio Tinto ordinary shares and ADSs held by such securityholders may be lower.

For instance, in the event that BHP Billiton procures the delisting (and/or deregistration) of the Rio Tinto ordinary shares and ADSs from the markets on which they are listed, Rio Tinto ordinary shares could continue to be traded in the over-the-counter market and price quotations could be reported, but an over-the-counter market may not develop. Any such delisting (and/or deregistration) would adversely affect the amount of publicly available information with respect to Rio Tinto and could further adversely impact the market value of any Rio Tinto ordinary shares and ADSs held by the public.

2.4 Risks arising from the Rio Tinto plc Offer if it does not become wholly unconditional

The value of securities tendered by Rio Tinto plc securityholders may decrease between the time they are accepted into the Rio Tinto plc Offer and the time they are returned to such securityholder

If the Rio Tinto plc Offer does not become wholly unconditional, any Rio Tinto plc ordinary shares and ADSs accepted into the Rio Tinto plc Offer will be promptly returned to their holders. Similarly, if a Rio Tinto plc securityholder validly withdraws his/her acceptance, his/her Rio Tinto plc securities will be promptly returned. In either case, the value of Rio Tinto ordinary shares and ADSs may decrease between the time they are accepted into the Rio Tinto plc Offer and the time such securities are returned to the accepting Rio Tinto plc securityholder. BHP Billiton will not compensate or indemnify an accepting Rio Tinto securityholder for any such losses or reduction in value of his/her Rio Tinto plc ordinary shares or ADSs or his/her inability to sell his/her Rio Tinto plc ordinary shares or ADSs.

2.5 Risks relating to investment in new BHP Billiton securities

(A)	The price of BHP Billiton securities may fluctuate

The price of BHP Billiton ordinary shares and ADSs may go up or down. Furthermore, BHP Billiton Limited ordinary shares and ADSs and BHP Billiton Plc ordinary shares and ADSs may not trade in parallel and historically BHP Billiton Plc ordinary shares and ADSs have generally traded at a discount to BHP Billiton Limited ordinary shares and ADSs.

(B)	There can be no assurance regarding whether or to what extent BHP Billiton will pay dividends on BHP Billiton ordinary shares (including those represented by ADSs) in the future

Holders of BHP Billiton ordinary shares (including those represented by ADSs) will only be entitled to receive dividends as the BHP Billiton board of directors at its discretion may declare out of funds legally available for such payments. The ability of BHP Billiton to pay dividends and maintain BHP Billiton’s progressive dividend policy in the future will depend on business conditions, its financial condition, earnings and cash flow and other factors. Any reduction in dividends on BHP Billiton ordinary shares (including those represented by ADSs) from the rates historically paid by BHP Billiton and those that would be paid under BHP Billiton’s current progressive dividend policy, or elimination of dividends, could adversely affect the market price of BHP Billiton’s ordinary shares (including those represented by ADSs).

(C)	BHP Billiton has recently entered into a US$55 billion debt facility, which could restrict BHP Billiton’s ability to engage in additional transactions or incur additional indebtedness

To finance its acquisition of Alcan, Rio Tinto entered into a US$40 billion term and revolving facility agreement. This facility agreement includes certain change of control provisions that would be triggered by BHP Billiton’s acquisition of Rio Tinto and could require Rio Tinto (as BHP Billiton’s subsidiary) to prepay the outstanding balance under this facility agreement. On 5 February 2008, BHP Billiton entered into a US$55 billion multicurrency term and revolving facility and subscription agreement underwritten by seven financial institutions to, among other things, meet potential funding requirements in relation to the Rio Tinto plc Offer and the Rio Tinto Limited Offer, including the possible refinancing of the indebtedness incurred by Rio Tinto to acquire Alcan. To the extent that there is a significant amount of Rio Tinto indebtedness outstanding following BHP Billiton’s acquisition of Rio Tinto, or BHP Billiton otherwise decides to draw down significantly the US$55 billion debt facility, then BHP Billiton’s ability to engage in additional transactions or incur additional indebtedness could be restricted.

(D)	There may be additional risks

Additional risks and uncertainties not presently known to BHP Billiton or, if known, not currently considered material, may also have an adverse impact on the Enlarged Group’s operating results, financial condition and prospects. The foregoing risk factors should not be regarded as a complete or comprehensive statement of all potential risks and uncertainties.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain certain forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include, among other things, statements concerning the financial condition, the results of operations and the business of the BHP Billiton Group, estimated reserves, trends in commodity prices, demand for commodities, closure or divestment of certain operations or facilities (including associated costs), anticipated production or construction dates, expected costs or production output, anticipated productive lives of projects, mines and facilities, provisions and contingent liabilities, the anticipated financial and other benefits resulting from the acquisition of Rio Tinto, and BHP Billiton’s plans and objectives following the acquisition of Rio Tinto. These statements often contain the words “believes”, “plans”, “expects”, “anticipates”, “intends”, “estimates”, “aims”, “projects”, “may”, “should”, “will”, “continue” or similar expressions. Reliance should not be placed on any such statements because by their very nature, they are subject to known and unknown risks and uncertainties and can be affected by other factors that could cause actual results, and BHP Billiton’s plans and objectives, to differ materially from those expressed or implied in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements. For example, BHP Billiton’s future revenues from its operations, projects or mines described in this prospectus will be based, in part, upon the market price of the minerals, metals or petroleum produced, which may vary significantly from current levels. These variations, if materially adverse, may affect the timing or the feasibility of the development of a particular project or the expansion of certain facilities or mines.

There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements, including BHP Billiton’s ability successfully to combine the businesses of BHP Billiton and Rio Tinto and to realise expected synergies from that combination, changes in the global political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates, future business combinations or dispositions, and BHP Billiton’s ability profitably to produce and transport the minerals, petroleum and other metals extracted to applicable markets. For further details of certain factors which could cause actual results to differ materially from those discussed in the forward-looking statements, please see “Risk Factors” beginning on page 25 and the risk factors disclosed in BHP Billiton’s Annual Report on Form 20-F for the fiscal year ended 30 June 2008 and Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2007, together with other documents incorporated by reference herein. Subject to compliance with applicable law and the rules and regulations of the relevant stock exchanges, BHP Billiton does not undertake any obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

None of the forward-looking statements concerning expected cost savings, volume-driven benefits (and resulting incremental EBITDA (earnings before interest (net finance costs) taxation, depreciation, impairments and amortisation)), cash flow and earnings per share accretion in this prospectus should be interpreted to mean that the earnings per share of the BHP Billiton Group or the Enlarged Group for current or future financial years will necessarily match or exceed the historical or published earnings per share of the BHP Billiton Group and the actual cost savings and volume-driven benefits (and resulting EBITDA enhancement) may be materially greater or less than estimated.

ACQUISITION STATISTICS1

Offers for Rio Tinto
Number of new BHP Billiton ordinary shares to be issued for each Rio Tinto ordinary share	3.4
Number of new BHP Billiton ADSs to be issued for each Rio Tinto plc ADS	6.8
Value of consideration to Rio Tinto securityholders based on the volume weighted average prices of BHP Billiton Limited and BHP Billiton Plc for the month ended 31 October 2007[2]	US$171.3bn
Value of consideration to Rio Tinto securityholders based on the closing prices of BHP Billiton Limited and BHP Billiton Plc as at 15 September 2008[3] . . . . . . . . . . . . . . . . . .	US$118.3bn
Premium delivered to Rio Tinto securityholders as at 31 October 2007[4]	45%
Number of existing BHP Billiton ordinary shares (including those represented by ADSs) (as at 15 September 2008)[3]	5,565,367,040
Number of new BHP Billiton ordinary shares (including those represented by ADSs) to be issued on a fully-diluted basis to Rio Tinto securityholders pursuant to the Rio Tinto plc Offer and the Rio Tinto Limited Offer (as at 15 September 2008)[3,5]	5,009,103,309
New BHP Billiton ordinary shares (including those represented by ADSs) as a percentage of the enlarged publicly-held issued ordinary share capital of BHP Billiton on a fully-diluted basis (as at 15 September 2008)[3]	44%

Rio Tinto plc Offer (including the US Offer)
Value of Rio Tinto plc Offer for each Rio Tinto plc ordinary share (including those represented by ADSs) based on the closing share prices of BHP Billiton Limited and BHP Billiton Plc as at 31 October 2007[2]	£63.79
Value of Rio Tinto plc Offer for each Rio Tinto plc ordinary share based on the closing prices of BHP Billiton Limited ordinary shares and BHP Billiton Plc ordinary shares as at 15 September 2008[3]	£50.26
Value of Rio Tinto plc Offer for each Rio Tinto plc ADS based on the closing prices of BHP Billiton Limited ADSs and BHP Billiton Plc ADSs as at 31 October 2007[2]	US$541.58
Value of Rio Tinto plc Offer for each Rio Tinto plc ADS based on the closing prices of BHP Billiton Limited ADSs and BHP Billiton Plc ADSs as at 15 September 2008[3]	US$346.51

Rio Tinto Limited Offer
Value of Rio Tinto Limited Offer for each Rio Tinto Limited ordinary share based on the closing price of BHP Billiton Limited ordinary shares as at 31 October 2007[2]	A$156.74
Value of Rio Tinto Limited Offer for each Rio Tinto Limited ordinary share based on the closing price of BHP Billiton Limited ordinary shares as at 15 September 2008[3]	A$122.57

1	Assumes the acquisition of 100 per cent of the ordinary shares (including those represented by ADSs) of Rio Tinto plc and Rio Tinto Limited. In addition, for the purposes of the calculations in this prospectus, ordinary shares held by BHP Billiton employee share option plans are treated as publicly-held shares.

2	Being the day prior to BHP Billiton’s approach to Rio Tinto regarding the potential offers for Rio Tinto.

3	Being the latest practicable date prior to the date of this prospectus.

4	Based on the volume weighted average market capitalisation of BHP Billiton and Rio Tinto over the month prior to the approach by BHP Billiton to Rio Tinto.

5	This includes 581,646,568 new BHP Billiton ordinary shares issued in respect of the Rio Tinto Limited Cross-holding.

BACKGROUND AND REASONS FOR THE OFFERS FOR RIO TINTO

Background to the Offers for Rio Tinto

In the course of its business, BHP Billiton periodically reviews its alternatives as part of its strategy to own and operate a portfolio of upstream, large, long-life, low-cost, expandable, export-oriented assets across a diversified geographic and commodity base and pursue growth opportunities consistent with BHP Billiton’s core skills. As part of these reviews, BHP Billiton has considered the possibility of strategic combinations with other natural resources companies, including Rio Tinto. Pursuant thereto, BHP Billiton has made several attempts to engage Rio Tinto in discussions regarding a negotiated combination of BHP Billiton and Rio Tinto.

Don Argus, BHP Billiton’s Chairman, and Paul Skinner, Rio Tinto’s Chairman, held an informal meeting on 25 September 2006 where they discussed, among other matters, a potential negotiated combination of BHP Billiton and Rio Tinto.

Mr Argus subsequently wrote to Mr Skinner on 4 October 2006 and specifically referred to a possible combination of Rio Tinto and BHP Billiton offering to review with him some of BHP Billiton’s preliminary thoughts on this matter. Mr Skinner wrote back on 9 October 2006 saying that he had reservations and had had conversations with other Rio Tinto directors that confirmed this view.

During the months following the exchange of letters, members of BHP Billiton’s Strategy and Business Development group continued to progress analysis of a potential combination of BHP Billiton and Rio Tinto.

On 7 February 2007, Mr Argus wrote to Mr Skinner to suggest that the respective Chairmen and Chief Executive Officers of Rio Tinto and BHP Billiton have dinner when next in Australia, and this dinner was scheduled for 19 April 2007.

Following an informal conversation amongst BHP Billiton directors, Mr Argus called Mr Skinner to arrange a meeting which was held on 19 April 2007, attended by Mr Argus, Mr Skinner, Chip Goodyear, BHP Billiton’s outgoing Chief Executive Officer, Leigh Clifford, Rio Tinto’s outgoing Chief Executive Officer, and Tom Albanese, Rio Tinto’s incoming Chief Executive Officer. At the meeting Mr Argus and Mr Goodyear provided a presentation on the benefits of a possible combination between BHP Billiton and Rio Tinto. At the dinner, the Rio Tinto representatives indicated that Rio Tinto had no interest in pursuing a negotiated transaction with BHP Billiton as proposed.

In late June 2007, based on the results of the review of strategic options and in light of Rio Tinto’s previous refusal to negotiate with respect to the possibility of a negotiated combination, Marius Kloppers of BHP Billiton initiated consideration within BHP Billiton of a possible unsolicited takeover offer for Rio Tinto.

Beginning in July 2007, BHP Billiton assembled a team of internal and external advisers to assist in analysing the feasibility of a possible unsolicited public offer for Rio Tinto plc and Rio Tinto Limited.

On 22 September 2007 Mr Kloppers was briefed on the analysis that had been carried out by BHP Billiton and its external advisers regarding a possible transaction. At BHP Billiton’s board of directors meeting held on 5 and 6 October 2007, the BHP Billiton board of directors received an initial briefing on the analysis that had been carried out regarding a possible transaction. The possible transaction was further discussed at the BHP Billiton board of directors meeting held on 22 and 23 October 2007 and at a telephonic board of directors meeting held on the morning of 1 November 2007.

On 1 November 2007, after the telephonic BHP Billiton board of directors meeting, Mr Argus telephoned Mr Skinner to outline a proposal in relation to a negotiated combination of BHP Billiton and Rio Tinto on terms incorporating a premium for Rio Tinto securityholders. Later that day, Mr Argus sent a letter to Mr Skinner describing in more detail the proposal for a negotiated combination on the basis of an exchange ratio of three BHP Billiton ordinary shares for each Rio Tinto ordinary share and requesting a meeting to discuss the proposal.

On 5 November 2007, Mr Skinner wrote to Mr Argus stating that the Rio Tinto directors had unanimously rejected the proposal for a negotiated combination of BHP Billiton and Rio Tinto, and Mr Skinner telephoned Mr Argus to convey the same message.

On 7 November 2007, BHP Billiton again wrote to Rio Tinto seeking an opportunity to meet and discuss its proposal, and Rio Tinto responded in writing on the same day reiterating its refusal to discuss a negotiated transaction between BHP Billiton and Rio Tinto.

On 8 November 2007, BHP Billiton issued a press release noting speculation in relation to a potential offer for Rio Tinto at a premium, and confirming that it had recently written to the Rio Tinto board of directors outlining a proposal in relation to a potential combination with Rio Tinto on terms incorporating a premium and that it continued to seek an opportunity to meet and discuss the proposal with Rio Tinto.

On the same day, Rio Tinto issued a press release noting that the Rio Tinto board of directors had considered and unanimously rejected BHP Billiton’s preliminary proposal to combine BHP Billiton and Rio Tinto at an exchange ratio of three BHP Billiton ordinary shares for each Rio Tinto ordinary share.

On 12 November 2007, BHP Billiton issued a press release providing further details of its proposed three-for-one share proposal to combine with Rio Tinto to be completed by two inter-conditional schemes of arrangement. BHP Billiton stated that it was continuing to seek to engage in discussions with Rio Tinto to obtain the support and recommendation of the Rio Tinto board of directors for the proposal.

On 11 December 2007, as permitted by the UK Code, Rio Tinto requested the UK Panel to set a deadline by which BHP Billiton would have to clarify its intentions with respect to Rio Tinto by either announcing a formal offer for Rio Tinto or announcing that it did not intend to make an offer for Rio Tinto. On 21 December 2007, the UK Panel set a deadline for such an announcement of 6 February 2008.

On 6 February 2008, BHP Billiton announced its formal pre-conditional offer to acquire all of the outstanding shares of Rio Tinto plc at an exchange ratio of 3.4 BHP Billiton ordinary shares per Rio Tinto plc ordinary share, consisting of 80 per cent BHP Billiton Plc ordinary shares and 20 per cent BHP Billiton Limited ordinary shares, and to acquire all of the outstanding ordinary shares of Rio Tinto Limited at an exchange ratio of 3.4 BHP Billiton Limited ordinary shares per Rio Tinto Limited ordinary share. On that same day, Rio Tinto announced that its board of directors had considered and unanimously rejected BHP Billiton’s offer.

Since the approach to Rio Tinto on 1 November 2007, there have been no substantive communications between BHP Billiton or its representatives and Rio Tinto or its representatives regarding BHP Billiton’s offer for Rio Tinto.

Past Contact, Transactions, Negotiations and Agreements

Other than as set forth in this prospectus, including in the above captioned section “Background to the Offers for Rio Tinto”, since 25 September 2006, to the best knowledge of BHP Billiton, there have been no negotiations, transactions or material contact between BHP Billiton or any of its subsidiaries, or any of the other persons set forth in Annex A to this prospectus, on the one hand, and Rio Tinto or any of its affiliates, on the other hand, relating to any merger, consolidation, acquisition, tender offer for any class of Rio Tinto’s securities, election of any director of Rio Tinto or any sale or other transfer of a material amount of the assets of Rio Tinto.

Other than as set forth in this prospectus, since 25 September 2006, to the best knowledge of BHP Billiton, there has been no transaction, or series of related transactions, between BHP Billiton or any of the other persons set forth in Annex A to this prospectus and:

•	any executive officer, director or affiliate of Rio Tinto that is a natural person that exceeded US$60,000 in aggregate; or

•	Rio Tinto or any of its affiliates that is not a natural person that exceeded one per cent of the consolidated revenues of Rio Tinto for the fiscal year in which such transaction occurred.

Rio Tinto and BHP Billiton and their respective affiliates participate together in various joint ventures, and they and their affiliates have dealings with each other with respect to such joint ventures in the ordinary course of business.

On 20 November 2007, BHP Billiton announced that it had appointed Andrew Mackenzie as Group Executive and Chief Executive Non-ferrous and a member of the Group Management Committee. Prior to this announcement, Mr Mackenzie was Chief Executive, Diamonds and Industrial Minerals for Rio Tinto. Mr Mackenzie will join the BHP Billiton Group in November 2008.

Reasons for the Offers for Rio Tinto

BHP Billiton is the world’s largest diversified natural resources company with a market capitalisation of US$155.1 billion at 15 September 2008. BHP Billiton’s corporate objective is to create long-term shareholder value through the discovery, development and conversion of natural resources, and the provision of innovative customer and market-focused solutions.

Created through the merger of BHP Limited and Billiton Plc in 2001, BHP Billiton has a strategy focused on large, long-life, low-cost, expandable and export-oriented assets diversified by commodity and geography and a business model based on simplicity, accountability and effectiveness. As a result, BHP Billiton has delivered outstanding performance in terms of production, profit growth and total return to shareholders whilst at the same time increasing its deep inventory of projects and growth options.

BHP Billiton believes the proposed acquisition of Rio Tinto is consistent with its corporate objective and will deliver substantial benefits to shareholders, customers, employees and other stakeholders due to:

•	the strategic fit of Rio Tinto with BHP Billiton;

•	the growth potential of the Enlarged Group as the world’s first diversified natural resources super-major; and

•	the significant quantified synergies unique to this combination.

BHP Billiton believes it is uniquely well placed to capture these benefits due to its clear strategic focus and business model, its experience in large integrations and the similar cultures of BHP Billiton and Rio Tinto.

Strategic Fit

Rio Tinto’s strategy is almost identical to BHP Billiton’s, and Rio Tinto has a portfolio of large, long-life, low-cost assets and growth projects in many of the same commodities and geographies. BHP Billiton believes the acquisition of Rio Tinto is consistent with its strategy and that Rio Tinto’s portfolio uniquely complements BHP Billiton’s high quality portfolio.

BHP Billiton is committed to the highest standards with respect to health and safety, the environment and the communities in which it operates and believes that Rio Tinto shares these values and develops and operates its assets with similarly high standards.

Together, BHP Billiton believes that the strategic fit and shared values make a combination of BHP Billiton and Rio Tinto the most attractive and compelling in its industry.

Growth Potential of World’s First Diversified Natural Resources Super-Major

As the world’s first diversified natural resources industry super-major, BHP Billiton believes the Enlarged Group will be better able to identify, capture, develop, operate and expand the next generation of large, low-cost assets.

Specifically, the Enlarged Group will have:

•	a management team and workforce drawn from the best of BHP Billiton and Rio Tinto with exceptional experience and depth;

•	the scale and capabilities to optimise the development of large and complex ore bodies across a broad range of commodities and geographies;

•

the financial strength and flexibility to develop more projects more promptly, including those in higher risk geographies or requiring significant infrastructure, and invest consistently through the cycle;

•	the ability to deploy scarce resources to the highest value opportunities; and

•	the highest standards with respect to health and safety, the environment and the communities which BHP Billiton believes will make it a partner of choice.

BHP Billiton believes that the unique combination of these qualities will enable the Enlarged Group to generate outstanding returns on its capital investments and superior value for shareholders now and in the future.

Significant Quantified Synergies

BHP Billiton formally announced its pre-conditional offers for Rio Tinto on 6 February 2008 and stated that the combination of BHP Billiton and Rio Tinto is expected to create substantial transaction benefits through quantified synergies which are expected to contribute total incremental EBITDA of US$3.7 billion nominal per annum within seven years of completion of the acquisition. In particular, BHP Billiton estimated:

•

US$1.7 billion nominal per annum of cost savings through removal of duplication as well as procurement and operating efficiency savings in the third full year following completion of the acquisition; and

•	an additional EBITDA increase of US$2.0 billion nominal per annum primarily from the acceleration of volumes to customers in the seventh full year following completion of the acquisition.

These synergies are unique to the combination and are available due to the many instances in which operations are adjacent. BHP Billiton believes unlocking these synergies represents an unparalleled and unprecedented opportunity to create value in its industry. BHP Billiton continues to review its analysis of the synergies available through the combination of Rio Tinto and BHP Billiton.

The BHP Billiton board of directors expects that the acquisition of 100 per cent of Rio Tinto on the terms of the offers would be accretive to BHP Billiton’s earnings per share (after adjusting for the proposed share buyback and excluding depreciation on the write-up of Rio Tinto’s assets) and cash flow per share (after adjusting for the proposed share buyback) from the first full fiscal year thereafter.

INFORMATION ON THE ENLARGED GROUP

Description of the Enlarged Group

Introduction

The Enlarged Group will maintain its global headquarters in Melbourne, Australia with a significant corporate office in London, UK and it will continue to operate under BHP Billiton’s current DLC structure. BHP Billiton will maintain primary listings on both ASX and the LSE, a secondary listing on the JSE for the BHP Billiton Plc ordinary shares and listings of the BHP Billiton Limited ADSs and BHP Billiton Plc ADSs on the NYSE. BHP Billiton will also apply for listing of the new BHP Billiton Limited ordinary shares on the Frankfurt Stock Exchange and the SWX Swiss Exchange.

Strategy

BHP Billiton’s corporate objective is to create long-term shareholder value through the discovery, development and conversion of natural resources, and the provision of innovative customer and market-focused solutions.

The Enlarged Group’s strategy is therefore intended to focus on:

•	the extraction of upstream natural resources;

•	ownership and operation of large, low-cost assets which are export-oriented and consistently profitable throughout the cycle;

•	maintaining a portfolio diversified by commodity, customer and geography, reducing the volatility of cash flows; and

•	delivering a deep inventory of growth options.

The Enlarged Group will aim to be an employer of choice and a preferred partner for countries and customers through its overriding commitment to maintaining the highest standards in ethics, health, safety, environmental practice and community engagement.

Enlarged Group’s commodity and geographic diversity

BHP Billiton expects the Enlarged Group will have a more diverse earnings base by commodity and geography, as compared with either BHP Billiton or Rio Tinto on a standalone basis.

FY2008 Copper Equivalent Production of the Enlarged Group by Commodity

Source: BHP Billiton and Rio Tinto Quarterly Production Reports for the 12 months ended 30 June 2008. Rio Tinto acquired the operating assets of Alcan with effect from 24 October 2007. However, its production is included for the whole 12 month period. Copper equivalent production is production from continuing operations for the relevant commodity converted to copper equivalent units using spot prices as at 30 June 2008. “Other” includes diamonds, uranium, manganese, molybdenum, lead, silver, gold and zinc.

While geographically diversified, a high proportion of the assets that will be held by the Enlarged Group are located in fiscally stable countries, providing a sound foundation for future ventures into new mineral provinces.

Revenue by Location of Assets

BHP Billiton	Rio Tinto

Source: Data represents annual revenue to 30 June 2008 for BHP Billiton and gross revenue to 31 December 2007 for Rio Tinto. Data sourced from BHP Billiton estimates and Rio Tinto 2007 Annual Report.

Market leading positions of the Enlarged Group

The Enlarged Group will be a leading producer of a range of commodities:

(A)	Steelmaking materials:

•	the world’s largest producer of iron ore;

•	the world’s largest producer of seaborne metallurgical coal; and

•	the world’s largest producer of seaborne manganese ore and a significant producer of manganese alloy;

(B)	Energy products:

•	a significant producer of oil, gas and liquefied natural gas;

•	one of the world’s largest producers of seaborne energy coal; and

•	the world’s largest producer of uranium; and

(C)	Non-ferrous products:

•	the world’s largest producer of aluminium metal and second largest producer of alumina;

•	the world’s largest producer of copper;

•	the world’s third largest producer of nickel; and

•	the world’s largest producer of both silver and lead.

The Enlarged Group will also be a significant producer of gold, diamonds, zinc and mineral sands.

Enlarged Group Asset Portfolio

Steelmaking materials

(A)	Steelmaking materials global operations

Iron Ore		Metallurgical Coal		Manganese
1. 2. 3. 4. 5.	Western Australian Iron Ore (85-100%) Hamersley Iron (54-100%) Hope Downs (50%) Robe River (53%) Samarco (50%) Hlsmelt® (60%) Corumbá (100%) Iron Ore Company of Canada (59%)	6. 7.	BHP Billiton Mitsubishi Alliance Coal (50%) BHP Mitsui Coal (80%) Hail Creek (82%) Kestrel (80%) Illawarra Coal (100%)	8. 9. 10. 11.	GEMCO (60%) TEMCO (60%) Hotazel (Mamatwan & Wessels) (60%) Metalloys & Advalloy (60%)

Source: BHP Billiton 2008 Annual Report, Rio Tinto 2007 Annual Report. Percentages represent percentage ownership of the Enlarged Group.

(B)	Overview of steelmaking materials

The Enlarged Group will be the largest supplier of steelmaking raw materials to the global steel industry with market leading positions in all three of the major raw materials: iron ore, metallurgical coal and manganese ore.

Since 1999, global blast furnace production has grown at a compound annual growth rate of 8.4 per cent. This growth has been primarily driven by China, the world’s largest steel producer, which in 2007 achieved record steel production of 489 million tonnes (“mt”), up 16 per cent over the previous year. China has been and is expected to be the driving force of steel demand growth for the foreseeable future as its urbanisation and industrialisation continues.

In addition to China, demand from other emerging economies, in particular the highly populated India, is expected to lead the next stage of steel consumption growth.

BHP Billiton expects that demand for its products will originate from steelmaking countries that are unable to fully support their raw material needs through domestic supply. The Enlarged Group will have market leading positions in all three crucial steelmaking raw materials which ideally positions it to benefit from the growth in steel consumption and production. BHP Billiton anticipates that incremental iron ore production will predominantly be supplied to China, metallurgical coal to India and high grade manganese ore to China.

Furthermore, BHP Billiton’s and Rio Tinto’s high grade reserves in close proximity to the key Asian growth regions are expected to provide the Enlarged Group with a significant cost advantage in comparison with its global competitors. Some example assets that will be included within the Enlarged Group which currently experience this advantage are iron ore in the West Australian Pilbara region, metallurgical coal in Queensland’s Bowen Basin (Australia) and manganese ore at the GEMCO operations in Australia.

(C)	Iron ore

Enlarged Group iron ore position
2006 combined EU and Asia supply ranking:	1
% of combined EU and Asia supply (2006):	23%
Average cost curve position (FOB):	1st quartile
Attributable reserves:	5.4 billion tonnes (“bt”)
FY2008 attributable production:	266mt

Enlarged Group’s Pilbara iron ore operations

The Enlarged Group will be the world’s largest supplier of iron ore into Europe and Asia combined, with a 23 per cent market share.

The principal iron ore operations of the Enlarged Group will be based in the Pilbara region in Western Australia. Iron ore in the region is mined and transported on privately run rail networks to port facilities at Port Hedland, Dampier and Cape Lambert before being shipped globally to customers generally via long-term contractual agreements.

In addition to the operations in the Pilbara, the Enlarged Group will have interests in operations at Samarco (Brazil), Iron Ore Company of Canada (Canada) and Corumbá (Brazil) and greenfield development opportunities in a number of other regions including Nimba in Guinea.

In FY2008, the Enlarged Group would have had attributable production of 266mt across the portfolio, of which approximately 90 per cent was generated from the Enlarged Group’s Pilbara operations. On a standalone basis, both BHP Billiton and Rio Tinto were targeting significant growth from the Pilbara operations which on a combined basis would have lifted the installed capacity of the Enlarged Group’s operations to approximately 640 million tonnes per annum (“mtpa”) by FY2015. BHP Billiton believes that through combining the Pilbara operations, the Enlarged Group will be able to accelerate the production growth of the iron ore operations to meet incremental demand from customers by approximately 70mtpa by FY2015.

(D)	Metallurgical coal

Enlarged Group metallurgical coal position
2006 seaborne supply ranking:	1
% of seaborne supply (2006):	19%
Average cost curve position (FOB):	2nd quartile
Attributable marketable reserves:	1.2bt
FY2008 attributable production:	41mt

The Enlarged Group will be the world’s largest supplier of metallurgical coal into the seaborne marketplace with a 19 per cent market share.

The operations within the portfolio are predominantly in Queensland’s Bowen Basin and are owned in joint ventures with Mitsubishi (Enlarged Group share of joint venture 50 per cent) and Mitsui (Enlarged Group share of joint venture 80 per cent). The Enlarged Group will also include three wholly-owned underground coal mines in the Illawarra region of New South Wales, Australia.

The Enlarged Group is expected to have a strong competitive position with relatively low-cost operations. This is further enhanced as a result of the proximity of the operations to the traditional and key growth markets in the Asia-Pacific region relative to the other major seaborne supply basins of Canada and the United States, as well as an ability to ensure product flow to customers (from mine to port), including through its dedicated Hay Point coal export terminal in Queensland, Australia.

The significant resource base and very strong infrastructure position in the Bowen Basin that will be included in the Enlarged Group will enable a series of low risk brownfield and greenfield expansions to be pursued over the next several years to meet the growing demands of customers.

In September 2008 BHP Billiton, through its joint venture with Mitsubishi, completed the acquisition of the New Saraji Project from New Hope Corporation Limited for cash consideration of approximately US$1 billion (BHP Billiton share). The Project (now known as Saraji East) is an undeveloped metallurgical coal resource, located adjacent to BHP Billiton Mitsubishi Alliance’s Saraji mine. An exploration and evaluation programme will commence immediately. In addition, in June 2008 BHP Billiton announced the development of the Stage 1 Trial Haju mine in the Maruwai Basin in Indonesia.

(E)	Manganese

Enlarged Group manganese position	Manganese Ore	Manganese Alloy
2007 global production ranking:	1	Significant global producer
% of global production (2007):	22%	NA
Average cost curve position:	1st quartile	1st quartile
Attributable reserves:	108mt	NA
FY2008 attributable production:	6.6mt	0.8mt

Rio Tinto does not have a manganese ore or manganese alloy business and, as such, the Enlarged Group’s manganese business will comprise the operations of BHP Billiton.

The Enlarged Group’s manganese operations will be held through Samancor Manganese, an entity owned 60 per cent by BHP Billiton as the operator and 40 per cent by Anglo American.

The Enlarged Group will produce a combination of ores and alloys from sites in South Africa and Australia and BHP Billiton is currently ranked number one in the world in seaborne supply of manganese ore and is a significant global producer of alloy.

As is the case for BHP Billiton currently, the Enlarged Group’s strong position in both manganese ore and manganese alloy will allow it to access different marketplaces, deliver the optimal ore and alloy production profile and maintain a strong understanding of the manganese ore industry performance to provide it with a competitive marketing advantage.

The South African and Australian operations have access to dedicated deepwater ports allowing the use of large cape-size vessels to further build on regional logistical advantages.

Energy products

(A)	Energy products global operations

Petroleum		Energy Coal		Uranium
1.	Ohanet (45%)	12.	New South Wales Operations	20.	Olympic Dam (100%)
2.	ROD Integrated Development (34-45%)		Hunter Valley (76-100%)	21.	Ranger (68%)
3.	Bass Strait (50%)		Bengalla (30%)	22.	Rössing (69%)
4.	Minerva (90%)		Mt Thorley Operations (61%)
5.	North West Shelf (8.33-16.67%)		Warkworth (42%)
6.	Offshore Western Australia (45-71.43%)	13.	Cerrejon (33.3%)
7.	Zamzama (38.5%)	14.	BECSA (100%)
8.	Angostura (45%)	15.	New Mexico (100%)
9.	Bruce / Keith (16-31.83%)	16.	Antelope (100%)
10.	Liverpool Bay (46.1%)		Cordero Rojo (100%)
11.	Gulf of Mexico (4.95-100%)		Jacobs Ranch (100%)
		17.	Blair Athol (71%)
		18.	Colowyo (20%)
		19.	Decker (50%)
			Spring Creek (100%)

Source: BHP Billiton 2008 Annual Report, Rio Tinto 2007 Annual Report. Percentages represent percentage ownership of the Enlarged Group.

(B)	Overview of energy products

Global energy consumption has experienced robust growth over the last decade, supported not only by the continued consumption by Organization for Economic Co-operation and Development (OECD) nations, but also by the industrialisation and urbanisation of developing nations such as China and India. In the 10 years to 2007, global oil and uranium consumption has increased 15 per cent while energy coal consumption has increased 37 per cent. Over this period, Chinese demand has grown strongly, accounting for 33 per cent of oil consumption growth, 14 per cent of uranium consumption growth and 71 per cent of energy coal consumption growth.

BHP Billiton expects that energy demand growth will continue. World energy demand is predicted to grow by approximately 40 per cent between 2010 and 2030, primarily driven by China, India and a number of other developing non-OECD nations.

At the same time as energy demand has increased, supply constraints have become a feature of the industry. By 2006, spare oil production capacity was virtually eliminated. Global oil production fell by 0.2 per cent in 2007, the first decline since 2002, despite an increase in global oil consumption for 2007 of 1.1 per cent. Driving these shortages are a short supply of labour, steel, equipment and other inputs required to build new capacity, which has also driven up the cost of these inputs. The other more structural reason is that the bulk of the known oil reserves are located where there are political constraints on the free flow of capital, labour and technology. Strong demand and supply constraints coupled with rising input costs have resulted in the sharp increases in oil prices experienced in 2007 and 2008. For these reasons robust oil prices (and energy prices) are expected to continue into the future.

While oil, gas and coal will remain fundamental in the global energy market, environmental issues are likely to have an increasing impact on the fuel mix for power generation into the future and demand for nuclear energy is forecast to grow 13 per cent from 2010 to 2030. While it is not possible to predict exactly what fuel choices will ultimately be made, Rio Tinto’s and BHP Billiton’s combined diversified energy portfolio comprising a strong position in oil and gas, substantial reserves of uranium and a leading position in seaborne energy coal will allow the Enlarged Group to participate in this energy consumption growth.

(C)	Oil and gas

Enlarged Group oil and gas position
2007 production ranking:	25
% of global production (2007):	<1%
Attributable reserves:	1,375 million barrels of oil equivalent
FY2008 attributable production:	130 million barrels of oil equivalent

Rio Tinto does not have an oil and gas business and, as such, the Enlarged Group’s oil and gas business will comprise the operations of BHP Billiton.

BHP Billiton’s oil and gas business is ranked 25th by attributable production among listed exploration and production companies. However, the business delivers the global reach, scale and technical capability of a super-major. BHP Billiton’s status as the world’s largest diversified natural resources company gives the oil and gas business access to capital that can be used to facilitate its business through organic or external growth options into assets and locations that it would be unlikely to secure on a standalone basis.

BHP Billiton expects that the oil and gas business will deliver similar benefits to the Enlarged Group that BHP Billiton currently experiences, including:

•	consistently high returns. In FY2008, the oil and gas business delivered an underlying EBIT margin of 67 per cent, the highest among BHP Billiton’s portfolio; and

•	the Enlarged Group’s exposure to oil and gas acting as a natural hedge against possible increased input costs experienced by the minerals operations of the Enlarged Group.

The principal oil and gas operations of the Enlarged Group will be the North West Shelf LNG operations and the Bass Strait field in Australia and the diversified interests in the Gulf of Mexico (United States) including the Atlantis, Shenzi and Neptune oil fields.

Attributable production in FY2008 amounted to 130 million barrels of oil equivalent. Since October 2007, five new projects, Genghis Khan, Atlantis South and Neptune (United States), Stybarrow (Australia) and Zamzama (Pakistan), have started up. Additionally, BHP Billiton has eight projects currently in execution, as well as many more under feasibility studies, underpinning a forecast volume compound annual growth rate for the Enlarged Group’s oil and gas business of 10 per cent from June 2007 to June 2011.

(D)	Energy coal

Enlarged Group energy coal position
2007 global seaborne production ranking:	1
% of global seaborne production (2007):	11%
Average cost curve position (CIF):	3rd Quartile
Attributable marketable reserves:	3.6bt
FY2008 attributable production (continuing operations):	228mt

The Enlarged Group will be one of the world’s largest producers and the largest marketer of seaborne energy coal.

Certain assets that will be included in the Enlarged Group’s portfolio are wholly-owned, while others are jointly owned with third parties or have a listed minority.

These operations have a diverse global reach, with mines in New South Wales and Queensland in Australia, South Africa, the United States and Colombia, resulting in the advantage of proximity to major customers of the Enlarged Group in Asia, Australia, Europe, South Africa and the United States.

The Enlarged Group’s energy coal business will have exposure to both domestic and export coal sales made to power generation companies and utilities under contracts of varying length. Most domestic energy coal sales are under contracts that vary in length from spot to longer-term, multi-year contracts, and are with power utilities in South Africa, United States and Australia. These include fixed price contracts, contracts with fixed price and escalation, and contracts in which the price is derived from the cost of production plus an agreed return. Most export sales are made under short and medium-term fixed volume contracts for sales into the Atlantic and Pacific basins.

In FY2008, BHP Billiton and Rio Tinto produced approximately 228mt of energy coal. BHP Billiton anticipates that the energy coal reserve base and production of the Enlarged Group will be enhanced by a number of projects currently in the feasibility or execution phase including the Douglas Middelburg Optimisation and Klipspruit projects in South Africa, the Mount Arthur expansion and Clermont development mine in Australia and the Navajo mine extension in the United States.

(E)	Uranium

Enlarged Group uranium position
2006 global production ranking:	1
% of global production (2006):	25%
Average cost curve position:	N/A
Attributable reserves:	356 kilotonnes (“kt”)
FY2008 attributable production:	10kt

The Enlarged Group will be the world’s largest producer of uranium, holding a 25 per cent market share of global production. The uranium assets of the Enlarged Group are located in Australia and Africa.

The Enlarged Group will control the second and third largest current producing assets through its holding of:

•	Ranger, an open pit uranium oxide mine in Australia’s Northern Territory which is owned by Energy Resources of Australia (Enlarged Group share 68.4 per cent); and

•	Rössing, a uranium oxide mine in Namibia (Enlarged Group share 68.6 per cent).

It will also own Olympic Dam in South Australia which is believed to be the world’s largest uranium resource, with exceptional expansion potential. A pre-feasibility study into expansion options at Olympic Dam is currently being undertaken. BHP Billiton’s conceptual studies have indicated the potential for production capacity by the end of the last stage of development of approximately 19,000 tonnes per annum (“tpa”) of uranium oxide (FY2008 production of 4,144tpa). Olympic Dam is a relatively complex orebody, so there remains uncertainty about the size, cost, timing and eventual configuration of the expansion project. The project is still in pre-feasibility and development options are still being evaluated and ultimately, the expansion project will depend upon approval by the BHP Billiton board of directors of the final investment case and a range of regulatory and governmental approvals and agreements.

In FY2008, BHP Billiton and Rio Tinto produced approximately 10kt of uranium. The current uranium market outlook is positive with spot prices having increased more than threefold since 2004. With combined reserves of 356kt, the Enlarged Group will be in an excellent position to achieve higher levels of production on a sustainable basis going forward.

Non-ferrous and other

(A)	Non-ferrous and other global operations

Aluminium				Copper		Diamonds and Other
1.	Worsley (86%)	13.	Boyne Island (59%)	29.	Olympic Dam (100%)	43.	EKATI (80%)
2.	Alumar (46-50%)		QAL (80%)	30.	Cerro Colorado (100%)	44.	Richards Bay Minerals (100%)
3.	MRN (26.8%)		Yarwun (100%)	31.	Escondida (87.5%)	45.	Argyle (100%)
4.	Mozal (47.1%)	14.	CBG Sangaredi (23%)	32.	Spence (100%)	46.	Diavik (60%)
5.	Hillside/Bayside (100%)	15.	Dunkerque (100%)	33.	Antamina (33.75%)	47.	Murowa (78%)
6.	Paranam (45%)	16.	Gardanne (100%)	34.	Pinto Valley (100%)	48.	Boron (100%)
7.	Alma (100%)	17.	Gove alumina refinery (100%)	35.	Bougainville (not operating) (54%)	49.	Coudekerque Plant (100%)
	Arvida (100%)	18.	Gove bauxite mine (100%)	36.	Grasberg joint venture (40%)	50.	Tincalayu (100%)
	Beauharnois (100%)	19.	ISAL (100%)	37.	KUC (100%)	51.	Wilmington Plant (100%)
	Becancour (25%)	20.	Kitimat (100%)	38.	Northparkes (80%)	52.	Dampier (68%)
	Grande-Baie (100%)	21.	Lochaber & Lynemouth (100%)	39.	Palabora (58%)		Port Hedland (68%)
	Jonquiere (100%)	22.	Ningxia (50%)			53.	Lake MacLeod (68%)
	Laterriere (100%)	23.	Sebree (100%)			54.	Ludlow (100%)
	Shawinigan (100%)	24.	SORAL (50%)			55.	Talc de Luzenac (100%)
8.	Alouette (40%)	25.	St-Jean-de-Maurienne (100%)	Nickel		56.	Three Springs (100%)
9.	Alucam (Edea) (47%)	26.	Tiwai Point (79%)	40.	Nickel West (100%)	57.	Yellowstone (100%)
10.	Anglesey Aluminium (51%)	27.	Tomago (52%)	41.	Yabulu Refinery (100%)	58.	QIT FeT Lac Allard (100%)
11.	Awaso (80%)	28.	Weipa (100%)	42.	Cerro Matoso (99.8%)	59.	QIT-FeT Sorel Plant (100%)
12.	Bell Bay (100%)					60.	Cannington (100%)
						61.	Rawhide (51%)

Source: BHP Billiton 2008 Annual Report, Rio Tinto 2007 Annual Report. Percentages represent percentage ownership of the Enlarged Group.

(B)	Overview of non-ferrous and other

The Enlarged Group will hold leading market positions in a broad range of non-ferrous and other minerals including aluminium group commodities, copper, nickel, silver, lead, diamonds, gold and mineral sands.

Strong industry dynamics exist for many of these commodities, in particular, copper and aluminium group commodities. Copper is anticipated to experience weak supply-side fundamentals and sustained strong demand. Copper stocks have been at critically low levels since a surge in consumption in 2004 depleted available inventories. From that time, stocks have been constrained by the inability of supply to match a stronger underlying demand growth trend resulting from the industrialisation and urbanisation of China and other emerging economies requiring copper for construction and communications. This has been exacerbated by continued supply-side disruptions resulting from bottlenecks, labour strikes, earthquakes and unforeseen weather disruptions and has resulted in current copper prices being approximately three times their average level through the 1990s. Over the long term, based on industry research, BHP Billiton anticipates that copper demand will approximately double over the next 25 years. Accordingly having extensive copper operations and pipeline will position the Enlarged Group to take advantage of this industry trend.

While the demand outlook for the aluminium market has recently weakened, based on industry research BHP Billiton believes consumption will grow by more than 140 per cent over the period to 2030. One reason for that expected growth is China’s economic development which is highly aluminium intensive. The strong and sustained growth in aluminium demand is beginning to stretch the resource base of large scale bauxite deposits. Constraints on China’s domestic bauxite production suggest that the country’s investment in aluminium capacity will remain reliant on imported bauxite. This trend from China, coupled with increasing intensity of consumption in many other regions, including OECD countries, is expected to result in continued strong demand for aluminium and therefore for alumina and bauxite.

(C)	Aluminium

Enlarged Group aluminium position	Alumina	Aluminium
2007 global production ranking:	2	1
% of global production (2007):	17%	15%
Average cost curve position:	2nd Quartile	2nd Quartile
FY2008 attributable production*:	13.5mt	5.4mt
*	Rio Tinto acquired Alcan with effect from 24 October 2007. However, the attributable figures include its production for a full year.

The Enlarged Group will be:

•	the world’s largest producer of aluminium, with a global market share of 15 per cent;

•	the world’s second largest producer of alumina, with a global market share of 17 per cent; and

•	a significant producer of bauxite with attributable reserves of 1,691mt.

The Enlarged Group will have operations mining bauxite in Australia, Brazil, Ghana, Guinea and Suriname. These mines include large-scale, cost-effective assets such as the Weipa, Boddington, Ely and Gove bauxite mines in Australia (Enlarged Group share ranging from 86 per cent to 100 per cent).

Bauxite will be refined into alumina at large-scale, cost-effective refineries, including those at Worsley, Gove, Yarwun and QAL in Australia (Enlarged Group share ranging from 80 per cent to 100 per cent).

The aluminium assets that will comprise part of the Enlarged Group include low-cost smelters such as the Mozal operation in Mozambique (Enlarged Group share 47 per cent), Hillside in South Africa (Enlarged Group share 100 per cent) and Kitimat in Canada (Enlarged Group share 100 per cent). The Enlarged Group will continue to benefit from relatively inexpensive hydroelectricity from six wholly-owned power stations on the Peribonka and Saguenay rivers, which power six wholly-owned and two partially-owned aluminium smelters in Quebec, Canada.

In addition to cost effectiveness, the assets of the Enlarged Group are expected to feature other high quality attributes such as:

•

proximity to customers, for example, the Weipa bauxite mine and Worsley alumina refinery in Australia, which are close to Asian customers, and the aluminium smelters in British Columbia, Quebec (Canada) and Kentucky (United States), close to North American customers, and Dunkerque (France), close to the European market;

•

expandability, with a number of development projects currently under way or under consideration, including Guinea Alumina and the Bakhuis mine (Suriname), the Worsley, Alumar (Brazil), Gove and Yarwun refineries, and the Kitimat and Arvida smelters (Canada);

•	leading process capability through access to the world class AP30 group of technologies and the AP50 technology to be piloted at the Arvida smelter; and

•

security of bauxite supply enabling expansion of alumina refineries and aluminium smelters to continue to take advantage of growing demand for alumina and aluminium. Examples include the proximity of the Weipa bauxite mine, the Gove bauxite mine and alumina refinery, the Yarwun alumina refinery and the QAL alumina refinery to one another, and the current expansion of the Weipa bauxite mine, the Gove and Yarwun alumina refineries and the integrated bauxite mine and alumina refinery at Worsley.

BHP Billiton believes these high quality features of the operations of the Enlarged Group will assist it in maintaining its leading positions in aluminium, alumina and bauxite.

(D)	Copper

Enlarged Group copper position
2007 global production ranking:	1
% of global production (2007):	14.8%
Average cost curve position:	2nd Quartile
Attributable reserves:	57mt
FY2008 attributable production*:	2.2mt
*	BHP Billiton’s reported attributable production is based on payable metal whereas Rio Tinto’s reported attributable production is based on contained metal. Mined copper from Bingham Canyon and Palabora has been excluded from Rio Tinto’s production to avoid double counting.

The Enlarged Group will be the world’s largest producer of copper concentrate with a global market share of 14.8 per cent.

The Enlarged Group will own copper assets throughout South America, Australasia, the United States and South Africa including Escondida in Chile, the world’s largest producer of copper (Enlarged Group share 87.5 per cent), Olympic Dam in Australia (Enlarged Group share 100 per cent), Cerro Colorado and Spence in Chile (Enlarged Group share 100 per cent), Antamina in Peru (Enlarged Group share 33.75 per cent), Grasberg in Indonesia (Enlarged Group share 40 per cent), Kennecott in the United States (Enlarged Group share 100 per cent) and Palabora in South Africa (Enlarged Group share 57.7 per cent).

In addition to the producing assets, the Enlarged Group will have significant brownfield growth options and other greenfield projects over the medium to long term. Examples include:

•	brownfield projects such as:

¡

the Olympic Dam expansion project in Australia (Enlarged Group share 100 per cent) where a pre-feasibility study is being undertaken on a potential development which could lead to an eventual production of approximately 730,000tpa of copper; and

¡	Escondida in Chile (Enlarged Group share 87.5 per cent) where plans are being investigated to increase copper concentrate production; and

•	greenfield projects such as:

¡	Resolution in Arizona, United States (Enlarged Group share 100 per cent) which is currently undertaking a pre-feasibility study into an underground copper mine and process facility;

¡	La Granja in Peru (Enlarged Group share 100 per cent) which is potentially the largest undeveloped copper deposit in Latin America; and

¡

Oyu Tolgoi in Mongolia, a project owned by Ivanhoe Mines Limited (Enlarged Group share of Ivanhoe 9.95 per cent with option to increase stake) which, following settlement of an investment agreement with the Mongolian government and development, is expected to have an average production rate of 440,000tpa of copper.

The Enlarged Group’s position in copper production, combined with its strong growth profile and diversification of assets across a range of geographies, will ensure that the copper business is able to take advantage of the anticipated continued strong copper demand.

(E)	Nickel

Enlarged Group nickel position
2007 global production ranking:	3
% of global production (2007):	11%
Average cost curve position:	3rd Quartile
Attributable reserves:	4.8mt
FY2008 attributable production:	168kt

BHP Billiton is the world’s third largest producer of nickel. Rio Tinto does not currently have any operational nickel assets.

The principal producing nickel assets that will comprise part of the Enlarged Group are the Nickel West fully integrated nickel mining operations in Western Australia, including the Ravensthorpe nickel operation (Enlarged Group share 100 per cent), and the Cerro Matoso nickel mining and smelting operations in Colombia (Enlarged Group share 99.94 per cent). Nickel West is the world’s third largest producer of nickel in concentrate. Cerro Matoso is the world’s second largest ferronickel producer, combining a high quality lateritic nickel deposit (with an estimated reserve life of 42 years based on current production levels) with a low-cost ferronickel smelter.

There are significant growth options within BHP Billiton’s existing portfolio. Preliminary feasibility studies are underway in respect of Cerro Matoso to investigate the possibility of more than doubling nickel output through a combination of additional pyro-metallurgical trains and heap leach technology and a feasibility study into extending the life of the Leinster nickel operation (Australia) (Enlarged Group share 100 per cent).

Rio Tinto has two future growth options, the Eagle nickel project in the United States (Enlarged Group share 100 per cent) which is forecast to reach production of 16,000tpa of nickel after its completion in 2010 and the Sulawesi greenfield deposit in Indonesia (Enlarged Group share 100 per cent).

(F)	Silver and lead

Enlarged Group silver and lead position	Silver	Lead
2007 global production ranking:	1	1
% of global production (2007):	8%	12%
Cost curve position:	N/A	1st Quartile
Attributable reserves:	544 million ounces (“moz”)	2.0mt
FY2008 attributable production (continuing operations):	50moz	253kt

The Enlarged Group will own the world’s largest, and BHP Billiton believes one of the lowest cost, silver and lead mines, the Cannington mine in Queensland, Australia (Enlarged Group share 100 per cent). Production from the Cannington mine increased in FY2008 following completion of a rehabilitation project in FY2007. In FY2008, the operations of the Enlarged Group would have achieved attributable production of 50moz silver and 253kt lead.

(G)	Diamonds

Enlarged Group diamonds position
2007 global production ranking:	3
% of global production (2007):	18%
Cost curve position:	N/A
Attributable reserves:	273 million carats
FY2008 attributable production:	26 million carats

The Enlarged Group will be the third largest producer (by volume) of diamonds in the world with a global market share of 18 per cent.

The principal diamond assets that will be included in the Enlarged Group are the Argyle mine in Western Australia and the Ekati and Diavik mines in Canada’s Northwest Territories. In FY2008, these operations produced a total of 26 million carats. BHP Billiton is actively exploring for diamonds in a number of areas, particularly in Angola where it holds substantial exploration acreage.

(H)	Other

The Enlarged Group will be a major producer of titanium dioxide feedstock. The principal titanium minerals asset which will form part of the Enlarged Group is Richards Bay Minerals in South Africa (Enlarged Group share 100 per cent).

In addition, gold is produced as a by-product of many of the operations that will comprise part of the Enlarged Group. From the copper mines of BHP Billiton and Rio Tinto, gold production for FY2008 was 863,000 ounces (continuing operations).

The Enlarged Group will also have interests in a number of promising potash opportunities, including over 8,300 square kilometres of highly prospective exploration permits in the immediate vicinity of third-party existing mines in Saskatchewan, Canada and the Rio Colorado opportunity in Argentina.

Enlarged Group Development Portfolio

The combination of BHP Billiton’s and Rio Tinto’s existing development portfolios will create a pipeline of high quality growth options for the Enlarged Group diversified across geography, commodity and stage of development. The following chart provides an overview of the key growth opportunities of each of BHP Billiton and Rio Tinto which, together, would provide the Enlarged Group with a large, diversified platform of high quality growth opportunities over both the near term and the long term.

Dividend and Capital Management Policy

Dividend Policy

BHP Billiton has a progressive dividend policy that seeks to increase steadily, or at least to maintain, its dividend in US dollars at each half yearly payment provided that it generates sufficient profit and cash flow to do so. Growth in the underlying business and confidence in the outlook has enabled BHP Billiton to deliver 13 consecutive dividend increases, significantly increasing the level of dividend in recent years.

The following table shows the dividend per BHP Billiton ordinary share declared in respect of each of the financial years ended 30 June 2008, 2007 and 2006.

Year Ended	30 June 2008	30 June 2007	30 June 2006
Dividends per BHP Billiton ordinary share — declared in respect of the period (US cents) . . . . .. . . . . . . . . . .	70.0	47.0	36.0

Following the acquisition, BHP Billiton intends to maintain its current progressive dividend policy provided that it generates sufficient profit and cash flow to do so.

BHP Billiton Limited will continue to pay dividends in Australian dollars, British pounds, New Zealand dollars or US dollars, provided that: (i) the shareholder is domiciled in the country of the currency chosen; and (ii) the electing shareholder nominates a bank account in the country of the currency chosen (i.e. a US bank account if electing a dividend in US dollars). BHP Billiton Plc will continue to pay dividends in British pounds to shareholders on its principal register in the UK and South African rand to shareholders on its branch register in South Africa. Shareholders on the UK register (but not the South African register) may elect to receive their dividend in US dollars, provided that the payment is made directly into a US bank account. Otherwise, the shareholder will receive a British pounds cheque at his/her registered address. BHP Billiton’s registrar, Computershare, also offers a service to convert the currency of dividends into Australian dollars, British pounds, euro or US dollars for a fee payable by the shareholder. Shareholders on the BHP Billiton Plc South African branch register are not able to participate in the currency exchange facility offered by Computershare.

Capital management policy and activities

BHP Billiton aims to maintain a single A credit rating as this enables BHP Billiton to achieve a balance between financial flexibility and the cost of finance and therefore to deliver its three priorities:

•	to reinvest in BHP Billiton’s extensive pipeline of world-class projects that carry attractive rates of return regardless of the economic climate;

•	to maintain a balance sheet in line with a single A credit rating; and

•	to return excess capital to shareholders.

Combined with its strong cash flow, this credit rating target is expected to provide financial flexibility to enable the Enlarged Group to return significant capital to shareholders in the future while maintaining flexibility for future investment and maintaining BHP Billiton’s progressive dividend policy. In line with this target, and if the Rio Tinto plc Offer and the Rio Tinto Limited Offer are successful on the basis that BHP Billiton acquires 100 per cent of the Rio Tinto plc ordinary shares (including those represented by ADSs) and 100 per cent of the Rio Tinto Limited ordinary shares on the offer terms of 3.4 new BHP Billiton ordinary shares for each Rio Tinto ordinary share, BHP Billiton proposes to return up to US$30 billion to shareholders through a share buyback within 12 months.

PLANS AND PROPOSALS FOR RIO TINTO

BHP Billiton’s plans and proposals with respect to the businesses, assets and employees of Rio Tinto, on the basis of facts and information known to BHP Billiton as at the date of this prospectus, are set out below. These reflect current plans and proposals only; they may change in light of information, facts and circumstances not currently known to BHP Billiton. In particular, Rio Tinto’s refusal to engage in discussions with BHP Billiton in relation to a possible combination of the two companies means that BHP Billiton has had to rely on public information about Rio Tinto in developing its plans and proposals to date. Final decisions on these matters will be made having regard to the operational, commercial, financial and possible taxation implications of such decisions.

Corporate structure

It is BHP Billiton’s intention to acquire 100 per cent of the shares in both Rio Tinto plc and Rio Tinto Limited and to operate the Enlarged Group as a DLC under the current BHP Billiton arrangements. As such, BHP Billiton (which, following a 100 per cent acquisition of Rio Tinto plc and Rio Tinto Limited, would hold Rio Tinto plc and Rio Tinto Limited as wholly-owned subsidiaries) would remain listed in Australia (as BHP Billiton Limited) and in the UK (as BHP Billiton Plc), and would be subject to the ongoing disclosure requirements of their respective markets.

Except as set out below and pending a comprehensive strategic review of the Enlarged Group, BHP Billiton intends to continue to operate the Rio Tinto businesses in substantially the same manner as they are currently operated, subject to taking such steps as are required to integrate operations and to capture synergies. This integration process would commence immediately upon the Rio Tinto plc Offer and the Rio Tinto Limited Offer becoming wholly unconditional.

Strategic review

BHP Billiton’s strategy is to focus on owning and operating a portfolio of upstream, large, long-life, low-cost, expandable, export-oriented assets across a diversified geographic and commodity base and pursuing growth opportunities consistent with its core skills. It also has an overriding commitment to health, safety and the environment and to community engagement, essential for the long-term success of any business.

If the Rio Tinto plc Offer and the Rio Tinto Limited Offer become wholly unconditional, BHP Billiton plans to complete a full strategic review of Rio Tinto’s businesses, assets and functions to assess their fit with BHP Billiton’s stated strategy, as well as assisting in efficient integration where appropriate and identifying further synergies where possible.

Divestments

BHP Billiton continually assesses its portfolio and assets and has divested a number of operations over the past seven years where they ceased to fit with its strategy. BHP Billiton intends to continue with this process and it is likely that the strategic review will identify a number of assets of the Enlarged Group for disposal.

Rio Tinto has announced a disposal programme of non-core assets from which it expects to raise at least US$15 billion. Assets identified for divestment include Rio Tinto Energy America (coal), Rio Tinto Minerals’ talc and borates businesses, Rio Tinto Alcan Packaging, Rio Tinto Alcan Engineered Products, Rio Tinto’s Sweetwater (US) uranium assets and Rio Tinto’s stake in the Northparkes copper mine (Australia). Completed disposals as part of this programme within the last 12 months include Kintyre, Greens Creek and Cortez. It is likely that BHP Billiton would continue with this programme, in the event the disposals have not occurred by the time the Rio Tinto plc Offer and the Rio Tinto Limited Offer become wholly unconditional. However, any final decisions will be subject to the strategic review and further due diligence because BHP Billiton has not had access to the non-public books and records of Rio Tinto.

Any divestments could occur by a range of mechanisms including by way of trade sale, initial public offering or demerger. Certain of these mechanisms may require regulatory and other approvals, including in certain instances shareholder approval (which would involve providing an explanatory statement to BHP Billiton shareholders at that time containing all information material to their decision how to vote). Any decisions will be influenced by such factors as the nature of the asset, prevailing market conditions and associated transaction costs to ensure maximum value is derived for BHP Billiton shareholders.

Projects in development

Significant and sustained increases in demand for resources from emerging economies means that one of the primary challenges for the industry is to develop new supply. Subject to the outcome of BHP Billiton’s strategic review, it is BHP Billiton’s intention that all projects approved to date by Rio Tinto and BHP Billiton will continue to be developed, and those in earlier stages of review will continue to be progressed through BHP Billiton’s normal investment assessment process.

Exploration activities

It is expected that Rio Tinto’s exploration programme will be combined with that of BHP Billiton. This process will involve a review by BHP Billiton of the prospectivity of Rio Tinto’s exploration properties in the context of opportunities currently available to BHP Billiton to determine which should be prioritised.

Integration of Rio Tinto’s operations

BHP Billiton plans to integrate Rio Tinto’s businesses with those of BHP Billiton to pursue efficiencies available to the Enlarged Group both in terms of operational synergies as well as the combined development portfolio and longer-term growth prospects.

Operational synergies may include sharing infrastructure and expertise and consolidating contracts such as those for the supply of goods and services. For example, BHP Billiton intends to pursue improvements through combining iron ore operations at Yandi in Western Australia and by removing duplication at the Ekati and Diavik diamond mines in Canada.

In addition, where appropriate, BHP Billiton intends to integrate the management functions associated with Rio Tinto’s and BHP Billiton’s operational and business units, utilising the deepened pool of talent available to the Enlarged Group.

Corporate and Head Office functions

The BHP Billiton Group will continue to be headquartered in Melbourne, Australia, and will maintain a significant corporate office in London, UK. BHP Billiton intends to:

•	consolidate Rio Tinto’s corporate and relevant business unit head office functions with those of BHP Billiton, with the configurations being decided in the integration process; and

•	review opportunities to consolidate other offices, principally in the divisional management and marketing areas, where duplication exists.

Marketing

BHP Billiton expects to utilise its “one book” centralised marketing model across Rio Tinto’s business, leveraging the greater scale and geographical diversification that the Enlarged Group will have. The rapid integration of WMC Resources Limited’s business into the BHP Billiton marketing model following BHP Billiton’s acquisition of WMC Resources Limited in 2005 demonstrates how BHP Billiton’s marketing model can be scaled effectively.

Employees

Key management positions would be filled by drawing on the best of both BHP Billiton’s and Rio Tinto’s management teams.

Shortage of labour is an on-going issue in the global resources sector. The combination of BHP Billiton and Rio Tinto will allow the Enlarged Group to deploy this scarce resource more effectively. Where there is overlap and therefore possible redundancies, reasonable efforts will be made to identify redeployment opportunities for employees.

Where there is substantial functional duplication (e.g. in the corporate offices), it is to be expected that not all of those employees would be able to be redeployed, resulting in some redundancies in these areas.

The existing employment rights of all management and employees of both Rio Tinto and BHP Billiton will be fully safeguarded. To the extent that alternative roles cannot be found within the Enlarged Group and redundancies occur, BHP Billiton intends that the affected employees will receive benefits in accordance with their existing contractual and other legal entitlements.

Compulsory acquisition of Rio Tinto ordinary shares

Rio Tinto plc

If the Rio Tinto plc Offer becomes wholly unconditional and BHP Billiton Limited acquires at least 90 per cent in value of the Rio Tinto plc ordinary shares to which the Rio Tinto plc Offer relates and at least 90 per cent of the voting rights carried by those shares (that is, all Rio Tinto plc ordinary shares not already held by BHP Billiton) in the initial offer period or the subsequent offer period, and BHP Billiton is otherwise so entitled, BHP Billiton will acquire compulsorily any outstanding Rio Tinto plc ordinary shares (including those represented by ADSs) pursuant to the provisions of the UK Companies Act. Assuming the 90 per cent threshold is achieved and it is so entitled, BHP Billiton Limited will acquire compulsorily the outstanding Rio Tinto plc ordinary shares (including those represented by ADSs) in exchange for the same consideration received by any accepting Rio Tinto plc securityholder in the Rio Tinto plc Offer (which includes the opportunity for a Rio Tinto plc securityholder to elect any proportion of BHP Billiton Plc securities and BHP Billiton Limited securities delivered to any Rio Tinto plc securityholder through the Mix and Match Facility available during the initial offer period).

Rio Tinto Limited

If the Rio Tinto Limited Offer becomes wholly unconditional, BHP Billiton will, assuming it becomes so entitled, acquire compulsorily any outstanding Rio Tinto Limited ordinary shares, other than the Rio Tinto Limited Cross-holding, in accordance with the provisions of the Australian Corporations Act in exchange for the same consideration received by accepting Rio Tinto Limited shareholders in the Rio Tinto Limited Offer. BHP Billiton Limited may also compulsorily acquire some or all of such Rio Tinto Limited Cross-holding.

Under the Australian Corporations Act, BHP Billiton Limited will be entitled to acquire compulsorily any outstanding Rio Tinto Limited ordinary shares if during or at the end of the Rio Tinto Limited Offer, BHP Billiton has: (i) relevant interests in at least 90 per cent (by number) of the Rio Tinto Limited ordinary shares and (ii) acquired at least 75 per cent (by number) of the Rio Tinto Limited ordinary shares that it offered to acquire under the Rio Tinto Limited Offer. For the purpose of the 75 per cent threshold, the Rio Tinto Limited Cross-holding will be taken to have been acquired by BHP Billiton Limited under the Rio Tinto Limited Offer if BHP Billiton acquires:

•	more than 50 per cent of the ordinary shares in Rio Tinto Limited (disregarding the Rio Tinto Limited Cross-holding); and

•	more than 50 per cent of the ordinary shares in Rio Tinto plc,

in each case, disregarding ordinary shares held by or on behalf of BHP Billiton or its associates at the date the offers are made.

If BHP Billiton becomes entitled to acquire any other outstanding Rio Tinto Limited securities held other than by a member of the Rio Tinto Group under the Australian Corporations Act, BHP Billiton may proceed with such compulsory acquisition. Alternatively, or before proceeding with compulsory acquisition, BHP Billiton may make appropriate proposals to holders of such securities to acquire their securities.

Delisting of Rio Tinto ordinary shares and ADSs

Rio Tinto plc

If the Rio Tinto plc Offer becomes wholly unconditional, BHP Billiton Limited intends to procure that Rio Tinto plc makes an application for the delisting of the Rio Tinto plc ADSs from the NYSE. In addition, if BHP Billiton Limited acquires 75 per cent of the voting rights attaching to the Rio Tinto plc ordinary shares (including those represented by ADSs), BHP Billiton Limited intends to proceed with: (i) the cancellation of the listing of the Rio Tinto plc ordinary shares on the UK Official List and trading of the Rio Tinto plc ordinary shares on the LSE’s main market for listed securities; (ii) the cancellation of listing and trading of the Rio Tinto plc ordinary shares on the NYSE Euronext (Paris); and (iii) the cancellation of listing and trading of the Rio Tinto plc ordinary shares on the Frankfurt Stock Exchange.

In the event that Rio Tinto plc ordinary shares continue to be listed on the UK Official List following the offer becoming wholly unconditional, holders of Rio Tinto plc ordinary shares who have not accepted the offer will continue to receive the same financial and other information from Rio Tinto plc that Rio Tinto plc is presently required by the rules of the UK Listing Authority to send to such holders. If Rio Tinto plc ordinary shares are no longer listed on the UK Official List following the offer, Rio Tinto plc would no longer be required by those rules to make publicly available such financial and other information.

The Rio Tinto plc ADSs and the Rio Tinto plc ordinary shares underlying the Rio Tinto plc ADSs are currently registered under the Exchange Act. Registration of such Rio Tinto plc ADSs and Rio Tinto plc ordinary shares may be terminated upon application of Rio Tinto plc to the SEC if, among other conditions, Rio Tinto plc ADSs are not listed on a national securities exchange and are not held by 300 or more beneficial owners in the US or trading in them falls below certain average daily trading volume benchmarks. Termination of registration of Rio Tinto plc ADSs and Rio Tinto plc ordinary shares under the Exchange Act would substantially reduce the information required to be furnished by Rio Tinto plc to holders of Rio Tinto plc ADSs and to the SEC and would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder with respect to “going private” transactions, no longer applicable to Rio Tinto plc. Following the delisting of the Rio Tinto plc ADSs from the NYSE, BHP Billiton Limited intends to procure that Rio Tinto plc files with the SEC the necessary form to deregister from, and terminate Rio Tinto plc’s reporting obligations under, the Exchange Act in respect of Rio Tinto plc’s ordinary shares and ADSs, if and when Rio Tinto plc is eligible to do so.

Further, subject to applicable law and the NYSE listing rules, BHP Billiton Limited intends to cause Rio Tinto plc to terminate its ADS deposit agreement. If the deposit agreement for the Rio Tinto plc ADSs is terminated, holders of Rio Tinto plc ADSs will only have the right to receive the Rio Tinto plc ordinary shares underlying the Rio Tinto plc ADSs upon surrender of their Rio Tinto plc ADSs and payment of any applicable fees to the Rio Tinto plc ADS depositary.

In addition, dividends paid to non-corporate US holders of Rio Tinto plc ordinary shares or Rio Tinto plc ADSs may not be eligible for existing preferential US tax rates, depending on the facts at the time. Such facts include whether Rio Tinto plc is ultimately at least 50 per cent owned by persons resident in the US and the UK or, where only the Rio Tinto plc ADSs are delisted, the volume level of trading in the Rio Tinto plc ordinary shares.

Rio Tinto Limited

BHP Billiton intends to procure that Rio Tinto Limited is removed from the official list of ASX following completion of compulsory acquisition of the Rio Tinto Limited ordinary shares. BHP Billiton expects that after it has commenced the compulsory acquisition procedure, ASX will in accordance with the ASX listing rules suspend quotation of Rio Tinto Limited’s ordinary shares five business days after it receives a copy of the compulsory acquisition notice sent to holders of outstanding Rio Tinto Limited ordinary shares. The procedure under the Australian Corporations Act requires such notice to be given to ASX.

If Rio Tinto Limited ordinary shares are no longer listed on ASX following the offers, Rio Tinto Limited would no longer be required by the ASX listing rules to make publicly available information that is required to be published by those rules. In addition, if the Rio Tinto Limited ordinary shares are delisted, dividends paid to non-corporate US holders of Rio Tinto Limited ordinary shares may or may not be eligible for existing preferential US tax rates, depending on resolution of certain US tax issues and the facts at the time. Such facts include whether Rio Tinto Limited is ultimately at least 50 per cent owned by persons resident in the US and Australia.

Where BHP Billiton does not become entitled to compulsorily acquire the outstanding Rio Tinto Limited ordinary shares, BHP Billiton intends to maintain Rio Tinto Limited as a listed entity on ASX subject to satisfying applicable listing rule requirements with respect to maintaining a sufficient number of public shareholders.

Plans and proposals for Rio Tinto if 100 per cent ownership is not achieved

Subject to the restrictions described below, if the offers become wholly unconditional but BHP Billiton acquires less than 100 per cent of Rio Tinto, BHP Billiton plans to implement, to the extent appropriate, all of the plans and proposals mentioned above. In addition, BHP Billiton plans to:

(i)	maintain the existence of the DLC arrangements between Rio Tinto plc and Rio Tinto Limited and to ensure that they observe the terms of the agreements governing the Rio Tinto DLC arrangement (the “Rio Tinto DLC Agreements”), including the requirements that:

(a)	the boards of directors of Rio Tinto plc and Rio Tinto Limited comprise the same individuals;

(b)	Rio Tinto plc and Rio Tinto Limited be managed on a unified basis for the benefit of the shareholders of Rio Tinto as a combined group;

(c)	the shareholders of Rio Tinto plc and Rio Tinto Limited effectively vote together as a joint electorate on matters which, under the Rio Tinto DLC Agreements, must be decided as joint decisions (even if either Rio Tinto special voting share is acquired by BHP Billiton); and

(d)	dividends and other distributions to Rio Tinto plc and Rio Tinto Limited ordinary shareholders be equalised;

(ii)	subject to applicable law and listing rules and to the constitution, memorandum and articles of association, or other constituent document (with respect to the relevant company, the “Constitution”) of Rio Tinto, replace members of the Rio Tinto boards of directors, including the chairman, with nominees of BHP Billiton so that the number of BHP Billiton’s nominees is at least proportionate to BHP Billiton’s aggregate holding of shares in Rio Tinto plc and Rio Tinto Limited. Decisions on the identity of the nominees will be made in the light of the circumstances at the relevant time. BHP Billiton will, however, ensure that, while Rio Tinto Limited remains listed on ASX, the Rio Tinto Limited board of directors includes at least two independent non-executive directors to enable Rio Tinto Limited to satisfy the requirements of ASX Listing Rule 12.7. BHP Billiton has not made any decision as to the identity of these independent directors; and

(iii)	review Rio Tinto’s overall capital management (including dividend policy) to ensure it is appropriate, having regard to any capital funding requirements of Rio Tinto identified in BHP Billiton’s strategic review.

Restrictions

The extent to which BHP Billiton will be able to implement these plans and proposals in the event BHP Billiton acquires less than 100 per cent of Rio Tinto will be subject to:

•	the law and applicable listing rules including, in relation to related party transactions and conflicts of interest, obtaining where necessary the approval of other Rio Tinto shareholders;

•	the legal obligations of the directors of Rio Tinto, including their duty to act in the best interests of Rio Tinto shareholders as a whole;

•	the Rio Tinto Constitutions and the Rio Tinto DLC Agreements; and

•	the outcome of the strategic review referred to above.

CROSS-HOLDINGS WITHIN THE ENLARGED GROUP

Following the Rio Tinto plc Offer and the Rio Tinto Limited Offer becoming wholly unconditional, certain cross-holdings will exist within the structure of the Enlarged Group. These will comprise the following:

•

the Interim Shares, being shares in BHP Billiton Limited which, following the acquisition of Rio Tinto plc, will be held by BHP Billiton Plc, further details of which are set out in “Description of BHP Billiton Limited Interim Shares”; and

•

some or all of the Rio Tinto Limited Cross-holding, being the Rio Tinto Limited ordinary shares (approximately 37 per cent) which are held by a wholly-owned subsidiary of Rio Tinto plc, to the extent such shares are not transferred to BHP Billiton Limited (for example, by acceptance of the Rio Tinto Limited Offer or through compulsory acquisition).

In addition, if some or all of the Rio Tinto Limited Cross-holding is transferred to BHP Billiton Limited (for example, by acceptance of the Rio Tinto Limited Offer or through compulsory acquisition), a new cross-holding will be created as a result of BHP Billiton Limited issuing new BHP Billiton Limited ordinary shares as consideration for that transfer. The holder of this new cross-holding would be Tinto Holdings Australia Pty Ltd, the current holder of the Rio Tinto Limited Cross-holding. Although these new BHP Billiton Limited ordinary shares would carry full voting rights, the combined effect of the BHP Billiton Sharing Agreement and the deeds dated 18 April 2008 executed by each of BHP Billiton Limited and BHP Billiton Plc in favour of ASIC (pursuant to relief granted by ASIC on 19 March 2008) is that the holder of these shares will not be able to vote while they are owned by BHP Billiton Limited, BHP Billiton Plc or any of their controlled entities.

THE US OFFER

The BHP Billiton Offers for Rio Tinto

On 6 February 2008, BHP Billiton Limited announced the terms of its offers for Rio Tinto. The offers were announced as pre-conditional offers under the UK Code. The pre-conditions applicable to the offers relate to, among other things, filings, approvals and/or the expiration of necessary waiting periods required under applicable merger control laws and regulations of the European Community, the United States, Australia, Canada and South Africa as well as necessary Australian foreign investment approval. The pre-conditions applicable to the offers must be satisfied or waived before the offers, including the US Offer, are commenced following the preparation and mailing of documents to Rio Tinto securityholders.

The Rio Tinto Limited Offer

The Rio Tinto Limited Offer is being made pursuant to an Australian bidder’s statement issued by BHP Billiton Limited under the Australian Corporations Act and sent to all holders of Rio Tinto Limited ordinary shares (including holders of Rio Tinto Limited ordinary shares located in the US). Rio Tinto Limited does not have an ADS programme, and no separate US offer is included in the Rio Tinto Limited Offer. Under the Rio Tinto Limited Offer, for each Rio Tinto Limited ordinary share validly tendered, tendering Rio Tinto Limited shareholders will receive 3.4 new BHP Billiton Limited ordinary shares. Accordingly, there will be no Mix and Match Facility available in the Rio Tinto Limited Offer.

The Rio Tinto plc Offer and the Rio Tinto Limited Offer are inter-conditional with each offer subject to substantially identical conditions. BHP Billiton will not waive the inter-conditionality of the Rio Tinto plc Offer and the Rio Tinto Limited Offer and, as such, neither the Rio Tinto plc Offer nor the Rio Tinto Limited Offer will become wholly unconditional unless the other offer also becomes wholly unconditional at the same time.

This prospectus does not apply to the Rio Tinto Limited Offer and holders of Rio Tinto Limited ordinary shares should refer to the separate Australian bidder’s statement prepared by BHP Billiton Limited with respect to the Rio Tinto Limited Offer, which, when lodged with ASIC, will be furnished to the SEC under cover of Form CB and available on www.sec.gov.

The US Offer and the UK Offer

BHP Billiton Limited is offering to acquire all of the Rio Tinto plc ordinary shares and Rio Tinto plc ADSs through the Rio Tinto plc Offer. The Rio Tinto plc Offer is being made through two separate, but related, offers.

The US Offer is made pursuant to this prospectus to all holders of Rio Tinto plc ordinary shares who are located in the United States and to all holders of Rio Tinto plc ADSs, wherever located.

The UK Offer is made pursuant to the UK offer document to holders of Rio Tinto plc ordinary shares who are located outside of the United States.

The US Offer and the UK Offer are being conducted concurrently and have the same terms and are subject to the same conditions (except that the US Offer is also conditioned on the registration statement of which this prospectus forms a part having been declared effective by the SEC). Holders of Rio Tinto plc ordinary shares who are located in the United States and holders of Rio Tinto plc ADSs, wherever located, are to participate in the US Offer, and holders of Rio Tinto plc ordinary shares who are not located in the United States are to participate in the UK Offer.

The UK Offer is not being made, directly or indirectly, in or into, and may not be accepted in or from, the United States. Copies of the offer documentation being used in the UK Offer and any related materials are not being and should not be mailed or otherwise distributed or sent in or into the United States.

Consideration

Under the terms of the Rio Tinto plc Offer (including the US Offer), BHP Billiton Limited is offering to acquire, on the terms and subject to the conditions set out herein, the entire issued and to be issued ordinary share capital of Rio Tinto plc on the following basis:

for each Rio Tinto plc ordinary share	3.4 new BHP Billiton ordinary shares. This will be paid as a basic entitlement of 80 per cent new BHP Billiton Plc ordinary shares and 20 per cent new BHP Billiton Limited ordinary shares, subject to a Mix and Match Facility; and

for each Rio Tinto plc ADS (each representing four Rio Tinto plc ordinary shares)	6.8 new BHP Billiton ADSs (each representing two BHP Billiton ordinary shares). This will be paid as a basic entitlement of 80 per cent new BHP Billiton Plc ADSs and 20 per cent new BHP Billiton Limited ADSs, subject to a Mix and Match Facility.

The higher number of securities exchanged for each Rio Tinto plc ADS reflects the fact that each Rio Tinto plc ADS represents four underlying Rio Tinto plc ordinary shares while each BHP Billiton ADS represents two underlying BHP Billiton ordinary shares.

No fractions of new BHP Billiton ordinary shares or ADSs will be issued in the Rio Tinto plc Offer (including the US Offer) to tendering holders of Rio Tinto plc ordinary shares or ADSs. In determining the aggregate number of new BHP Billiton ordinary shares or ADSs to be issued to a Rio Tinto plc securityholder (under the 3.4 or 6.8 exchange ratio, as applicable), fractional entitlements will be rounded up or down to the nearest whole number, with fractional entitlements of 0.5 or more being rounded up. Likewise, when this aggregate number of new BHP Billiton ordinary shares or ADSs is allocated between BHP Billiton Plc securities and BHP Billiton Limited securities (as a result of the application of the basic entitlement or elections made under the Mix and Match Facility), any fractional entitlements will be rounded up or down to the nearest whole number, with fractional entitlements of 0.5 or more being rounded up. However, in the event that the allocation between BHP Billiton Plc securities and BHP Billiton Limited securities results in a fractional entitlement of 0.5 of a BHP Billiton Plc security and a fractional entitlement of 0.5 of a BHP Billiton Limited security, then the fractional entitlement to the BHP Billiton Plc security will be rounded down and the fractional entitlement to the BHP Billiton Limited security will be rounded up (so that the aggregate number of new BHP Billiton ordinary shares or ADSs to be issued to the Rio Tinto plc securityholder will remain unchanged).

The Rio Tinto plc ordinary shares (including those represented by ADSs) which will be acquired under the US Offer will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after 4 October 2008. However, if Rio Tinto plc securityholders who accept the offer (or any prior holder of the relevant Rio Tinto plc securities) have received or are entitled to receive the Rio Tinto 2008 final dividend (being the final dividend for the year ending 31 December 2008), they will be entitled to receive and retain such dividend, if paid or payable in cash, but only to the extent that the dividend does not exceed US$0.946 per share. Accordingly, BHP Billiton reserves the right to reduce the exchange consideration, through an appropriate mechanism, in the event that any such dividends or distributions are declared (other than the Rio Tinto 2008 final dividend so long as it does not exceed the above level).

The new BHP Billiton ordinary shares (including those represented by ADSs) will, when issued, be fully paid and rank equally with existing BHP Billiton ordinary shares (save that BHP Billiton reserves the right to withhold any dividend not yet paid for the half year ending 31 December 2008 or any subsequent period on new BHP Billiton ordinary shares issued as consideration to accepting Rio Tinto shareholders if the accepting Rio Tinto shareholders: (i) have received or are entitled to receive (or any previous holder of the relevant Rio Tinto shares has received or has been entitled to receive) a Rio Tinto dividend; and (ii) would otherwise be entitled to receive a BHP Billiton dividend on the BHP Billiton ordinary shares issued as consideration for Rio Tinto plc securities for the same period or a substantial part of that period).

Provided that the registration statement of which this prospectus forms a part has been declared effective by the SEC, acceptances under the US Offer will count towards satisfaction of the 50 per cent minimum acceptance condition under the Rio Tinto plc Offer if such acceptances are received, and not withdrawn, by [•] a.m. New York City time (1.00 p.m. London time) on the date that the Rio Tinto plc Offer becomes wholly unconditional.

The new BHP Billiton Limited ordinary shares (including those ordinary shares represented by ADSs) issued in connection with the Rio Tinto plc Offer will be fully paid ordinary shares in the capital of BHP Billiton Limited. The new BHP Billiton Limited ordinary shares will be created under the Australian Corporations Act and BHP Billiton Limited’s Constitution and will be entered in BHP Billiton Limited’s register of members. The new BHP Billiton Limited ordinary shares will be in uncertificated form and records will be kept by BHP Billiton Limited’s registrar. The new BHP Billiton Limited ordinary shares will bear ISIN Number AU000000PHB4 and the new BHP Billiton Limited ADSs will bear CUSIP Number 088606108.

New BHP Billiton Limited ordinary shares will be able to be traded on ASX, the principal stock exchange of Australia, and new BHP Billiton Limited ADSs will be able to be traded on the NYSE. BHP Billiton also intends to seek listing of the new BHP Billiton Limited ordinary shares on the Frankfurt Stock Exchange and the SWX Swiss Exchange.

The new BHP Billiton Plc ordinary shares (including those ordinary shares represented by ADSs) issued in connection with the Rio Tinto plc Offer will be fully paid ordinary shares in the capital of BHP Billiton Plc. The new BHP Billiton Plc ordinary shares will be created under the UK Companies Act and the legislation made thereunder and will be capable of being held in both certificated or uncertificated form. Records will be kept by BHP Billiton Plc’s registrar. The new BHP Billiton Plc ordinary shares will bear ISIN Number GB0000566504 and the new BHP Billiton Plc ADSs will bear CUSIP Number 05545E209.

New BHP Billiton Plc ordinary shares will be able to be traded on the LSE, and new BHP Billiton Plc ADSs will be able to be traded on the NYSE. BHP Billiton also intends to seek listing of the new BHP Billiton Plc ordinary shares on the JSE.

As a mechanical step in respect of the issue of BHP Billiton Plc ordinary shares and BHP Billiton Plc ADSs, Rio Tinto plc securityholders will receive their entitlement to the appropriate number of BHP Billiton Plc securities through an automatic exchange mechanism whereby they will initially be issued the appropriate number of Interim Shares which will be exchanged promptly and automatically (without any further action by securityholders) for new BHP Billiton Plc securities. Such Interim Shares will not be delivered to such holders (i.e. share certificates will not be issued to such holders) but will promptly be exchanged for new BHP Billiton Plc securities because under the terms of the US Offer, accepting Rio Tinto plc securityholders will grant a call option in favour of BHP Billiton Plc to acquire their Interim Shares in exchange for the new BHP Billiton Plc securities to which they are entitled under the US Offer. As part of the Interim Shares step, BHP Billiton Plc will exercise this call option and effect this exchange so that the appropriate number of BHP Billiton Plc securities will be delivered to accepting Rio Tinto plc securityholders. As a result of the automatic exchange mechanism, there will be no market for, nor the ability for accepting Rio Tinto plc securityholders to trade in or otherwise transfer, any Interim Shares. See “The US Offer – Interim Shares”.

Mix and Match Facility

A Mix and Match Facility is being made available under which Rio Tinto plc securityholders may elect to receive a higher proportion of new BHP Billiton Limited ordinary shares (including those represented by ADSs) or new BHP Billiton Plc ordinary shares (including those represented by ADSs) than the basic entitlement of 80 per cent BHP Billiton Plc securities and 20 per cent BHP Billiton Limited securities, subject to the existence of offsetting elections as described below. In particular, a Rio Tinto plc securityholder may elect to receive as many BHP Billiton Plc securities as possible (i.e. elect to receive 100 per cent BHP Billiton Plc securities), as many BHP Billiton Limited securities as possible (i.e. elect to receive 100 per cent BHP Billiton Limited securities), or a particular percentage mix of new BHP Billiton Plc securities and new BHP Billiton Limited securities. The total number of new BHP Billiton Limited ordinary shares (including those represented by ADSs) and new BHP Billiton Plc ordinary shares (including those represented by ADSs) to be issued in the aggregate under the Rio Tinto plc Offer will not be varied as a result of elections under the Mix and Match Facility. Accordingly, satisfaction of elections made by Rio Tinto plc securityholders in the Rio Tinto plc Offer (including the US Offer) under the Mix and Match Facility will depend on the extent to which other accepting Rio Tinto plc securityholders in the Rio Tinto plc Offer (including the US Offer) make offsetting elections. In other words, accepting Rio Tinto plc securityholders who elect to receive more BHP Billiton Plc securities will only receive more BHP Billiton Plc securities to the extent that other accepting Rio Tinto plc securityholders elect to receive more BHP Billiton Limited securities. If elections cannot be satisfied in full, all such elections will be scaled down on a pro rata basis as nearly as possible. As a result, Rio Tinto plc securityholders who make an election under the Mix and Match Facility will not know the exact proportion of new BHP Billiton Plc ordinary shares (including those represented by ADSs) and new BHP Billiton Limited ordinary shares (including those represented by ADSs) that they will receive until settlement of the consideration under the Rio Tinto plc Offer, although the total number of new BHP Billiton ordinary shares or new BHP Billiton ADSs to which they are entitled will be the same.

Rio Tinto plc securityholders are not obliged to make an election under the Mix and Match Facility. If a Rio Tinto plc securityholder accepts the US Offer and does not make a valid and timely election, he/she will receive the basic entitlement, being 80 per cent new BHP Billiton Plc ordinary shares (or ADSs, as the case may be) and 20 per cent new BHP Billiton Limited ordinary shares (or ADSs, as the case may be).

The Mix and Match Facility will close at [—] a.m. New York City time (1.00 p.m. London time) on the date that the Rio Tinto plc Offer becomes wholly unconditional. If the Rio Tinto plc Offer becomes wholly unconditional, Rio Tinto plc securityholders that accept the Rio Tinto plc Offer after the Mix and Match Facility is closed (i.e. once the subsequent offer period in the UK Offer commences) will receive the basic entitlement. If the registration statement of which this prospectus forms a part has not been declared effective by the SEC before the Rio Tinto plc Offer becomes wholly unconditional, it will not be possible for Rio Tinto plc securityholders who accept the US Offer to participate in the Mix and Match Facility. This is because any such securityholders could only accept the US Offer once the registration statement has been declared effective, which, under the circumstances, would occur during the subsequent offer period of the UK Offer when the Mix and Match Facility is no longer available.

The Mix and Match Facility is also subject to the following conditions:

(A)	Any election should be made as to the percentage of a Rio Tinto plc securityholder’s total entitlement to new BHP Billiton securities that he/she wishes to receive in the form of BHP Billiton Limited securities and the percentage of his/her total entitlement to new BHP Billiton securities that he/she wishes to receive in the form of new BHP Billiton Plc securities. The sum of the two percentages elected must, in total, equal 100 per cent.

(B)	The new BHP Billiton Limited ordinary shares (including those represented by ADSs) and new BHP Billiton Plc ordinary shares (including those represented by ADSs) will be allocated in accordance with paragraphs (C) and (D) below among those Rio Tinto plc securityholders who make valid elections under the Mix and Match Facility.

(C)	Valid elections for additional new BHP Billiton Limited ordinary shares (or ADSs, as the case may be) in excess of a Rio Tinto plc securityholder’s basic entitlement will be satisfied in full where sufficient BHP Billiton Limited ordinary shares (or ADSs, as the case may be) are available as a result of other accepting Rio Tinto plc securityholders validly electing for additional BHP Billiton Plc ordinary shares (or ADSs, as the case may be) in excess of their basic entitlements, thereby releasing for use in the Mix and Match Facility the BHP Billiton Limited ordinary shares (including those represented by ADSs) to which they would otherwise be entitled under the Rio Tinto plc Offer.

If the number of BHP Billiton Limited ordinary shares (including those represented by ADSs) so released is insufficient to satisfy in full all valid elections for additional new BHP Billiton Limited ordinary shares (including those represented by ADSs), then all such elections will be scaled down on a pro rata basis as nearly as practicable.

(D)	Valid elections for additional BHP Billiton Plc ordinary shares (or ADSs, as the case may be) in excess of a Rio Tinto plc securityholder’s basic entitlement will be satisfied in full where sufficient BHP Billiton Plc ordinary shares (or ADSs, as the case may be) are available as a result of other accepting Rio Tinto plc securityholders validly electing for additional BHP Billiton Limited ordinary shares (or ADSs, as the case may be) in excess of their basic entitlements, thereby releasing for use in the Mix and Match Facility the BHP Billiton Plc ordinary shares (including those represented by ADSs) to which they would otherwise be entitled under the Rio Tinto plc Offer.

If the number of BHP Billiton Plc ordinary shares (including those represented by ADSs) so released is insufficient to satisfy in full all valid elections for additional BHP Billiton Plc ordinary shares (including those represented by ADSs), then all such elections will be scaled down on a pro rata basis as nearly as practicable.

(E)	No election under the Mix and Match Facility will be valid unless, by [—] a.m. New York City time (1.00 p.m. London time) on the date that the Rio Tinto plc Offer becomes wholly unconditional: (i) in respect of Rio Tinto plc ordinary shares in certificated form or uncertificated form (as the case may be), a valid acceptance of the Rio Tinto plc Offer incorporating a valid election, duly completed in all respects is duly received; (ii) in respect of Rio Tinto plc ordinary shares held in certificated form, such acceptance is accompanied by all relevant share certificate(s) and/or other document(s) of title; or in respect of Rio Tinto plc ordinary shares held in uncertificated form, a settlement of a TTE Instruction in favour of the Ordinary Share Exchange Agent as Escrow Agent in relation to those shares, is made in accordance with the procedures set out in the section headed “Acceptance Procedures – Rio Tinto plc ordinary shares held in uncertificated form (that is, in CREST)” in Annex B has occurred; (iii) in respect of Rio Tinto plc ADSs represented by ADRs, the appropriate section of the Letter of Transmittal is completed and delivered to the ADS Exchange Agent in accordance with the instructions provided in the Letter of Transmittal; or (iv) in respect of Rio Tinto plc ADSs held in book-entry form through DTC, an election is duly entered by the applicable participant in DTC on the ADS Exchange Agent’s website established for the US Offer (www.[—]) in accordance with the instructions to be provided on such website. If you hold your Rio Tinto plc ADSs by means of direct registration on the books and records of the Rio Tinto plc ADS depositary (that is, you hold the ADSs in uncertificated form in an ADS holder account at the Rio Tinto plc ADS depositary), to accept the US Offer in respect of those Rio Tinto plc ADSs and make a valid Mix and Match Facility election you should convert your direct registration Rio Tinto plc ADSs into certificated Rio Tinto plc ADSs and follow the Mix and Match Facility procedures for certificated Rio Tinto plc ADSs described above, or arrange for your direct registration Rio Tinto plc ADSs to be transferred to a brokerage or custodian account and follow the Mix and Match Facility procedures for book-entry Rio Tinto plc ADSs described above. The conversion of direct registration Rio Tinto plc ADSs into certificated Rio Tinto plc ADSs and the transfer of direct registration Rio Tinto plc ADSs to a brokerage or custodian account may be subject to processing delays.

(F)	If any Form of Acceptance, Letter of Transmittal or entry in the ADS Exchange Agent’s US Offer website includes an election under the Mix and Match Facility that is either received after the time and date upon which the Mix and Match Facility closes or is received before such time and date but is not, or is not deemed to be, valid or complete in all respects at such time and date, such election will, for all purposes, be void. A Mix and Match Facility election will not be valid if, for instance, the sum of the percentages given in respect of the preferred amount of new BHP Billiton Limited securities and new BHP Billiton Plc securities elected does not equal 100. A Mix and Match Facility election entry in the ADS Exchange Agent’s US Offer website will not be valid, for instance, if the number of Rio Tinto plc ADSs noted in the election entry does not match the number of Rio Tinto plc ADSs delivered to the ADS Exchange Agent via the DTC ATOP book-entry confirmation facility. In these cases, the Rio Tinto plc securityholder purporting to make such election will receive the basic entitlement under the US Offer, provided that the acceptance is otherwise valid.

(G)	The Mix and Match Facility is conditional upon the Rio Tinto plc Offer becoming wholly unconditional, and will not be available once the subsequent offer period in the UK Offer commences. The Mix and Match Facility will lapse if the Rio Tinto plc Offer fails or expires without becoming wholly unconditional.

Value of the Offers and Ownership of the Enlarged Group

Based on the volume weighted average prices of BHP Billiton Limited and BHP Billiton Plc ordinary shares for the month ended 31 October 2007, being the date immediately prior to BHP Billiton’s approach to Rio Tinto regarding the potential offers for Rio Tinto, the Rio Tinto plc Offer and the Rio Tinto Limited Offer represent:

•	total consideration of US$171.3 billion to Rio Tinto securityholders; and

•	a premium of 45 per cent to the combined volume weighted average market capitalisations of Rio Tinto plc and Rio Tinto Limited over the same month.

Based on the closing prices of BHP Billiton Limited and BHP Billiton Plc ordinary shares and ADSs on 15 September 2008, being the latest practicable date prior to the date of this prospectus:

•	the Rio Tinto plc Offer (including the US Offer) was valued at £50.26 per Rio Tinto plc ordinary share and US$346.51 per Rio Tinto plc ADS (in each case, on the basis of the basic entitlement); and

•	the Rio Tinto Limited Offer was valued at A$122.57 per Rio Tinto Limited ordinary share,

implying a total consideration for Rio Tinto of approximately US$118.3 billion. This represents:

•	a premium of 19 per cent to the combined market capitalisation of Rio Tinto plc and Rio Tinto Limited on 15 September 2008; and

•

a discount of two per cent to the combined market capitalisation of Rio Tinto plc and Rio Tinto Limited on 7 November 2007 and 8 November 2007, respectively, being the market capitalisations reflecting closing prices of Rio Tinto plc and Rio Tinto Limited shares immediately prior to BHP Billiton’s announcement on 8 November 2007 that it had made a proposal to Rio Tinto.

Based on publicly available information, BHP Billiton Limited believes that there were 998,080,280 Rio Tinto plc ordinary shares outstanding as at 15 September 2008. Included in this number are shares represented by approximately 23,730,000 Rio Tinto plc ADSs.

If BHP Billiton Limited acquires all the shares of Rio Tinto plc and Rio Tinto Limited pursuant to the Rio Tinto plc Offer and the Rio Tinto Limited Offer, and further assuming full acceptance of such offers on a fully-diluted basis (excluding the Rio Tinto Limited Cross-holding), current BHP Billiton securityholders would own approximately 56 per cent and former Rio Tinto securityholders would own approximately 44 per cent of the

Enlarged Group. This level of pro forma ownership by Rio Tinto securityholders would represent an increase from the approximately 36 per cent level represented by the market capitalisations of the companies prior to the approach by BHP Billiton to Rio Tinto.

Following completion of the acquisition of all the shares of Rio Tinto plc and Rio Tinto Limited, including the Rio Tinto Limited Cross-holding, Rio Tinto securityholders will own on a fully-diluted basis:

•	2,267,390,944 new BHP Billiton Limited ordinary shares (including those represented by ADSs), representing approximately 40 per cent of the issued ordinary share capital of BHP Billiton Limited; and

•	2,741,712,365 new BHP Billiton Plc ordinary shares (including those represented by ADSs), representing approximately 55 per cent of the issued ordinary share capital of BHP Billiton Plc.

Actions to be Taken by Rio Tinto plc Securityholders

The US Offer commenced on [—] and will expire at [—] a.m. New York City time (1.00 p.m. London time) on [—], unless it is extended. However, if BHP Billiton Limited has not received acceptances for more than 50 per cent of the publicly-held shares (including those represented by Rio Tinto plc ADSs) in each of Rio Tinto plc and Rio Tinto Limited by [—] a.m. New York City time (1.00 p.m. London time) on [—], then the Rio Tinto plc Offer (including the US Offer) will fail.

For the purpose of the previous sentence only, instructions received in an institutional acceptance facility will be treated as acceptances in respect of the Rio Tinto Limited Offer.

To accept the US Offer:

•

Holders of Rio Tinto plc ordinary shares must complete and return the Form of Acceptance whether their shares are held in certificated form or uncertificated form. In the case of holders of Rio Tinto plc ordinary shares held in certificated form, the Form of Acceptance should be returned together with the relevant share certificates. Holders of Rio Tinto plc ordinary shares held through CREST (the computer-based system operated by EUI for the transfer of uncertificated securities) must also send a TTE Instruction to transfer the Rio Tinto plc ordinary shares in respect of which they wish to accept the US Offer to an escrow account as set out in the section headed “Acceptance Procedures-Rio Tinto plc ordinary shares held in uncertificated form (that is, in CREST)” in Annex B;

•

Holders of Rio Tinto plc ADSs in certificated form (holding an ADR) must complete, sign and send the Letter of Transmittal together with the applicable ADRs (and any supporting documentation and signature guarantees) to the ADS Exchange Agent;

•

Holders of Rio Tinto plc ADSs in book-entry form (i.e. through an intermediary such as a stockbroker or custodian bank) must instruct their intermediary to arrange for the Rio Tinto plc ADSs to be tendered to the ADS Exchange Agent by means of a delivery via the DTC ATOP book-entry confirmation facility, together with the applicable Agent’s Message, and to make the applicable entries in the ADS Exchange Agent’s US Offer website; and

•

Holders of Rio Tinto plc ADSs in uncertificated form in an ADS holder account at the Rio Tinto plc ADS depositary must convert their direct registration Rio Tinto plc ADSs into certificated Rio Tinto plc ADSs or arrange for their direct registration Rio Tinto plc ADSs to be transferred to a brokerage or custodian account.

With respect to each method of acceptance, the acceptance must be received by the Ordinary Share Exchange Agent or the ADS Exchange Agent, as applicable, by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. If you hold your Rio Tinto plc ordinary shares or ADSs through one or more intermediaries, such as a stockbroker, custodian bank or clearing system, you should confirm the instruction deadline the intermediaries have established to accept the US Offer on your behalf. In order for your acceptance to count toward the 50 per cent minimum acceptance condition in the Rio Tinto plc Offer, you may have to take action well in advance of the announced deadline for acceptance.

BHP Billiton Limited will announce whether the initial offer period is being extended, and the level of acceptances received for the Rio Tinto plc Offer and the Rio Tinto Limited Offer, by [—] p.m. New York City time ([—] p.m. London time) on [—]. If the initial offer period is extended, BHP Billiton Limited will immediately set a new expiration date for the initial offer period and by [—] p.m. New York City time ([—] p.m. London time) on the new expiration date, will announce whether the initial offer period is extended further, and the level of acceptances then received for the Rio Tinto plc Offer and the Rio Tinto Limited Offer.

The US Offer will become wholly unconditional when the Rio Tinto plc Offer becomes wholly unconditional unless the registration statement of which this prospectus forms a part has not been declared effective by the SEC. If such registration statement has not yet been declared effective and the UK Offer becomes wholly unconditional, BHP Billiton Limited may extend the initial offer period for the US Offer until the registration statement is declared effective, at which time acceptances under the US Offer will be accepted into the subsequent offer period of the Rio Tinto plc Offer.

If the Rio Tinto plc Offer becomes wholly unconditional, BHP Billiton Limited will announce by [—] p.m. New York City time ([—] p.m. London time) on the date on which the Rio Tinto plc Offer was scheduled to expire that the Rio Tinto plc Offer is wholly unconditional, that the initial offer period has closed and that a subsequent offer period has immediately commenced. Any such subsequent offer period will remain open for at least 14 calendar days but BHP Billiton Limited may extend it beyond that time until a further specified date or until further notice.

Subject to applicable UK law and the US tender offer rules, BHP Billiton Limited reserves the right, at any time or from time to time: (i) to terminate the Rio Tinto plc Offer upon the failure of any of the conditions of the Rio Tinto plc Offer to be satisfied, in which case all acceptances received prior to the date of termination will cease to be effective; and (ii) to otherwise amend the Rio Tinto plc Offer in any respect.

If BHP Billiton Limited makes a material change in the terms of the US Offer or if it waives a material condition of the US Offer, BHP Billiton Limited will disseminate additional offer materials and extend the US Offer to the extent required by Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the offer, other than a change in price or a change in the percentage of securities sought, will depend upon the facts and circumstances then existing, including the materiality of the changes. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought, a minimum of 10 business days is generally required to allow for adequate dissemination of information to Rio Tinto plc securityholders.

Procedures for Acceptance of the US Offer

The procedure for tendering Rio Tinto plc securities into the US Offer varies depending on a number of factors, including whether you hold Rio Tinto plc ordinary shares or Rio Tinto plc ADSs and whether you possess physical certificates.

If you hold your Rio Tinto plc ordinary shares in certificated form (that is, not in CREST) to accept the US Offer in respect of those Rio Tinto plc ordinary shares you should complete, sign and return the Form of Acceptance (also signed by a witness in the case of an individual), together with your share certificates, as soon as possible and, in any event, so as to be received by the Ordinary Share Exchange Agent (attention: Computershare Corporate Actions, 250 Royall Street, Canton, MA 02021), at [—] by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. Further details on the procedures for acceptance if you hold your Rio Tinto plc ordinary shares in certificated form are set out in Annex B.

If you hold your Rio Tinto plc ordinary shares in uncertificated form (that is, in CREST), to accept the US Offer in respect of those Rio Tinto plc ordinary shares you should insert in Box [—] of the Form of Acceptance the participant ID and member account ID under which such Rio Tinto plc ordinary shares are held by you in CREST and otherwise complete and return the Form of Acceptance, as described above. In addition to completing, signing and returning the Form of Acceptance, you should at the same time take (or procure the taking of) action to transfer the relevant shares to the appropriate escrow balance through CREST by means of a TTE Instruction. You should follow the procedure for transferring the relevant shares through CREST so that the TTE Instruction settles as soon as possible and, in any event, by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. You should note that there are no special procedures in CREST for any particular corporate action. Normal systems timings and limitations will therefore apply in connection with a TTE Instruction and its settlement. In particular, settlement cannot take place on weekends or bank holidays (or other times at which the CREST system is non-operational). You should therefore time the input of any TTE Instruction relating to your Rio Tinto plc ordinary shares to ensure that it settles by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. Further details of the procedures for acceptance if you hold your Rio Tinto plc ordinary shares in uncertificated form are set out in the section headed “Acceptance Procedures-Rio Tinto plc ordinary shares held in uncertificated form (that is, in CREST)” in Annex B. If you are a CREST sponsored member you should refer to your CREST sponsor before taking any action. Only your CREST sponsor will be able to send the required TTE Instruction to CREST.

If you hold your Rio Tinto plc ADSs in certificated form (that is, you hold an ADR), to accept the US Offer in respect of those Rio Tinto plc ADSs you should complete, sign and deliver the Letter of Transmittal (together with any required supporting documentation), together with your ADRs, to the ADS Exchange Agent as soon as possible and, in any event, so as to be received by the ADS Exchange Agent (attention: [—] at [—]), by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. Further details of the procedures for acceptance if you hold your Rio Tinto plc ADSs in ADR form are set out in Annex B.

If you hold your Rio Tinto plc ADSs through an intermediary in book-entry form (that is, you hold the ADSs in a brokerage or custodian account or through a clearing system), to accept the US Offer in respect of those Rio Tinto plc ADSs you should instruct your stockbroker, commercial bank, trust company or other entity through which you hold your Rio Tinto plc ADSs to arrange for the Rio Tinto plc ADSs to be tendered in the US Offer to the ADS Exchange Agent by means of delivery through the DTC ATOP book-entry confirmation facilities, together with an Agent’s Message acknowledging that the tendering participant has received and agrees to be bound by the terms of the US Offer, by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. In addition, in order to accept the US Offer for your Rio Tinto plc ADSs, the intermediary that is acting on your behalf through the DTC ATOP book-entry confirmation system must access the ADS Exchange Agent’s website, www.[—], and provide the ADS Exchange Agent with your acceptance details (including, if applicable, the Mix and Match Facility instructions) (on a per investor basis) after the tender of the Rio Tinto plc ADSs through the DTC ATOP book-entry confirmation system has been completed (as the voluntary offer instruction (“VOI”) number assigned by DTC to the tender of Rio Tinto plc ADSs will need to be included in the information that is provided to the ADS Exchange Agent on its website for the US Offer) by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. If you hold your Rio Tinto plc ADSs through one or more intermediaries, such as a stockbroker, custodian bank or clearing system, you should confirm the instruction deadline the intermediaries have established to accept the US Offer on your behalf. To count toward the satisfaction of the 50 per cent minimum acceptance condition in the Rio Tinto plc Offer, all tenders of Rio Tinto plc ADSs through the DTC ATOP book-entry confirmation facilities must be received by the ADS Exchange Agent by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. The ADS Exchange Agent will treat any acceptances of the US Offer through DTC as defective unless and until the applicable acceptance details have been duly entered in the website established by the ADS Exchange Agent for the US Offer.

If you hold your Rio Tinto plc ADSs by means of direct registration on the books and records of the Rio Tinto plc ADS depositary (that is, you hold the ADSs in uncertificated form in an ADS holder account at the Rio Tinto plc ADS depositary), to accept the US Offer in respect of those Rio Tinto plc ADSs you should convert your direct registration Rio Tinto plc ADSs into certificated Rio Tinto plc ADSs and follow the acceptance procedures for certificated Rio Tinto plc ADSs described above, or arrange for your direct registration Rio Tinto plc ADSs to be transferred to a brokerage or custodian account and follow the acceptance procedures for book-entry Rio Tinto plc ADSs described above, in each case, as soon as possible and, in any event, so as to be received by the ADS Exchange Agent (attention: [—] at [—]), by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. The conversion of direct registration Rio Tinto plc ADSs into certificated Rio Tinto plc ADSs and the transfer of direct registration Rio Tinto plc ADSs to a brokerage or custodian account may be subject to processing delays.

If you are in any doubt as to the procedure for acceptance or if you require additional Forms of Acceptance or Letters of Transmittal, please contact the Information Agent by telephone on 1 800 339 1045 (or if calling from outside the United States, on + 1 212 440 9800). Please note that, for legal reasons, the Information Agent will be unable to give advice on the merits of the US Offer or to provide legal, financial or taxation advice on the contents of this prospectus.

Holders of Rio Tinto plc ADSs may not accept the US Offer by delivering a notice of guaranteed delivery, but may accept by the relevant means described above.

Rio Tinto plc ordinary shares and ADSs tendered in the US Offer will be held in an account controlled by the Ordinary Share Exchange Agent or the ADS Exchange Agent, as appropriate, and consequently you will not be able to sell, assign, transfer or otherwise dispose of such securities, until: (i) you withdraw your Rio Tinto plc ordinary shares or ADSs from the US Offer; (ii) your Rio Tinto plc ordinary shares or ADSs have been exchanged for BHP Billiton Plc ordinary shares or ADSs and BHP Billiton Limited ordinary shares or ADSs (in which case you will only be able to sell, assign, transfer or otherwise dispose of the BHP Billiton Plc ordinary shares or ADSs and BHP Billiton Limited ordinary shares or ADSs received in respect of your Rio Tinto plc ordinary shares or ADSs); or (iii) your Rio Tinto plc ordinary shares or ADSs have been returned to you if the US Offer is not completed or because they were not accepted for exchange.

See Annex B for additional information regarding the procedures for acceptance of the US Offer.

Conditions of the US Offer

The Rio Tinto plc Offer and the Rio Tinto Limited Offer are subject to certain pre-conditions and conditions. All of the pre-conditions to the Rio Tinto plc Offer and the Rio Tinto Limited Offer must be satisfied or waived before the offers, including the US Offer, are commenced following the preparation and mailing of the offer documents to Rio Tinto securityholders.

The US Offer is subject to the fulfilment of the conditions listed below. BHP Billiton reserves the right to waive, in whole or in part, any or all of the conditions, subject to applicable laws and regulations. However, BHP Billiton cannot waive the minimum acceptance condition or the BHP Billiton shareholder approval condition. In addition, BHP Billiton will not waive the inter-conditionality of the Rio Tinto plc Offer and the Rio Tinto Limited Offer. If BHP Billiton waives a condition that constitutes a material change to the US Offer, BHP Billiton will disseminate such material change in a manner reasonably calculated to inform Rio Tinto plc securityholders of such change and with sufficient time for such securityholders to consider such new information.

Other than the European Community merger control condition (which BHP Billiton may invoke at its discretion), BHP Billiton may only invoke a condition so as to cause the Rio Tinto plc Offer not to proceed, to fail or to be withdrawn where the circumstances that give rise to the right to invoke the conditions are of material significance to BHP Billiton in the context of the Rio Tinto plc Offer and the Rio Tinto Limited Offer and if the UK Panel has given its prior approval.

Certain terms used in this section are defined in a glossary located at the end of this section.

The US Offer is subject to the fulfilment of the conditions listed below:

Minimum acceptance condition

(A)	valid acceptances being received (and not, where permitted, withdrawn) by not later than [—] a.m. New York City time (1.00 p.m. London time) on the first closing date of the Rio Tinto plc Offer (or such later time(s) and/or date(s) as BHP Billiton may, with the consent of the UK Panel or in accordance with the UK Code, decide) in respect of the Rio Tinto plc ordinary shares which would result in BHP Billiton Limited and/or any other members of the BHP Billiton Group holding Rio Tinto plc ordinary shares which together amount to more than 50 per cent in nominal value of the total number of Rio Tinto plc ordinary shares, provided that this condition shall not be satisfied unless BHP Billiton and/or any of its wholly-owned subsidiaries shall have acquired or agreed to acquire (whether pursuant to the Rio Tinto plc Offer or otherwise) Rio Tinto plc ordinary shares carrying in aggregate more than 50 per cent of the voting rights then normally exercisable at general meetings of Rio Tinto plc. For the purposes of this condition:

(i)	shares which have been unconditionally allotted but not issued before the Rio Tinto plc Offer becomes unconditional as to acceptances (i.e. before the minimum acceptance condition is satisfied), whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise, shall be deemed to carry the voting rights they will carry on being entered into the register of members of Rio Tinto plc; and

(ii)	the expression “Rio Tinto plc ordinary shares to which the Rio Tinto plc Offer relates” shall be construed in accordance with sections 974 to 991 of the UK Companies Act 2006, which sections relate to the 90 per cent threshold for the compulsory acquisition procedure;

European Community merger control

(B)	in the event that the European Community merger control pre-condition has been waived insofar as the Acquisition constitutes a concentration with a community dimension within the scope of the Council Regulation (EC) No 139/2004 of 20 January 2004 on the control of concentrations between undertakings (the “EC Merger Regulation”):

(i)	one of the following having occurred:

(a)	the European Commission having made a decision declaring the concentration compatible with the common market under Article 6(1)(b), 8(1) or 8(2) of the EC Merger Regulation (or having been deemed to have declared the concentration compatible with the common market pursuant to the presumption in Article 10(6) of the EC Merger Regulation); or

(b)	the European Commission not having taken a decision in accordance with Article 6(1)(b), 6(1)(c), 8(1), 8(2) or 8(3) of the EC Merger Regulation within the time limits set in Articles 10(1) and 10(3) and is thereby deemed to have declared the concentration compatible with the common market pursuant to the presumption in Article 10(6) of the EC Merger Regulation; or

(c)	if the European Commission shall have made a referral to one or more competent authorities under Article 4(4) or 9(1) of the EC Merger Regulation in connection with part or all of the concentration:

1.	such competent authorities having issued a decision, finding or declaration approving the proposed Acquisition and permitting its closing without any breach of applicable law or of the EC Merger Regulation; and

2.	the condition set out in sub-paragraph (a) or (b) above having been satisfied in respect of any part of the concentration retained to be reviewed by the European Commission under the EC Merger Regulation;

and

(ii)	if one or more competent authorities takes appropriate measures to protect its legitimate interests pursuant to Article 21(4) of the EC Merger Regulation, such measures not preventing completion of the proposed Acquisition without a breach of any applicable law or of the EC Merger Regulation;

US merger control

(C)	no member of the Rio Tinto Group or the BHP Billiton Group being subject to threatened or actual litigation, or to any order or injunction of a court of competent jurisdiction in the United States that prohibits consummation of the Acquisition as a result of action brought by the US Federal Trade Commission or US Department of Justice;

Australian foreign investment approval

(D)	in the event that the Australian foreign investment approval pre-condition is waived one of the following having occurred:

(i)	BHP Billiton having received written notice issued by or on behalf of the Australian Treasurer stating that there are no objections under the Australian Government’s foreign investment policy to a Relevant Acquisition, such notice being unconditional; or

(ii)	the period provided under the Australian Foreign Acquisition and Takeovers Act 1975 during which the Australian Treasurer may make an order or interim order under the Australian Foreign Acquisition and Takeovers Act 1975 prohibiting a Relevant Acquisition having expired without such an order having been made; or

(iii)	if an interim order shall have been made to prohibit a Relevant Acquisition, the subsequent period for making a final order having elapsed without any such final order having been made;

(For the purpose of this condition (D), a “Relevant Acquisition” is an acquisition of: (i) Rio Tinto plc ordinary shares by BHP Billiton Limited; (ii) Rio Tinto Limited shares by BHP Billiton Limited; (iii) Interim Shares by BHP Billiton Plc; or (iv) BHP Billiton Limited ordinary shares issued as consideration for the acquisition of Rio Tinto Limited shares presently held by Tinto Holdings Australia Pty Ltd or another member of the Rio Tinto Group);

Canadian merger control

(E)	in the event that the Canadian merger control pre-condition is waived either one of the following having occurred:

(i)	the Commissioner of Competition (the “Canadian Commissioner”) appointed pursuant to section 7 of the Canadian Competition Act, R.S.C. 1985, c. C-34 (as amended), having issued an advance ruling certificate under section 102(1) of the Canadian Competition Act in respect of the Acquisition; or

(ii)	any applicable waiting period under the Canadian Competition Act having expired or been earlier terminated or waived by the Canadian Commissioner, and BHP Billiton having been advised by the Canadian Commissioner that she has determined that grounds do not exist for her to make an application to the Canadian Competition Tribunal under section 92 of the Canadian Competition Act for an order in respect of the Acquisition, such advice being unconditional;

South African merger control

(F)	in the event that the South African merger control pre-condition is waived the South African Competition Authorities having unconditionally approved the Acquisition in terms of Chapter 3 of the South African Competition Act, 89 of 1998, as amended;

Approvals by Public Authorities

(G)	BHP Billiton having received all Approvals (other than those referred to in paragraphs (B) to (F) above, inclusive) which are required by law or by any Public Authority:

(i)	to permit the Rio Tinto plc Offer and the Rio Tinto Limited Offer to be made and to be accepted by Rio Tinto plc securityholders and Rio Tinto Limited shareholders, respectively; or

(ii)	as a result of the Acquisition and which are necessary for the continued operation or ownership of the business or any part of the business of any member of the Rio Tinto Group,

and, in each case, those Approvals shall have been on an unconditional basis and remain in force in all respects and there has been no notice, intimation or indication of intention to revoke, suspend, restrict, modify or not renew those Approvals;

No action adversely affecting Acquisition

(H)	during the period commencing at 4:30 p.m. New York City time (9.30 p.m. London time) on 5 February 2008 (the “Announcement Date”) and ending at the end of the period in which the Rio Tinto plc Offer is open for acceptance (the “Relevant Period”):

(i)	there having not been any preliminary or final decision, order or decree issued by any Public Authority;

(ii)	no action, investigation or examination or any other step having been taken, instituted, or threatened by any Public Authority;

(iii)	no application having been made to any Public Authority (other than an application by BHP Billiton Limited or any company within the BHP Billiton Group);

which:

(iv)	restrains, prohibits or impedes, or threatens to restrain, prohibit or impede, or may otherwise materially adversely impact upon:

(a)	the Acquisition (including the making of the Rio Tinto plc Offer and the Rio Tinto Limited Offer or the Acquisition by BHP Billiton of any other securities in Rio Tinto plc or Rio Tinto Limited or any other member of the Rio Tinto Group); or

(b)	the rights of BHP Billiton Limited in respect of any Rio Tinto plc ordinary shares or Rio Tinto Limited ordinary shares to be acquired under the Rio Tinto plc Offer or the Rio Tinto Limited Offer or otherwise or any other securities in any member of the Rio Tinto Group; or

(v)	in consequence of, or in connection with, the Acquisition, seeks to require the divestiture by BHP Billiton Limited of any Rio Tinto plc ordinary shares or Rio Tinto Limited ordinary shares, or the divestiture of any assets (including the variation or termination of any contractual rights) by any member of the Rio Tinto Group or by any member of the BHP Billiton Group;

(vi)	in consequence of, or in connection with, the Acquisition, imposes any limitation on the ability of any member of the BHP Billiton Group or the Rio Tinto Group to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof being a limitation that (individually or together with others) has or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of any member of the BHP Billiton Group or any member of the Rio Tinto Group; or

(vii)	in consequence of, or in connection with, the Acquisition, requires any member of the BHP Billiton Group to acquire or offer to acquire any shares or other securities (or the equivalent) or interest in any body corporate or other entity, other than Rio Tinto plc or Rio Tinto Limited, and during the Relevant Period, all applicable waiting and other time periods during which any Public Authority could institute, implement or threaten any action, proceeding, suit, investigation, examination, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Rio Tinto plc Offer or the Rio Tinto Limited Offer or the acquisition or proposed acquisition of any Rio Tinto plc ordinary shares or Rio Tinto Limited ordinary shares having expired, lapsed or been terminated;

(I)	during the Relevant Period no law having been enacted, made, proclaimed or decreed, or having been proposed to be enacted, made, proclaimed or decreed, which:

(i)	restrains, prohibits or impedes, or threatens to restrain, prohibit or impede, or may otherwise materially adversely impact upon:

(a)	the Acquisition (including the making of the Rio Tinto plc Offer and the Rio Tinto Limited Offer or the acquisition by BHP Billiton Limited of any other securities in Rio Tinto plc or Rio Tinto Limited or any other member of the Rio Tinto group); or

(b)	the rights of BHP Billiton Limited in respect of any Rio Tinto plc ordinary shares or Rio Tinto Limited ordinary shares to be acquired under the Rio Tinto plc Offer or the Rio Tinto Limited Offer or otherwise or any other securities in any member of the Rio Tinto Group; or

(ii)	seeks to require the divestiture by BHP Billiton Limited of any Rio Tinto plc ordinary shares or Rio Tinto Limited ordinary shares, or the divestiture of any assets by (including the variation or termination of any contractual rights of) any member of the Rio Tinto Group or by any member of the BHP Billiton Group;

(iii)	imposes any limitation on the ability of any member of the BHP Billiton Group or the Rio Tinto Group to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof being a limitation that (individually or together with others) has or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of any member of the BHP Billiton Group or any member of the Rio Tinto Group; or

(iv)	requires any member of the BHP Billiton Group to acquire or offer to acquire any shares or other securities (or the equivalent) or interest in any body corporate or other entity other than Rio Tinto plc or Rio Tinto Limited;

or would do so (in respect of any or all of the foregoing) if enacted, made, proclaimed or decreed as proposed;

BHP Billiton shareholder approval

(J)	such resolutions as are necessary by the shareholders of BHP Billiton Plc and BHP Billiton Limited to approve, implement and effect the Rio Tinto plc Offer and the Rio Tinto Limited Offer and the acquisition of the Rio Tinto plc ordinary shares and the Rio Tinto Limited ordinary shares, including resolutions to increase the share capital of BHP Billiton Plc and to authorise the creation and allotment of the new BHP Billiton Plc ordinary shares and permit the acquisition of the Interim Shares by BHP Billiton Plc, having been passed at the BHP Billiton extraordinary general meetings (or at any adjournment thereof);

Quotation of new BHP Billiton Plc ordinary shares, new BHP Billiton Plc ADSs, new BHP Billiton Limited ordinary shares and new BHP Billiton Limited ADSs

(K)	the admission to the UK Official List of the new BHP Billiton Plc ordinary shares to be issued in connection with the Rio Tinto plc Offer having become effective in accordance with the UK Listing Rules and the admission of such shares to trading having become effective in accordance with the Admission and Disclosure Standards of the LSE or if BHP Billiton Plc so determines and subject to the consent of the UK Panel, the UK Listing Authority having agreed to admit such shares to the UK Official List and the LSE having agreed to admit such shares to trading subject only to (i) the allotment of such shares and/or (ii) the Rio Tinto plc Offer having become or having been declared wholly unconditional;

(L)	permission for the admission to quotation of the new BHP Billiton Limited ordinary shares to be issued in connection with the Rio Tinto plc Offer having been granted by ASX, subject only to:

(i)	the allotment and issue of such shares; and

(ii)	the provision of the following information to ASX:

(a)	the date of allotment and number of shares for which quotation is sought;

(b)	confirmation that the shares have been allocated into the issuer sponsored sub-register;

(c)	a statement setting out the issued capital of BHP Billiton Limited following allotment; and

(d)	a statement setting out the names of the 20 largest holders of BHP Billiton Limited ordinary shares and the percentage held by each;

(M)

confirmation having been received by BHP Billiton that the new BHP Billiton Plc ADSs representing the new BHP Billiton Plc ordinary shares and the new BHP Billiton Limited ADSs representing the new BHP Billiton Limited ordinary shares being offered in the US Offer have been approved for listing, subject to official notice of issue, on the NYSE, and, absent an available exemption from the registration requirements of the Securities Act, the registration statement for the new BHP Billiton Plc ordinary shares, the new BHP Billiton Plc ADSs, the new BHP Billiton

Limited ordinary shares and the new BHP Billiton Limited ADSs to be issued pursuant to the US Offer having become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement having been issued nor proceedings for that purpose having been initiated or threatened by the SEC and BHP Billiton Plc having received all necessary US state securities law or blue sky authorisations;

Inter-conditionality of Rio Tinto plc Offer and Rio Tinto Limited Offer

(N)	the Rio Tinto Limited Offer having become or having been declared free of all conditions (other than the Rio Tinto Limited Offer condition which relates to the fulfilment or waiver of the Rio Tinto plc Offer conditions);

Non-existence of certain rights

(O)	no person (other than a member of the BHP Billiton Group) has or will have any right (whether subject to conditions or not) under any Material Rio Tinto Agreement (as defined below), in consequence of BHP Billiton Limited acquiring securities in Rio Tinto plc or Rio Tinto Limited or a change in the control or management of Rio Tinto plc or Rio Tinto Limited or otherwise, to:

(i)	acquire from any member of the Rio Tinto Group, or to require the disposal by any member of the Rio Tinto Group of, or to require any member of the Rio Tinto Group to offer to dispose of, any Material Rio Tinto Asset (as defined below);

(ii)	terminate, or to vary the terms or performance of, or to vary the rights, obligations and liabilities of any member of the Rio Tinto Group under, any Material Rio Tinto Agreement;

(iii)	require repayment of any moneys borrowed by or any other indebtedness (actual or contingent) of any member or members of the Rio Tinto Group immediately or earlier than their or its stated maturity date or repayment date for a material amount in aggregate or withdraw or inhibit the ability of any member to borrow moneys or incur indebtedness; or

(iv)	enforce, claim, create or vary any mortgage, charge or other security interest over any Material Rio Tinto Asset,

other than a right for which a written, enforceable, irrevocable and unconditional waiver or release has been obtained from the person by Rio Tinto plc and Rio Tinto Limited before the end of the Relevant Period, and which waiver or release has been publicly disclosed;

No material transactions, claims or changes in the conduct of the business of the Rio Tinto Group

(P)	save as disclosed in any public announcement by Rio Tinto plc or Rio Tinto Limited in each case delivered to a regulatory information service authorised by the UK Listing Authority to receive, process and disseminate regulatory information from listed companies (a “Regulatory Information Service”) or ASX prior to the Announcement Date, no member of the Rio Tinto Group having during the Relevant Period:

(i)	acquired, offered to acquire or agreed to acquire one or more shares, companies or assets (or an interest in one or more shares, companies or assets) for an amount in aggregate that is material;

(ii)	disposed (including by grant of a mortgage, charge, encumbrance or other security interest), offered to dispose or agreed to dispose of:

(a)	one or more shares, companies or assets (or an interest in one or more shares, companies or assets) for an amount or having a market value in aggregate that is material;

(b)	one or more Iron Ore Assets (as defined below) (or an interest in one or more Iron Ore Assets) for an amount or having a market value in aggregate that is material in the context of the Iron Ore Business (as defined below);

For the avoidance of doubt:

(c)	a disposal of, an offer to dispose of or an agreement to dispose of one or more shares or interests in a company or entity which owns (directly or indirectly) an interest in an Iron Ore Asset is taken to be a disposal of, an offer to dispose of or an agreement to dispose of (as the case may be) an interest in that Iron Ore Asset; and

(d)	a reference to assets in sub-paragraph (a) above includes (without limitation) Iron Ore Assets;

(iii)	entered into or offered to enter into any joint venture, asset or profit sharing, partnership, merger of businesses (including through a multiple listed companies structure) or of corporate entities:

(a)	in respect of any Iron Ore Assets having a market value in aggregate that is material in the context of the Iron Ore Business; or

(b)	otherwise involving a material commitment in aggregate;

(iv)	other than in the ordinary course of business, incurred, committed to or brought forward the time for incurring or committing, or granted to another person a right the exercise of which would involve a member of the Rio Tinto Group incurring or committing to, any capital expenditure or liability, or forgone any revenue, for one or more related items or amounts that are material in aggregate;

(v)	issued or agreed to issue, authorised or proposed the issue of, any equity, debt or hybrid security (including any security convertible into shares of any class) or rights, warrants or options to subscribe for or acquire any such securities, other than Rio Tinto plc ordinary shares or Rio Tinto Limited ordinary shares issued as a result of exercise or conversion of any options or rights issued or granted pursuant to the Rio Tinto plc Share Option Plan, the Rio Tinto plc Share Savings Plan, the Rio Tinto plc Mining Companies Comparative Plan, the Rio Tinto Management Share Plan, the Rio Tinto plc Share Ownership Plan, the Rio Tinto Limited Share Option Plan, the Rio Tinto Limited Share Savings Plan or the Rio Tinto Limited Mining Companies Comparative Plan, provided that the issue or grant of the options or rights was made and disclosed in any public announcement by Rio Tinto plc or Rio Tinto Limited in each case delivered to a Regulatory Information Service or ASX before the Announcement Date;

(vi)	recommended, declared, paid or made, or resolved to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash, in specie or otherwise except for half-year and full-year dividends payable in cash at a level which is not materially different to the past practice of the relevant member of the Rio Tinto Group;

(vii)	made or authorised or proposed or announced an intention to propose any change in its loan capital for a material amount in aggregate;

(viii)	issued or agreed to issue any debentures or save in the ordinary course of business incurred or increased any indebtedness or become subject to any contingent liability for a material amount in aggregate;

(ix)

purchased, bought back, cancelled, redeemed or repaid any of its own shares or other securities or the shares or securities of any other member of the Rio Tinto Group, or otherwise reduced its share capital in any way, or consolidated or subdivided all or any part of its share capital or otherwise converted any or all of its shares into a larger or smaller number, or otherwise made any other change to, or reconstruction of, any part of its share capital (other than as a consequence of an issue of Rio Tinto plc ordinary shares or Rio Tinto Limited ordinary shares upon the exercise or conversion of any options or rights issued or granted pursuant to the Rio Tinto plc Share Option Plan, the Rio Tinto plc Share Savings

Plan, the Rio Tinto plc Mining Companies Comparative Plan, the Rio Tinto Management Share Plan, the Rio Tinto plc Share Ownership Plan, the Rio Tinto Limited Share Option Plan, the Rio Tinto Limited Share Savings Plan or the Rio Tinto Limited Mining Companies Comparative Plan provided that the issue or grant of the options or rights was made and disclosed in any public announcement by Rio Tinto plc or Rio Tinto Limited in each case delivered to a Regulatory Information Service or ASX before the Announcement Date);

(x)	implemented or entered into any scheme or arrangement or compromise (including one for a reconstruction or amalgamation of any members of the Rio Tinto Group), or a deed of company arrangement, or any analogous procedure, scheme or arrangement in any jurisdiction;

(xi)	entered into, renewed or changed the terms of any contract of service with any director or senior executive of Rio Tinto plc or Rio Tinto Limited or another material member of the Rio Tinto Group;

(xii)	taken any corporate action or had any legal proceedings started or threatened against it in any jurisdiction and no order or determination having been made by a Public Authority:

(a)	for its winding up, dissolution or reorganisation; or

(b)	for the appointment of a receiver, receiver and manager, administrative receiver, administrator, trustee or similar officer in respect of all or any of its assets or revenues; or

(c)	for the appointment of an administrator, liquidator or provisional liquidator,

(or any analogous proceedings in any jurisdiction), and no such person having been appointed during the Relevant Period;

(xiii)	had any claim made or threatened against it, or litigation, arbitration proceedings, prosecution or other legal proceedings commenced against it, involving a claim of a material amount;

(xiv)	other than in the ordinary course of business, entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the Rio Tinto Group or, if the Acquisition is completed, the Enlarged Group, where such restriction has, has had or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of any member of the Rio Tinto Group or, if the Acquisition is completed, any member of the Enlarged Group;

(xv)	waived or compromised any claim for a material amount (or for amounts which in aggregate are material);

(xvi)	made any changes in its constitution, memorandum and articles of association, or other constituent document or passed any special resolution;

(xvii)	varied or terminated any of the agreements and documents constituting the Rio Tinto DLC including the DLC Merger Sharing Agreement between Rio Tinto plc and Rio Tinto Limited, the RTZ Shareholder Voting Agreement and the CRA Shareholder Voting Agreement between, among others, Rio Tinto plc, Rio Tinto Limited and The Law Debenture Trust Corporation p.l.c., and certain Trust Deeds and Deed Polls, each dated on or about 21 December 1995 (as amended at the Announcement Date);

(xviii)	borrowed or agreed to borrow any money (except for temporary borrowing from its bankers in the ordinary course of business) for a material amount (or for amounts which in aggregate are material);

(xix)	released, discharged or modified any substantial obligation to it of any person, firm or corporation (or agreed to do so) and such release, discharge or modification having had or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of any member of the Rio Tinto Group;

(xx)	done anything that (individually or together with any other things done by the member or any other member of the Rio Tinto Group) has or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of any member of the Rio Tinto Group;

(xxi)	publicly disclosed the existence of any matter described in sub-paragraphs (i) to (xx) above of this condition (P); or

(xxii)	entered into any contract, commitment, arrangement or agreement or passed any resolution or made any offer (which remains open for acceptance) with respect to, or publicly announced an intention to, or proposal to do, anything described in sub-paragraphs (i) to (xx) above of this condition (P);

No material adverse change

(Q)	during the Relevant Period:

(i)	there having been no occurrence, event or matter, including (without limitation):

(a)	any change in the status or terms of arrangements entered into with any member of the Rio Tinto Group, any change in the status or terms of any Approvals which are applicable to any member of the Rio Tinto Group or any steps having been taken which are likely to result in a change in the status or terms of any Approvals which are applicable to any member of the Rio Tinto Group (whether or not wholly or partly attributable to the making of the Rio Tinto plc Offer or the Rio Tinto Limited Offer or the acquisition of any shares in Rio Tinto plc or Rio Tinto Limited);

(b)	any failure by any past or present member of the Rio Tinto Group to comply with any law or regulation of any jurisdiction with regard to the disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or otherwise any such disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such law or regulation, and wherever the same may have taken place);

(c)	any past or present member of the Rio Tinto Group having become liable (whether actually or contingently) to make good, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Rio Tinto Group;

(d)	any litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Rio Tinto Group is or may become a party (whether as a plaintiff, defendant or otherwise), or any investigation by any Public Authority against or in respect or any member of the Rio Tinto Group, having been instituted, announced or threatened by or against or remaining outstanding in respect of any member of the Rio Tinto Group;

(e)	any contingent or other liability having arisen;

(f)	any liability for duty or tax; or

(g)	any change in law (whether retrospective or not),

that (individually or together with others) has had or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of the Rio Tinto Group taken as a whole; and

(ii)	no occurrence, event or matter, as described in sub-paragraph (i) above of this condition (Q), which occurred before the Announcement Date but was not apparent from publicly available information before then, having become public;

(R)	during the Relevant Period, BHP Billiton Limited not having discovered that any document filed by or on behalf of any member of the Rio Tinto Group with any Public Authority or ASIC prior to the Announcement Date contains a material inaccuracy or is misleading (whether by omission or otherwise) in a material respect; and

Withdrawals

(S)	if after the Rio Tinto plc Offer shall have become or have been declared unconditional as to acceptances (i.e. as a result of the minimum acceptance condition having been satisfied) Rio Tinto plc shareholders who have accepted the Rio Tinto plc Offer having become entitled to withdraw their acceptances pursuant to section 87Q of the United Kingdom Financial Services and Markets Act 2000 not having withdrawn their acceptances in respect of such number of Rio Tinto plc ordinary shares so that the Rio Tinto plc ordinary shares acquired or agreed to be acquired by BHP Billiton Limited or any of its wholly-owned subsidiaries, either pursuant to the Rio Tinto plc Offer or otherwise, will result in BHP Billiton Limited and any of its wholly-owned subsidiaries holding Rio Tinto plc ordinary shares which together carry 50 per cent or less of the voting rights then normally exercisable at general meetings of Rio Tinto plc.

General

Condition (J) must be fulfilled by, and conditions (B) to (I) (inclusive) and (K) to (S) (inclusive) fulfilled or waived by [—] p.m. New York City time (midnight London time) on the 21st day after the later of the first closing date of the Rio Tinto plc Offer (i.e. [—]) and the date on which condition (A) is fulfilled (or in each such case such later date as BHP Billiton Limited may, with the consent of the UK Panel, decide). BHP Billiton Limited shall be under no obligation to waive or treat as satisfied any of the conditions (B) to (I) (inclusive) and (K) to (S) (inclusive) by a date earlier than the latest date specified above for the satisfaction thereof, notwithstanding that the other conditions of the Rio Tinto plc Offer may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment. If BHP Billiton Limited is required by the UK Panel to make an offer for Rio Tinto plc ordinary shares under the provisions of Rule 9 of the UK Code, BHP Billiton Limited may make such alterations to any of the above conditions as are necessary to comply with the provisions of that Rule.

In the event that the European Community merger control pre-condition is waived, if the Acquisition constitutes a concentration with a community dimension within the scope of the EC Merger Regulation and the European Commission initiates proceedings under Article 6(1)(c) or following a referral by the European Commission under Article 9(1) to a competent authority in the United Kingdom there is a subsequent reference to the Competition Commission before, in each case, [— ] a.m. New York City time (1.00 p.m. London time) on [—] or the date and time on which the Rio Tinto plc Offer 50 per cent minimum acceptance condition is satisfied (whichever is the later), the US Offer will lapse.

The registration statement of which this prospectus is a part has not been declared effective and to the extent the US Offer is mailed in accordance with Rules 14d-2 and 14d-4 under the Exchange Act before the registration statement is declared effective, the US Offer also will be conditioned upon the registration statement being declared effective.

The US Offer is not conditioned upon BHP Billiton Limited entering into any financing arrangements or subject to any financing condition.

For the purpose of these conditions, the terms below have the following meanings:

(a)	“Acquisition” means the proposed acquisition by BHP Billiton Limited of all of the shares in Rio Tinto plc and all of the shares in Rio Tinto Limited pursuant to the terms of the Rio Tinto plc Offer and the Rio Tinto Limited Offer.

(b)	“Approval” means a licence, authority, consent, permission, approval, order, clearance, exemption, agreement, recognition, grant, confirmation, waiver, ruling, determination or decision.

(c)	“Iron Ore Assets” means the iron ore mining rights, mining tenements, leases, licences or other interests in any form including, but not limited to:

(i)	any right, title or interest held pursuant to any Government agreement pursuant to the Government Agreements Act 1979 (Western Australia) or the Mining Act 1978 (Western Australia); or under any pending Government agreement pursuant to the Government Agreements Act 1979 (Western Australia) or the Mining Act 1978 (Western Australia); or any approved or pending proposals under any such Government agreement pursuant to the Government Agreements Act 1979 (Western Australia) or the Mining Act 1978 (Western Australia);

(ii)	any right, title or interest held pursuant to any Joint Venture Agreement (as defined below) or under any other pending Joint Venture Agreement and approved or pending proposals under any such Joint Venture Agreement;

(iii)	trademarks, brands, copyright or marketing tools or intellectual property and technology;

(iv)	any rights under contracts for the sale of iron ore products from Western Australia,

owned, operated, controlled or held by any member of the Rio Tinto Group and any other assets owned, operated or controlled by any member of the Rio Tinto Group in connection with its Iron Ore Business, including, but not limited to:

(i)	the Rio Tinto Group’s interest in the Robe River joint venture, including in the mines, rail and port facilities controlled or operated by or pursuant to the Robe River joint venture;

(ii)	the mines, rail and port facilities owned or operated by Hamersley Iron;

(iii)	the Rio Tinto Group’s interest in the Hope Downs joint venture, including in the mines, rail and port facilities controlled or operated by or pursuant to the Hope Downs joint venture;

(iv)	the mines, rail and port facilities owned or operated by Pilbara Iron;

(v)	the Rio Tinto Group’s interest in the Rhodes Ridge joint venture, including in the mines, rail and port facilities controlled or operated by or pursuant to the Rhodes Ridge joint venture;

(vi)	the mines, rail and port facilities at Corumbá, Brazil;

(vii)	the Rio Tinto Group’s interest in the Rio Tinto Orissa Mining joint venture, including the studies, the iron ore leases and other property held by the Rio Tinto Orissa Mining joint venture;

(viii)	the assets including studies and property relating to the Simandou project in West Guinea;

(ix)	the Rio Tinto Group’s interest in the Channar joint venture, including in the mines, rail and port facilities controlled or operated by or pursuant to the Channar joint venture; and

(x)	the Rio Tinto Group’s interest in the Eastern Range joint venture, including in the mines, rail and port facilities controlled or operated by or pursuant to the Eastern Range joint venture.

(d)	“Iron Ore Business” means the production or sale of iron ore products using the Iron Ore Assets.

(e)	“Joint Venture Agreement” means any agreement pursuant to which any member of the Rio Tinto Group holds an interest in any joint venture entity, whether a company, unincorporated firm, undertaking, joint venture, association, partnership or any other entity.

(f)	“Material Rio Tinto Agreement” means any agreement, arrangement, licence, permit or other instrument that is material in the context of the business of the Rio Tinto Group and to which any member of the Rio Tinto Group is a party or by which any such member or any of its assets may be bound, entitled or subject. An agreement, arrangement, licence, permit or other instrument is taken to be material in the context of the business of the Rio Tinto Group if the termination of it would or would be likely to materially adversely affect the value of the long-term revenues or costs or the assets or liabilities of the Rio Tinto Group.

(g)	“Material Rio Tinto Asset” means:

(i)	any business, asset (including shares or other securities) or property of any member of the Rio Tinto Group which is material in the context of the business of the Rio Tinto Group; or

(ii)	any Rio Tinto Iron Ore Asset that is material in the context of the Rio Tinto Iron Ore Business.

For the avoidance of doubt, a reference in sub-paragraph (i) above to assets includes (without limitation) Rio Tinto Iron Ore Assets.

(h)	“Public Authority” means any government or any governmental, semi-governmental, administrative, trade, regulatory, statutory or judicial entity, tribunal, authority, agency or association, whether in Australia or elsewhere, including the ACCC. It also includes any governor, governor-in-council, minister of state or other government official and any self-regulatory organisation established under statute or any stock exchange. However, when used in condition (H), it does not include the Australian Takeovers Panel, ASIC or any court that hears or determines proceedings under section 657G of the Australian Corporations Act or proceedings commenced by a person specified in section 659B(1) of the Australian Corporations Act in relation to the Acquisition.

Acceptance Period

(A)	The US Offer will initially be open for acceptance until [—] a.m. New York City time (1.00 p.m. London time) on [—], unless extended. While BHP Billiton Limited gives no assurance that the terms of the US Offer will be revised, if they are, the US Offer will remain open for acceptance for a period of at least 14 calendar days (or such other period as may be permitted by the UK Panel with respect to the UK Offer and in accordance with the US tender offer rules) from the date on which notification of the revision is disseminated to Rio Tinto plc securityholders. Except with the consent of the UK Panel and in accordance with the US tender offer rules, no revision of the Rio Tinto plc Offer may be made or mailed after [—] or, if later, the date falling 14 days before the last date the Rio Tinto plc Offer can become unconditional as to acceptances (i.e. the last date the 50 per cent minimum acceptance condition can be satisfied).

(B)

The US Offer shall not (except with the consent of the UK Panel and in accordance with the US tender offer rules) be capable of becoming unconditional as to acceptances (i.e. having the 50 per cent minimum acceptance condition satisfied) after [—] p.m. New York City time (midnight London time) on [—] (or any earlier time and/or date announced (and not withdrawn) by BHP Billiton Limited as the date beyond which the US Offer will not be extended) nor of being kept open for acceptance after that time and date unless it has previously become unconditional as to acceptances (i.e. unless the 50 per cent minimum acceptance condition has been satisfied), provided that BHP Billiton reserves the right, with the permission of the UK Panel and in accordance with the US tender offer rules, to extend the US Offer to a later time(s) and/or date(s). Except with the consent of the UK Panel, BHP Billiton Limited may not, to determine whether the 50 per cent minimum acceptance condition has been satisfied, take into account acceptances of Rio Tinto plc ordinary shares (including those represented by ADSs) received after [—] a.m. New York City time (1.00 p.m. London time) on [—] (or any earlier time and/or date announced (and not withdrawn) by BHP Billiton Limited as the date beyond which the US Offer will not be extended) or, if the US Offer is so extended, any such later time(s) and/or date(s) as may be agreed with the UK Panel and in accordance with the US tender offer rules. If the latest time at which the US Offer may become unconditional as to acceptances (i.e. the latest time at which the 50 per cent minimum acceptance condition may be met) is extended beyond [—] p.m. New York City time (midnight London time) on [—], acceptances of Rio Tinto plc ordinary shares (including those represented by ADSs) received in respect of which the relevant documents are received by the Ordinary Share Exchange Agent or the ADS Exchange Agent after [—] a.m. New York City time (1.00 p.m. London time) on [—] may (except where the UK Code and the US tender offer rules otherwise permit) only be taken into account with the agreement of the UK Panel and in accordance with the US tender offer rules.

(C)	If the Rio Tinto plc Offer becomes wholly unconditional, a subsequent offer period will immediately commence and the Rio Tinto plc Offer will remain open for acceptance for not less than 14 calendar days from the date on which it would otherwise have expired. If the Rio Tinto plc Offer has become wholly unconditional and it is stated by or on behalf of BHP Billiton Limited that the Rio Tinto plc Offer will remain open until further notice, a subsequent offer period will immediately commence and not less than 14 calendar days’ notice in writing will be given prior to the expiration of the Rio Tinto plc Offer to those Rio Tinto plc securityholders who have not accepted the Rio Tinto plc Offer.

(D)	To determine at any particular time whether the 50 per cent minimum acceptance condition has been satisfied, BHP Billiton Limited shall be entitled to take account only of those Rio Tinto plc ordinary shares (including those represented by Rio Tinto plc ADSs) carrying voting rights which have been unconditionally allotted or issued before that time and written notice of the allotment or issue of which, containing all the relevant details, has been received by the Ordinary Share Exchange Agent from Rio Tinto plc or its agents at the address specified in “Who Can Help Answer My Questions?”. Notification by telex, email or facsimile transmission will not constitute written notice for these purposes. Provided that the registration statement of which this prospectus forms a part has been declared effective by the SEC, acceptances under the US Offer will count towards satisfaction of the 50 per cent minimum acceptance condition under the Rio Tinto plc Offer if received, and not withdrawn, by [—] a.m. New York City time (1.00 p.m. London time) on the date that the Rio Tinto plc Offer becomes wholly unconditional.

(E)	If a competitive situation arises and is continuing on [—], BHP Billiton Limited will enable holders of Rio Tinto plc ordinary shares in uncertificated form who have not already validly accepted the US Offer but who have previously accepted a competing offer to accept the US Offer by special form of acceptance to take effect on [—]. It shall be a condition of such special form of acceptance being a valid acceptance of the US Offer that: (i) it is received by the Ordinary Share Exchange Agent on or before [—]; (ii) the relevant Rio Tinto plc shareholder shall have applied to withdraw his/her acceptance of the competing offer but that the Rio Tinto plc ordinary shares to which such withdrawal relates shall not have been released from escrow before [—] by the escrow agent to the competing offer; and (iii) the Rio Tinto plc ordinary shares to which the special form of acceptance relates are not transferred to escrow in accordance with the procedure for acceptance set out in this prospectus on or before [—], but an undertaking is given that they will be so transferred as soon as possible thereafter. Rio Tinto plc shareholders wishing to use such special forms of acceptance should apply to the Ordinary Share Exchange Agent on the appropriate telephone number set out in “Who Can Help Answer My Questions?” between 8.30 a.m. and 6.00 p.m. New York City time on the business day preceding [—] in order that such forms can be dispatched. Notwithstanding the right to use such special form of acceptance, holders of Rio Tinto plc ordinary shares in uncertificated form may not use a Form of Acceptance (or any other purported acceptance form) to accept the US Offer or making an election under the Mix and Match Facility in respect of such shares.

(F)	If you hold your Rio Tinto plc ordinary shares or ADSs through one or more intermediaries, such as a stockbroker, custodian bank or clearing system, you should confirm the instruction deadline the intermediaries have established to accept the US Offer on your behalf. The custodian bank or stockbroker may set an earlier deadline for receiving instructions from holders of Rio Tinto plc ordinary shares or ADSs in order to permit the custodian bank or stockbroker to communicate acceptances to the Ordinary Share Exchange Agent or the ADS Exchange Agent in a timely manner. In order for your acceptance to count toward the 50 per cent minimum acceptance condition in the Rio Tinto plc Offer, you may have to take action well in advance of the announced deadline for acceptance.

Announcements

(A)	By [—] p.m. New York City time ([—] p.m. London time) on the day on which the US Offer is due to expire or becomes wholly unconditional or is revised or extended as the case may be (the “Relevant Day”) (or such later time(s) or date(s) as the UK Panel may agree and in accordance with US tender offer rules), BHP Billiton Limited will make an appropriate announcement regarding the status of the Rio Tinto plc Offer.

Such announcement will (unless otherwise permitted by the UK Panel and in accordance with the US tender offer rules) also state:

(i)	the number of Rio Tinto plc ordinary shares (including those represented by ADSs) for which acceptances of the Rio Tinto plc Offer have been received (specifying the extent to which acceptances have been received from persons acting in concert with BHP Billiton Limited or in respect of Rio Tinto plc ordinary shares (including those represented by ADSs) which were subject to an irrevocable commitment or a letter of intent procured by BHP Billiton Limited or any of its associates);

(ii)	details of any relevant securities of Rio Tinto in which BHP Billiton or any person acting in concert with it has an interest or in respect of which it has a right to subscribe, in each case specifying the nature of the interests or rights concerned. Similar details of any short positions (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery, will also be stated;

(iii)	details of any relevant securities of Rio Tinto in respect of which BHP Billiton or any of its associates has an outstanding irrevocable commitment or letter of intent; and

(iv)	details of any relevant securities of Rio Tinto which BHP Billiton or any person acting in concert with it has borrowed or lent, save for any borrowed shares which have been either on-lent or sold, and will in each case specify the percentage of each class of relevant securities of Rio Tinto plc represented by each of the figures. Any such announcement will include a prominent statement of the total number of Rio Tinto plc ordinary shares (including those represented by ADSs) which BHP Billiton Limited may count towards the satisfaction of the 50 per cent minimum acceptance condition and the percentage of Rio Tinto plc ordinary shares (including those represented by ADSs) represented by this figure.

(B)

Any decision to extend the time and/or date by which the 50 per cent minimum acceptance condition has to be fulfilled may be made at any time up to, and will be announced not later than, [—] p.m. New York City time ([—] p.m. London time) on the Relevant Day (or such later time and/or date as the UK Panel may agree and in accordance with the US tender offer rules). The announcement will state the next expiration date unless the Rio Tinto plc Offer is then unconditional as to acceptances (i.e. the 50 per cent minimum acceptance condition has been satisfied), in which case a statement may instead be made that the Rio Tinto plc Offer will remain open until further notice. In computing the number of Rio Tinto plc ordinary shares (including those represented by ADSs) represented by acceptances and/or purchases, there may be included or excluded for announcement purposes acceptances and purchases not complete in all respects or which are subject to verification, save that those which could not be counted towards fulfilling the 50 per cent minimum acceptance condition under the UK Code shall not (unless agreed by the UK Panel and in accordance with the US tender offer rules) be included.

Rights of Withdrawal

(A)	Rio Tinto plc securities in respect of which valid acceptances have been received in the US Offer may be withdrawn, pursuant to the procedures set out below, until [—] a.m. New York City time (1.00 p.m. London time) on the day that the initial offer period is scheduled to expire; provided that, if by [—] p.m. New York City time ([—] p.m. London time), BHP Billiton Limited announces that the US Offer has not become wholly unconditional and the initial offer period has been extended, withdrawal rights will extend until [—] a.m. New York City time (1.00 p.m. London time) on the new expiration date. Rio Tinto plc securities in respect of which valid acceptances have been received in the US Offer prior to the US Offer becoming wholly unconditional and that are not validly withdrawn prior to the US Offer becoming wholly unconditional may not be withdrawn. Upon the US Offer becoming wholly unconditional, the initial offer period under the US Offer will terminate and the subsequent offer period will immediately commence. Holders of Rio Tinto plc securities will not have withdrawal rights during the subsequent offer period.

(B)	In this section “The US Offer – Rights of Withdrawal”, “written notice” (including any letter of appointment, direction or authority) means notice in writing bearing the original signature(s) of the relevant accepting Rio Tinto plc securityholder(s) or his/her/their agent(s) duly appointed in writing (evidence of whose appointment in a form reasonably satisfactory to BHP Billiton Limited is produced with the notice).

(C)	In the case of Rio Tinto plc ordinary shares tendered in the US Offer to the Ordinary Share Exchange Agent in certificated form (i.e. by delivery of the share certificate) or uncertificated form (i.e. by the transfer of the shares held in CREST to escrow) in each case under cover of a Form of Acceptance, while withdrawals are permitted under the terms of the US Offer, an accepting Rio Tinto plc shareholder may withdraw his/her prior acceptance of the US Offer and request the return of the share certificates previously tendered to the Ordinary Share Exchange Agent or the transfer back of the Rio Tinto plc ordinary shares to the original available balance of the accepting Rio Tinto plc shareholder, in each case by delivery of a signed notice of withdrawal to the Ordinary Share Exchange Agent at the applicable address set forth on the back cover of this prospectus. Notices of withdrawal may be delivered to the Ordinary Share Exchange Agent by facsimile transmission. In the case of Rio Tinto plc ordinary shares held in certificated form, the notice of withdrawal must specify the following: name, address and Tax Identification Number of the person who previously accepted the US Offer, the serial number shown on the share certificate previously surrendered to the Ordinary Share Exchange Agent, the number of Rio Tinto plc ordinary shares to be withdrawn and the name of the registered holder of the Rio Tinto plc ordinary shares previously surrendered (if different from the name of the person who previously accepted the US Offer). In the case of Rio Tinto plc ordinary shares in uncertificated form, the notice of withdrawal must include the following: name and address of the person who previously accepted the US Offer, the participant ID and account ID under which the Rio Tinto plc ordinary shares are held by that person, and the number of Rio Tinto plc ordinary shares to be withdrawn together with their ISIN number (this is GB0007188757). Withdrawal notices may not be revoked.

(D)	In the case of Rio Tinto plc ADSs tendered in the US Offer to the ADS Exchange Agent in certificated form (i.e. by delivery of the ADR) under cover of a Letter of Transmittal, while withdrawals are permitted under the terms of the US Offer, an accepting Rio Tinto plc ADS holder may withdraw his/her prior acceptance of the US Offer and request the return of the ADRs previously tendered to the ADS Exchange Agent by delivery of a signed notice of withdrawal to the ADS Exchange Agent at the applicable address set forth on the back cover of this prospectus. Notices of withdrawal may be delivered to the ADS Exchange Agent by facsimile transmission. The notice of withdrawal must specify the following: name, address and Tax Identification Number of the person who previously accepted the US Offer, the serial number shown on the ADR previously surrendered to the ADS Exchange Agent, the number of Rio Tinto plc ADSs to be withdrawn and the name of the registered holder of the Rio Tinto plc ADSs previously surrendered (if different from the name of the person who previously accepted the US Offer). Withdrawal notices may not be revoked. The signature(s) on a notice of withdrawal must be guaranteed by an Eligible Institution.

(E)	In the case of Rio Tinto plc ADSs tendered in the US Offer to the ADS Exchange Agent in book-entry form through an intermediary (i.e. a stockbroker or custodian bank) using the DTC book-entry confirmation procedures (ATOP) together with an Agent’s Message, while withdrawals are permitted under the terms of the US Offer, an accepting Rio Tinto plc ADS holder may withdraw his/her prior acceptance of the US Offer and request the return of the ADSs previously tendered to the ADS Exchange Agent by instructing the applicable intermediary to deliver a notice of withdrawal to the ADS Exchange Agent through the DTC book-entry confirmation procedures (ATOP). Withdrawal notices may not be revoked.

(F)	Rio Tinto plc ordinary shares or ADSs in respect of which acceptances have been properly withdrawn may subsequently be re-submitted to the US Offer by following the applicable procedures described in “The US Offer – Procedures for Acceptance of the US Offer” at any time while the US Offer remains open for acceptance.

(G)	All questions as to the validity (including time of receipt) of any notice of withdrawal will be determined by BHP Billiton Limited, whose determination, except as may be determined otherwise by the UK Panel, will be final and binding. None of BHP Billiton Limited, the Ordinary Share Exchange Agent, the ADS Exchange Agent or any other person will be under any duty to give notice of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notice.

Interim Shares

(A)	Rio Tinto plc securityholders who accept the US Offer will receive the new BHP Billiton Plc ordinary shares (including those represented by ADSs) to which they are entitled pursuant to the US Offer through the issue to them of the appropriate number of Interim Shares and the automatic exchange of such Interim Shares for BHP Billiton Plc securities described herein.

(B)	Subject to the US Offer becoming wholly unconditional, BHP Billiton Limited will allot and issue to each Rio Tinto plc securityholder who accepts the US Offer, in respect of such securityholder’s entitlement to BHP Billiton Plc securities under the US Offer, the appropriate number of Interim Shares. Although they will initially be entered in BHP Billiton Limited’s register of members in the names of such accepting Rio Tinto plc securityholders, because such Interim Shares will be exchanged promptly and automatically for BHP Billiton Plc securities, such Interim Shares will not be delivered to accepting Rio Tinto plc securityholders in accordance with paragraphs (C) and (D) below. There will be no market for, nor the ability for, accepting Rio Tinto plc securityholders to trade in or otherwise transfer any Interim Shares.

(C)	The execution of a Form of Acceptance or Letter of Transmittal and the delivery thereof to the Ordinary Share Exchange Agent or the ADS Exchange Agent (as appropriate) or the sending of an Agent’s Message or other documents necessary to effect a book-entry transfer by or on behalf of a Rio Tinto plc securityholder will, in each case, constitute either: (i) the grant by such Rio Tinto plc securityholder to BHP Billiton Plc of an option to acquire; or (ii) the requisite instructions by the Rio Tinto plc securityholder necessary to cause the relevant BHP Billiton ADS depositary or custodian to grant to BHP Billiton Plc an option to acquire, in each case, all the Interim Shares held by such Rio Tinto plc securityholder in return for the issue to the Rio Tinto plc securityholder of one new BHP Billiton Plc ordinary share for the appropriate number of Interim Shares.

(D)	If the US Offer becomes wholly unconditional, BHP Billiton Plc will exercise its right described in paragraph (C) to acquire the Interim Shares from Rio Tinto plc securityholders who have accepted the US Offer and will issue to such Rio Tinto plc securityholder new BHP Billiton Plc ordinary shares (including those represented by ADSs) on the basis set out in paragraph (C).

Settlement

Timing of Consideration

The settlement with respect to the Rio Tinto plc Offer (including the US Offer) will be consistent with UK practice, which differs from US domestic tender offer procedures in certain material respects, particularly with regard to the date of payment.

If the US Offer becomes wholly unconditional, all Rio Tinto plc securityholders who have validly accepted the US Offer by [—] a.m. New York City time (1.00 p.m. London time) on the date that the Rio Tinto plc Offer becomes wholly unconditional will be issued their new BHP Billiton ordinary shares or ADSs and sent written evidence of the issue of their consideration within 14 calendar days of that date.

Any Rio Tinto securityholder who validly accepts the US Offer thereafter will be issued their new BHP Billiton ordinary shares or ADSs and sent written evidence of the issue of their consideration within 14 calendar days of their acceptance being received.

Evidence of New BHP Billiton Ordinary Shares or ADSs

(A)	BHP Billiton Limited Shares

All BHP Billiton Limited ordinary shares are held in uncertificated form. This means that share certificates will not be issued in respect of any new BHP Billiton Limited ordinary shares issued under the US Offer. Instead all Rio Tinto shareholders who receive new BHP Billiton Limited ordinary shares will be sent a holding statement confirming their holding. This holding statement will be dispatched within the 14-day timeframe noted above.

(B)	BHP Billiton Plc Shares

BHP Billiton Plc ordinary shares are held in uncertificated or certificated form.

(i)	Rio Tinto plc shareholders who hold uncertificated Rio Tinto plc ordinary shares (that is, in CREST)

Where an acceptance relates to Rio Tinto plc ordinary shares in uncertificated form, the relevant new BHP Billiton Plc ordinary shares will be issued in uncertificated form. To achieve this, EUI, the operator of CREST, will be instructed to credit the appropriate stock account in CREST with that shareholder’s entitlement to new BHP Billiton Plc ordinary shares. The stock account concerned will be the account with the same CREST participant ID and CREST member account ID as appears in the TTE Instruction to accept the Rio Tinto plc Offer.

(ii)	Rio Tinto plc shareholders who hold their Rio Tinto plc ordinary shares in certificated form

Where an acceptance relates to Rio Tinto plc ordinary shares in certificated form, the relevant new BHP Billiton Plc ordinary shares will be issued in certificated form. Definitive share certificates in respect of these new BHP Billiton Plc ordinary shares will be issued in the name of those holders identified on the register of members of Rio Tinto plc against the relevant Rio Tinto plc ordinary shares. These share certificates will be dispatched within the 14-day timeframe noted above.

(iii)	Holders of Rio Tinto plc ADSs

Where an acceptance relates to Rio Tinto plc ADSs, the ADS Exchange Agent will deliver the applicable whole number of BHP Billiton ADSs to the tendering holders of Rio Tinto plc ADSs in the following manner:

•

If the Rio Tinto plc ADS holder tendered his/her ADSs to the ADS Exchange Agent by means of a Letter of Transmittal together with the Rio Tinto plc ADRs evidencing his/her ADSs, the BHP Billiton Plc ADSs and the BHP Billiton Limited ADSs to which the tendering holder is entitled will be issued in “direct registration” form (that is as uncertificated ADSs registered in the name of the holder on the books and records of the applicable ADS depositary) and the ADS Exchange Agent will deliver statements reflecting the applicable whole number of BHP Billiton Plc ADSs and of BHP Billiton Limited ADSs in accordance with the issue and delivery instructions provided in the Letter of Transmittal. These new BHP Billiton Plc ADSs and BHP Billiton Limited ADSs will be issued and registered in the name of the applicable holder and the statements reflecting such issue and registration will be mailed to the address specified in the applicable Letter of Transmittal within the 14-day timeframe noted above.

•

If the Rio Tinto plc ADS holder tendered his/her ADSs to the ADS Exchange Agent by means of DTC book-entry confirmation, the ADS Exchange Agent will deliver the applicable whole number of BHP Billiton Plc ADSs and BHP Billiton Limited ADSs to DTC for delivery to the accounts of the applicable DTC participant who accepted the US Offer and tendered the Rio Tinto plc ADSs on the tendering ADS holder’s behalf. These deliveries will occur within the 14-day timeframe noted above.

Treatment of Options

The Rio Tinto plc Offer extends to any Rio Tinto plc ordinary shares unconditionally allotted or issued fully paid (or credited as fully paid) upon exercise of options granted under the Rio Tinto plc share incentive schemes while the Rio Tinto plc Offer remains open for acceptance, including during the subsequent offer period, or before such earlier date as BHP Billiton Limited, subject to the UK Code and other applicable laws (including the US tender offer rules), may decide. To the extent that such options are not so exercised, and if the Rio Tinto plc Offer becomes wholly unconditional, BHP Billiton will make appropriate proposals to optionholders and/or award holders under the Rio Tinto plc share incentive schemes in due course.

Market Purchases

BHP Billiton will not acquire beneficial ownership of Rio Tinto plc ordinary shares or Rio Tinto plc ADSs while the US Offer is outstanding, other than pursuant to the Rio Tinto plc Offer.

Although BHP Billiton has no present intention to sell Rio Tinto plc ordinary shares or Rio Tinto plc ADSs purchased under the Rio Tinto plc Offer if the Rio Tinto plc Offer becomes wholly unconditional, subject to compliance with applicable securities laws, BHP Billiton reserves the right to make or to enter into an arrangement, commitment or understanding at or prior to the end of the subsequent offer period to sell any such securities after the end of the subsequent offer period.

Share Sale Facility

BHP Billiton Plc has arranged for a free share sale facility. Under this facility all BHP Billiton Plc securityholders who hold no more than 17,000 BHP Billiton Limited ordinary shares (including those represented by ADSs) will be able to sell all but not some of those BHP Billiton Limited ordinary shares (including those represented by ADSs) free of any dealing charges (although, depending on their individual circumstances and subject to any available exemption or relief, a tax cost may arise for such securityholders). These securityholders will include certain accepting Rio Tinto plc securityholders who receive BHP Billiton Limited ordinary shares or ADSs under the Rio Tinto plc Offer. This means that a Rio Tinto plc securityholder who holds no more than 25,000 Rio Tinto plc ordinary shares (or 6,250 ADSs), but no BHP Billiton Limited ordinary shares (or ADSs), and does not elect to receive more than his/her basic entitlement to BHP Billiton Limited securities under the US Offer, may be eligible to participate in the free share sale facility.

Persons wanting to sell their new BHP Billiton Limited ordinary shares or ADSs are not obliged to sell them through the share sale facility. Participation in the share sale facility is completely voluntary and Rio Tinto plc securityholders may choose to retain their new BHP Billiton Limited ordinary shares or ADSs or to use other means to sell them outside the share sale facility. The share sale facility will not be available to BHP Billiton Plc securityholders resident in jurisdictions where making such a facility available is unlawful. The share sale facility cannot be used to buy additional new BHP Billiton ordinary shares or ADSs.

Rio Tinto plc securityholders who may become eligible to make use of the share sale facility should have received with this prospectus a share sale facility pack that includes the full terms and conditions on which the share sale facility will be provided.

Eligible securityholders may request a share sale facility pack by calling the Information Agent on 1 800 339 1045 (or, from outside the United States, on +1 212 440 9800) between 8.30 a.m. and 6.00 p.m. New York City time Monday to Friday (excluding US public holidays). Please note that, for legal reasons, the Information Agent will be unable to give advice on the merits of using the share sale facility or selling your new BHP Billiton Limited ordinary shares or ADSs and will not be able to provide legal, financial or taxation advice on the share sale facility.

General

The terms, provisions, instructions and authorities contained in or deemed to be incorporated in any Form of Acceptance or Letter of Transmittal, including any electronic acceptance, as well as those set forth in this prospectus and, in particular, those set forth in Annex B hereto, constitute a part of the US Offer. You should carefully review these terms and provisions, including those set forth in Annex B to this prospectus.

INFORMATION ABOUT BHP BILLITON

BHP Billiton is the world’s largest diversified natural resources company, its objective being to create long-term value through the discovery, development and conversion of natural resources, and the provision of innovative customer and market-focused solutions. BHP Billiton has significant businesses producing alumina and aluminium, copper, energy (thermal) coal, iron ore, nickel, manganese, metallurgical coal, oil and gas and uranium, as well as gold, zinc, lead, silver and diamonds. BHP Billiton has approximately 41,000 employees and 61,000 contractors, working in more than 100 operations in over 25 countries.

The BHP Billiton Group is headquartered in Melbourne, Australia with a significant corporate office in London, UK and consists of BHP Billiton Limited and BHP Billiton Plc and their respective subsidiaries as a combined enterprise. The BHP Billiton Group was created upon the completion of the DLC merger between BHP Limited and Billiton Plc in June 2001. As a DLC, BHP Billiton Limited and BHP Billiton Plc have each retained their separate corporate identities and maintained their separate stock exchange listings, but they are operated and managed as if they were a single unified economic entity, with their boards of directors and senior executive management comprising the same people.

BHP Billiton operates nine Customer Sector Groups (“CSGs”), aligned with the commodities which BHP Billiton extracts and markets. The nine CSGs are Petroleum, Aluminium, Base Metals, Diamonds and Specialty Products, Stainless Steel Materials, Iron Ore, Manganese, Metallurgical Coal and Energy Coal.

BHP Billiton Limited has a primary listing on ASX in Australia under the symbol “BHP” and secondary listings on the Frankfurt Stock Exchange in Germany under the symbol “BRO” and the SWX Swiss Exchange in Switzerland under the symbol “BHP”. BHP Billiton Plc has a primary listing on the LSE in the UK under the symbol “BLT” and a secondary listing on the JSE in South Africa under the symbol “BIL”. In addition, BHP Billiton Limited ADSs, under the symbol “BHP”, and BHP Billiton Plc ADSs, under the symbol “BBL”, trade on the NYSE in the US.

As at 15 September 2008, BHP Billiton had a market capitalisation of US$155.1 billion. For the year ended 30 June 2008, BHP Billiton reported revenue of US$59.5 billion, profit from operations of US$24.1 billion, net profit attributable to shareholders of US$15.4 billion and net operating cash flow of US$18.2 billion.

BHP Billiton Limited’s principal executive offices are located at 180 Lonsdale Street, Melbourne, Victoria 3000, Australia and BHP Billiton Limited’s telephone number is +61 1300 55 47 57. BHP Billiton Plc’s principal executive offices are located at Neathouse Place, Victoria, London SW1V 1BH, England and BHP Billiton Plc’s telephone number is +44 20 7802 4000. BHP Billiton’s website is www.bhpbilliton.com.

BHP Limited (the former name of BHP Billiton Limited) was incorporated in 1885 and is registered in Australia. Billiton Plc (the former name of BHP Billiton Plc) was incorporated in 1996 and is registered in England and Wales.

Additional information regarding BHP Billiton is included in BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008 (which is incorporated by reference herein) and the other public filings incorporated by reference herein.

INFORMATION ABOUT RIO TINTO

Rio Tinto is a leading international mining group whose business is finding, mining and processing the earth’s mineral resources. The Rio Tinto Group’s interests are diverse both in geography and product. Rio Tinto’s activities span the world but Rio Tinto is strongly represented in Australia and North America and has significant businesses in South America, Asia, Europe and southern Africa. Those businesses include open pit and underground mines, mills, refineries and smelters as well as a number of research and service facilities. Rio Tinto produces alumina and aluminium, bauxite, copper, diamonds, iron ore, metallurgical and energy coal and uranium as well as other base metals and industrial minerals.

The Rio Tinto Group is also a DLC and combines Rio Tinto plc, registered in England and Wales, listed on the LSE under the symbol “RIO” and headquartered in the United Kingdom, and Rio Tinto Limited, incorporated in Victoria, Australia, listed on ASX under the symbol “RIO” and with executive offices in Melbourne. The Rio Tinto Group consists of wholly and partly-owned subsidiaries, jointly controlled assets, jointly controlled entities and associated companies. Rio Tinto plc is also listed on the NYSE Euronext (Paris) under the symbol “RTZ” and the Frankfurt Stock Exchange under the symbol “RIO1”, and Rio Tinto plc ADSs are listed on the NYSE under the symbol “RTP”. Rio Tinto Limited is also listed on the Frankfurt Stock Exchange under the symbol “CRA1” and on the New Zealand Stock Exchange under the symbol “RIO”.

As at 15 September 2008, Rio Tinto had a market capitalisation of US$99.7 billion. For the half year ended 30 June 2008, Rio Tinto reported gross sales revenue of US$30.0 billion, consolidated sales revenue of US$27.2 billion, operating profit of US$9.8 billion, profit attributable to shareholders of US$6.9 billion and cash flow from operating activities of US$5.6 billion. For the year ended 31 December 2007, Rio Tinto reported gross sales revenue of US$33.5 billion, consolidated sales revenue of US$29.7 billion, operating profit of US$8.6 billion, profit attributable to shareholders of US$7.3 billion and cash flow from operating activities of US$8.5 billion. Rio Tinto acquired Alcan in October 2007.

Rio Tinto plc is registered in England and Wales. Rio Tinto plc’s registered office is at 5 Aldermanbury Square, London EC2V 7HR, United Kingdom, and Rio Tinto plc’s telephone number is +44 20 7930 2399. The Rio Tinto plc website is www.riotinto.com.

Additional information regarding Rio Tinto is included in Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2007 (which is incorporated by reference herein) and the other public filings incorporated by reference herein.

Recent Developments

Rio Tinto has recently expanded its aluminium operations with the acquisition of Alcan, which is now a wholly-owned subsidiary of Rio Tinto, creating one of the world’s leading suppliers of aluminium. In November 2007, Rio Tinto announced the results of its overall strategic review of Rio Tinto’s asset portfolio following its acquisition of Alcan. Rio Tinto has announced that options are being explored to divest Rio Tinto Energy America (coal), Rio Tinto Minerals’ talc and borates businesses, Rio Tinto Alcan packaging, Rio Tinto Alcan Engineered Products, Rio Tinto’s Sweetwater (US) uranium assets and Rio Tinto’s stake in Northparkes copper mine (Australia).

In February 2008, the Rio Tinto Group announced the sale of its interest in the Greens Creek mine for US$750 million and of its interest in the Cortez gold mine for US$1.7 billion plus retained royalty interest as part of its asset divestment programme. These sales completed in April and March 2008, respectively.

On 25 June 2008, Rio Tinto announced that it had priced US$2.5 billion of 5-year, US$1.75 billion of 10-year and US$750 million of 20-year registered securities. The bonds were issued by Rio Tinto Finance (USA) Limited, with payment of principal and interest fully guaranteed by Rio Tinto plc and Rio Tinto Limited. The

5-year notes pay a coupon of 5.875 per cent and will mature on 15 July 2013. The 10-year notes pay a coupon of 6.50 per cent and will mature on 15 July 2018. The 20-year notes pay a coupon of 7.125 per cent and will mature on 15 July 2028.

On 8 August 2008, Rio Tinto announced that its wholly-owned subsidiary, Cloud Peak Energy Inc., had filed a registration statement in connection with Cloud Peak Energy’s proposed initial public offering of its common stock. Cloud Peak Energy holds most of the North American coal assets of Rio Tinto Energy America. Rio Tinto announced that it expects to make a final decision on whether to pursue a listing of the shares of Cloud Peak Energy or another form of divestment once its options have been more fully explored.

On 12 August 2008, the Rio Tinto Group announced that it had completed the sale of its Kintyre uranium project located in Western Australia to a joint venture consortium comprising subsidiaries of Cameco Corporation and Mitsubishi Development Pty Limited for US$495 million.

DESCRIPTION OF BHP BILLITON LIMITED AND BHP BILLITON PLC ORDINARY SHARES

The following is a summary of the material terms of the BHP Billiton Limited ordinary shares and BHP Billiton Plc ordinary shares, as set forth in BHP Billiton Limited’s Constitution, BHP Billiton Plc’s Memorandum and Articles of Association and certain relevant provisions of Australian and UK law and regulation (including applicable listing rules). The following summary does not purport to be exhaustive or to constitute a definitive statement of the rights attaching to BHP Billiton ordinary shares and is qualified by reference to being subject to applicable Australian and UK law and regulation, BHP Billiton Limited’s Constitution and BHP Billiton Plc’s Memorandum and Articles of Association. Such rights involve complex questions of law arising from the interaction of BHP Billiton Limited’s Constitution, BHP Billiton Plc’s Memorandum and Articles of Association, the BHP Billiton DLC Agreements (as defined below) and statutory, regulatory and common law requirements. You should seek your own advice when trying to establish your rights in specific circumstances. You are encouraged to read BHP Billiton Limited’s Constitution and BHP Billiton Plc’s Memorandum and Articles of Association, which are each filed as an exhibit to the registration statement of which this prospectus forms a part.

The rights of holders of BHP Billiton Limited ordinary shares and BHP Billiton Plc ordinary shares are the same unless otherwise indicated. References to BHP Billiton in this section can be read to mean either BHP Billiton Limited or BHP Billiton Plc (unless the context otherwise requires).

DLC Structure

On 29 June 2001, BHP Billiton Limited (then known as BHP Limited) and BHP Billiton Plc (then known as Billiton Plc) merged by way of a DLC. To effect the DLC, BHP Limited and Billiton Plc entered into certain contractual arrangements that place the shareholders of both companies in a position where they effectively have an interest in a single group that combines the assets, and is subject to all the liabilities, of both companies. BHP Billiton Limited and BHP Billiton Plc have each retained their separate corporate identities and maintained their separate stock exchange listings, but they are operated and managed as if they were a single unified entity, with their respective boards of directors and senior executive management comprising the same people.

BHP Limited and Billiton Plc entered into various agreements to effect the DLC (the “BHP Billiton DLC Agreements”), including the DLC structure sharing agreement, dated 29 June 2001, as amended (the “BHP Billiton Sharing Agreement”), the BHP Billiton Special Voting Shares Deed, the BHP Billiton Limited Deed Poll Guarantee and the BHP Billiton Plc Deed Poll Guarantee. In addition, BHP Billiton Limited adopted a new corporate constitution and BHP Billiton Plc adopted new Memorandum and Articles of Association. The principles embodied in the BHP Billiton Sharing Agreement are that:

•	the two companies are to operate as if they were a single unified economic entity, through boards of directors that comprise the same individuals and a unified senior executive management;

•

the directors of the two companies will, in addition to their duties to the company concerned, have regard to the interests of holders of shares in BHP Billiton Limited and holders of shares in BHP Billiton Plc as if the two companies were a single unified economic entity and, for that purpose, the directors of each company shall take into account in the exercise of their powers the interests of the shareholders of the other; and

•	the DLC equalisation principles regarding economic and voting rights must be observed.

Equalisation of Economic and Voting Rights

BHP Billiton Limited shareholders and BHP Billiton Plc shareholders have economic and voting interests in the combined BHP Billiton Group. The economic and voting interests represented by a share in one company relative to the economic and voting interests of a share in the other company are determined by reference to a ratio (referred to as the “Equalisation Ratio”). Presently, the economic and voting interests attached to each BHP Billiton Limited ordinary share and each BHP Billiton Plc ordinary share are the same, since the Equalisation Ratio is 1:1. The Equalisation Ratio would change if either BHP Billiton Limited or BHP Billiton Plc returned value to only its shareholders and no compensating action was taken.

This means that the amount of any cash dividend paid by BHP Billiton Limited in respect of each BHP Billiton Limited ordinary share is required to be matched by an equivalent cash dividend by BHP Billiton Plc in respect of each BHP Billiton Plc ordinary share, and vice versa. If one company has insufficient profits or is otherwise unable to pay the agreed dividend, BHP Billiton Limited and BHP Billiton Plc will, as far as practicable, enter into such transactions as are necessary to enable both companies to pay the same amount of pre-tax dividends per share.

Under the terms of the BHP Billiton DLC Agreements, BHP Billiton Limited’s Constitution and BHP Billiton Plc’s Memorandum and Articles of Association, special voting arrangements have been implemented so that the shareholders of both companies vote together as a single decision-making body on matters affecting the shareholders of each company in similar ways (such matters are referred to as “Joint Electorate Actions”). For so long as the Equalisation Ratio remains 1:1, each BHP Billiton Limited ordinary share will effectively carry the same voting rights as each BHP Billiton Plc ordinary share on Joint Electorate Actions.

In the case of certain actions in relation to which the two bodies of shareholders may have divergent interests (referred to as “BHP Billiton Class Rights Actions”), the company wishing to carry out a BHP Billiton Class Rights Action requires the prior approval of the shareholders in the other company voting separately and, where appropriate, the approval of its own shareholders voting separately.

These voting arrangements are secured through BHP Billiton Limited’s Constitution, BHP Billiton Plc’s Memorandum and Articles of Association, the BHP Billiton Sharing Agreement, the BHP Billiton Special Voting Shares Deed and rights attaching to a specially created special voting share issued by each company and held in each case by a special voting company. The shares in the special voting companies are held legally and beneficially by The Law Debenture Trust Corporation p.l.c.

Share Capital

The issued share capital of BHP Billiton Limited consists of:

•	3,358,554,496 ordinary shares, of which 195,000 are paid to A$1.36 and 3,358,359,496 are fully paid (none of which is held in treasury); and

•	one BHP Billiton Limited Special Voting Share.

The authorised and issued share capital of BHP Billiton Plc consists of:

•	50,000 5.5 per cent cumulative Preference Shares of £1 each, all of which are in issue;

•	2,762,974,200 ordinary shares of US$0.50 cents each, of which 2,231,121,202 are in issue including 24,113,658 shares held as treasury shares;

•	one BHP Billiton Plc Special Voting Share of US$0.50 which is in issue; and

•	an Equalisation Share of US$0.50 which has not been issued.

Changes in Share Capital

BHP Billiton Limited may by ordinary resolution convert all or any of its shares into a larger or smaller number of shares. BHP Billiton Limited may reduce its share capital subject to certain statutory requirements including that the reduction is approved by shareholders (by ordinary resolution for an equal reduction and a special resolution for a selective reduction).

BHP Billiton Plc may by ordinary resolution consolidate, divide, cancel or sub-divide its shares. Subject to any rights conferred on any class of shareholders, BHP Billiton Plc may, by special resolution, reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.

BHP Billiton Plc may by ordinary resolution increase its authorised share capital by such amount to be divided into shares of such amounts as prescribed by the resolution. Australian law (and therefore BHP Billiton Limited) does not recognise the concept of authorised share capital.

Power to Issue Securities

Without affecting any special rights conferred on the holders of any shares and provided necessary shareholder approvals have been obtained, BHP Billiton may issue any shares or other securities with preferred, deferred or other special rights, obligations or restrictions as and when the directors of BHP Billiton (the “BHP Billiton Directors”) may determine and on any other terms the BHP Billiton Directors consider appropriate. The rights attaching to a class other than ordinary shares must be expressed at the date of issue.

Neither BHP Billiton Limited’s Constitution nor BHP Billiton Plc’s Articles of Association imposes any limitations on the rights to own securities other than the restrictions described under “Share Control Limits”. In addition, the Australian Foreign Acquisitions and Takeovers Act imposes a number of conditions that restrict foreign ownership of Australian-based companies. The Australian Corporations Act also restricts acquisitions of shares in BHP Billiton.

It is BHP Billiton Plc’s practice to seek approval for the issue of additional securities at its annual general meeting, which for the last two years has provided authority to issue securities representing approximately an additional 25 per cent of its existing issued share capital. No such approval is sought for BHP Billiton Limited.

Pre-emption Rights

Under UK law, if BHP Billiton Plc issues additional securities of a particular class, existing shareholders in that class will have pre-emption rights over those securities on a pro rata basis.

BHP Billiton shareholders may, by way of a special resolution, grant authority to the BHP Billiton Plc board of directors to allot shares as if the pre-emption rights did not apply. This authority may be either specific or general and may not exceed a period of five years. If BHP Billiton Directors wish to seek authority to disapply the pre-emption rights, the BHP Billiton Directors must produce a statement that is circulated to BHP Billiton shareholders detailing their reasons for seeking disapplication of such pre-emption rights. It is BHP Billiton Plc’s practice to seek approval for the issue of an additional 5 per cent of its share capital on a non-pre-emptive basis at its annual general meeting.

There are no equivalent requirements in respect of BHP Billiton Limited.

Acquisition of Own Shares

BHP Billiton Limited and BHP Billiton Plc may purchase any of their own shares in accordance with applicable law and regulation.

Form, Holding and Transfer of Shares

BHP Billiton Limited

BHP Billiton Limited’s Constitution provides that to enable BHP Billiton Limited to participate in an electronic share transfer system the board of directors may provide that some or all shareholders are not entitled to receive a share certificate. BHP Billiton Limited participates in the Clearing House Electronic Subregister System (“CHESS”) operated by the ASX Settlement and Transfer Corporation Pty Ltd, which provides for electronic transfer, settlement and registration of securities. Consistent with the requirements of CHESS participation, BHP Billiton Limited ordinary shares may be held only in uncertificated form.

Transfers may be effected:

(a)	by a written transfer in the usual or common form or in any other form acceptable to the BHP Billiton Limited board of directors; or

(b)	in respect of shares which are in uncertificated form in accordance with the rules of the relevant electronic system.

The transferor remains the holder of the shares concerned until the transferee’s name is entered in the register. An electronic transfer is taken to be recorded in the register and the name of the transferee to be registered as the holder of the securities comprised in the transfer as provided in the rules of the relevant electronic system.

The BHP Billiton Limited board of directors may refuse to register any transfer of securities:

(a)	if the registration of the transfer would result in a contravention of, or failure to observe the provisions of, any applicable law or the ASX Listing Rules;

(b)	on which BHP Billiton Limited has a lien or which are subject to forfeit; or

(c)	if permitted to do so under the ASX Listing Rules.

The BHP Billiton Limited board of directors may also refuse to register a transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

BHP Billiton Plc

BHP Billiton Plc ordinary shares may be held in either certificated or uncertificated form.

BHP Billiton Plc ordinary shares held in certificated form are evidenced by a certificate and a register of shareholders is maintained by BHP Billiton Plc’s registrar.

BHP Billiton Plc ordinary shares held in uncertificated form are held through CREST. Title to uncertificated shares is evidenced by entry in the operator register maintained by EUI (which forms part of the register of BHP Billiton Plc’s members).

Transfers may be effected:

(a)	by written transfer in any usual or common form signed by or on behalf of the transferor and, in the case of partly-paid shares, the transferee, or in any other form acceptable to the BHP Billiton Plc board of directors in the case of BHP Billiton Plc ordinary shares in certificated form; and

(b)	through CREST or any relevant system in the case of BHP Billiton Plc ordinary shares in uncertificated form.

The transferor remains the holder of the shares concerned until the transferee’s name is entered in the register in the case of shares in certificated form.

The BHP Billiton Plc board of directors may, in its absolute discretion and without assigning any reason, refuse to register any transfer of certificated shares which have not been fully paid provided that, where any such shares are admitted to the UK Official List, such discretion may not be exercised to prevent dealings from taking place on an open and proper basis. The BHP Billiton Plc board of directors may also refuse to register a transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

The BHP Billiton Plc board of directors may decline to recognise any instrument of transfer of certificated shares unless the instrument of transfer:

(a)	is in respect of only one class of share; and

(b)	is lodged (duly stamped if required) at the specified place and accompanied by the relevant share certificate(s) or such other evidence as the BHP Billiton Plc board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on the transferor’s behalf, the authority of that person to do so). In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

Such provisions regarding refusal to register transfers do not apply to any uncertificated shares to the extent that such provisions are inconsistent with the holding of uncertificated shares or with the transfer of shares by CREST. However, the BHP Billiton Plc board of directors may decline to register the transfer of an uncertificated share in accordance with the UK Uncertificated Securities Regulations 2001 and, in the case of jointly held shares, where the share is to be transferred to more than four joint holders.

No fee is payable for the registration of transfers of either certificated or uncertificated shares, although there may be UK stamp duty and stamp duty reserve tax consequences.

Lien and Forfeiture

Subject to the terms on which any shares may have been issued, the BHP Billiton Directors may make calls on the shareholders in respect of all moneys unpaid on their shares. BHP Billiton has a lien on every partly paid share for all amounts payable in respect of that share. Each shareholder is liable to pay the amount of each call in the manner, at the time and place specified by the BHP Billiton Directors (subject to receiving at least 14 days’ notice specifying the time and place of payment). A call is considered to have been made at the time when the resolution of the BHP Billiton board of directors authorising the call was passed. If any shareholder fails to pay any sum payable on or in respect of any shares the BHP Billiton Directors may serve a notice on the shareholder requiring that the shareholder pay the sum together with interest accrued and all expenses incurred by the company by reason of the non-payment. If there is non-compliance with the notice any shares in respect of which the notice has been given may be forfeited by a resolution of the BHP Billiton Directors. BHP Billiton may sell any forfeited share.

Board of Directors

The boards of directors of BHP Billiton Limited and BHP Billiton Plc comprise the same individuals and, as such, unless the context otherwise requires, references to the BHP Billiton board of directors are intended to refer to the boards of directors of both BHP Billiton Limited and BHP Billiton Plc. The management and control of the business and affairs of BHP Billiton are vested in the BHP Billiton board of directors, which, in addition to the powers and authorities conferred on it by BHP Billiton Limited’s Constitution and BHP Billiton Plc’s Memorandum and Articles of Association, may exercise all powers and do everything that is within the power of BHP Billiton, other than what is required to be exercised or done by BHP Billiton in a general meeting. Specifically, the BHP Billiton board of directors is authorised and directed to carry into effect the BHP Billiton DLC Agreements.

Number of BHP Billiton Directors. The number of BHP Billiton Directors shall be at least eight and not more than 20. BHP Billiton may by ordinary resolution vary the minimum and maximum number of BHP Billiton Directors.

Appointment of BHP Billiton Directors. Each of BHP Billiton Limited and BHP Billiton Plc may by ordinary resolution approved as a Joint Electorate Action elect, and without prejudice thereto the BHP Billiton board of directors has the power at any time to appoint, any person as a BHP Billiton Director, either to fill a casual vacancy or as an addition to the BHP Billiton board of directors but so that the number of BHP Billiton Directors does not exceed the maximum permitted number of BHP Billiton Directors. Any BHP Billiton Director so appointed by the BHP Billiton board of directors:

(a)	holds office only until the dissolution or adjournment of the next general meeting at which an election is held;

(b)	is eligible for election at that general meeting; and

(c)	where the general meeting is an annual general meeting, is not to be taken into account in determining the number of BHP Billiton Directors who are to retire by rotation at the meeting.

No person (other than a retiring BHP Billiton Director) is eligible for election at any general meeting as a BHP Billiton Director unless a shareholder intending to nominate that person has given notice in writing signed by the shareholder and that person gives notice in writing signed by that person of that person’s willingness to be elected as a director of both BHP Billiton Limited and BHP Billiton Plc and satisfies the candidacy requirements for office.

Power to Vote Where Materially Interested. A BHP Billiton Director may not vote in respect of any contract or arrangement or any other proposal in which that BHP Billiton Director has a material personal interest. A BHP Billiton Director shall not be counted in the quorum in relation to any resolution on which that director is not entitled to vote.

A BHP Billiton Director is entitled to vote, and be counted in the quorum, in respect of any resolution concerning any of the following matters, namely where the material personal interest:

(a)	arises because that director is a BHP Billiton shareholder and is held in common with the other BHP Billiton shareholders;

(b)	arises in relation to that director’s remuneration as a BHP Billiton Director;

(c)	relates to a contract BHP Billiton is proposing to enter into that is subject to approval by the BHP Billiton shareholders and will not impose any obligation on BHP Billiton if it is not approved by the BHP Billiton shareholders;

(d)	arises merely because that director is a guarantor or has given an indemnity or security for all or part of a loan, or proposed loan, to BHP Billiton;

(e)	arises merely because that director has a right of subrogation in relation to a guarantee or indemnity referred to at (d) above;

(f)	relates to a contract that insures, or would insure, that director against liabilities he/she incurs as an officer of BHP Billiton, but only if the contract does not make BHP Billiton or a related body corporate the insurer;

(g)	relates to any payment by BHP Billiton or a related body corporate in respect of an indemnity permitted by law, or any contract relating to or containing such an indemnity; or

(h)	is in a contract, or proposed contract with, or for the benefit of, or on behalf of, a related body corporate and arises merely because that director is a director of a related body corporate.

If a question arises at any time as to the materiality of a BHP Billiton Director’s interest or as to his/her entitlement to vote and such question is not resolved by that director voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his/her ruling in relation to any BHP Billiton Director other than himself/herself shall be final and conclusive except in a case where the nature or extent of the interest of such BHP Billiton Director has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by his/her voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the BHP Billiton Directors (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman, so far as known to him/her, has not been fairly disclosed.

Loans by Directors. Any BHP Billiton Director may lend money to BHP Billiton at interest with or without security, or may, for a commission or profit, guarantee the repayment of any money borrowed by BHP Billiton and underwrite or guarantee the subscription of shares or securities of BHP Billiton or of any corporation in which BHP Billiton may be interested without being disqualified as a director and without being liable to account to BHP Billiton for any commission or profit.

Retirement and Removal of BHP Billiton Directors and Vacation of Office. At every annual general meeting one-third of the BHP Billiton Directors or, if their number is not a multiple of three, then the number nearest to but not less than one-third, must retire from office. The BHP Billiton Directors to retire are those longest in office since last being elected. As between BHP Billiton Directors who were elected on the same day, the BHP Billiton Directors to retire are determined by lot (in default of agreement between them). Further, a BHP Billiton Director must retire from office at the conclusion of the third annual general meeting after which the BHP Billiton Director was elected or re-elected. A retiring director is eligible for re-election.

BHP Billiton may by ordinary resolution approved as a Joint Electorate Action remove any BHP Billiton Director from office.

The office of a BHP Billiton Director is vacated:

(a)	on the BHP Billiton Director being absent from more than two consecutive meetings of the BHP Billiton board of directors without leave of absence;

(b)	on the BHP Billiton Director resigning from office by notice in writing;

(c)	in respect of a BHP Billiton Limited Director, on the director ceasing to be a BHP Billiton Plc Director;

(d)	in respect of a BHP Billiton Plc Director, on the director ceasing to be a BHP Billiton Limited Director;

(e)	on the BHP Billiton Director being prohibited from being a director under law or regulation;

(f)	if the BHP Billiton Director has been appointed for a fixed term, when the term expires;

(g)	if an order is made by a court on the ground of mental disorder for the BHP Billiton Director’s detention or for the appointment of a guardian of the BHP Billiton Director or for the appointment of a receiver or other person to exercise powers with respect to the BHP Billiton Director’s property or affairs;

(h)	in respect of a BHP Billiton Limited Director, on the director being removed from office under the Australian Corporations Act; or

(i)	in respect of a BHP Billiton Plc Director, on the director having a bankruptcy order made against the director or if the director compounds with his/her creditors generally or has applied to the appropriate UK court for an interim order in connection with a voluntary arrangement, under the provisions of the UK Insolvency Act 1986.

The office of a BHP Billiton Director, who is also an employee of any member of the BHP Billiton Group, is terminated on the BHP Billiton Director ceasing to be employed within the BHP Billiton Group. However, the person concerned shall be eligible for reappointment or re-election as a BHP Billiton Director.

Proceedings of BHP Billiton Directors. The BHP Billiton board of directors may meet, adjourn and otherwise regulate its meetings as it thinks fit.

The necessary quorum for meetings of the BHP Billiton board of directors is three unless otherwise determined by the BHP Billiton board of directors. A meeting of the BHP Billiton board of directors at which a quorum is present shall be competent to exercise all the powers and discretions exercisable by the BHP Billiton Directors.

The BHP Billiton board of directors may elect a chairman and one or more deputy chairmen of its meetings and determine the period for which each is to hold office.

Questions arising at any meeting of the BHP Billiton board of directors are decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting has a second or casting vote, except when only two BHP Billiton Directors are present or only two BHP Billiton Directors are competent to vote on the question at issue.

A resolution in writing signed by all the BHP Billiton Directors or a resolution in writing, of which notice has been given to all BHP Billiton Directors and which is signed by a majority of the BHP Billiton Directors entitled to vote on the resolution (not being less than the number required for a quorum at a meeting of the BHP Billiton board of directors), is a valid resolution of the BHP Billiton board of directors. The resolution may consist of several documents in the same form each signed by one or more of the BHP Billiton Directors. A facsimile transmission or other document produced by mechanical or electronic means under the name of a BHP Billiton Director with the BHP Billiton Director’s authority is considered to be a document in writing signed by the BHP Billiton Director.

The BHP Billiton board of directors may delegate any of its powers or discretions to committees consisting of BHP Billiton Directors or any other person or persons as it thinks fit. In the exercise of the powers or discretions delegated, any committee formed or person or persons appointed to the committee must conform to any regulations that may be imposed by the BHP Billiton board of directors. A committee or other delegate of the BHP Billiton board of directors may be authorised to sub-delegate any of the powers or discretions for the time being vested in it.

Remuneration of BHP Billiton Directors. A BHP Billiton Director appointed to hold executive office with BHP Billiton Limited or BHP Billiton Plc is appointed on such terms as to remuneration (whether by salary, commission, participation in profits or otherwise) as may be determined by the BHP Billiton board of directors or any committee authorised by the BHP Billiton board of directors.

Each non-executive BHP Billiton Director is to be paid out of the funds of BHP Billiton a sum determined by the BHP Billiton board of directors. The aggregate remuneration paid to all the non-executive directors of both BHP Billiton Limited and BHP Billiton Plc in any year may not exceed, under BHP Billiton Limited’s Constitution, an amount fixed by BHP Billiton Limited in general meeting and, under BHP Billiton Plc’s Articles of Association, A$3 million or such higher amount fixed by BHP Billiton Plc in general meeting. The current limit set for both BHP Billiton Limited and BHP Billiton Plc is US$3 million.

In addition, any BHP Billiton Director who serves on any committee, or who devotes special attention to the business of BHP Billiton, or who performs services which in the opinion of the BHP Billiton board of directors are outside the scope of the ordinary duties of a BHP Billiton Director, or who engages in any journey in the business of BHP Billiton (at BHP Billiton’s request), may be paid extra remuneration as determined by the BHP Billiton board of directors. The limits on directors’ fees set about above shall not apply to such extra remuneration.

In addition to any other remuneration, every BHP Billiton Director is entitled to be paid from BHP Billiton funds all reasonable travel, accommodation and other expenses incurred by the BHP Billiton Director in attending meetings of the BHP Billiton board of directors or of any committees or while engaged on the business of BHP Billiton.

Pensions and Gratuities for BHP Billiton Directors. The BHP Billiton Directors have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to any person (or to any person in respect of such person) who is or has been at any time a BHP Billiton Director or in the employment or service of BHP Billiton or of any company which is or was a subsidiary of or associated with BHP Billiton. For this purpose, BHP Billiton may contribute to any scheme or fund or pay such premiums as the BHP Billiton Directors think fit.

Permitted Interests of BHP Billiton Directors. Subject to relevant laws, provided that the relevant BHP Billiton Director has disclosed the nature and extent of any interest of his/hers, a BHP Billiton Director may:

(a)	be a party to any contract, transaction or arrangement with BHP Billiton Limited or BHP Billiton Plc or in which BHP Billiton Limited or BHP Billiton Plc is otherwise interested;

(b)	be a director or other officer of or employed by, or a party to any contract, transaction or an arrangement with, or otherwise interested in any body corporate promoted by BHP Billiton Limited or BHP Billiton Plc or in which BHP Billiton Plc or BHP Billiton Limited is otherwise interested; and

(c)	act, or be a partner, employee or member of any firm which acts, in a professional capacity for BHP Billiton Limited or BHP Billiton Plc (otherwise than as auditor) for remuneration.

A BHP Billiton Director is not, save as otherwise agreed by that BHP Billiton Director, accountable to BHP Billiton Limited or BHP Billiton Plc for any benefit which that BHP Billiton Director derives from any such permitted interests. No contract, transaction or arrangement is liable to be avoided on the grounds of any such permitted interests.

Indemnities and Insurance

BHP Billiton is to indemnify to the extent permitted by law each director, secretary and executive officer of BHP Billiton (“officer”) out of the assets of BHP Billiton against any liability incurred by that officer in or arising out of the conduct of the business of BHP Billiton or the discharge of the duties of that officer.

Where the BHP Billiton board of directors considers it appropriate, BHP Billiton may execute a documentary indemnity in any form in favour of any officer of BHP Billiton.

In addition, to the extent permitted by law, BHP Billiton may make payments of amounts by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer of BHP Billiton against any liability incurred by the officer in or arising out of the conduct of the business of BHP Billiton or the discharge of the duties of that officer. BHP Billiton may bind itself in any contract or deed with any officer of BHP Billiton to make such payments.

Borrowing Powers

The BHP Billiton Directors may exercise all powers of BHP Billiton to borrow money, and to mortgage or charge its undertaking, property, assets (both present and future) and all uncalled capital or any part or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of BHP Billiton or of any third party.

Voting Rights

Subject to restrictions on voting attached to any shares or class of shares and to the “share control limits” provisions of the relevant company’s Constitution or Memorandum and Articles of Association (as the case may be) (described under “Share Control Limits” below), each holder of BHP Billiton ordinary shares is entitled to attend and vote at a general meeting of the company in which that holder’s BHP Billiton ordinary shares are held.

Generally, voting at any general meeting of BHP Billiton Limited or BHP Billiton Plc is conducted by a poll (except in relation to the election of a chairman of a meeting or, unless the chairman otherwise determines, the adjournment of a meeting).

In addition, at any general meeting of BHP Billiton Limited or BHP Billiton Plc, a resolution, other than a procedural resolution, put to the vote of the meeting on which the holder of the BHP Billiton Special Voting Share is entitled to vote shall be decided on a poll.

On a poll each BHP Billiton ordinary shareholder has one vote for each fully paid BHP Billiton ordinary share held, and the holder of the BHP Billiton Special Voting Share has the specified number of votes as defined in BHP Billiton Limited’s Constitution or BHP Billiton Plc’s Articles of Association (as the case may be). On a poll, votes may be given either personally or by proxy and a person entitled to more than one vote need not use all that person’s votes or cast all the votes in the same way.

If a BHP Billiton Plc shareholder has been served with a notice under the UK Companies Act requiring disclosure of that shareholder’s interest in BHP Billiton Plc’s shares and is in default for a period of 14 days in supplying the required information, that shareholder is not entitled to attend and vote at a shareholders’ meeting of BHP Billiton Plc either personally or by proxy. There is no equivalent provision under Australian law in relation to BHP Billiton Limited shareholders.

Where such shareholder’s holding represents 0.25 per cent or more of the issued shares of the class in question, the directors of BHP Billiton Plc may in their absolute discretion by notice to such shareholder direct that:

(a)	any dividend shall be retained by BHP Billiton Plc; and/or

(b)	no transfer of any of the shares held by such shareholder shall be registered subject to certain exceptions under the provisions of BHP Billiton Plc’s Articles of Association.

In addition, voting and dividend rights attached to BHP Billiton Limited ordinary shares and BHP Billiton Plc ordinary shares may be denied where a BHP Billiton ordinary shareholder breaches the share control limits as described further in “Share Control Limits” below.

Variation of Rights

Rights attached to any class of shares issued by BHP Billiton can only be varied where such variation is approved both:

(a)	by the relevant BHP Billiton company that issued the relevant shares, as a special resolution; and

(b)	either:

(i)	at a special meeting of the holders of the issued shares of the class affected, by resolution passed by a majority of not less than three-quarters of the holders present and voting either in person or by a representative, proxy or attorney; or

(ii)	by consent in writing signed by the holders of at least three-quarters of the issued shares of the class.

For this purpose, any member who on a poll personally or by representative, proxy or attorney votes at a special meeting in favour of a resolution approving a proposed variation is deemed to have consented in writing to the variation.

Shareholders’ Meetings

All provisions relating to general meetings apply with any necessary modifications to any special meeting of any class of shareholders that may be held. Therefore, the following information relates equally to general meetings and any special meeting of any class of shareholders.

The BHP Billiton board of directors may, and shall on requisition in accordance with applicable law, call general meetings of BHP Billiton shareholders at the time and place or places and in the manner determined by the BHP Billiton board of directors. No BHP Billiton shareholder may convene a general meeting except where entitled under law to do so. Any BHP Billiton Director may convene a general meeting whenever the BHP Billiton Director thinks fit. General meetings can also be cancelled, postponed or adjourned.

Each BHP Billiton shareholder is entitled to receive all notices, financial statements and reports and other documents required to be sent to members of the relevant BHP Billiton company under its Constitution or Articles of Association (as the case may be) or applicable law or listing rules.

Notice of a general meeting must be given to each holder of BHP Billiton ordinary shares entitled to vote at the meeting and such notice of meeting must be given in the form and manner in which the BHP Billiton board of directors thinks fit.

Under BHP Billiton Plc’s Articles of Association, BHP Billiton Plc must give at least 21 days’ notice in writing of an annual general meeting or any general meeting at which it is proposed to pass a special resolution. All other general meetings of BHP Billiton Plc may be called by at least 14 days’ notice in writing. A meeting may be called by shorter notice, provided that:

•	in the case of an annual general meeting, all members entitled to attend and vote at the meeting agree to the short notice; and

•

in the case of any other general meeting, a majority in number of the members having a right to attend and vote thereat, being a majority holding not less than 95 per cent of the shares holding such right to attend and vote, agree to the short notice.

Under the Australian Corporations Act, while BHP Billiton Limited remains listed on ASX, BHP Billiton Limited must give at least 28 days’ notice in writing of a meeting of its members.

Quorum

No business other than the appointment of a chairman of the meeting or the adjournment of the meeting shall be transacted at any meeting unless a quorum is present. Five BHP Billiton shareholders of the relevant company present in person (or by proxy) constitute a quorum for a meeting.

If a quorum is not present at a general meeting within 15 minutes of the time appointed for the meeting, the meeting shall be dissolved unless the chairman adjourns the meeting to such date, time and place as the chairman of the meeting may determine. If a quorum is not present at the adjourned meeting within 15 minutes of the time appointed, the meeting is dissolved.

Votes Required for Shareholder Actions

An ordinary resolution requires the affirmative vote of a majority of the votes of those persons voting at a meeting at which there is a quorum. Special and extraordinary resolutions require the affirmative vote of not less than three-quarters of the votes cast by members entitled to vote on the resolution. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting is entitled to cast the deciding vote in addition to any other vote he/she may have.

BHP Billiton Class Rights Actions

The following matters constitute BHP Billiton Class Rights Actions if undertaken by either BHP Billiton Limited or BHP Billiton Plc:

(a)	the voluntary liquidation of BHP Billiton Limited or BHP Billiton Plc;

(b)	amendments of the terms of, or termination of, the BHP Billiton Sharing Agreement, the BHP Billiton Special Voting Shares Deed, the BHP Billiton Limited Deed Poll Guarantee or the BHP Billiton Plc Deed Poll Guarantee (other than in the case of the BHP Billiton Special Voting Shares Deed, any amendment to conform such agreement to the BHP Billiton Sharing Agreement or, in the case of any agreement, any amendment which is formal or technical in nature and which would not materially prejudice the interests of the shareholders of BHP Billiton Limited or BHP Billiton Plc or is necessary to correct any inconsistency or manifest error) as agreed by the BHP Billiton board of directors;

(c)	any amendment to, or removal or alteration of the effect of, any “Limited Entrenched Provision” (as defined in BHP Billiton Limited’s Constitution) or “Plc Entrenched Provision” (as defined in BHP Billiton Plc’s Articles of Association), being certain entrenched provisions in BHP Billiton Limited’s Constitution or BHP Billiton Plc’s Articles of Association (including provisions in relation to Joint Electorate Actions, BHP Billiton Class Rights Actions, votes attaching to shares and Share Control Limits);

(d)	any action requiring approval as a BHP Billiton Class Rights Action pursuant to the BHP Billiton Sharing Agreement;

(e)	a change in the corporate status of BHP Billiton Limited from a public company limited by shares, registered under the Australian Corporations Act with its primary listing on ASX, or of BHP Billiton Plc from a public listed company, incorporated in England and Wales with its primary listing on the LSE; and

(f)	any other action or matter which the board of directors of BHP Billiton Limited and the board of directors of BHP Billiton Plc agree should be treated as a BHP Billiton Class Rights Action.

A BHP Billiton Class Rights Action in respect of (a) to (c) above requires approval by special resolution, requiring a majority of not less than 75 per cent by value of the shares voted. A BHP Billiton Class Rights Action in respect of (d), (e) and (f) above requires approval by ordinary resolution, requiring a simple majority by value of the shares voted unless a special resolution is required by relevant law or regulation, applicable listing rules or other applicable requirements, or, in the case of (f), only where a special resolution is considered appropriate by the BHP Billiton board of directors.

BHP Billiton Joint Electorate Actions

The following matters constitute Joint Electorate Actions if undertaken by either BHP Billiton Limited or BHP Billiton Plc:

(a)	the appointment, removal or re-election of a BHP Billiton Director;

(b)	the receipt or adoption of the annual accounts of BHP Billiton Limited or BHP Billiton Plc, or both of them, or accounts prepared on a combined basis;

(c)	a change of name by BHP Billiton Limited or BHP Billiton Plc or both;

(d)	the appointment or removal of the auditors of BHP Billiton Limited or BHP Billiton Plc or both;

(e)	any proposed acquisition, disposal or other transaction which requires the approval of the ordinary shareholders under certain provisions of the UK Listing Rules and/or the ASX Listing Rules;

(f)	any matter relating to the takeover of BHP Billiton Limited or BHP Billiton Plc;

(g)	any matter considered by shareholders at an annual general meeting; and

(h)	any other matter which the board of directors of BHP Billiton Limited and the board of directors of BHP Billiton Plc decide should be approved as a Joint Electorate Action.

A Joint Electorate Action requires approval by ordinary resolutions (or special resolutions if required by statute, regulation, applicable listing rules or other applicable requirements) of BHP Billiton Limited and BHP Billiton Plc with shareholders in effect voting on a combined basis. Each ordinary resolution must be passed by the ordinary shareholders of that company and the holder of that company’s special voting share. The votes of the other company’s ordinary shareholders will be reflected in the votes of the special voting share.

If a matter is both a BHP Billiton Class Rights Action and a Joint Electorate Action, then it shall be treated as a BHP Billiton Class Rights Action exclusively.

Dividends

The BHP Billiton board of directors may from time to time determine that a dividend is payable and may fix the amount, time for payment and method of payment. By law, dividends on shares may only be paid out of profits available for distribution. Payment of any dividend may be made in any manner, by any means and in any currency determined by the board of directors. Where permitted by law, the methods of payment may include the payment of cash, the issue of shares, the grant of options and the transfer of assets.

Pursuant to the BHP Billiton DLC Agreements, if either BHP Billiton Limited or BHP Billiton Plc proposes to pay a cash dividend to BHP Billiton Limited ordinary shareholders or BHP Billiton Plc ordinary shareholders, respectively, then the other company must pay a matching cash dividend of an equivalent amount per share (after adjusting for the Equalisation Ratio) to its shareholders.

Subject to the rights of persons holding shares with special rights as regard the participation in the profits available for distribution (such as holders of BHP Billiton Plc preference shares, the BHP Billiton Plc Special Voting Share and the Equalisation Shares (if issued)), all BHP Billiton ordinary shareholders (and, in the case of BHP Billiton Limited, the holder of the BHP Billiton Limited Special Voting Share) are entitled to participate in the distribution of profits in equal amounts per BHP Billiton ordinary share, reflecting the proportion which the amount paid on their shares bears to the total issue price of their shares.

If either BHP Billiton Limited or BHP Billiton Plc is prohibited by law or is otherwise unable to declare, pay or otherwise make all or any portion of such a matching dividend, then BHP Billiton Limited and BHP Billiton Plc will, so far as it is practicable to do so, enter into such transactions with each other as the BHP Billiton board of directors considers to be necessary or desirable so as to enable both BHP Billiton Limited and BHP Billiton Plc to pay matching dividends as nearly as practicable at the same time.

If there is a breach of the “share control limits” provisions of the relevant company’s Constitution or Articles of Association (as the case may be) (described under “Share Control Limits” below), the BHP Billiton board of directors may determine that the relevant shares will not carry any right to vote nor any right to any distributions and may cause the sale of such shares.

All unclaimed dividends may be invested or otherwise made use of by the BHP Billiton board of directors, as appropriate, for the benefit of BHP Billiton Limited and BHP Billiton Plc until claimed or, in the case of BHP Billiton Limited, otherwise disposed of according to law. BHP Billiton Plc’s Articles of Association provide that the payment by the BHP Billiton Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not result in BHP Billiton Plc being a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date on which such dividend was declared or became due for payment shall be forfeited and shall revert to BHP Billiton Plc.

Share Control Limits

Under BHP Billiton Limited’s Constitution and BHP Billiton Plc’s Articles of Association (as the case may be), a person must not breach certain specified shareholding limits which are designed to ensure that a person cannot gain control of either BHP Billiton Limited or BHP Billiton Plc without either having made an equivalent offer to the shareholders of both BHP Billiton Limited and BHP Billiton Plc on equivalent terms or having obtained the consent of the BHP Billiton board of directors. Broadly speaking there is a limit which prevents a person (and his/her associates, concert parties or any other person holding shares or rights in which such person is deemed to be interested or which are to be taken together for the purposes of the relevant limit) from:

(a)	exceeding a voting power threshold of 20 per cent in relation to BHP Billiton Limited on a “standalone” basis, that is, calculated as if there were no BHP Billiton Limited Special Voting Share and only counting BHP Billiton Limited ordinary shares;

(b)	exceeding a voting power threshold of 20 per cent in relation to BHP Billiton Limited, calculated having regard to all the voting power on a joint electorate basis, that is, calculated on the BHP Billiton Limited ordinary shares and on the voting power in BHP Billiton Limited derived (through the BHP Billiton Limited Special Voting Share) by holding or controlling BHP Billiton Plc ordinary shares (this limit effectively treats all BHP Billiton ordinary shares in both companies, together with the BHP Billiton Limited Special Voting Share and the BHP Billiton Plc Special Voting Share, as voting shares and sets a 20 per cent limit on control of this joint electorate voting power);

(c)	reaching or exceeding a voting rights threshold of 30 per cent of BHP Billiton Plc, this being the threshold for a mandatory offer under Rule 9 of the UK Code and which threshold applies to all voting rights of BHP Billiton Plc (therefore including voting rights attached to the BHP Billiton Plc Special Voting Share);

(d)	exceeding a voting power threshold of 30 per cent in relation to BHP Billiton Plc on a “standalone” basis, that is, calculated as if there were no BHP Billiton Plc Special Voting Share and only counting BHP Billiton Plc ordinary shares; or

(e)	exceeding a voting power threshold of 20 per cent in relation to BHP Billiton Plc, calculated having regard to all the voting power on a joint electorate basis (that is, calculated on the BHP Billiton Plc ordinary shares and on the voting power in BHP Billiton Plc derived (through the BHP Billiton Plc Special Voting Share) by holding or controlling BHP Billiton Limited ordinary shares; as with the limit referred to in paragraph (b) above, this limit effectively treats all BHP Billiton shares in both companies, together with the BHP Billiton Limited Special Voting Share and the BHP Billiton Plc Special Voting Share, as voting shares and sets a 20 per cent limit on control of this joint electorate voting power).

If the BHP Billiton board of directors determines that a person is in breach of a limit (except as a result of a “Permitted Acquisition” as described below), the BHP Billiton board of directors must take certain actions including (among other things) denying voting and distribution rights in respect of that number of BHP Billiton Limited ordinary shares or BHP Billiton Plc ordinary shares (as applicable) which results in the relevant limit being breached, and causing the sale of the same number of shares.

An acquisition is a “Permitted Acquisition” if the BHP Billiton board of directors consents or if each of the conditions below is satisfied:

(a)	the acquisition is under or pursuant to a procedure which applies to both the BHP Billiton Limited ordinary shares and the BHP Billiton Plc ordinary shares, or which is undertaken for both the BHP Billiton Limited ordinary shares and the BHP Billiton Plc ordinary shares at or about the same time;

(b)	each such procedure complies with all applicable laws, regulations and listing rules and BHP Billiton Limited’s Constitution and BHP Billiton Plc’s Articles of Association; and

(c)	the BHP Billiton Limited ordinary shareholders on the one hand and BHP Billiton Plc ordinary shareholders on the other hand are afforded equivalent treatment in terms of the consideration offered for their shares (having regard to the Equalisation Ratio), the information provided to them, the time to consider the offer or procedure, the conditions to which the procedure is subject and the other terms of the procedure.

(An acquisition which satisfies the requirements in clauses (a), (b) and (c) above is referred to below as an “equivalent offer”.)

Generally, therefore, any person may exceed these limits without the consent of the BHP Billiton board of directors only if an equivalent opportunity is provided to both BHP Billiton Limited shareholders and BHP Billiton Plc shareholders by means of an equivalent offer. In summary, this would require:

(a)	an equivalent procedure for the shares of both companies, such as an off-market takeover offer;

(b)	that each procedure comply with the takeover laws and rules in Australia as regards the offer for the BHP Billiton Limited shares and in the UK as regards the offer for the BHP Billiton Plc shares; and

(c)	equivalent consideration, terms, information and time to consider being offered to the two groups of shareholders, both in relation to an initial offer and in relation to any increases or extensions.

Statutory restrictions

In addition to the above constitutional restrictions in BHP Billiton Limited’s Constitution and BHP Billiton Plc’s Articles of Association, there are certain relevant statutory restrictions on acquisitions of shares in BHP Billiton. These are outlined briefly below.

Australia

Under Chapter 6 of the Australian Corporations Act (the provisions of the Australian Corporations Act generally regulating takeovers of Australian companies such as BHP Billiton Limited), a person is prohibited from acquiring shares in BHP Billiton Limited if, because of the transaction, the person’s (or someone else’s) “voting power” in BHP Billiton Limited increases:

(a)	from 20 per cent or below to above 20 per cent; or

(b)	from a starting point that is above 20 per cent and below 90 per cent.

Due to certain ASIC relief and modifications granted in connection with the formation of the BHP Billiton DLC, this prohibition applies in relation to BHP Billiton Limited both:

(a)	on a “standalone basis”, that is, calculated as if there were no BHP Billiton Limited Special Voting Share and only counting BHP Billiton Limited ordinary shares; and

(b)	on a “DLC basis”, that is, on the basis that voting power in BHP Billiton Limited is calculated having regard to all of the voting power on a joint electorate basis (in other words, calculated on the BHP Billiton Limited ordinary shares of the person plus the voting power derived by holding or controlling BHP Billiton Plc ordinary shares).

There are certain exceptions to this prohibition. These exceptions include an acquisition under a takeover bid made pursuant to Chapter 6 of the Australian Corporations Act (as it applies in relation to BHP Billiton), an acquisition that is approved by BHP Billiton ordinary shareholders (with no votes cast in favour by the acquirer, seller or their respective associates (as that term is defined in the Australian Corporations Act)) and an acquisition that results from an acquisition of BHP Billiton Plc ordinary shares provided that an “equivalent offer” is made for BHP Billiton Limited ordinary shares.

United Kingdom

Under the UK Code (which applies to BHP Billiton Plc), if an acquisition of shares were to increase the aggregate holding of the acquirer and its concert parties to shares carrying 30 per cent or more of the voting rights in the combined voting structure of the BHP Billiton DLC, the acquirer and, depending on the circumstances, its concert parties, would be required (except with the consent of the UK Panel) to make a cash offer for the outstanding BHP Billiton Plc ordinary shares at a price not less than the highest price paid for BHP Billiton Plc ordinary shares by the acquirer or its concert parties during the previous 12 months. A similar obligation to make such a mandatory cash offer would also arise on the acquisition of BHP Billiton Plc ordinary shares by a person holding (together with its concert parties) BHP Billiton Plc ordinary shares carrying between 30 to 50 per cent of the voting rights in the combined voting structure of the BHP Billiton DLC if the effect of such an acquisition were to increase that person’s percentage of the voting rights.

Disclosure of Holdings Exceeding Certain Percentages

There are no provisions in either BHP Billiton Limited’s Constitution or BHP Billiton Plc’s Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed. BHP Billiton ordinary shareholders will, however, be required to disclose shareholder ownership in accordance with the Australian Corporations Act and the UK Companies Act and regulation.

The Australian Corporations Act requires that a person must notify BHP Billiton Limited if he/she begins or ceases to have a substantial holding in the company (broadly, voting power of 5 per cent) or, being the holder of a substantial holding there is a movement of more than 1 per cent. These rules apply in respect of BHP Billiton Limited both on a “standalone” basis (i.e. disregarding the BHP Billiton Limited Special Voting Share) and on a “DLC basis”. In addition, under the Australian Corporations Act, BHP Billiton Limited or ASIC may direct a shareholder to disclose to it details of its own interest in BHP Billiton Limited shares and of each other person who has an interest in such shares. This obligation also applies to any person disclosed as having an interest in voting shares in BHP Billiton Limited in response to such a direction. The disclosure must be made within two business days of the request to make such disclosure.

The Disclosure and Transparency Rules issued by the UK Financial Services Authority require each shareholder to notify BHP Billiton Plc if the voting rights held by him/her (including by way of certain financial instruments) reach, exceed or fall below 3 per cent, and each 1 per cent threshold thereafter up to 100 per cent. Under the Disclosure and Transparency Rules, certain voting rights in BHP Billiton Plc may be disregarded.

Pursuant to the UK Companies Act, BHP Billiton Plc may also send a notice to any person whom BHP Billiton Plc knows or believes to be interested in BHP Billiton Plc’s shares requiring that person to confirm whether he/she has such an interest and if so, details of that interest. See also the “Voting Rights” section above for consequences of default of compliance with such provision.

Untraceable Shareholders

BHP Billiton Plc is entitled to sell at the best price reasonably obtainable the shares of a shareholder or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law, provided that:

(a)	during the period of 12 years prior to the date of the advertisements referred to in paragraph (b) below at least three dividends in respect of the shares have become payable and have not been claimed;

(b)	BHP Billiton Plc has, on expiry of the 12-year period, inserted advertisements in both a national newspaper and in a newspaper circulating in the area in which the last known address of the shareholder is located or the address at which service of notices may be effected under BHP Billiton Plc’s Articles of Association, giving notice of its intention to sell such shares;

(c)	for three months following the publication of such advertisements BHP Billiton Plc shall have received no communication from such shareholder or person; and

(d)	notice has been given to the LSE of its intention to make such sale.

The net proceeds of sale shall belong to BHP Billiton Plc which shall be obliged to account to the former shareholder or other person previously entitled for an amount equal to such proceeds.

Under the Australian Corporations Act, where a person has been registered as a holder of shares in BHP Billiton Limited for at least 6 years and BHP Billiton Limited has, for a period of at least six years:

(a)	had reasonable grounds for believing that the person was not residing at the address shown in the register as the person’s address; and

(b)	on each occasion during the last-mentioned period, when it sought to communicate with the person, been unable after the exercise of reasonable diligence to do so;

BHP Billiton Limited may, by executing a transfer on behalf of the person, transfer to ASIC the shares to be dealt with as unclaimed property by ASIC in accordance with the relevant provisions of the Australian Corporations Act.

Winding Up

In a winding up, subject to the rights of any preference shareholders, any surplus must be divided among the relevant BHP Billiton ordinary shareholders in proportion to the BHP Billiton ordinary shares held by them respectively in the relevant BHP Billiton company. The liquidator may, with the sanction of any resolution required under the relevant company’s Constitution or Articles of Association (as the case may be) or applicable law, divide among the shareholders in specie or in kind any part of the assets of the relevant company.

The BHP Billiton DLC structure is designed to ensure that, as far as practicable, the BHP Billiton Limited ordinary shareholders and the BHP Billiton Plc ordinary shareholders are treated equitably in the event of insolvency of either or both companies.

Creditors of BHP Billiton Limited and BHP Billiton Plc entitled to the benefit of the BHP Billiton Deed Poll Guarantees will, to the extent possible, be placed in the same position as if the relevant debts were owed by the combined BHP Billiton Group. In the event of insolvency of one of the companies, the BHP Billiton DLC Agreements require certain steps to be taken. The solvent company is required to ensure that the economic returns made or otherwise available to a holder of an ordinary share in the insolvent company relative to the economic returns available to a holder of an ordinary share in the solvent company are in due proportion having regard to the Equalisation Ratio.

If both companies are insolvent, and:

(a)	either company has surplus assets available for distribution to its ordinary shareholders after payment of all debts; and

(b)	the ratio of the surplus attributable to each BHP Billiton Limited ordinary share to the surplus attributable to each BHP Billiton Plc ordinary share would not otherwise equal the Equalisation Ratio, then one party must pay to the other an amount which results in that ratio equalling the Equalisation Ratio.

Right on a Return of Assets on Liquidation

On a return of assets on liquidation of BHP Billiton Limited, subject to the payment of all prior ranking amounts owed to all creditors of BHP Billiton Limited and preference shareholders, the assets of BHP Billiton

Limited remaining available for distribution among shareholders shall be applied in paying to the holder of the BHP Billiton Limited Special Voting Share and the holder of the BHP Billiton Limited Equalisation Share (if issued) an amount of up to A$2.00 on each such share, on an equal priority with any amount paid to BHP Billiton Limited ordinary shareholders, and any surplus remaining shall be applied in making payments solely to the BHP Billiton Limited ordinary shareholders in accordance with their entitlements.

On a return of assets on liquidation of BHP Billiton Plc, subject to the payment of all prior ranking amounts owed to all creditors of BHP Billiton Plc and prior ranking statutory entitlements, the assets of BHP Billiton Plc to be distributed on a winding up shall be distributed to the shareholders in the following order of priority:

(a)	to the BHP Billiton Plc cumulative preference shareholders, the repayment of a sum equal to the nominal capital paid up or credited as paid up on the BHP Billiton Plc preference shares held by them and accrual, if any, of the preferential dividend whether such dividend has been earned or declared or not, calculated up to the date of commencement of the winding up; and

(b)	to the BHP Billiton Plc ordinary shareholders and to the holder of the BHP Billiton Plc Special Voting Share and the holder of the BHP Billiton Plc Equalisation Share (if issued), the payment out of surplus, if any, remaining after the distribution under clause (a) above of an equal amount for each BHP Billiton Plc ordinary share, the BHP Billiton Plc Special Voting Share and the BHP Billiton Plc Equalisation Share, subject to a maximum in the case of the BHP Billiton Plc Special Voting Share and the BHP Billiton Plc Equalisation Share of the nominal capital paid up on such shares.

Class Action Suits and Shareholder Derivative Suits

While UK law currently permits a shareholder to initiate a lawsuit on behalf of the company in which that shareholder holds shares only in limited circumstances, a shareholder whose name is on the register of shareholders of the company may apply for a court order: (i) when the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or (ii) when any act or omission of the company is or would be so prejudicial. A court has wide discretion in granting relief, and may authorise civil proceedings to be brought in the name of the company by a shareholder on the terms that the court directs.

Except in limited circumstances, UK law does not generally permit class action lawsuits by shareholders against the company on behalf of other shareholders.

Under provisions of the UK Companies Act that have recently come into force, a shareholder may bring a claim on behalf of BHP Billiton Plc in relation to an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a BHP Billiton Plc Director. Such a claim is referred to as a “derivative claim” and may be brought against a BHP Billiton Plc Director or another person.

Derivative actions can also be brought in certain limited circumstances by shareholders in BHP Billiton Limited under Australian law with the leave of the court.

Right to Inspect Corporate Books and Records, including the Register of Members

Under Australian law, BHP Billiton Limited must allow any person to inspect the register of members, register of optionholders and register of debenture holders of the company. The company is allowed to charge a fee for allowing inspection in some circumstances. Unless the constitution expressly provides otherwise, no shareholder has a right to inspect the books of account or records of the company (including the minute books) without authorisation other than those registers mentioned above and the minutes of general meetings. The Constitution of BHP Billiton Limited expressly provides that a shareholder (other than a director and other officers of BHP Billiton Limited) does not have the right to inspect any account or book or document of the company except as provided by law, authorised by the directors or ordered by a court. However, under the Australian Corporations Act, a shareholder of a company may apply to the court for an order authorising the applicant or a representative of the applicant to inspect the books of the company.

Under UK law, a UK company is required to keep a number of statutory books and registers, including minute books (for general meetings and board meetings), and registers of members, directors and secretaries. Subject to certain conditions in some cases, members have a right to inspect each of the books and registers mentioned above, apart from the minute books for board meetings. Where the company unlawfully refuses an inspection of any of its books and registers, every officer of the company who is in default, and in certain circumstances the company, is liable to a fine, and for continued contravention, a daily fine. In addition, a court may by order compel an immediate inspection of the relevant book or register.

DESCRIPTION OF BHP BILLITON ADSs

Citibank, N.A. is the depositary for the BHP Billiton ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. BHP Billiton ADSs may be represented by certificates that are commonly known as “American depositary receipts” or “ADRs”. The depositary typically appoints a custodian to safekeep the securities on deposit. The custodian of the BHP Billiton Limited securities is Citicorp Nominees Pty Limited and the custodian of the BHP Billiton Plc securities is Citibank, N.A. (London Branch).

BHP Billiton has appointed Citibank, N.A. as depositary pursuant to two deposit agreements among the depositary, the holders of BHP Billiton ADSs thereunder, and BHP Billiton Limited and BHP Billiton Plc, respectively. A copy of each deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6 (File No. 333-143500 for the BHP Billiton Limited deposit agreement and File No. 333-143499 for the BHP Billiton Plc deposit agreement). Copies of the deposit agreements can be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC website on www.sec.gov, and each of them is filed as an exhibit to the registration statement of which this prospectus forms part.

BHP Billiton is providing you with a summary description of the material terms of the BHP Billiton ADSs and of your material rights as an owner of BHP Billiton ADSs. Please remember that summaries by their nature lack the precision of the information summarised and that a holder’s rights and obligations as an owner of BHP Billiton ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. BHP Billiton urges you to review the deposit agreements in their entirety. Any italicised text included in this section is provided for information and does not refer to the terms of the deposit agreements.

Each BHP Billiton ADS represents the right to receive two ordinary shares in BHP Billiton Limited or BHP Billiton Plc, as applicable, on deposit with the custodian. A BHP Billiton ADS will also represent the right to receive any other property received by the depositary or the custodian on behalf of the owner of the BHP Billiton ADS but that has not been distributed to the owners of BHP Billiton ADSs because of legal restrictions or practical considerations.

If you become an owner of BHP Billiton ADSs, you will become a party to the applicable deposit agreement and therefore will be bound by its terms and, if applicable, to the terms of the BHP Billiton ADR that represents your BHP Billiton ADSs. The deposit agreements and the BHP Billiton ADRs specify BHP Billiton’s rights and obligations as well as your rights and obligations as owner of BHP Billiton ADSs and those of the depositary. As a BHP Billiton ADS holder, you appoint the depositary to act on your behalf in certain circumstances. The deposit agreements and the BHP Billiton ADRs are governed by New York law. However, BHP Billiton’s obligations to the holders of ordinary shares will continue to be governed by the laws of Australia and the United Kingdom, as applicable, which may be different from the laws of the United States.

As an owner of BHP Billiton ADSs, you may hold your BHP Billiton ADSs either by means of a BHP Billiton ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated BHP Billiton ADSs directly on the books of the depositary, which is commonly referred to as the direct registration system, or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of BHP Billiton ADSs by the depositary. Under the direct registration system, ownership of BHP Billiton ADSs is evidenced by periodic statements issued by the depositary to the holders of the BHP Billiton ADSs. The direct registration system includes automated transfers between the depositary and DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your BHP Billiton ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as a BHP Billiton ADS owner. Banks and brokers typically hold securities such as BHP Billiton ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of BHP Billiton ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. This summary description assumes you have opted to own the BHP Billiton ADSs directly by means of a BHP Billiton ADS registered in your name and, as such, refers to you as the “holder”. References to “you” assume the reader owns BHP Billiton ADSs and will own BHP Billiton ADSs at the relevant time.

Dividends and Distributions

As a holder, you generally have the right to receive the distributions BHP Billiton Limited or BHP Billiton Plc make on the ordinary shares deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. These practical considerations and legal limitations include situations such as where the value of ordinary shares or rights to be distributed are too low to justify the expense of making the distribution, as well as the inability to distribute rights or other securities to holders of BHP Billiton ADSs in a jurisdiction where such distribution would require registration of the securities to be distributed. Holders will receive such distributions under the terms of the applicable deposit agreement in proportion to the number of BHP Billiton ADSs held as of a specified record date.

Distributions of cash

Whenever BHP Billiton Limited or BHP Billiton Plc makes a cash distribution for the ordinary shares on deposit with the relevant custodian, it will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into US dollars, if necessary, and for the distribution of the US dollars to the holders.

The conversion into US dollars will take place only if practicable and if the US dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of ordinary shares on deposit.

Distributions of shares

Whenever BHP Billiton Limited or BHP Billiton Plc makes a free distribution of shares for the ordinary shares on deposit with the custodian, it will deposit the applicable number of shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new BHP Billiton ADSs representing the shares deposited or modify the BHP Billiton ADS-to-shares ratio, in which case each ADS you hold will represent rights and interests in the additional shares so deposited. Only whole new BHP Billiton ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new BHP Billiton ADSs or the modification of the BHP Billiton ADS-to-shares ratio upon a distribution of shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement. To pay such taxes or governmental charges, the depositary may sell all or a portion of the new shares so distributed.

No such distribution of new BHP Billiton ADSs will be made if it would violate a law (e.g. the US securities laws) or if it is not operationally practicable. If the depositary does not distribute new BHP Billiton ADSs as described above, it may sell the shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of rights

Whenever BHP Billiton Limited or BHP Billiton Plc intends to distribute rights to purchase additional shares, it will give prior notice to the depositary and BHP Billiton will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional BHP Billiton ADSs to holders. If registration under the Securities Act or other applicable law is required, the depositary will not offer you the rights unless a registration statement covering the distribution of the rights is effective. BHP Billiton is under no obligation to file a registration statement for any of these rights or underlying ordinary shares or to endeavour to cause a registration statement to be declared effective.

The depositary will establish procedures to distribute rights to purchase additional BHP Billiton ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of BHP Billiton ADSs, and if BHP Billiton provides all of the documentation contemplated in the applicable deposit agreement (such as opinions to address the lawfulness of the transaction). You may be required to pay fees, expenses, taxes and other governmental charges to subscribe for the new BHP Billiton ADSs upon the exercise of your rights. The depositary is not obliged to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new shares other than in the form of BHP Billiton ADSs.

The depositary will not distribute the rights to you if:

•	BHP Billiton does not request in a timely manner that the rights be distributed to you or requests that the rights not be distributed to you;

•	BHP Billiton fails to deliver satisfactory documentation to the depositary; or

•	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective distributions

Whenever BHP Billiton Limited or BHP Billiton Plc intends to distribute a dividend payable at the election of shareholders either in cash or in additional shares, it will give prior notice thereof to the depositary and will indicate whether it wishes the elective distribution to be made available to you. In such case, BHP Billiton will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practical and if BHP Billiton has provided all of the documentation contemplated in the applicable deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional BHP Billiton ADSs, in each case as described in the applicable deposit agreement.

If the election is not made available to you, you will receive either cash or additional BHP Billiton ADSs, depending on what a shareholder in Australia, in the case of BHP Billiton Limited ADS holders, or in the United

Kingdom, in the case of BHP Billiton Plc ADS holders, would receive upon failing to make an election, as more fully described in the deposit agreements. There can be no assurance that holders of BHP Billiton ADSs generally, or any holder of BHP Billiton ADSs in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as holders of BHP Billiton ordinary shares.

Other distributions

Whenever BHP Billiton Limited or BHP Billiton Plc intends to distribute property other than cash, shares or rights to purchase additional shares, it will notify the depositary in advance and will indicate whether it wishes such distribution to be made to you. If so, BHP Billiton will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if BHP Billiton provides all of the documentation contemplated in the applicable deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement. To pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	BHP Billiton does not request that the property be distributed to you or if BHP Billiton asks that the property not be distributed to you;

•	BHP Billiton does not deliver satisfactory documentation to the depositary; or

•	the depositary determines after consultation with BHP Billiton that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

There can be no assurances that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, or that any of such transactions can be completed within a specified time period.

Changes Affecting Shares

The shares held on deposit for your BHP Billiton ADSs may change from time to time. For example, there may be a change in nominal or par value (in the case of shares in BHP Billiton Plc), a split-up, cancellation, consolidation or reclassification of such shares or a recapitalisation, reorganisation, merger, consolidation or sale of assets.

If any such change were to occur, your BHP Billiton ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the shares held on deposit. The depositary may in such circumstances deliver new BHP Billiton ADSs to you or call for the exchange of your existing BHP Billiton ADSs for new BHP Billiton ADSs. If, in the depositary’s judgment after consultation with BHP Billiton, the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issue of BHP Billiton ADSs upon Deposit of Ordinary Shares

The depositary may create BHP Billiton ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these BHP Billiton ADSs to the person you indicate only after you pay any applicable issue fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive BHP Billiton ADSs may be limited by US, Australian, United Kingdom or other legal considerations applicable at the time of deposit. In the case of the BHP Billiton ADSs to be issued to holders of Rio Tinto plc ADSs that accept the US Offer, BHP Billiton will arrange with the ADS Exchange Agent to deposit the applicable ordinary shares.

The issue of BHP Billiton ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue BHP Billiton ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	the ordinary shares are duly authorised, validly issued, fully paid, non-assessable and legally obtained;

•	all pre-emptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised;

•	you are duly authorised to deposit the ordinary shares;

•

the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the BHP Billiton ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the applicable deposit agreement); and

•	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties is incorrect in any way, BHP Billiton and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Reporting Obligations and Regulatory Approvals

Applicable laws and regulations may require holders and beneficial owners of BHP Billiton Limited and BHP Billiton Plc ordinary shares, including the holders and beneficial owners of BHP Billiton ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and beneficial owners of BHP Billiton ADSs are solely responsible for complying with such reporting requirements and obtaining such approvals. Each holder and each beneficial owner agrees under the applicable deposit agreement to file such reports and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. The depositary, the custodian, BHP Billiton or any of their respective agents or affiliates are not required to take any actions whatsoever on behalf of holders or beneficial owners to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

Transfer, Combination and Split-up of BHP Billiton ADRs

As a BHP Billiton ADR holder, you will be entitled to transfer, combine or split up your BHP Billiton ADRs and the BHP Billiton ADSs evidenced thereby. For transfers of BHP Billiton ADRs, you will be required to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered BHP Billiton ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•

pay all applicable fees, charges, expenses, taxes and other government charges payable by BHP Billiton ADR holders pursuant to the terms of the applicable deposit agreement, upon the transfer of BHP Billiton ADRs.

To have your BHP Billiton ADRs either combined or split up, you must surrender the BHP Billiton ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by BHP Billiton ADR holders, pursuant to the terms of the applicable deposit agreement, upon a combination or split-up of BHP Billiton ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of BHP Billiton ADSs

As a holder, you will be entitled to present your BHP Billiton ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares. Your ability to withdraw the ordinary shares may be limited by US, Australian, United Kingdom or other legal or regulatory considerations applicable at the time of withdrawal, including the terms of BHP Billiton Limited’s Constitution or BHP Billiton Plc’s Articles of Association, as the case may be. To withdraw the ordinary shares represented by your BHP Billiton ADSs, you will be required to pay to the depositary the fees for cancellation of BHP Billiton ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and ordinary shares upon withdrawal. Once cancelled, the BHP Billiton ADSs will not have any rights under the applicable deposit agreement.

If you hold BHP Billiton ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your BHP Billiton ADSs. The withdrawal of the ordinary shares represented by your BHP Billiton ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept BHP Billiton ADSs for cancellation that represent a whole number of ordinary shares on deposit.

You will have the right to withdraw the ordinary shares represented by your BHP Billiton ADSs at any time except for:

•

temporary delays that may arise because the transfer books for the ordinary shares or BHP Billiton ADSs are closed or ordinary shares are immobilised on account of a shareholders’ meeting or a payment of dividends;

•	the existence of outstanding obligations to pay fees, taxes and similar charges; or

•	restrictions imposed because of laws or regulations applicable to BHP Billiton ADSs or the withdrawal of ordinary shares on deposit.

The applicable deposit agreement may not be modified to impair your right to withdraw the ordinary shares represented by your BHP Billiton ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the applicable deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your BHP Billiton ADSs. You will have no right to attend BHP Billiton general meetings in person. A holder of BHP Billiton ADSs may withdraw the underlying ordinary shares from the BHP Billiton ADS facility and vote as a direct shareholder, but there may not be sufficient time to do so after the announcement of an upcoming shareholders’ meeting. The voting rights of holders of ordinary shares are described in “Description of BHP Billiton Limited and BHP Billiton Plc Ordinary Shares – Voting Rights”.

The depositary will, if BHP Billiton so requests in a timely fashion, distribute to you any notice of shareholders’ meeting received from BHP Billiton together with information explaining how to instruct the depositary to exercise the voting rights of the ordinary shares represented by BHP Billiton ADSs. If permitted by law and stock exchange requirements, instead of distributing the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, shareholders, the depositary may distribute to the BHP Billiton ADS holders a notice that provides them with a means to retrieve such materials or receive such materials upon request (for example, by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

If the depositary receives voting instructions in a timely manner from a holder of BHP Billiton ADSs, it will endeavour to vote the ordinary shares represented by the holder’s BHP Billiton ADSs in accordance with such voting instructions.

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the ordinary shares on deposit. BHP Billiton cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. If the depositary receives voting instructions from you which fail to specify the manner in which the depositary is to vote, the depositary will deem you to have instructed it to vote in favour of the particular matter to be voted on.

If the depositary does not receive timely voting instructions with respect to your BHP Billiton ADSs, the ordinary shares represented by those BHP Billiton ADSs will not be voted. Notwithstanding anything else contained in the applicable deposit agreements, the depositary shall, if BHP Billiton so requests, represent all deposited ordinary shares (whether or not voting instructions have been received in respect of those ordinary shares from BHP Billiton ADS holders) for the sole purpose of establishing a quorum at a meeting of shareholders.

The depositary will only vote or attempt to vote as you instruct or as described in the preceding sentence or otherwise in accordance with the provisions of the applicable deposit agreement.

Fees and Charges

As a BHP Billiton ADS holder, you will be required to pay the following service fees to the depositary:

Service	Fees

• Issue of BHP Billiton ADSs	Up to US$5.00 per 100 BHP Billiton ADSs (or fraction thereof) issued

• Cancellation of BHP Billiton ADSs	Up to US$5.00 per 100 BHP Billiton ADSs (or fraction thereof) surrendered

• Distribution of cash dividends	No fee

• Distributions of cash proceeds (i.e. upon sale of rights or other entitlements)	Up to US$2.00 per 100 BHP Billiton ADSs (or fraction thereof) held

• Distribution of BHP Billiton ADSs pursuant to rights to purchase additional BHP Billiton ADSs	Up to US$5.00 per 100 BHP Billiton ADSs (or fraction thereof) held

• Distribution of securities other than BHP Billiton ADSs or rights to purchase additional BHP Billiton ADSs	Up to US$5.00 per 100 BHP Billiton ADSs (or fraction thereof) held

• Distribution of BHP Billiton ADSs pursuant to a BHP Billiton ADR ratio change in which ordinary shares are not distributed	No fee

The depositary may remit to BHP Billiton a portion of the depositary fees charged which BHP Billiton may use for the reimbursement of certain expenses incurred by BHP Billiton in respect of the BHP Billiton ADS programme established upon such terms and conditions as BHP Billiton and the depositary may agree from time to time.

As a BHP Billiton ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

registration fees for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals;

•	expenses incurred for converting foreign currency into US dollars;

•

fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, BHP Billiton ADSs and BHP Billiton ADRs;

•	expenses for cable, telex and fax transmissions and for delivery of securities; and

•	fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

BHP Billiton has agreed to pay certain other charges and expenses of the depositary. Note that the fees and charges you may be required to pay may vary over time and may be changed by BHP Billiton and by the depositary. You will receive prior notice of such changes (other than charges in connection with foreign exchange control regulations, taxes and other governmental charges, delivery fees and other such expenses).

Amendments and Termination

BHP Billiton may agree with the depositary to modify the deposit agreements at any time without your consent. BHP Billiton undertakes to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the applicable deposit agreement. The notice of an amendment need not describe in detail the specific amendments and failure to describe the specific amendments in any such notice shall not render the notice invalid, provided however, that in each such case, the notice given to the holders identifies a means for holders and beneficial owners of BHP Billiton ADSs to retrieve or receive the text of the amendment (for example, by retrieving it from the website of BHP Billiton, the depositary or the SEC, or by requesting it from the depositary).

BHP Billiton will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the BHP Billiton ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, BHP Billiton may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the applicable deposit agreement if you continue to hold your BHP Billiton ADSs after the modifications to the applicable deposit agreement become effective. The applicable deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your BHP Billiton ADSs (except as permitted by law).

BHP Billiton has the right to direct the depositary to terminate the deposit agreements upon 30 days’ notice to the applicable BHP Billiton ADS holders. In certain circumstances, the depositary may on its own initiative terminate the deposit agreements. In that case, the depositary must give notice to the applicable holders at least 90 days before termination.

Until the termination date, the depositary will continue to perform all of its obligations under the applicable deposit agreement and the holders and beneficial owners of the BHP Billiton ADSs will be entitled to all of their rights under such deposit agreement.

If any BHP Billiton ADSs remain outstanding after the termination date, the registrar and the depositary will not be obliged to perform any further acts, except that the depositary shall continue to (i) collect dividends and other distributions pertaining to deposited ordinary shares, (ii) sell securities and other property received in respect of deposited ordinary shares, (iii) deliver deposited ordinary shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any securities or other property, in exchange for BHP Billiton ADSs surrendered to the depositary (after deducting the depositary’s fees and charges and all applicable taxes or governmental charges), and (iv) take any actions required by law in connection with its role as depositary.

At any time after the termination date, the depositary may sell any remaining deposited ordinary shares and hold the proceeds, without interest and less any fees and charges payable to the depositary and any applicable taxes or governmental charges, for the pro rata benefit of BHP Billiton ADS holders that have not surrendered their BHP Billiton ADSs.

Books of Depositary

The depositary will maintain BHP Billiton ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely to communicate with other holders in the interest of business matters relating to the BHP Billiton ADSs and the applicable deposit agreement.

The depositary will maintain in New York facilities to record and process the issue, cancellation, combination, split-up and transfer of BHP Billiton ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreements limit BHP Billiton’s obligations and the depositary’s obligations to you. Please note the following:

•

BHP Billiton and the depositary disclaim any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, or for any failure to determine that any distribution or action may be lawful or reasonably practicable, provided any such action, omission or determination is in good faith and in accordance with the terms of the applicable deposit agreement;

•

BHP Billiton and the depositary disclaim any liability for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of BHP Billiton ADSs or ordinary shares, or for the creditworthiness of any third party;

•

the depositary disclaims any liability for the content of any information submitted to it by BHP Billiton or for any inaccuracy of any translation thereof, for allowing any rights to lapse under the terms of the applicable deposit agreement, for the timeliness of any of BHP Billiton’s notices or for BHP Billiton’s failure to give notice;

•	BHP Billiton and the depositary are obligated only to take the actions specifically stated in the deposit agreements without negligence or bad faith;

•	BHP Billiton and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreements;

•

BHP Billiton and the depositary disclaim any liability if BHP Billiton is prevented from, forbidden from, or subject to any civil or criminal penalty or restraint on account of, or delayed in acting on account of any law or regulation, any provision of BHP Billiton Limited’s Constitution, BHP Billiton Plc’s Articles of Association, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond BHP Billiton’s control;

•

BHP Billiton and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreements or in BHP Billiton Limited’s Constitution or BHP Billiton Plc’s Articles of Association or in any provisions of securities on deposit;

•

BHP Billiton and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of BHP Billiton ADSs or authorised representatives thereof, or any other person believed by either BHP Billiton or the depositary in good faith to be competent to give such advice or information;

•

BHP Billiton and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of ordinary shares but is not, under the terms of the applicable deposit agreement, made available to you;

•

BHP Billiton and the depositary may rely, without any liability, upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties; and

•	BHP Billiton and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the applicable deposit agreement.

However, the limitations set forth above do not affect your rights as a securityholder under the Exchange Act.

Pre-release Transactions

The depositary may, in certain circumstances, issue BHP Billiton ADSs before receiving a deposit of ordinary shares or release ordinary shares before receiving BHP Billiton ADSs for cancellation. These transactions are commonly referred to as pre-release transactions. Each deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (e.g. the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the BHP Billiton ADSs and the ordinary shares represented by the BHP Billiton ADSs. BHP Billiton, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due on your BHP Billiton ADSs and the ordinary shares represented by your BHP Billiton ADSs.

The depositary may refuse to issue BHP Billiton ADSs, to deliver, transfer, split and combine BHP Billiton ADRs or to release ordinary shares on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfil legal obligations. You are required to indemnify BHP Billiton, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into US dollars if such conversion is practical, and it will distribute the US dollars in accordance with the terms of the applicable deposit agreement. You may be required to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the US dollars to the holders for whom the conversion and distribution is lawful and practical;

•	distribute the foreign currency to holders for whom the distribution is lawful and practical; and

•	hold the foreign currency (without liability for interest) for the applicable holders.

BHP Billiton generally pays dividends with respect to the deposited ordinary shares in US dollars, so no currency conversion of such payments is required.

The Custodian

The depositary has agreed with each custodian that it will receive and hold the deposited ordinary shares for the account of the depositary in accordance with the applicable deposit agreement. If the custodian resigns or is discharged from its duties under the applicable deposit agreement, the depositary will, in consultation with BHP Billiton, promptly appoint a successor custodian. The resigning or discharged custodian will deliver the deposited ordinary shares and related records to the custodian designated by the depositary. The depositary will immediately give you and BHP Billiton written notice of these changes. If the depositary resigns or is discharged from its duties under the applicable deposit agreement, each custodian will continue to act as custodian and it will be obligated to comply with the direction of the successor depositary.

Governing Law

The deposit agreements and the BHP Billiton ADRs are governed by the laws of the State of New York. BHP Billiton and the depositary have agreed that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between BHP Billiton and the depositary that may arise out of or in connection with the deposit agreements. BHP Billiton has submitted to the jurisdiction of these courts and BHP Billiton has appointed an agent for service of process in the City of New York. See “Service of Process and Enforceability of Civil Liabilities Under US Securities Laws”.

DESCRIPTION OF BHP BILLITON LIMITED INTERIM SHARES

The Interim Shares will take the form of BHP Billiton Limited Mandatorily Redeemable Preference Shares. Given the automatic transfer, which will take place promptly after the Interim Shares are issued (without any further action by securityholders), the Interim Shares will not be delivered to accepting securityholders of Rio Tinto plc despite the initial issue of the Interim Shares to such securityholders. Moreover, as a result of the automatic transfer mechanism, there will be no market for, nor the ability for accepting Rio Tinto plc securityholders to trade in or otherwise transfer, any Interim Shares.

The following is a summary of the material terms of the Interim Shares. Although they carry preferential dividend rights and a preference on a winding up, the Interim Shares should be of no practical relevance to holders of other BHP Billiton securities because, following the automatic transfer to BHP Billiton Plc promptly after the Interim Shares are issued (without any further action by securityholders), the Interim Shares will be held within the BHP Billiton Group and BHP Billiton will not exercise the right to vote the Interim Shares other than on resolutions which affect rights attached to such Interim Shares.

Voting Rights

The holders of the Interim Shares have the same rights as the holders of ordinary shares to receive notices, reports and accounts and to attend all general meetings, but no right to vote, except as follows:

•	on any question considered at a general meeting if, at the date of the meeting, a dividend or part of a dividend on the Interim Shares is in arrears;

•	on any question considered at a general meeting held during the winding up of BHP Billiton Limited; and

•	at a general meeting on a proposal:

¡	to reduce the share capital of BHP Billiton Limited;

¡	to approve the terms of a buy-back agreement;

¡	that affects rights attached to the Interim Shares;

¡	to wind up BHP Billiton Limited; or

¡	for the disposal of the whole of the property of BHP Billiton Limited.

The Interim Shares constitute a separate class of shares from the BHP Billiton Limited ordinary shares. BHP Billiton will not exercise any voting rights relating to the Interim Shares other than in respect of resolutions which affect rights attached to the Interim Shares and, accordingly, the Interim Shares will not otherwise have any impact on the special voting share or the voting mechanism for, or outcome of, Joint Electorate Actions and Class Rights Actions of BHP Billiton Limited ordinary shareholders.

Dividends

Accrual and Payment

A holder of an Interim Share is entitled to be paid a cumulative preferential dividend, but has no further right to participate in the profits of BHP Billiton Limited. The dividend accrues on the issue price of each Interim Share at a rate equal to LIBOR plus the arm’s length funding margin of BHP Billiton Limited as determined by a financial institution nominated by BHP Billiton Limited at the beginning of each successive period during which dividends accrue, starting from the date of issue of an Interim Share.

Dividends are payable annually in arrears. The amount to be paid is the sum of all accrued and compounded but unpaid dividends. Dividends accrue every three months (except that the first and last accrual periods may be less than three months) and accrued but unpaid dividends are compounded at the dividend rate until paid.

The payment of a dividend is subject to BHP Billiton Limited having profits available for the payment of a dividend.

The funding margin of BHP Billiton Limited can be reviewed and determined for the remainder of an accrual period if BHP Billiton Limited is downgraded or upgraded by Moody’s or Standard & Poor’s (or a credit rating agency nominated by BHP Billiton Limited as a replacement for either or both of them).

Withholding Obligations

BHP Billiton Limited may withhold from any payment in respect of the Interim Shares any tax, levy or other deduction or withholding that it is required to make by applicable law.

Redemption and Maturity

Interim Shares are redeemable at the option of BHP Billiton Limited at any time upon 10 London Banking Days’ (as defined in the Terms of Issue) notice. BHP Billiton Limited must redeem all Interim Shares still outstanding at the Maturity Date (being the day before the tenth anniversary of the date on which the first Interim Shares are issued).

Upon redemption BHP Billiton Limited must pay the redemption amount to the holder of the Interim Shares in cash. The redemption amount for each Interim Share is equal to the share’s issue price plus any accrued but unpaid dividends, including compounded amounts.

Holders of Interim Shares must vote in favour of any resolution for the approval of a reduction of capital or share buy-back proposed by BHP Billiton Limited as an alternative means of effecting redemption of the Interim Shares for the redemption amount.

Priority on winding up

Upon a winding up of BHP Billiton Limited, the holders of Interim Shares are entitled to payment in cash of the redemption amount (i.e. the issue price of each share plus any accrued but unpaid dividends, including compounded amounts) in priority to any payment to the holders of ordinary shares, but have no other right to participate in the surplus assets of BHP Billiton Limited. If the surplus assets of BHP Billiton Limited remaining after payment of its debts are insufficient to satisfy the entitlements of all holders of Interim Shares, the surplus available is to be divided among all holders of Interim Shares in proportion to their entitlements.

Prior Ranking Issues

BHP Billiton Limited must not issue shares which rank in priority to the Interim Shares.

Transferability

The Interim Shares are not transferable to any person other than BHP Billiton Plc, BHP Billiton Limited or any of their respective wholly-owned subsidiaries.

TREATMENT OF OTHER RIO TINTO PLC SECURITIES

The Rio Tinto plc Offer extends to any Rio Tinto plc ordinary shares unconditionally allotted or issued fully paid (or credited as fully paid) upon exercise of options granted under the Rio Tinto plc share incentive schemes while the Rio Tinto plc Offer remains open for acceptance, including during the subsequent offer period, or before such earlier date as BHP Billiton Limited, subject to the UK Code and other applicable laws (including the US tender offer rules), may decide. Any such exercise or conversion must be completed so as to ensure that there will be sufficient time to comply with the procedures set forth in “The US Offer – Procedures for Acceptance of the US Offer”, which may require you to take action well in advance of the announced deadline for acceptance. If a holder of stock options to acquire Rio Tinto plc ordinary shares or ADSs does not exercise such options, such options will remain outstanding in accordance with their terms and conditions, including with respect to term of expiry, vesting (including any terms relating to acceleration of vesting) and exercise prices. To the extent that such options are not so exercised, and if the Rio Tinto plc Offer becomes wholly unconditional, BHP Billiton will make appropriate proposals to optionholders under the Rio Tinto plc share incentive schemes. The tax consequences for holders of stock options to purchase Rio Tinto plc ordinary shares or ADSs of exercising their options are not described in this prospectus. Holders of options to purchase Rio Tinto plc ordinary shares or ADSs should consult their tax advisers for advice with respect to potential tax consequences to them in connection with the decision to exercise or not exercise their options.

SOURCE AND AMOUNT OF FUNDS

BHP Billiton estimates that the total amount of cash required to complete the transactions contemplated by the offers for Rio Tinto and any subsequent compulsory acquisition, including payment of fees and expenses related to the transactions, will be approximately US$4.4 billion. BHP Billiton intends to obtain the funds needed to pay these costs from its available cash.

The proposed share buyback and any refinancing that might arise as a result of the acquisition of Rio Tinto, including any remaining Rio Tinto borrowings, will be funded through a combination of sources comprising a committed bank financing facility of US$55 billion, together with cash flow from operations, asset disposal proceeds from the continued optimisation of BHP Billiton’s asset portfolio and, if required, additional debt financing.

On 5 February 2008, BHP Billiton entered into a multicurrency term and revolving facility and subscription agreement with Barclays Capital, BNP Paribas, Citibank Global Markets Limited, Goldman Sachs International, HSBC Bank plc, Banco Santander, S.A. and UBS Limited to, among other things, meet potential funding requirements in relation to BHP Billiton’s offer to acquire Rio Tinto. The facility agreement provides for four debt facilities in an aggregate amount of US$55 billion as follows:

•

a US$20 billion term loan facility with a term of 364 days, which may be extended (at BHP Billiton’s election) for a further 12 months and thereafter up to US$10 billion may be extended for a further six months (at BHP Billiton’s election) subject to the payment of an extension fee;

•	a US$15 billion term loan facility with a term of three years;

•	a US$12.5 billion term loan facility with a term of five years; and

•	a US$7.5 billion revolving facility with a term of five years incorporating euro and US dollar swingline facilities.

The proceeds of loans drawn under the facilities may be used for the following purposes:

•	refinancing Rio Tinto’s existing US$40 billion facility or any refinancing of such facility;

•	financing any return of cash to BHP Billiton shareholders by way of a share buyback or otherwise;

•	financing any cash consideration that may be offered to Rio Tinto securityholders pursuant to the Rio Tinto plc Offer and the Rio Tinto Limited Offer;

•	the payment of costs in connection with the Rio Tinto plc Offer and the Rio Tinto Limited Offer; and

•	in the case of the revolving facility, for the general corporate purposes of the BHP Billiton Group.

Loans drawn down under the facilities bear interest at a margin over LIBOR.

The facility agreement contains customary representations and warranties, affirmative and negative covenants (including, among others, compliance with a leverage ratio, negative pledge and certain restrictions on disposals and subsidiary indebtedness), indemnities and events of default, each with appropriate carve-outs and materiality thresholds.

The facility agreement contains a requirement to prepay the US$20 billion term facility from proceeds of certain disposals and borrowings, subject to certain exceptions and thresholds.

FEES AND EXPENSES

Except as set forth below, BHP Billiton will not pay any fees or commissions to any broker or other person soliciting tenders of Rio Tinto plc securities pursuant to the Rio Tinto plc Offer.

BHP Billiton Limited will pay any customary fees charged by the Rio Tinto plc ADS depositary for Rio Tinto plc ADSs tendered into the US Offer and the fees charged by the Ordinary Share Exchange Agent, the ADS Exchange Agent and the Information Agent for acting as such and by the BHP Billiton Limited and BHP Billiton Plc ADS depositary for the issue of new BHP Billiton ADSs.

BHP Billiton has retained Georgeson Inc. to act as Information Agent in connection with the US Offer. The Information Agent may contact holders of Rio Tinto plc securities by mail, telephone, telex, fax, email and personal interview and may request brokers, dealers and other nominee shareholders to forward these offer materials to owners of Rio Tinto plc securities. The Information Agent will receive reasonable and customary fees for these services, plus reimbursement of its out-of-pocket expenses.

BHP Billiton has retained [—] to act as ADS Exchange Agent and Computershare, Inc. to act as Ordinary Share Exchange Agent in connection with the US Offer. BHP Billiton will pay the ADS Exchange Agent and the Ordinary Share Exchange Agent reasonable and customary compensation for its services in connection with the US Offer, plus reimbursement of its out-of-pocket expenses. BHP Billiton will also reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.

BHP Billiton will indemnify the Information Agent, the ADS Exchange Agent and the Ordinary Share Exchange Agent against specified liabilities and expenses in connection with the US Offer, including liabilities under the US federal securities laws. Indemnification for liabilities under the US federal securities laws may be unenforceable as against public policy.

ACCOUNTING TREATMENT

Under IFRS3 “Business Combinations”, BHP Billiton will account for the transaction as an acquisition as of the date that control of Rio Tinto is obtained (i.e. the date that the Rio Tinto plc Offer and the Rio Tinto Limited Offer become wholly unconditional) and will be required to record the acquired assets, liabilities and contingent liabilities at their fair values and to reflect the difference between their net fair value and the value of the total consideration paid (including relevant expenses of the transaction) as goodwill.

STOCK EXCHANGE LISTING APPLICATIONS

Application will be made for the new BHP Billiton Limited ordinary shares to be admitted to quotation on ASX. It is expected that admission will become effective upon issue and allotment of the new BHP Billiton Limited ordinary shares to accepting Rio Tinto shareholders and provision of standard information to ASX, and that such new BHP Billiton Limited ordinary shares may be traded on ASX as from that time. The new BHP Billiton Limited ordinary shares will, when issued, be fully paid and rank pari passu in all respects with existing BHP Billiton Limited ordinary shares, including, where the record date for determining entitlements is on or after the date of issue of new BHP Billiton Limited ordinary shares, the right to receive all dividends and other distributions (if any) declared, made or paid by BHP Billiton Limited on such shares on or after such date, save that BHP Billiton Limited reserves the right to withhold any BHP Billiton Limited dividend not yet paid for the half year ending 31 December 2008 or any subsequent period on new BHP Billiton Limited ordinary shares issued as consideration to accepting Rio Tinto plc shareholders if the accepting Rio Tinto plc shareholders: (i) have received or are entitled to receive (or any previous holder of the relevant Rio Tinto plc ordinary shares has received or is entitled to receive) a Rio Tinto dividend on the shares accepted into the Rio Tinto plc Offer; and (ii) would otherwise be entitled to receive a BHP Billiton dividend on the BHP Billiton Limited ordinary shares issued as consideration therefor, for the same period or a substantial part of that period. In addition, BHP Billiton intends to seek listing of the new BHP Billiton Limited ordinary shares on the Frankfurt Stock Exchange and the SWX Swiss Exchange.

Application will be made for the new BHP Billiton Plc ordinary shares to be admitted to the UK Official List and to trading on the LSE’s main market for listed securities. In addition, BHP Billiton intends to seek listing of the new BHP Billiton Plc ordinary shares on the JSE. It is expected that admission will become effective and that dealings for normal settlement in the new BHP Billiton Plc ordinary shares will commence shortly following the date of their issue within 14 days of the Rio Tinto plc Offer becoming wholly unconditional (save only for the admission of such shares becoming effective). The new BHP Billiton Plc ordinary shares will, when issued, be fully paid and rank pari passu in all respects with the existing BHP Billiton Plc ordinary shares, including, where the record date for determining entitlements is on or after the date of issue of new BHP Billiton Plc ordinary shares, the right to all dividends and other distributions (if any) declared, made or paid by BHP Billiton Plc on such shares on or after such date, save that BHP Billiton reserves the right to withhold any BHP Billiton Plc dividend not yet paid for the half year ending 31 December 2008 or any subsequent period on new BHP Billiton Plc ordinary shares issued as consideration to accepting Rio Tinto plc shareholders if the accepting Rio Tinto plc shareholders: (i) have received or are entitled to receive (or any previous holder of the relevant Rio Tinto plc ordinary shares has received or is entitled to receive) a Rio Tinto dividend on the shares accepted into the Rio Tinto plc Offer; and (ii) would otherwise be entitled to receive a BHP Billiton dividend on the BHP Billiton Plc ordinary shares issued as consideration therefor, for the same period or a substantial part of that period.

In addition, application will be made to the NYSE for listing of the new BHP Billiton Limited ADSs (representing new BHP Billiton Limited ordinary shares) and the new BHP Billiton Plc ADSs (representing new BHP Billiton Plc ordinary shares) being offered in the US Offer.

As a result of the automatic transfer mechanism, there will be no market for, nor the ability for accepting Rio Tinto plc securityholders to trade in or otherwise transfer, any Interim Shares, and the Interim Shares will not be listed on any exchange.

EFFECT OF THE US OFFER ON THE MARKET FOR

RIO TINTO PLC ORDINARY SHARES AND RIO TINTO PLC ADSs

Market Effect

If the Rio Tinto plc Offer becomes wholly unconditional, BHP Billiton Limited intends to procure that Rio Tinto plc applies for the delisting of the Rio Tinto plc ADSs from the NYSE. In addition, if BHP Billiton Limited acquires 75 per cent of the voting rights attaching to the Rio Tinto plc ordinary shares (including those represented by ADSs), BHP Billiton Limited intends to proceed with: (i) the cancellation of the listing of the Rio Tinto plc ordinary shares on the UK Official List and trading of the Rio Tinto plc ordinary shares on the LSE’s main market for listed securities; (ii) the cancellation of listing and trading of the Rio Tinto plc ordinary shares on the NYSE Euronext (Paris); and (iii) the cancellation of listing and trading of the Rio Tinto plc ordinary shares on the Frankfurt Stock Exchange.

Unless BHP Billiton Limited notifies Rio Tinto plc shareholders otherwise (such notification being subject to the prior consent of the UKLA), it is anticipated that the cancellation of listing on the UK Official List and cancellation of trading on the LSE’s main market for listed securities will take effect no earlier than 20 London business days after BHP Billiton Limited has acquired or agreed to acquire 75 per cent of the voting rights attaching to the Rio Tinto plc ordinary shares (including those represented by ADSs) and has issued a notice to Rio Tinto plc shareholders confirming that such cancellations will occur. No fewer than 10 days before filing the necessary form with the SEC to delist the Rio

Tinto plc ADSs on the NYSE, BHP Billiton Limited must procure that Rio Tinto plc notify the NYSE, and contemporaneously publish notice, that it intends to withdraw the Rio Tinto plc ADSs from listing. Once the necessary form is filed with the SEC, it becomes effective in 10 days. Delisting is likely to reduce significantly the liquidity and marketability of any Rio Tinto plc ordinary shares or Rio Tinto plc ADSs in respect of which the US Offer has not been accepted.

The value of all investments and the outcome from them can fall as well as rise and not all the amount invested may be realised. The past performance of the price of Rio Tinto plc ordinary shares and Rio Tinto plc ADSs is no guide to the future performance of Rio Tinto plc securities.

Public Availability of Information

In the event that Rio Tinto plc ordinary shares continue to be listed on the UK Official List following the offer becoming wholly unconditional, holders of Rio Tinto plc ordinary shares who have not accepted the offer will continue to receive the same financial and other information from Rio Tinto plc that Rio Tinto plc is presently required by the rules of the UK Listing Authority to send to such holders. If Rio Tinto plc ordinary shares are no longer listed on the UK Official List following the offer, Rio Tinto plc would no longer be required by those rules to make publicly available such financial and other information.

The Rio Tinto plc ADSs and the Rio Tinto plc ordinary shares underlying the Rio Tinto plc ADSs are currently registered under the Exchange Act. Registration of such Rio Tinto plc ADSs and Rio Tinto plc ordinary shares may be terminated upon application of Rio Tinto plc to the SEC if, among other conditions, Rio Tinto plc ADSs are not listed on a national securities exchange and are not held by 300 or more beneficial owners in the US or falls below certain average daily trading volume benchmarks. Termination of registration of Rio Tinto plc ADSs and Rio Tinto plc ordinary shares under the Exchange Act would substantially reduce the information required to be furnished by Rio Tinto plc to holders of Rio Tinto plc ADSs and to the SEC and would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder with respect to “going private” transactions, no longer applicable to Rio Tinto plc. Following the delisting of the Rio Tinto plc ADSs from the NYSE, BHP Billiton Limited intends to procure that Rio Tinto plc files with the SEC the necessary form to deregister from, and terminate Rio Tinto plc’s reporting obligations under, the Exchange Act in respect of Rio Tinto plc’s ordinary shares and ADSs, if and when Rio Tinto plc is eligible to do so.

Further, subject to applicable law and the NYSE listing rules, BHP Billiton Limited intends to cause Rio Tinto plc to terminate its ADS deposit agreement. If the deposit agreement for the Rio Tinto plc ADSs is terminated, holders of Rio Tinto plc ADSs will only have the right to receive the Rio Tinto plc ordinary shares underlying the Rio Tinto plc ADSs upon surrender of their Rio Tinto plc ADSs and payment of any applicable fees to the Rio Tinto plc ADS depositary.

Furthermore, “affiliates” of Rio Tinto plc and persons holding “restricted securities” of Rio Tinto plc may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act. If, as a result of the purchase of Rio Tinto plc ordinary shares and ADSs pursuant to the Rio Tinto plc Offer and prior to completing the compulsory acquisition procedures, Rio Tinto plc is not required to maintain registration of Rio Tinto plc ADSs and Rio Tinto plc ordinary shares under the Exchange Act, BHP Billiton Limited intends to cause Rio Tinto plc to apply for termination of such registration. If delisting from the NYSE is not completed, or registration of Rio Tinto plc ADSs and Rio Tinto plc ordinary shares is not terminated, prior to completion of the aforementioned compulsory acquisition procedures, then, following completion of the aforementioned compulsory acquisition procedures, Rio Tinto plc ADSs will cease trading on the NYSE and the registration of Rio Tinto plc ADSs and Rio Tinto plc ordinary shares under the Exchange Act would be terminated.

Margin Securities

Rio Tinto plc ADSs and Rio Tinto plc ordinary shares are currently “margin securities” under the regulations of the Board of Governors of the US Federal Reserve System, which status has the effect, among other things, of allowing US brokers to extend credit on the collateral of Rio Tinto plc ADSs and Rio Tinto plc ordinary shares for purposes of buying, carrying and trading in securities, referred to as “Purpose Loans”. As stated above, BHP Billiton intends to delist the Rio Tinto plc ADSs and Rio Tinto plc ordinary shares and, depending on factors such as the average daily trading volume of Rio Tinto plc securities, the number of holders of record of Rio Tinto plc ADSs and Rio Tinto plc ordinary shares and the number and market value of publicly-held Rio Tinto plc ADSs and Rio Tinto plc ordinary shares following the purchase of Rio Tinto plc securities pursuant to the offer, it is possible that Rio Tinto plc ADSs and Rio Tinto plc ordinary shares would no longer be eligible for listing on the NYSE. As a result, Rio Tinto plc ADSs and Rio Tinto plc ordinary shares might no longer constitute margin securities and, therefore, could no longer be used as collateral for Purpose Loans made by US brokers.

REGULATORY MATTERS

The US Offer is conditioned upon obtaining all approvals that are required by law or any public authority. See “The US Offer — Conditions of the US Offer”. These approvals include:

European Community Merger Regulation

BHP Billiton and Rio Tinto conduct business in the European Union. Council Regulation No. 139/2004, as amended, requires that mergers and acquisitions involving parties with aggregate worldwide and European turnover exceeding certain thresholds, be notified to and approved by the European Commission before such mergers and acquisitions are completed.

BHP Billiton filed a Form CO with the European Commission on 30 May 2008, initiating the European Commission’s review of the transaction. On 4 July 2008, the European Commission determined that the acquisition of Rio Tinto plc pursuant to the Rio Tinto plc Offer required further examination and initiated a Phase II investigation. The European Commission must now decide whether the transaction is compatible with the common market. Following a request by BHP Billiton for the European Commission’s review period to be extended by 20 working days, and a suspension of the European Commission’s statutory timetable under Article 9 of Commission Regulation No. 802/2004, the European Commission’s current deadline to issue a decision regarding the transaction is 15 January 2009. An acquisition that does not create or strengthen a dominant position that would significantly impede effective competition in the common market, or a substantial part of it, must be declared compatible with the common market and allowed to proceed.

United States Hart-Scott-Rodino Antitrust Improvements Act of 1976

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and its associated rules, a share offer may not be completed until notification has been filed with the US Federal Trade Commission (the “FTC”), and the Antitrust Division of the US Department of Justice (the “Antitrust Division”), and the required waiting period has expired or been terminated. The required waiting period may be terminated by the FTC and the Antitrust Division before its expiration. BHP Billiton filed its notification and report form under the HSR Act with respect to the offers. It received notice of early termination of the waiting period in connection with its filing from the FTC and the Antitrust Division on 2 July 2008. Notwithstanding the decision by the federal antitrust authorities to grant early termination, BHP Billiton cannot assure you that a challenge to the acquisition on antitrust grounds will not be made or, if such a challenge is made, that any such challenge will not be successful. Any such challenge may seek to impose a preliminary or permanent injunction, conditions on the completion of the acquisition or require changes to the terms of the acquisition.

Canada

Proposed share acquisitions that exceed certain financial and voting share interest thresholds are subject to pre-merger notification under the Competition Act (Canada). If a proposed acquisition is subject to pre-merger notification, a pre-merger filing must be submitted to the Commissioner of Competition and the waiting period must expire or be waived by the Commissioner of Competition before the acquisition may be completed. The acquisition is subject to the pre-merger notification provisions of the Competition Act. BHP Billiton submitted a pre-merger filing to the Commissioner of Competition on 4 June 2008 and the statutory waiting period expired on 16 July 2008.

Although the statutory waiting period has expired, the Commissioner of Competition is continuing her substantive analysis of the acquisition and has advised BHP Billiton that she plans to complete that analysis by 9 December 2008, but she may finish earlier. If, following this analysis, the Commissioner of Competition decides to challenge the acquisition, she can apply to the Competition Tribunal under the merger provisions of the Competition Act within three years after the acquisition has been substantially completed. If the Competition Tribunal finds that the acquisition is or is likely to prevent or lessen competition substantially, it may order that BHP Billiton not proceed with all or part of the acquisition. BHP Billiton has requested confirmation from the Commissioner of Competition that she has determined that grounds do not exist for her to make an application to the Competition Tribunal under the merger provisions of the Competition Act for an order in respect of the acquisition.

Australia

The Australian Trade Practices Act 1974 prohibits any acquisition of shares or assets that has the effect or is likely to have the effect of substantially lessening competition in any substantial Australian market. Accordingly, the acquisition is subject to the approval or non-objection of the ACCC. BHP Billiton has approached the ACCC seeking informal clearance in relation to the acquisition and has provided the ACCC with detailed submissions. On 1 October 2008, the ACCC informed BHP Billiton that it does not propose to intervene in the proposed acquisition of Rio Tinto pursuant to section 50 of the Australian Trade Practices Act. Receipt of this notice satisfied the Australian merger control pre-condition.

The Rio Tinto plc Offer and the Rio Tinto Limited Offer are also subject to the approval or non-objection of the Australian Treasurer (who receives advice from FIRB) under the Australian Foreign Acquisitions and Takeovers Act 1975. Approval will not be given to the Rio Tinto plc Offer and the Rio Tinto Limited Offer if the Treasurer considers that the result of the acquisition will be contrary to the national interest. BHP Billiton will file a submission with FIRB. BHP Billiton is confident that the acquisition is consistent with the Australian Commonwealth government’s foreign investment policy.

South Africa

Section 12 of the South African Competition Act, No. 89 of 1998, requires each transaction where one or more firms directly or indirectly acquire or establish direct or indirect control over the whole or part of the business of another firm, and where the asset values in and/or turnover values in, into or from South Africa of the merging parties exceed certain thresholds, to be notified to and approved by the South African Competition Authorities before such transactions are implemented.

The transaction meets the applicable thresholds and, accordingly, BHP Billiton filed its separate merger notification on 18 April 2008. Rio Tinto filed its separate merger notification on 21 April 2008.

BHP Billiton has thus far consented to six extensions of 15 business days each to the South African Competition Commission’s initial investigation period of 40 business days. The current extension expires on 24 October 2008.

The Competition Commission must evaluate whether the transaction is likely to substantially prevent or lessen competition and/or whether it raises substantial public interest issues, following which it will provide its recommendation to the Competition Tribunal. Thereafter, the Competition Tribunal will conduct a public hearing and either: (i) approve the transaction (with or without conditions); or (ii) prohibit the transaction.

Antitrust and competition requirements in other jurisdictions

BHP Billiton and Rio Tinto have assets and turnover in numerous jurisdictions throughout the world in addition to those described above. Many of those jurisdictions have antitrust or competition laws that could require that notifications be filed and clearances obtained prior to completion of the proposed transaction. Other jurisdictions may require filings following the completion of the transaction. Appropriate filings may be made in those jurisdictions where it is deemed that filing is required.

CFIUS

BHP Billiton filed a voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”) under section 721 of the Defense Production Act of 1950, as amended by section 5021 of the Omnibus Trade and Competitiveness Act of 1988 and subsequent amendments (“Exon-Florio Amendment”). On 18 September 2008, CFIUS notified BHP Billiton that there were no unresolved national security issues with respect to the transaction and that it had concluded its review pursuant to the Exon-Florio Amendment.

Other

In addition, BHP Billiton has made an application to, and has engaged in discussions with, the Chinese Ministry of Commerce. BHP Billiton expects that the recently introduced Chinese merger regulations will not materially affect the review of this transaction.

ACQUISITION OF RIO TINTO SHARES NOT PURCHASED IN THE OFFERS

Under the UK Companies Act, a compulsory acquisition right is triggered if BHP Billiton Limited acquires at least 90 per cent in value of the Rio Tinto plc ordinary shares to which the Rio Tinto plc Offer relates and at least 90 per cent of the voting rights carried by those shares (that is, all Rio Tinto plc ordinary shares not already held by BHP Billiton). It is possible that the number of Rio Tinto plc securities purchased upon the Rio Tinto plc Offer becoming wholly unconditional will be insufficient to satisfy these thresholds. Accordingly, BHP Billiton intends to maintain a subsequent offer period in an effort to acquire sufficient Rio Tinto plc securities to achieve the requisite compulsory acquisition thresholds. Assuming the 90 per cent threshold is achieved, BHP Billiton Limited will acquire compulsorily the outstanding Rio Tinto plc ordinary shares (including those represented by ADSs) in exchange for the same consideration received by any accepting Rio Tinto plc securityholder in the Rio Tinto plc Offer (which includes the opportunity for a Rio Tinto plc securityholder subject to compulsory acquisition to elect any proportion of BHP Billiton Plc securities and BHP Billiton Limited securities delivered to any Rio Tinto plc securityholder through the Mix and Match Facility available during the initial offer period).

If the Rio Tinto Limited Offer becomes wholly unconditional, BHP Billiton Limited will, assuming it becomes so entitled, acquire compulsorily any outstanding Rio Tinto Limited ordinary shares other than the Rio Tinto Limited Cross-holding in accordance with the provisions of the Australian Corporations Act. BHP Billiton Limited may also compulsorily acquire some or all of the Rio Tinto Limited Cross-holding.

Under the Australian Corporations Act, BHP Billiton Limited will be entitled to acquire compulsorily any outstanding Rio Tinto Limited ordinary shares if during or at the end of the Rio Tinto Limited Offer, BHP Billiton has: (i) relevant interests in at least 90 per cent (by number) of the Rio Tinto Limited ordinary shares and

(ii) acquired at least 75 per cent (by number) of the Rio Tinto Limited ordinary shares that it offered to acquire under the Rio Tinto Limited Offer. For the purpose of the 75 per cent threshold, the Rio Tinto Limited Cross- holding will be taken to have been acquired by BHP Billiton Limited under the Rio Tinto Limited Offer if BHP Billiton acquires:

(i)	more than 50 per cent of the ordinary shares in Rio Tinto Limited (disregarding the Rio Tinto Limited Cross-holding); and

(ii)	more than 50 per cent of the ordinary shares in Rio Tinto plc,

in each case, disregarding ordinary shares held by or on behalf of BHP Billiton or its associates at the date the offers are made.

If BHP Billiton becomes entitled to acquire any other outstanding Rio Tinto Limited securities held other than by a member of the Rio Tinto Group compulsorily under the Australian Corporations Act, BHP Billiton may proceed with such compulsory acquisition. Alternatively, or before proceeding with compulsory acquisition, BHP Billiton may make appropriate proposals to holders of such securities to acquire their securities.

BHP BILLITON SHAREHOLDER APPROVALS

Under the UK Listing Rules, the Rio Tinto plc Offer and the Rio Tinto Limited Offer are conditional on the passing by a simple majority as a Joint Electorate Action of the resolutions necessary for the BHP Billiton shareholders to approve, implement and effect the Rio Tinto plc Offer and the Rio Tinto Limited Offer and the acquisition of Rio Tinto ordinary shares, including resolutions to increase the share capital of BHP Billiton Plc and to authorise the creation and allotment of the new BHP Billiton Plc ordinary shares and permit the acquisition of the Interim Shares by BHP Billiton Plc.

The BHP Billiton Shareholder Circular, including a notice convening the BHP Billiton general meetings, will be sent to existing BHP Billiton shareholders. The general meeting of BHP Billiton Limited is scheduled for [—] (Melbourne time) on [—] and the general meeting of BHP Billiton Plc is scheduled for [—] (London time) on [—].

MATERIAL US FEDERAL INCOME TAX AND UK AND AUSTRALIAN TAX CONSIDERATIONS

The purpose of this section is to provide US, UK and Australian resident Rio Tinto plc securityholders with general information in relation to taxation considerations arising from the Rio Tinto plc Offer. The information set out in this section is for general information purposes only and is not intended to constitute a complete description of all tax consequences relating to the Rio Tinto plc Offer.

This section expresses general conclusions and is based on advice received by BHP Billiton in respect of US, UK and Australian income and corporation tax laws at the date of this prospectus. This section does not address all specific considerations under the tax laws of the US, the UK and Australia which may apply to certain taxpayers, including share traders, non-domiciles, entities or people holding Rio Tinto plc ordinary shares on revenue account, persons who have (or are deemed to have) acquired their shares in connection with an office or employment, banks, insurance companies, collective investment schemes and superannuation funds. This section does not address any taxation considerations arising under the laws of any jurisdiction other than the US, the UK and Australia.

In this section, it is assumed that a holder of Rio Tinto plc ADSs or BHP Billiton ADSs will be treated for tax purposes as the absolute beneficial owner of the corresponding number of Rio Tinto plc ordinary shares or BHP Billiton ordinary shares held by the depositary. For the purposes of this section, the terms Rio Tinto plc shareholder, BHP Billiton Plc shareholder or BHP Billiton Limited shareholder include a holder of Rio Tinto plc ADSs, BHP Billiton Plc ADSs or BHP Billiton Limited ADSs, respectively.

Because your individual circumstances may differ, you are urged to consult with your own independent tax adviser regarding the taxation consequences for you arising from the Rio Tinto plc Offer. Rio Tinto plc securityholders should take their own advice as to how their personal income tax position may be affected by the Rio Tinto plc Offer under the tax laws of the US, the UK and Australia or other applicable jurisdictions.

You should consider the tax consequences of the following transactions:

•	The exchange of Rio Tinto plc ordinary shares for new BHP Billiton Plc ordinary shares (via the Interim Shares mechanism) and new BHP Billiton Limited ordinary shares;

•	The receipt of dividends in respect of new BHP Billiton Plc ordinary shares;

•	The receipt of dividends in respect of new BHP Billiton Limited ordinary shares;

•	A future sale of new BHP Billiton Plc ordinary shares; and

•	A future sale of new BHP Billiton Limited ordinary shares.

BHP Billiton is providing general information below on the tax consequences of these transactions in the US, the UK and Australia.

1.	US tax consequences of the Rio Tinto plc Offer

The discussion below contains a summary of the material US federal income tax consequences relating to the exchange of Rio Tinto plc ordinary shares pursuant to the Rio Tinto plc Offer and the ownership of new BHP Billiton ordinary shares. This summary is not a complete description of all of the tax consequences of the Rio Tinto plc Offer and the ownership of new BHP Billiton ordinary shares, and does not purport to consider all aspects of US federal income taxation that may be relevant to a Rio Tinto plc shareholder or any aspects of state, local or non-US taxation. The summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury regulations promulgated thereunder, administrative rulings of the Internal Revenue Service (the “IRS”), and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). This summary applies only to Rio Tinto plc shareholders that hold Rio Tinto plc ordinary shares as “capital assets” and does not apply to Rio Tinto plc ordinary shares acquired pursuant to the exercise of employee stock options or otherwise as compensation, Rio Tinto plc ordinary shares held as part of a “straddle”, “hedge”, “conversion transaction”, “synthetic security” or other integrated investment, or to certain types of Rio Tinto plc shareholders (including, without limitation, financial institutions, insurance companies, partnerships and other pass-through entities, tax-exempt organisations, and dealers in securities) that may be subject to special rules.

As used herein, a “US Holder” is a Rio Tinto plc shareholder that, for US federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for US federal income tax purposes) that is created or organised under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to US federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more US persons have the authority to control all of its substantial decisions or (B) that has made a valid election to be treated as a US person for such purposes. As used herein, a “non-US Holder” is any Rio Tinto plc shareholder that is not a partnership and is not a US Holder.

(a)	I am a US Holder. How will I be taxed in the US?

(i)	How will my exchange of Rio Tinto plc ordinary shares for new BHP Billiton Limited ordinary shares and Interim Shares be taxed in the US?

Although not free from doubt, the ownership of Interim Shares by a Rio Tinto plc shareholder should be disregarded for US federal income tax purposes. As a result, a Rio Tinto plc shareholder should be treated for US federal income tax purposes as exchanging Rio Tinto plc ordinary shares for new BHP Billiton Limited ordinary shares and new BHP Billiton Plc ordinary shares. Such exchange will be a taxable exchange. Accordingly, a US Holder who tenders its Rio Tinto plc ordinary shares pursuant to the Rio Tinto plc Offer generally will recognise capital gain or loss equal to the difference between the aggregate fair market value of the new BHP Billiton Limited ordinary shares and the new BHP Billiton Plc ordinary shares received in the Rio Tinto plc Offer and the US Holder’s adjusted tax basis in the Rio Tinto plc ordinary shares tendered. Gain or loss must be determined separately for each block of shares tendered. Such capital gain or loss will be long-term capital gain or loss if the US Holder has held such shares for more than one year: (i) at the time the Rio Tinto plc Offer becomes wholly unconditional, if the US Holder tenders at or before such time; or (ii) at the time such US Holder tenders, if the US Holder tenders after the Rio Tinto plc Offer becomes wholly unconditional. For non-corporate US Holders (including individuals), long-term capital gains generally are subject to preferential rates of US federal income tax. There are limitations on the deductibility of capital losses.

(ii)	How will my exchange of Interim Shares for new BHP Billiton Plc ordinary shares be taxed in the US?

Although not free from doubt, the ownership of Interim Shares by a Rio Tinto plc shareholder should be disregarded for US federal income tax purposes. As a result, no additional gain or loss should be recognised on the exchange of Interim Shares for new BHP Billiton Plc ordinary shares.

(iii)	Will I be subject to US backup withholding or information reporting on the receipt of new BHP Billiton Limited ordinary shares, Interim Shares or new BHP Billiton Plc ordinary shares, or with respect to distributions and the proceeds of dispositions from new BHP Billiton Limited ordinary shares or new BHP Billiton Plc ordinary shares?

Under US federal income tax laws, a US Holder may be subject to backup withholding on the receipt of new BHP Billiton Limited ordinary shares, Interim Shares or new BHP Billiton Plc ordinary shares in connection with the Rio Tinto plc Offer, or with respect to distributions and the proceeds of disposals from new BHP Billiton Limited ordinary shares or new BHP Billiton Plc ordinary shares unless such a US Holder:

•	provides a correct taxpayer identification number (which for a US Holder who is an individual is that individual’s social security number) and certain other certifications; or

•	is a corporation or other exempt payee and, when required, demonstrates this fact and otherwise complies with the applicable requirements of the backup withholding rules.

A US Holder that does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. To prevent backup withholding, US Holders should complete and sign an IRS Form W-9. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a refund or credit against a US Holder’s US federal income tax liability, provided that the required information is timely furnished to the IRS.

(iv)	How will dividend income from my new BHP Billiton Plc ordinary shares and new BHP Billiton Limited ordinary shares be taxed in the US?

Subject to the passive foreign investment company, or PFIC, rules discussed below, the gross amount of distributions with respect to new BHP Billiton Plc ordinary shares and new BHP Billiton Limited ordinary shares (including any Australian tax withheld) will be taxable as ordinary income to the extent that the amount of cash or the fair market value of any property distributed does not exceed BHP Billiton Plc’s or BHP Billiton Limited’s (as the case may be) current and accumulated earnings and profits (as determined for US federal income tax purposes). To the extent that the amount of distributions with respect to new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares exceeds such earnings and profits, such distributions will be treated first as a return of capital which reduces the holder’s adjusted tax basis in its new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares dollar-for-dollar (but not below zero), with any excess taxable as gain from the sale or exchange of a capital asset. Any such capital gain will be long-term capital gain or loss if the US Holder has held such shares for more than one year immediately prior to such distribution.

With respect to non-corporate US Holders, certain dividends received in taxable years beginning before 1 January 2011 from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares (or on ADSs backed by shares) that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that BHP Billiton Plc ADSs and BHP Billiton Limited ADSs (which are traded on the NYSE) will be readily tradable on an established securities market in the United States. There can be no assurance that BHP Billiton Plc ADSs or BHP Billiton Limited ADSs will be considered readily tradable on an established securities market in later years. In addition, non-corporate US Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation. US Holders should consult their independent tax adviser regarding the application of these rules given their particular circumstances.

Dividends paid to corporate US Holders will not be eligible for the dividends-received deduction.

The amount of any cash distribution paid in any foreign currency will be equal to the US dollar value of such currency, calculated by reference to the spot rate in effect on the date such distribution is received by the US Holder regardless of whether and when the foreign currency is in fact converted into US dollars. If the foreign currency is converted into US dollars on the date received, the US Holder generally should not recognise foreign currency gain or loss on such conversion. If the foreign currency is not converted into US dollars on the date received, the US Holder will have a basis in the foreign currency equal to its US dollar value on the date received, and will recognise foreign currency gain or loss on a subsequent conversion or other disposal of such currency. Such foreign currency gain or loss generally will be treated as US source ordinary income or loss.

Dividends paid by BHP Billiton Plc will be treated generally as foreign source “passive category” income or, in the case of certain taxpayers, as “general category” income for purposes of computing the US Holder’s foreign tax credit allowable under US federal income tax law.

Subject to certain limitations, a US Holder of new BHP Billiton Limited ordinary shares will be entitled to claim a foreign tax credit for Australian income tax withheld, if any, from dividends paid to such US Holder. Special rules apply in determining the foreign tax credit limitation with respect to dividends received from a qualified foreign corporation that are subject to a reduced rate of taxation. To the extent a refund of the tax withheld is available to a US Holder under Australian law or under the double taxation convention between Australia and the United States, the amount of tax withheld that is refundable will not be eligible for credit against the holder’s US federal income tax liability. A US Holder that does not elect to claim a US foreign tax credit may instead claim a deduction for Australian income tax withheld, but only for a taxable year in which the US Holder elects to do so with respect to all foreign income taxes paid or accrued in such taxable year. Dividends paid by BHP Billiton Limited will be treated generally as foreign source “passive category” income or, in the case of certain taxpayers, as “general category” income for purposes of computing the US Holder’s foreign tax credit allowable under US federal income tax law. The rules relating to computing foreign tax credits or deducting foreign income taxes are extremely complex, however, and US Holders should consult their independent tax advisers regarding the availability of foreign tax credits with respect to any Australian withholding tax.

(v)	How will a future sale of my new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares be taxed in the US?

Subject to the PFIC rules discussed below, upon a sale or exchange of new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares, a US Holder generally will recognise taxable gain or loss, equal to the difference between the US dollar value of the amount of cash or the fair market value of property received upon disposition and the holder’s adjusted tax basis in such shares. Such capital gain or loss will be long-term capital gain or loss if the US Holder has held such shares for more than one year at the time of disposition. For non-corporate US Holders (including individuals), long-term capital gains generally are subject to preferential rates of US federal income tax. There are limitations on the deductibility of capital losses.

The US dollar value of any foreign currency received upon a sale or other disposition of new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares will be calculated by reference to the spot rate in effect on the date of sale or other disposal (or, in the case of a cash basis or electing accrual basis taxpayer, on the settlement date). A US Holder will have a tax basis in such foreign currency received equal to that US dollar amount, and will recognise foreign currency gain or loss on a subsequent conversion or other disposal of the foreign currency. Such foreign currency gain or loss generally will be treated as US source ordinary income or loss.

(vi)	What are the tax consequences if either BHP Billiton Plc or BHP Billiton Limited is a Passive Foreign Investment Company?

BHP Billiton believes that the new BHP Billiton Plc ordinary shares and new BHP Billiton Limited ordinary shares should not be treated as stock of a PFIC for US federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If either BHP Billiton Plc or BHP Billiton Limited were treated as a PFIC, any gain realised on the sale or other disposition of new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares (as the case may be) would in general not be treated as capital gain. Instead, a US Holder would be treated as if it had realised such gain and certain “excess distributions” rateably over its holding period for the new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. In addition, dividends received with respect to new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares would not be eligible for the special tax rates applicable to qualified dividend income if BHP Billiton Plc or BHP Billiton Limited were a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead would be taxable at rates applicable to ordinary income. Assuming the new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares are “marketable stock”, a US Holder may mitigate the adverse tax consequences described above by electing to be taxed annually on a mark-to-market basis with respect to such shares.

(b)	I am not a US Holder. Will I be taxed in the US?

(i)	How will my exchange of Rio Tinto plc ordinary shares for new BHP Billiton Limited ordinary shares and new BHP Billiton Plc ordinary shares be taxed in the US?

Non-US Holders will not be subject to US federal income tax on the exchange of Rio Tinto plc ordinary shares for new BHP Billiton Limited ordinary shares and Interim Shares, or the subsequent exchange of Interim Shares for new BHP Billiton Plc ordinary shares unless:

•

gain from the exchange is: (i) effectively connected with the conduct by the non-US Holder of a trade or business within the United States; and (ii) in the case of a non-US Holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the non-US Holder in the United States; or

•	the non-US Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other conditions.

Non-US Holders who meet either of the conditions set forth above should consult their independent tax adviser concerning the US federal income tax consequences of the Rio Tinto plc Offer for them.

(ii)	Will I be subject to US backup withholding or information reporting on the receipt of new BHP Billiton Limited ordinary shares, Interim Shares or new BHP Billiton Plc ordinary shares?

Non-US Holders may be requested to complete and sign an appropriate IRS Form W-8 to avoid backup withholding.

(iii)	How will dividend income or a future sale of my new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares be taxed in the US?

Non-US Holders will not be subject to US federal income tax on dividends paid with respect to new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares or on gains from the sale of new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares unless:

•

such dividends or gains are: (i) effectively connected with the conduct by the non-US Holder of a trade or business within the United States; and (ii) in the case of a non-US Holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the non-US Holder in the United States; or

•	in the case of gains, the non-US Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other conditions.

Non-US Holders who meet either of the conditions set forth above should consult their independent tax adviser concerning the US federal income tax consequences to them of owning new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares.

(iv)	Will I be subject to backup withholding and information reporting with respect to distributions and the proceeds of dispositions from new BHP Billiton Limited ordinary shares or new BHP Billiton Plc ordinary shares?

Non-US Holders may be requested to complete and sign an appropriate IRS Form W-8 to avoid backup withholding with respect to distributions and the proceeds of dispositions.

2.	UK tax consequences of the Rio Tinto plc Offer

(a)	I am resident for tax purposes in the UK. How will I be taxed in the UK?

BHP Billiton expects that the UK tax consequences of each transaction, for a Rio Tinto plc shareholder that is a tax resident of the UK, will be as described below.

(i)	How will my exchange of Rio Tinto plc ordinary shares for new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares be taxed in the UK?

This exchange will take place in two steps:

•	First, Rio Tinto plc shareholders will exchange their Rio Tinto plc ordinary shares for Interim Shares and/or new BHP Billiton Limited ordinary shares (the “First Exchange”); and

•

Second, Rio Tinto plc shareholders will exchange any Interim Shares they have received for new BHP Billiton Plc ordinary shares pursuant to the exercise by BHP Billiton Plc of a call option (the “Second Exchange”).

The UK “rollover” provisions will apply to accepting Rio Tinto plc shareholders who exchange their Rio Tinto plc ordinary shares for Interim Shares and/or new BHP Billiton Limited ordinary shares pursuant to the First Exchange and to accepting Rio Tinto plc shareholders on the exchange of their Interim Shares for new BHP Billiton Plc ordinary shares pursuant to the Second Exchange if there are at least 70 per cent acceptances under the Rio Tinto plc Offer.

Accordingly, in those circumstances, for the purposes of UK taxation on chargeable gains, such accepting Rio Tinto plc shareholders will not be treated as making a disposal of their Rio Tinto plc ordinary shares or (as the case may be) Interim Shares. The Interim Shares and/or new BHP Billiton Limited ordinary shares issued pursuant to the First Exchange will be treated as the same asset, and as having been acquired at the same time and for the same consideration, as the Rio Tinto plc ordinary shares, and the new BHP Billiton Plc ordinary shares issued pursuant to the Second Exchange will be treated as the same asset, and as having been acquired at the same time and for the same consideration, as the Interim Shares.

The 70 per cent threshold for the Second Exchange is the result of the Rio Tinto plc Offer being made by BHP Billiton Limited (to comply with the Rio Tinto Constitutions), and therefore the need to deliver two instances of “rollover”, i.e. the First Exchange and the Second Exchange.

For “rollover” treatment to apply, a company which acquires shares in another company in exchange for an issue of shares in itself must own more than one-quarter of the ordinary share capital of that other company as a consequence of the exchange. BHP Billiton Limited will acquire the requisite percentage of Rio Tinto plc pursuant to the First Exchange when the Rio Tinto plc Offer becomes wholly unconditional. However, it also follows that BHP Billiton Plc must acquire the requisite percentage of BHP Billiton Limited on the Second Exchange.

The number of acceptances will determine how many Interim Shares are issued, and promptly thereafter automatically exchanged, and therefore what percentage of the ordinary share capital of BHP Billiton Limited is acquired by BHP Billiton Plc in consequence of the Second Exchange. BHP Billiton expects that the one-quarter threshold for the Second Exchange will be met if there are approximately 70 per cent acceptances under the Rio Tinto plc Offer.

Rio Tinto plc shareholders who, alone or together with persons connected with them, hold more than five per cent of, or of any class of, shares in or debentures of Rio Tinto plc or who would as a result of the First Exchange hold more than five per cent of, or of any class of, shares in or debentures of BHP Billiton Limited, are advised that an application will be made to HM Revenue & Customs (“HMRC”) for clearance that they are satisfied that the Rio Tinto plc Offer is being effected for bona fide commercial reasons, and that it does not form part of a scheme or arrangement of which the main purpose, or one of the main purposes, is avoidance of liability to capital gains tax or corporation tax. An application will also be made to HMRC under section 707 of the Income and Corporation Taxes Act 1988 (“ICTA”) and section 701 of the UK Income Tax Act 2007 (“ITA”), to the effect that section 703 of ICTA and section 695 of ITA, by virtue of which a tax advantage arising from a transaction may be cancelled or re-assessed, will not be applicable to the transactions contemplated by the Rio Tinto plc Offer. It is expected that all clearances will be received prior to the commencement of the Rio Tinto plc Offer.

(ii)	How will dividend income from my new BHP Billiton Plc ordinary shares be taxed in the UK?

BHP Billiton Plc is not required to withhold at source any amount in respect of United Kingdom tax when paying a dividend.

An individual shareholder who receives a dividend from BHP Billiton Plc will be entitled to a tax credit equal to one-ninth of the dividend. The individual will be taxable on the total of the dividend and the related tax credit (the “gross dividend”), which will be regarded as the top slice of the individual’s income. The tax credit will, however, be treated as discharging the individual’s liability to income tax in respect of the gross dividend unless and except to the extent that the gross dividend falls above the threshold for the higher rate of income tax, in which case the individual will, to that extent, pay tax on the gross dividend calculated as 32.5 per cent of the gross dividend less the related tax credit. So, for example, a dividend of £80 will carry a tax credit of £8.89 (one-ninth of £80) and the income tax payable on the dividend by an individual liable to income tax at the higher rate would be 32.5 per cent of £88.89 (i.e. dividend of £80 plus tax credit of £8.89), namely £28.89, less the tax credit of £8.89, leaving a net tax charge of £20 (or 25 per cent of the cash dividend).

A BHP Billiton Plc shareholder that is a company will not generally be taxable on any dividend it receives from BHP Billiton Plc. A BHP Billiton Plc shareholder who is not liable to tax on dividends received from BHP Billiton Plc will not be entitled to claim payment of the tax credit in respect of those dividends. The right of a BHP Billiton Plc shareholder who is not resident (for tax purposes) in the UK to a tax credit in respect of a dividend received from BHP Billiton Plc and to claim payment of any part of that tax credit will depend on the existence and terms of any double taxation convention between the UK and the country in which the holder is resident. BHP Billiton Plc shareholders who are not solely resident in the UK should consult their own tax adviser concerning their tax liabilities on dividends received, whether they are entitled to claim any part of the tax credit and, if so, the procedure for doing so.

(iii)	How will dividend income from my new BHP Billiton Limited ordinary shares be taxed in the UK?

Holders of new BHP Billiton Limited ordinary shares will, in general, be subject to UK income tax or corporation tax on the gross amount of dividends paid on the new BHP Billiton Limited ordinary shares.

Dividends received by such holders who are within the charge to corporation tax will be taxed at the prevailing corporation tax rate.

An individual will generally be chargeable to income tax on dividends paid on the new BHP Billiton Limited ordinary shares at the dividend ordinary rate (currently 10 per cent) or, to the extent that the amount of the gross dividend when treated as the top slice of that individual’s income exceeds the threshold for higher rate tax, at the dividend upper rate (currently 32.5 per cent). In the event that any Australian tax is required to be withheld from dividends paid on the new BHP Billiton Limited ordinary shares and is not recoverable from the Australian tax authorities, it will generally be available as a credit against UK income tax or UK corporation tax for which the holder of the shares is liable and which tax is attributable to the dividends. Individual former Rio Tinto plc shareholders who are chargeable to income tax on all or any portion of the dividends at the dividend upper rate and who claim that credit through their tax return should be able to offset the amount of the available credit against their income tax liability.

Former Rio Tinto plc shareholders who are chargeable to corporation tax on the dividends and who claim that credit should generally be able to offset the amount of the available credit against their corporation tax liability.

Legislation was included in the Finance Act 2008, by virtue of which (broadly) the non-payable tax credit of one-ninth of the dividend, which was previously limited to dividends from UK resident companies, was extended to UK resident individuals and UK and other European Economic Area State nationals in receipt of dividends from non-UK resident companies, if they own less than a 10 per cent shareholding in the distributing non-UK resident company. (See clause 2(a)(ii) of this section for an example of how the one-ninth credit operates.)

Following statements in the 2008 UK Budget, it is expected that legislation will be introduced in the Finance Bill 2009 which will further extend eligibility for the non-payable tax credit to individuals in receipt of dividends from non-UK resident companies where the individual owns a 10 per cent or greater shareholding in the distributing non-UK resident company. The tax credit will not be available if the source country does not levy a tax on corporate profits similar to corporation tax.

Any Rio Tinto plc shareholders who receive new BHP Billiton Limited ordinary shares and who do not currently receive notice from HMRC requiring them to submit a tax return are advised that they will need to notify HMRC that they have acquired a source of overseas income.

(iv)	How will a future sale of my new BHP Billiton Plc ordinary shares be taxed in the UK?

A disposal of new BHP Billiton Plc ordinary shares by a BHP Billiton Plc shareholder may, depending on the shareholder’s circumstances and subject to any available exemption or relief, give rise to a chargeable gain or an allowable loss for the purpose of United Kingdom taxation or chargeable gains.

An individual BHP Billiton Plc shareholder who ceases to be resident or ordinarily resident (for tax purposes) in the UK, or falls to be regarded as resident in a territory outside the UK for the purposes of double taxation relief arrangements for a temporary period (a period of several tax years may be regarded as “temporary”) and who disposes of the shares during that period may be liable on that shareholder’s return to the UK to tax on any chargeable gain realised on such disposal (subject to any available exemption or relief).

(v)	How will a future sale of my new BHP Billiton Limited ordinary shares be taxed in the UK?

A disposal of new BHP Billiton Limited ordinary shares by a BHP Billiton Limited shareholder may, depending on the shareholder’s circumstances and subject to any available exemption or relief, give rise to a chargeable gain or an allowable loss for the purpose of UK taxation or chargeable gains.

A BHP Billiton Limited shareholder who is an individual and who ceases to be resident or ordinarily resident (for tax purposes) in the UK, or falls to be regarded as resident in a territory outside the UK for the purposes of double taxation relief arrangements for a temporary period (a period of several tax years may be regarded as “temporary”) and who disposes of the shares during that period may be liable on that shareholder’s return to the UK to tax on any chargeable gain realised on such disposal (subject to any available exemption or relief).

It should be noted that the amount of any capital gain will be calculated using the British pounds values of acquisition cost and disposal proceeds, such that foreign currency movements could affect the amount of any gain.

(b)	I am not resident for tax purposes in the UK. Will I be taxed in the UK?

Subject to the provisions summarised below in relation to temporary non-residents, Rio Tinto plc shareholders that are not resident or (if individuals) ordinarily resident for tax purposes in the UK, that are not carrying on a trade (or profession or vocation) in the UK and that hold their Rio Tinto plc ordinary shares (or, as the case may be, new BHP Billiton Plc ordinary shares or new BHP Billiton Limited ordinary shares) beneficially and as an investment, will generally not be subject to UK tax as a consequence of accepting the Rio Tinto plc Offer, or as a consequence of the ownership or disposition of such new BHP Billiton ordinary shares or the receipt of any dividends that may be paid on such new BHP Billiton ordinary shares.

An individual Rio Tinto plc shareholder who ceases to be resident or ordinarily resident (for tax purposes) in the UK, or falls to be regarded as resident in a territory outside the UK for the purposes of double taxation relief arrangements for a temporary period (a period of several tax years may be regarded as “temporary”) and who disposes of the shares during that period may be liable on that shareholder’s return to the UK to tax on any chargeable gain realised on such disposal (subject to any available exemption or relief).

(c)	Will there be any UK stamp duty, stamp duty reserve tax (“SDRT”) or UK value added tax (“VAT”)?

(i)	Will I have to pay any UK stamp duty, SDRT or UK VAT on the First Exchange?

No SDRT will be payable by Rio Tinto plc shareholders, nor will any liability to stamp duty arise for Rio Tinto plc shareholders, in respect of the issue of new BHP Billiton Limited ordinary shares or Interim Shares pursuant to the Rio Tinto plc Offer. No amounts in respect of VAT will be payable by Rio Tinto plc shareholders in relation to the exchange of their Rio Tinto plc ordinary shares for new BHP Billiton Limited ordinary shares and/or Interim Shares.

(ii)	Will I have to pay any UK stamp duty, SDRT or UK VAT on the Second Exchange?

No SDRT will be payable by Rio Tinto plc shareholders, nor will any liability to stamp duty arise for Rio Tinto plc shareholders, in respect of the issue of new BHP Billiton Plc ordinary shares pursuant to the Rio Tinto plc Offer. No amounts in respect of VAT will be payable by former Rio Tinto plc shareholders in relation to the exchange of their Interim Shares for new BHP Billiton Plc ordinary shares.

(iii)	Will a future sale of my new BHP Billiton Plc ordinary shares be subject to UK stamp duty or SDRT?

Transfers on sale of new BHP Billiton Plc ordinary shares are generally subject to UK stamp duty at the rate of 0.5 per cent of the amount or value of the consideration for the transfer (rounded up to the nearest £5). However, transactions are exempt where the consideration for the transfer is valued at £1,000 or under £1,000 and the transfer instrument is certified at £1,000. The purchaser normally pays the stamp duty.

An agreement to transfer shares or any interest in new BHP Billiton Plc ordinary shares will normally give rise to a charge to SDRT at the rate of 0.5 per cent of the amount or value of the consideration payable for the transfer. If a duly stamped transfer instrument in respect of the agreement is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional), any SDRT paid is repayable and otherwise the SDRT charge is cancelled. SDRT is, in general, payable by the purchaser.

Transfers of uncertificated new BHP Billiton Plc ordinary shares within the CREST system are generally liable to SDRT, rather than stamp duty, at the rate of 0.5 per cent of the amount or value of the consideration payable. CREST is obliged to collect SDRT on relevant transactions settled within the CREST system.

No stamp duty need, in practice, be paid on the transfer of BHP Billiton Plc ADSs provided that any instrument of transfer or contract of sale is executed and remains at all times outside the UK.

No SDRT should be payable in respect of any transfer of, or agreement to transfer, BHP Billiton Plc ADSs.

(iv)	Will a future sale of my new BHP Billiton Limited ordinary shares be subject to UK stamp duty or SDRT?

No stamp duty need, in practice, be paid on the transfer of new BHP Billiton Limited ordinary shares or BHP Billiton Limited ADSs provided that any instrument of transfer or contract of sale is executed and remains at all times outside the UK.

No SDRT should be payable in respect of any transfer of, or agreement to transfer, new BHP Billiton Limited ordinary shares or BHP Billiton Limited ADSs.

3.	Australian tax consequences of the Rio Tinto plc Offer

The Australian tax consequences of each of the transactions listed above will depend on whether you are an Australian resident.

If you are a “temporary resident” of Australia then the tax consequences will be broadly similar to those for a non-resident. If you are a non-resident that has used your Rio Tinto plc ordinary shares in carrying on business through an Australian branch, or who elected on ceasing to be an Australian resident to continue to have your Rio Tinto plc ordinary shares subjected to Australian capital gains tax (“CGT”), then the tax consequences will be broadly similar to those of a resident. In any of these situations, it will be especially important for you to seek independent professional advice on the consequences of the Rio Tinto plc Offer in your particular circumstances.

(a)	I am resident for tax purposes in Australia. How will I be taxed in Australia?

BHP Billiton expects that the Australian tax consequences of each transaction, for a Rio Tinto plc shareholder that is a tax resident of Australia, will be as described below.

(i)	How will my exchange of Rio Tinto plc ordinary shares for new BHP Billiton Plc ordinary shares be taxed in Australia?

This exchange will take place in two steps, the First Exchange and the Second Exchange, as described below:

•	First Exchange: Rio Tinto plc shareholders will exchange their Rio Tinto plc ordinary shares for Interim Shares and/or new BHP Billiton Limited ordinary shares; and

•	Second Exchange: Rio Tinto plc shareholders will exchange any Interim Shares they have received for new BHP Billiton Plc ordinary shares pursuant to the exercise by BHP Billiton Plc of a call option.

Rio Tinto plc shareholders who are Australian residents may be subject to Australian CGT in respect of the First and/or Second Exchange.

The following tax concessions may apply to a Rio Tinto plc shareholder:

•	any capital gain may be exempt from Australian CGT, and any capital loss may be disallowed, if the shareholder acquired the Rio Tinto plc ordinary shares before 20 September 1985; and

•

a capital gain may be wholly or partially exempt from Australian CGT, and a capital loss may be wholly or partially disallowed, if the shareholder is an Australian resident company that held a 10 per cent or greater voting stake in Rio Tinto plc for a continuous period of at least 12 months during the two years before they dispose of their shares.

The First Exchange of Rio Tinto plc ordinary shares for Interim Shares may be eligible for Australian scrip-for-scrip rollover relief. However, the Second Exchange of Interim Shares for new BHP Billiton Plc ordinary shares is not expected to be eligible for the rollover. Accordingly, but subject to the above tax concessions, Rio Tinto plc shareholders who are Australian residents will realise a capital gain to the extent that the value of their new BHP Billiton Plc ordinary shares exceeds the cost base of the Rio Tinto plc ordinary shares given in exchange (or may claim a capital loss if the value of their new BHP Billiton Plc ordinary shares is less than the “reduced cost base” of the Rio Tinto plc ordinary shares given in exchange).

Although the aggregate capital gain or loss should be the same irrespective of whether a Rio Tinto plc shareholder chooses rollover relief for the First Exchange, the rollover may affect the timing of the capital gain or loss.

In general, Rio Tinto plc shareholders will recognise any capital gain or loss at whichever is relevant of the following times:

•	for Rio Tinto plc shareholders that accept BHP Billiton Limited’s offer, when they accept the offer; or

•	for Rio Tinto plc shareholders whose Rio Tinto plc ordinary shares are compulsorily acquired, when the shares are compulsorily acquired.

The date of acquisition of the new BHP Billiton Plc ordinary shares will be the date on which BHP Billiton Plc exercises its call option and the former Rio Tinto plc shareholder exchanges his/her Interim Shares for new BHP Billiton Plc ordinary shares. The cost base of the new BHP Billiton Plc ordinary shares will be the value, on that date, of the Interim Shares given in exchange.

(ii)	How will my exchange of Rio Tinto plc ordinary shares for new BHP Billiton Limited ordinary shares be taxed in Australia?

Rio Tinto plc shareholders who are Australian residents may be subject to Australian CGT in respect of the exchange of their Rio Tinto plc ordinary shares for new BHP Billiton Limited ordinary shares.

The following tax concessions may apply to a Rio Tinto plc shareholder:

•	Any capital gain may be exempt from Australian CGT, and any capital loss may be disallowed, if the shareholder acquired the Rio Tinto plc ordinary shares before 20 September 1985.

•

A capital gain may be wholly or partially exempt from Australian CGT, and a capital loss may be wholly or partially disallowed, if the shareholder is an Australian resident company that held a 10 per cent or greater voting stake in Rio Tinto plc for a continuous period of at least 12 months during the two years before they dispose of their shares.

•

Any capital gain may be deferred if BHP Billiton Limited acquires 80 per cent or more of the voting shares in Rio Tinto plc under the Rio Tinto plc Offer and the shareholder claims Australian scrip-for-scrip rollover relief. In that case, any capital gain from the exchange will be disregarded and the date of acquisition and cost base of the shareholder’s new BHP Billiton Limited ordinary shares will be the same as the Rio Tinto plc ordinary shares that were provided in exchange.

If a Rio Tinto plc shareholder cannot or does not claim rollover relief, then they must recognise any capital gain or loss in the income year in which they dispose of their Rio Tinto plc ordinary shares. This will occur at whichever is relevant of the following times:

•	for Rio Tinto plc shareholders that accept BHP Billiton Limited’s offer, when they accept the offer; or

•	for Rio Tinto plc shareholders whose Rio Tinto plc ordinary shares are compulsorily acquired, when the shares are compulsorily acquired.

If rollover relief does not apply to the exchange, then the date of acquisition of the new BHP Billiton Limited ordinary shares will also be whichever is relevant of the above dates. The cost base of the new BHP Billiton Limited ordinary shares for Australian CGT purposes then will be the value, on that date, of the Rio Tinto plc ordinary shares that were provided in exchange.

(iii)	How will dividend income from my new BHP Billiton Plc ordinary shares be taxed in Australia?

Dividends paid by BHP Billiton Plc to an Australian resident shareholder are likely to be subject to Australian income tax.

However, if the shareholder is an Australian resident company that holds a 10 per cent or greater voting stake in BHP Billiton Plc then the dividends may be exempt.

(iv)	How will dividend income from my new BHP Billiton Limited ordinary shares be taxed in Australia?

Dividends paid by BHP Billiton Limited to an Australian resident shareholder are likely to be subject to Australian income tax.

BHP Billiton Limited currently expects that it will continue to pay fully-franked dividends. Most Australian resident shareholders in BHP Billiton Limited should be able to claim a credit for the Australian income tax paid in respect of the underlying profits.

To the extent to which BHP Billiton Limited pays unfranked or partly-franked dividends:

•

for BHP Billiton Limited shareholders whose registered address is outside Australia, or who authorise or direct that their dividends be paid at a place outside Australia, BHP Billiton Limited must withhold and remit 30 per cent non-resident dividend withholding tax to the Australian Tax Office (“ATO”) in respect of the unfranked part of the dividend.

•

for other BHP Billiton Limited shareholders, if they choose not to provide their tax file number, BHP Billiton Limited must withhold and remit 46.5 per cent tax file number withholding tax to the ATO in respect of the unfranked amount of the dividend. The shareholder may then be entitled to claim a credit in their income tax return for the year in which the relevant BHP Billiton Limited dividend is paid.

(v)	How will a future sale of my new BHP Billiton Plc ordinary shares be taxed in Australia?

Former Rio Tinto plc shareholders who are Australian residents may also be subject to Australian CGT in respect of a future sale of their new BHP Billiton Plc ordinary shares.

It is expected that a former Rio Tinto plc shareholder will not be eligible to claim Australian scrip-for-scrip rollover relief in respect of the exchange of Interim Shares for new BHP Billiton Plc ordinary shares (refer to paragraph 3(a)(i) above). Accordingly, the date on which the shareholder disposes of their Interim Shares will also be treated as the date of acquisition of the new BHP Billiton Plc ordinary shares. The cost base of the new BHP Billiton Plc ordinary shares will be determined in the manner described in paragraph 3(a)(i) above.

A capital gain may be wholly or partially exempt from Australian CGT, and a capital loss may be wholly or partially disallowed, if the shareholder is an Australian resident company that held a 10 per cent or greater voting stake in Rio Tinto plc for a continuous period of at least 12 months during the two years before they dispose of their shares.

(vi)	How will a future sale of my new BHP Billiton Limited ordinary shares be taxed in Australia?

Former Rio Tinto plc shareholders who are Australian residents may also be subject to Australian CGT in respect of a future sale of their new BHP Billiton Limited ordinary shares.

If a BHP Billiton Limited shareholder elected to claim Australian scrip-for-scrip rollover relief in respect of the exchange of Rio Tinto plc ordinary shares for new BHP Billiton Limited ordinary shares, then the date of acquisition, and cost base, of the new BHP Billiton Limited ordinary shares will be the same as their old Rio Tinto plc ordinary shares that were tendered in exchange.

If a BHP Billiton Limited shareholder did not claim Australian scrip-for-scrip rollover relief in respect of the exchange of Rio Tinto plc ordinary shares for new BHP Billiton Limited ordinary shares, then the date of acquisition of the new BHP Billiton Limited ordinary shares will be the date of disposal of the old shares, and the cost base of the new shares for Australian CGT purposes will be the value of the old Rio Tinto plc ordinary shares tendered in exchange.

(b)	I am not resident in Australia for tax purposes. Will I be taxed in Australia?

BHP Billiton currently expects that the Australian tax consequences of each transaction, for a Rio Tinto plc shareholder that is not an Australian resident, will be as described below.

(i)	How will my exchange of Rio Tinto plc ordinary shares for Interim Shares and new BHP Billiton Limited ordinary shares be taxed in Australia?

BHP Billiton expects that not more than 50 per cent of Rio Tinto plc’s assets (by market value) will constitute “taxable Australian real property”. Rio Tinto plc shareholders who are not Australian residents therefore should not generally be subject to Australian CGT on the exchange of their Rio Tinto plc ordinary shares for Interim Shares and/or new BHP Billiton Limited ordinary shares under the Rio Tinto plc Offer.

(ii)	How will my exchange of Interim Shares for new BHP Billiton Plc ordinary shares be taxed in Australia?

BHP Billiton expects that the Interim Shares will be treated as debt interests for Australian income tax purposes and so should not generally be “taxable Australian property”. Rio Tinto plc shareholders who are not Australian residents therefore should not generally be subject to Australian CGT on the exchange of their Interim Shares for new BHP Billiton Plc ordinary shares.

(iii)	How will dividend income from my new BHP Billiton Plc ordinary shares be taxed in Australia?

Dividends paid by BHP Billiton Plc to a shareholder that is not a resident of Australia should only be taxed in Australia if the shareholder carries on business in Australia through a permanent establishment (and then only to the extent they are attributable to the permanent establishment).

(iv)	How will dividend income from my new BHP Billiton Limited ordinary shares be taxed in Australia?

Dividends paid by BHP Billiton Limited to a shareholder that is not an Australian resident may be subject to Australian dividend withholding tax. However, BHP Billiton Limited currently expects that it will continue to pay fully-franked dividends which are exempt from withholding tax.

To the extent to which BHP Billiton Limited pays unfranked or partly-franked dividends:

•

for BHP Billiton Limited shareholders whose registered address is outside Australia, or who authorise or direct that their dividends be paid at a place outside Australia, BHP Billiton Limited must withhold and remit dividend withholding tax to the ATO in respect of the unfranked part of the dividend. The rate of tax may be 30 per cent, but is usually reduced to 15 per cent or less under an applicable tax treaty (e.g. the treaties with the UK and the US); or

•

for other BHP Billiton Limited shareholders, if they choose not to provide their tax file number, BHP Billiton Limited must withhold and remit 46.5 per cent tax file number withholding tax to the ATO in respect of the unfranked amount of the dividend. The shareholder may then be entitled to claim a credit or refund by lodging an Australian income tax return for the year in which the relevant BHP Billiton Limited dividend is paid.

Dividends that BHP Billiton Limited pays from “conduit foreign income” may also be exempt from dividend withholding tax.

(v)	How will a future sale of my new BHP Billiton Plc ordinary shares be taxed in Australia?

BHP Billiton expects that not more than 50 per cent of BHP Billiton Plc’s assets (by market value) will constitute “taxable Australian real property”. Most BHP Billiton Plc shareholders who are not Australian residents therefore should not be subject to Australian CGT on a future sale of their new BHP Billiton Plc ordinary shares.

(vi)	How will a future sale of my new BHP Billiton Limited ordinary shares be taxed in Australia?

A BHP Billiton Limited shareholder that is not an Australian resident should not be subject to Australian tax in respect of a future sale of their new BHP Billiton Limited ordinary shares unless:

•

the shareholder (together with associates) directly or indirectly owns or owned 10 per cent or more of the issued share capital of BHP Billiton Limited at the time of the disposal or throughout a 12-month period during the two years prior to the time of disposal; and

•	the underlying value of BHP Billiton Limited at the time of disposal is principally derived from “taxable Australian real property”.

(c)	Will there be any Australian goods and services tax (“GST”) or stamp duty?

BHP Billiton does not expect that Australian GST will be payable by the Rio Tinto plc shareholders in relation to any of the above transactions. Any Australian stamp duty payable under the Rio Tinto plc Offer will be paid by BHP Billiton Limited.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Introduction

As detailed elsewhere in this prospectus, through the Rio Tinto plc Offer (including the US Offer) and the Rio Tinto Limited Offer, BHP Billiton proposes to acquire all of the issued and outstanding ordinary shares of Rio Tinto (including those represented by ADSs) for 3.4 new BHP Billiton ordinary shares for each Rio Tinto ordinary share. The following information has been prepared in accordance with the basis of preparation outlined in section 2 below, and is provided to illustrate how the acquisition might be reflected in the assets, liabilities, equity and earnings of the Enlarged Group, based on the accounting policies of BHP Billiton, as adopted in preparing its consolidated financial statements as set out in BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008 which is incorporated by reference into this prospectus. BHP Billiton’s accounting policies are in accordance with IFRS.

The Unaudited Pro Forma Condensed Combined Financial Information includes certain historical consolidated income statement and balance sheet financial information of BHP Billiton combined with historical consolidated income statement and balance sheet financial information of Rio Tinto (and where applicable Alcan), giving effect to the acquisition of 100 per cent of the ordinary shares of Rio Tinto Limited and Rio Tinto plc as if it had occurred as of 30 June 2008, in the case of the Unaudited Pro Forma Condensed Combined Balance Sheet Data, or as of 1 July 2007, in the case of the Unaudited Pro Forma Condensed Combined Income Statement Data for the year ended 30 June 2008.

The information is preliminary and is being furnished solely for illustrative purposes and is not necessarily indicative of what the Enlarged Group’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the Unaudited Pro Forma Condensed Combined Financial Information does not purport to project the future financial position or results of operations of the Enlarged Group.

This information should be read in conjunction with:

•	the risk factors identified in “Risk Factors”;

•	BHP Billiton’s audited consolidated financial statements included in BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008, which is incorporated by reference into this prospectus;

•

Rio Tinto’s audited consolidated financial statements included in Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2007, as well as the unaudited interim financial statements for the six months ended 30 June 2008 and 30 June 2007 included in Rio Tinto’s Form 6-K furnished on 2 September 2008, each of which is incorporated by reference into this prospectus; and

•

Alcan’s audited financial statements included in Alcan’s Annual Report on Form 10-K for the year ended 31 December 2006, as well as the unaudited interim financial statements for the six months ended 30 June 2007 and the nine months ended 30 September 2007 included in Alcan’s Quarterly Reports on Form 10-Q for such periods, each of which is incorporated by reference into this prospectus.

2.	Basis of preparation

The Unaudited Pro Forma Condensed Combined Financial Information does not give effect to:

•	the synergies, operating efficiencies and cost savings that are expected to result from the acquisition;

•

the share buyback of up to US$30 billion which is proposed in the event that BHP Billiton acquires 100 per cent of the Rio Tinto plc ordinary shares (including those represented by ADSs) and 100 per cent of the Rio Tinto Limited ordinary shares on the offer terms of 3.4 new BHP Billiton ordinary shares for each Rio Tinto ordinary share;

•	the integration costs that will be incurred as a result of the acquisition; or

•

any divestment of Rio Tinto or BHP Billiton assets that may occur as a result of the comprehensive strategic review of the Enlarged Group’s portfolio or any other divestment of Rio Tinto or BHP Billiton assets that may occur or may be required as part of or after the acquisition. In particular, Rio Tinto has announced a planned programme to divest a targeted amount of at least US$15 billion of assets following its acquisition of Alcan. This programme includes the Alcan Packaging group which is reported as held for sale in Rio Tinto’s financial statements. The profit or loss on any divestments is only included in this Unaudited Pro Forma Condensed Combined Financial Information to the extent that the divestments were completed by 30 June 2008 and are reported in Rio Tinto’s results for that period.

Access to information

This Unaudited Pro Forma Condensed Combined Financial Information contains information concerning Rio Tinto and Alcan known to BHP Billiton based on publicly available documents and records filed by Rio Tinto or Alcan with securities regulatory authorities in the United Kingdom, Australia and the United States and other public sources. To date, BHP Billiton has not had access to the non-public books and records of Rio Tinto, and, although BHP Billiton has no reason to doubt the accuracy or completeness of Rio Tinto’s public filings, BHP Billiton is not in a position to independently assess or verify the information in Rio Tinto’s publicly filed documents, including its financial statements. See “Note Regarding Rio Tinto Information”.

Pursuant to Rule 409 under the Securities Act, and Rule 12b-21 under the Exchange Act, BHP Billiton has requested that Rio Tinto provide BHP Billiton with information required for complete disclosure regarding the businesses, operations, financial condition and management of Rio Tinto (including Alcan). To date, Rio Tinto has declined to provide information pursuant to these requests. In addition, BHP Billiton has requested, and, as of the date of this prospectus, has not received, consents from Rio Tinto’s and Alcan’s independent registered public accountants to the inclusion of their audit reports with respect to the financial statements of Rio Tinto and Alcan incorporated by reference into this prospectus.

Periods presented

The Unaudited Pro Forma Condensed Combined Financial Information includes certain historical consolidated income statement and balance sheet financial information of BHP Billiton combined with historical consolidated income statement and balance sheet financial information of Rio Tinto (and where applicable Alcan), giving effect to the acquisition of 100 per cent of the shares in Rio Tinto Limited and Rio Tinto plc as if it had occurred as of 30 June 2008, in the case of the Unaudited Pro Forma Condensed Combined Balance Sheet Data, or as of 1 July 2007, in the case of the Unaudited Pro Forma Condensed Combined Income Statement Data for the year ended 30 June 2008.

Rio Tinto has a year end of 31 December. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared on the basis of BHP Billiton’s 30 June year end. BHP Billiton has therefore used a combination of Rio Tinto’s annual (31 December 2007) and interim (30 June 2008) reports in order to calculate the pro forma information for a 30 June 2008 year end by subtracting the unaudited results for the six months ended 30 June 2007 from the results for the year ended 31 December 2007, and adding the unaudited results for the six months ended 30 June 2008. Furthermore, the Unaudited Pro Forma Condensed Combined Income Statement Data includes the pro forma effects of the acquisition of Alcan by Rio Tinto which occurred in October 2007. These effects have been estimated as outlined in note (c) to the Unaudited Pro Forma Condensed Combined Income Statement Data.

Alignment of accounting policies

Given the reliance on publicly available information relating to Rio Tinto and Alcan, the restriction of due diligence procedures to that public information and the lack of access to Rio Tinto’s management and independent registered public accountants, BHP Billiton has not yet identified all of the adjustments which would result from conforming Rio Tinto’s critical accounting policies to those of BHP Billiton.

Based on the information available, Rio Tinto and Alcan financial statements have been re-formatted to the extent possible to BHP Billiton’s income statement and balance sheet line item presentations. In addition, certain other accounting policy differences have been identified that would require adjustment to conform Rio Tinto’s historical financial statements to the pro forma presentation, and the accounting policies of BHP Billiton; however, such adjustments could not be made in the absence of more detailed information. Refer to section 3 below for a summary of the principal differences identified.

Allocation of purchase consideration

Under IFRS3 “Business Combinations”, BHP Billiton will account for the transaction as an acquisition as of the date that control of Rio Tinto is obtained (i.e. the date that the Rio Tinto plc Offer and the Rio Tinto Limited Offer become wholly unconditional) and will be required to record the acquired assets, liabilities and contingent liabilities at their fair values and to reflect the difference between their net fair value and the value of the total consideration paid (including relevant expenses of the transaction) as goodwill.

BHP Billiton, with the assistance of outside valuation specialists, will conduct a detailed valuation exercise as of the date of obtaining control of Rio Tinto. This exercise will be based upon certain valuations and other studies of, but not limited to, inventories, intangible assets, property, plant and equipment, including mineral rights (relating to the reserves and resources), financial instruments, pension liabilities, post-retirement benefit obligations and asset retirement obligations. Goodwill will arise on the difference between the fair value of the purchase consideration and the fair value of Rio Tinto’s net assets acquired. The valuation will also incorporate the estimated taxation implications of any adjustments to the carrying value of assets and liabilities. IFRS3 allows a period of 12 months following an acquisition to finalise this valuation process.

As described above, BHP Billiton has not had access to any proprietary or confidential financial information or other information of Rio Tinto and has not had an opportunity to undertake any due diligence procedures on non-public information, nor has it had access to Rio Tinto’s management or independent registered public accountants. Consequently, BHP Billiton has not been able to conduct a sufficiently detailed valuation to estimate the fair values of the Rio Tinto assets to be acquired and liabilities to be assumed (including contingent liabilities). Accordingly, for the purposes of this Unaudited Pro Forma Condensed Combined Financial Information, it is assumed that the excess of the purchase consideration over the historical book value of the net assets acquired is all allocated to property, plant and equipment (including mineral rights), and the related deferred tax liabilities. The amounts that will be recorded in future financial statements based on the assessment and determination of fair values may differ materially from the information presented in this Unaudited Pro Forma Condensed Combined Financial Information. Amounts allocated to depreciable and non-depreciable tangible and intangible assets are subject to revision, as are depreciation and amortisation and useful lives compared to the assumptions used in this Unaudited Pro Forma Condensed Combined Financial Information, any of which could result in a material change in, among other things, depreciation and amortisation expense (see the notes to the Unaudited Pro Forma Condensed Combined Financial Information for further details).

3.	Principal differences in the application of IFRS by BHP Billiton and Rio Tinto that will require an adjustment to be made to assets, liabilities and earnings

While both Rio Tinto and BHP Billiton report their financial statements in accordance with IFRS, Rio Tinto applies a number of accounting policies in a manner which may produce materially different outcomes from those that would result from the application of BHP Billiton’s accounting policies. A number of IFRS require interpretation and estimates in certain areas of their application which can lead to different conclusions and outcomes across entities. Such differences may not only affect the methods for measuring amounts shown in the financial statements, but also the methods of presentation and disclosure and the basis for preparing the financial statements. In the absence of more detailed information, it is not possible to reasonably quantify or reflect these differences in the Unaudited Pro Forma Condensed Combined Financial Information.

The following items are certain identified differences in the application of accounting policies between Rio Tinto and BHP Billiton. The summary below does not attempt to identify all recognition, measurement and classification differences that would affect the manner in which transactions or events are recognised and presented under IFRS in the financial statements of BHP Billiton and Rio Tinto but is indicative of what BHP Billiton believes to be the major areas of policy-related differences which can be identified from publicly available information. Because BHP Billiton has not had access to any non-public information of Rio Tinto, nor has BHP Billiton had access to Rio Tinto’s management or independent registered public accountants, BHP Billiton has not necessarily identified all of the adjustments which may be required to conform Rio Tinto’s critical accounting policies to those of BHP Billiton. Furthermore, it is not possible (absent access to additional non-public information which Rio Tinto has declined to provide to date) to identify differences that may arise in the application of IFRS between BHP Billiton and Rio Tinto as a result of future expected changes in IFRS. Regulatory bodies that promulgate IFRS have significant ongoing projects that could affect future comparisons.

Functional currency

BHP Billiton and Rio Tinto, while having currency exposures which are largely similar in nature (i.e. mining activities involving common commodities and countries of operation), have accounting policies which differ in the application of functional currency concepts to these operations. Functional currency is defined in IAS21 “The Effects of Changes in Foreign Exchange Rates” as being the currency of the primary economic environment in which the entity operates. This will normally be the currency in which the operation primarily generates and expends cash. Functional currency is an important determination because it establishes the currency in which all assets, liabilities, revenues and expenses of an operation are measured.

The majority of BHP Billiton’s operations have been assessed as US dollar functional as this is considered to be the currency of the primary economic environment in which they operate (in most cases this reflects the fact that the commodity selling prices and cash inflows are denominated in US dollars). The functional currency of Rio Tinto’s operations, however, is generally based on the currency of the country of location of each operation, as Rio Tinto has determined this to be the currency of the primary economic environment in which they operate. Therefore, based on publicly available information, BHP Billiton believes that Rio Tinto’s non-US based operations have generally been assessed as having a non-US dollar functional currency, with the exception of the former Alcan aluminium and alumina producing operations which use a US dollar functional currency (including for those operations in Canada and Australia).

The impact of this difference in policy application is that if BHP Billiton were to determine that, under its accounting policy for the Enlarged Group, an operation which was treated as non-US dollar functional under Rio Tinto’s policy would be US dollar functional, all exchange gains and losses on income statement transactions and the revaluation of monetary assets and liabilities denominated other than in US dollars would be recognised in the income statement, and non-monetary assets would be measured at historic rates. Under Rio Tinto’s policy, all gains and losses on translation of the income statement and balance sheet of such an operation to US dollars are taken to the foreign currency translation reserve and not the income statement. Furthermore, translation gains and losses on US dollar denominated transactions which are recognised in the income statement under Rio Tinto’s policy, would not be recognised under BHP Billiton’s application of the policy.

Deferred tax on mineral rights

Based on a review of Rio Tinto’s publicly available documents, Rio Tinto does not consider the CGT base of mineral rights when determining the deferred tax liability relating to non-tax depreciable mineral rights because it expects that the carrying amount will be recovered primarily through use and not from the disposal of mineral rights. This leads to significant deferred tax liabilities being recorded in relation to mineral rights. In contrast, BHP Billiton does take account of the CGT base and, therefore, would have a smaller deferred tax liability in relation to mineral rights (which reverses over a different profile). This would have a follow on impact on the income statement where Rio Tinto would have a lower effective tax rate due to the release of its deferred tax liability, as compared with BHP Billiton.

Deferred tax on restoration and rehabilitation provisions

Based on a review of Rio Tinto’s publicly available documents, Rio Tinto does not recognise deferred tax on the initial recognition of rehabilitation liabilities (or the corresponding asset). BHP Billiton does recognise deferred tax on the initial recognition of rehabilitation liabilities (and the corresponding asset). As in the case of deferred tax on mineral rights, this leads to differing effective tax rates in subsequent reporting periods.

Equity accounting versus proportional consolidation of jointly controlled entities

Rio Tinto equity accounts for its interests in jointly controlled entities, whereas BHP Billiton proportionately consolidates such interests (from 1 July 2007, with retrospective restatement of prior periods). It should be noted that whilst this difference would be presentational in nature (i.e. it does not affect net income or net assets), it would affect a number of the individual line items disclosed in the income statement and balance sheet.

Royalty-related taxation

BHP Billiton classifies certain royalties and resource rent taxes as taxation arrangements when they have the characteristics of a tax. It is not clear from a review of Rio Tinto’s publicly available documents whether they have a similar interpretation, or whether their criteria for classifying such arrangements as taxation arrangements are the same as BHP Billiton’s. Consequently, Rio Tinto may record such items in profit before taxation which BHP Billiton would record as taxation expense, or vice versa.

Assumptions used in the application of accounting policies

As outlined above, there are a number of assumptions and estimates made in the application of accounting policies. Based on the publicly available financial information for Rio Tinto and Alcan, it is apparent that a number of these assumptions may differ from those used by BHP Billiton. Examples of areas in the financial statements which may require the alignment of estimations and assumptions between BHP Billiton and Rio Tinto are:

•

Rehabilitation provisions – require the use of discount rates and other assumptions (costs, rehabilitation risks, inflation, etc.) to determine the provision required. Furthermore, the nature and extent of rehabilitation to be performed pursuant to environmental policy significantly impacts the quantification of provisions.

•	Defined benefit pension plans – discount rates and other assumptions (salary increases, return on assets, etc.) are used in the actuarial valuations of defined benefit plan obligations.

•

Depreciation/amortisation – the estimation of asset lives and life of mine plans impact on the pattern and amount of depreciation and amortisation charges. Estimates can vary for a number of reasons; for example, some of Rio Tinto’s assets use an element of “other mineral resources” for depreciation purposes, whereas BHP Billiton only uses proven and probable reserves.

4.	Unaudited Pro Forma Condensed Combined Income Statement Data

BHP Billiton and subsidiaries Unaudited Pro Forma Condensed Combined Income Statement Data Year Ended 30 June 2008

			Pro forma adjustments
	BHP Billiton historical (a) US$M	Rio Tinto historical (adjusted) (b) US$M	Alcan acquisition (c) US$M	Control gained over jointly controlled entities (d) US$M	Other US$M		Pro forma combined US$M
Revenue	59,473	44,837	2,865	4,988	—		112,163
Expenses net of other income, excluding net finance costs	(35,328)	(30,225)	(2,430)	(1,335)	(2,666	) (e)	(71,984)
Income from jointly controlled entities	—	1,632	—	(1,602)	—		30

Profit from operations	24,145	16,244	435	2,051	(2,666)		40,209

Net finance costs	(662)	(1,381)	(704)	(37)	(214	) (f)	(2,998)

Profit before taxation	23,483	14,863	(269)	2,014	(2,880)		37,211

Total taxation expense	(7,521)	(3,227)	118	(1,158)	893	(g)	(10,895)

Profit after taxation	15,962	11,636	(151)	856	(1,987)		26,316

Attributable to minority interests	572	663	1	856	—		2,092
Attributable to members	15,390	10,973	(152)	—	(1,987)		24,224

Earnings per ordinary share (basic) (US cents)	275.3					(h)	241.8
Earnings per ordinary share (diluted) (US cents)	275.1					(h)	241.8
Weighted average ordinary shares outstanding (in millions):
Basic	5,590				4,427	(h)	10,017
Diluted	5,605				4,427	(h)	10,032

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT DATA

(a)	BHP Billiton historical

The financial information for BHP Billiton has been extracted from the audited financial statements for the year ended 30 June 2008 included in BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008, which is incorporated herein by reference.

(b)	Rio Tinto historical (adjusted)

The financial information for Rio Tinto has been extracted from the unaudited financial statements for the six months ended 30 June 2008 (including the comparative period), and the audited financial statements for the year ended 31 December 2007, included in Rio Tinto’s Form 6-K furnished on 2 September 2008, and Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2007, respectively, each of which is incorporated by reference herein. BHP Billiton has calculated the results for the year ended 30 June 2008 by subtracting the unaudited results for the six months ended 30 June 2007 from the results for the year ended 31 December 2007, and adding the unaudited results for the six months ended 30 June 2008. The financial information for Rio Tinto includes the results of Alcan from 24 October 2007 to 30 June 2008. Rio Tinto financial statement data has been reformatted, to the extent possible, to BHP Billiton’s income statement line item presentation.

(c)	Alcan acquisition

Rio Tinto acquired Alcan effective 24 October 2007, and therefore has consolidated the Alcan results from that date. The Unaudited Pro Forma Condensed Combined Income Statement Data therefore includes the pro forma effects of the acquisition of Alcan by Rio Tinto for the period 1 July 2007 to 23 October 2007 (which is not otherwise reflected in the Rio Tinto historical financial information), including the pro forma impact of the additional interest expense relating to the US$40 billion debt facility raised by Rio Tinto to purchase Alcan. The pro forma adjustment for Alcan included in this Unaudited Pro Forma Condensed Combined Income Statement Data for the period from 1 July 2007 to 23 October 2007 has been estimated as follows:

(i)	The adjustments in the “Reconciliation of Alcan’s financial information from US GAAP to the accounting policies of the Rio Tinto Group” for the six months ended 30 June 2007, contained in the Rio Tinto circular to shareholders relating to the acquisition of Alcan which was furnished to the SEC on Form 6-K on 11 September 2007, were applied to the Alcan “Interim Consolidated Statement of Income (unaudited)” for the six months ended 30 June 2007 prepared in accordance with US generally accepted accounting principles (“GAAP”) and included in Alcan’s Quarterly Report on Form 10-Q for the quarterly period ended 30 June 2007, which is incorporated by reference herein, in order to derive an estimated Alcan IFRS income statement for the six months ended 30 June 2007 in accordance with the accounting policies of the Rio Tinto Group;

(ii)	This information was subtracted from the Alcan income statement for the period 1 January 2007 to 23 October 2007 contained in the Unaudited Pro Forma Financial Information included in Rio Tinto’s registration statement on Form F-3 filed with the SEC on 23 June 2008 which was stated to have been prepared on a basis consistent in all material respects with the accounting policies of Rio Tinto in accordance with IFRS in order to derive an estimated IFRS income statement for 1 July 2007 to 23 October 2007 in accordance with the accounting policies of the Rio Tinto Group; and

(iii)	The pro forma adjustments to the unaudited income statement for the period 1 January 2007 to 23 October 2007 to reflect the acquisition by Rio Tinto as if Alcan had been acquired 1 January 2007 included in Rio Tinto’s registration statement on Form F-3 referred to above were then applied to this income statement data on a pro-rata basis to derive an estimated pro forma adjustment for Alcan for the period 1 July 2007 to 23 October 2007 notwithstanding that without access to non-public information, it is not possible to determine whether the pro-rata share of Rio Tinto’s adjustment accurately reflects the portion of the adjustment that related to the period 1 July 2007 to 23 October 2007.

Rio Tinto states in its registration statement on Form F-3 referred to above that the results of operations of the Alcan Packaging business group are not reflected in the Alcan income statement for the period 1 January 2007 to 23 October 2007; however, such results are reflected in the Alcan income statement for the six months ended 30 June 2007 contained in the Quarterly Report on Form 10-Q for the period ended 30 June 2007 which has been used as described above to estimate these adjustments. This means that the income statement line items for the Alcan Packaging business on an IFRS basis for the six-month period ended 30 June 2007 should be added back to these adjustments. It is not possible to fully identify the IFRS income statement line items of the Alcan Packaging business for the six months ended 30 June 2007, as (i) the information available is prepared in accordance with US GAAP and (ii) depreciation and amortisation expense, interest expense and taxation expense of the Alcan Packaging business group which would be required to fully adjust the income statement line items are not disclosed.

Note 18 “Information by operating segment” to Alcan’s US GAAP financial statements contained in the Quarterly Report on Form 10-Q for the period ended 30 June 2007 discloses sales and operating revenues of US$3,107 million and “Business Group Profit” of US$266 million for the Alcan Packaging business for the six months ended 30 June 2007.

Due to the basis of preparation outlined above, these adjustments may not be representative of the actual results of Alcan for the period 1 July 2007 to 23 October 2007. Based on publicly available information, BHP Billiton does not expect that the impact of the limitations in the preparation of these adjustments would have a material impact on the Unaudited Pro Forma Condensed Combined Income Statement Data for the Enlarged Group.

Alcan income statement data has been reformatted, to the extent possible, to BHP Billiton’s income statement line item presentation.

There is no similar adjustment for the Unaudited Pro Forma Condensed Combined Balance Sheet Data as Rio Tinto’s balance sheet as at 30 June 2008 includes the impact of the acquisition of Alcan.

(d)	Jointly controlled entities over which control is gained

As a result of gaining control of Rio Tinto, BHP Billiton’s interests in a number of jointly controlled entities will increase from joint control to a controlling interest. The full book value of the assets, liabilities and earnings of these operations will therefore be included in the Enlarged Group’s financial statements on a line-by-line basis and a minority interest recognised for any minority shareholder interests in these earnings. The main entities over which control will be gained are:

•	Minera Escondida Limitada – BHP Billiton holds a 57.5 per cent interest and Rio Tinto holds a 30 per cent interest.

•

Richards Bay Minerals – BHP Billiton holds a 50 per cent effective interest through its 51 per cent interest in Tisand (Pty) Limited and 49.4 per cent interest in Richards Bay Iron and Titanium (Pty) Limited and Rio Tinto holds the remaining 50 per cent effective interest.

•	Resolution Copper Mining – BHP Billiton holds a 45 per cent interest and Rio Tinto holds the remaining 55 per cent interest.

The adjustment set forth in the Unaudited Pro Forma Condensed Combined Income Statement Data represents the adjustment for gaining control of Minera Escondida Limitada only, and is based on information available to BHP Billiton as a participant in the joint venture. It is not possible to adjust for Richards Bay Minerals or Resolution Copper Mining without access to non-public information in relation to Rio Tinto interests in these jointly controlled entities. This adjustment is of a presentational nature only and does not impact the profit or equity attributable to members of the Enlarged Group.

(e)	Expenses net of other income excluding net finance costs – depreciation and amortisation expense

This adjustment represents the increase to amortisation expense resulting from the fair value adjustments to Rio Tinto’s property, plant and equipment (including mineral rights). Refer to note (d) to the Unaudited Pro Forma Condensed Combined Balance Sheet Data for an explanation of the allocation of the purchase price. The pro forma amortisation expense has been calculated using the straight-line method over an assumed weighted average useful life of the assets of 40 years.

The relative amount of purchase price allocated to tangible and intangible assets, as well as the associated useful lives, could materially affect the amount of depreciation and amortisation expense. For example, any amounts allocated to goodwill, or non-depreciable assets, would decrease the annual amortisation charge compared with that presented in the Unaudited Pro Forma Condensed Combined Income Statement Data; however, these assets would be tested annually for impairment. Furthermore, some assets will be amortised on a units-of-production basis rather than on a straight-line basis which could result in a different amortisation profile. Without access to Rio Tinto’s non-public information, BHP Billiton cannot accurately determine what the outcome would be.

Absent any revision to the allocation between depreciable and non-depreciable assets, it is estimated that the depreciation and amortisation expense would change by approximately US$70 million on an annual basis for a one-year increase or decrease in useful lives. For a five-year increase in useful lives, it is estimated that depreciation and amortisation expense would decrease by approximately US$300 million on an annual basis, and for a five-year decrease in useful lives, depreciation and amortisation expense would increase by approximately US$380 million on an annual basis.

Similarly, absent any revision to useful life or deferred tax assumptions, it is estimated that the depreciation and amortisation expense would change by approximately US$3 million on an annual basis for every variation of US$100 million of fair value allocation between depreciable and non-depreciable assets.

(f)	Net finance costs

The consideration for the Rio Tinto plc Offer and the Rio Tinto Limited Offer consists solely of new BHP Billiton ordinary shares. BHP Billiton has a US$55 billion debt facility which may be used, among other things, for any refinancing of the US$40 billion facility raised by Rio Tinto to purchase Alcan in 2007. See “Source and Amount of Funds”. This adjustment represents the amortisation of the debt-raising expenses in relation to BHP Billiton’s US$55 billion debt facility over the period until maturity of the debt.

(g)	Taxation expense

The pro forma tax expense adjustment recognises the tax effect of the increased depreciation and amortisation charge. Refer to note (d) to the Unaudited Pro Forma Condensed Combined Balance Sheet Data for further information regarding the tax treatment of the allocation of the purchase price.

This adjustment also recognises the tax impact of the interest adjustment outlined in note (f) above.

(h)	Earnings per share

The unaudited pro forma combined per ordinary share amounts and weighted average ordinary shares outstanding reflect the combined average number of BHP Billiton ordinary shares, the adjustment to which reflects the increase in shares outstanding for the assumed issue of approximately 2,742 million BHP Billiton Plc ordinary shares and 1,685 million BHP Billiton Limited ordinary shares in connection with the acquisition, as if they had been outstanding for the whole period (see note (d) to the Unaudited Pro Forma Condensed Combined Balance Sheet Data). The weighted average ordinary shares outstanding is estimated assuming that all outstanding options of Rio Tinto are exercised prior to the acquisition and then exchanged for BHP Billiton Plc or BHP Billiton Limited ordinary shares, and that all Rio Tinto share schemes are settled by the issue of Rio Tinto ordinary shares, which are then exchanged for BHP Billiton Plc ordinary shares or BHP Billiton Limited ordinary shares.

5.	Unaudited Pro Forma Condensed Combined Balance Sheet Data

BHP Billiton and subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet Data

As at 30 June 2008

			Pro forma adjustments
	BHP Billiton historical (a) US$M	Rio Tinto historical (adjusted) (b) US$M	Control gained over jointly controlled entities (c) US$M	Other US$M		Pro forma combined US$M
ASSETS
Current assets
Cash and cash equivalents	4,237	1,683	21	450	(d)	6,391
Trade and other receivables	9,801	7,947	787	—		18,535
Other financial assets	2,054	774	85	—		2,913
Inventories	4,971	5,832	224	—		11,027
Assets classified as held for sale	—	6,881	—	—		6,881
Tax recoverable	—	563	—	—		563
Other	498	—	14	—		512

Total current assets	21,561	23,680	1,131	450		46,822

Non-current assets
Trade and other receivables	720	1,820	(106)	—		2,434
Other financial assets	1,448	690	16	—		2,154
Inventories	232	194	42	—		468
Investments in jointly controlled entities	—	7,416	(1,237)	—		6,179
Property, plant and equipment (including mineral rights)	47,332	49,186	1,929	106,652	(d)	205,099
Intangible assets (including goodwill)	625	23,440	1	—		24,066
Deferred tax assets	3,486	850	—	—		4,336
Other	485	—	2	(304	) (d)	183

Total non-current assets	54,328	83,596	647	106,348		244,919

Total assets	75,889	107,276	1,778	106,798		291,741

LIABILITIES
Current liabilities
Trade and other payables	6,774	6,859	159	4,102	(e)	17,894
Interest-bearing liabilities	3,461	6,949	38	(214	) (d)	10,234
Liabilities held for sale	—	2,275	—	—		2,275
Other financial liabilities	2,088	1,141	81	—		3,310
Current tax payable	2,022	1,253	52	(192	) (e)	3,135
Provisions	1,596	917	44	—		2,557
Deferred income	418	—	—	—		418

Total current liabilities	16,359	19,394	374	3,696		39,823

Non-current liabilities
Trade and other payables	138	457	1	—		596
Interest-bearing liabilities	9,234	36,930	363	(536	) (d)	45,991
Other financial liabilities	1,260	757	13	—		2,030
Deferred tax liabilities	3,116	6,695	373	15,227	(d)	25,411
Provisions	6,251	9,448	55	—		15,754
Deferred income	488	—	—	—		488

Total non-current liabilities	20,487	54,287	805	14,691		90,270

Total liabilities	36,846	73,681	1,179	18,387		130,093

Net assets	39,043	33,595	599	88,411		161,648

EQUITY
Share capital	2,343	1,510	—	48,878	(f)	52,731
Reserves	236	5,485	—	64,258	(f)(g)	69,979
Retained earnings	35,756	24,725	—	(24,725	) (g)	35,756

Total equity attributable to members	38,335	31,720	—	88,411		158,466

Minority interests	708	1,875	599	—	(h)	3,182

Total equity	39,043	33,595	599	88,411		161,648

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA

(a)	BHP Billiton historical

The financial information for BHP Billiton has been extracted from the audited financial statements for the year ended 30 June 2008 included in BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008, which is incorporated by reference herein.

(b)	Rio Tinto historical (adjusted)

The financial information for Rio Tinto has been extracted from the unaudited financial statements for the six months ended 30 June 2008 included in Rio Tinto’s Form 6-K furnished on 2 September 2008, which is incorporated by reference herein. Rio Tinto financial statements data has been reformatted, to the extent possible, to BHP Billiton’s balance sheet line item presentation.

(c)	Jointly controlled entities over which control is gained

As outlined in note (d) to the Unaudited Pro Forma Condensed Combined Income Statement Data, as a result of gaining control of Rio Tinto, BHP Billiton’s interests in a number of jointly controlled entities will increase from joint control to a controlling interest. This adjustment is to reflect the impact of consolidating 100 per cent of the book values of the assets and liabilities of Minera Escondida Limitada on a line-by-line basis, with a minority interest recognised at current book value for any minority shareholder interests (refer to note (h) below).

(d)	Purchase consideration

As further discussed herein, BHP Billiton proposes to acquire all of the issued and outstanding ordinary shares of Rio Tinto for 3.4 new BHP Billiton ordinary shares for each Rio Tinto ordinary share. The total pro forma purchase price of the proposed acquisition is as follows:

		US$M
Fair value of new BHP Billiton ordinary shares to be issued	(i)	120,159
Estimated direct transaction costs	(ii)	3,628

Total estimated purchase consideration		123,787

(i)	Comprises the fair value of the new BHP Billiton ordinary shares (including those represented by ADSs) issued to Rio Tinto securityholders. Based on the terms of the Rio Tinto plc Offer and the Rio Tinto Limited Offer, and the closing prices of a BHP Billiton Limited ordinary share of A$36.05 and a BHP Billiton Plc ordinary share of £14.41 on 15 September 2008 (being the latest practicable date prior to the date of this prospectus), the proposal values the total consideration offered to shareholders of Rio Tinto Limited and Rio Tinto plc at approximately US$120 billion comprising 2,742 million BHP Billiton Plc ordinary shares and 1,685 million BHP Billiton Limited ordinary shares. This assumes all outstanding options of Rio Tinto are exercised prior to the purchase and then exchanged for BHP Billiton Plc or BHP Billiton Limited ordinary shares (including those represented by ADSs), and that all Rio Tinto share schemes are settled by the issue of Rio Tinto ordinary shares, which are then exchanged for BHP Billiton Plc or BHP Billiton Limited ordinary shares (including those represented by ADSs). The estimated proceeds on the exercise of the outstanding Rio Tinto options are shown as an increase in Cash and cash equivalents.

(ii)	Comprises other estimated direct fees and expenses associated with the transaction, including transaction related taxes, investment bankers’, lawyers’ and accountants’ fees, printing expenses and other charges estimated to be US$3,628 million. The purchase consideration excludes estimated costs directly relating to the issue of share capital which are recorded as a reduction of equity and non-recurring fees associated with the US$55 billion debt facility that are included in the carrying value of the debt and recognised as interest expense over the duration of the facility. Relevant transaction costs incurred and included in other non-current assets at 30 June 2008 are transferred to the relevant balance sheet line item as part of this adjustment.

Based upon the terms of the Rio Tinto plc Offer and the Rio Tinto Limited Offer, with a fixed 3.4 for 1 share exchange ratio, the fair value of the consideration will fluctuate based upon future changes in the market price of BHP Billiton Limited and BHP Billiton Plc ordinary shares up to the date of obtaining control of Rio Tinto (i.e. the date the Rio Tinto plc Offer and the Rio Tinto Limited Offer become wholly unconditional). For each five per cent change in the market price of a BHP Billiton Limited ordinary share and BHP Billiton Plc ordinary share, there would be a corresponding increase or decrease in total purchase consideration of approximately US$6 billion. Such an increase or decrease to total purchase consideration would therefore increase or decrease the excess over the historical book value of Rio Tinto’s assets and liabilities and lead to a consequential increase or decrease in amortisation charge of approximately US$120 million per annum (net of tax), assuming all other variables remain constant. It should be noted that any movement in the market price of Rio Tinto plc ordinary shares or Rio Tinto Limited ordinary shares should not impact the fair value of the purchase consideration.

As outlined in section 2 above, BHP Billiton has not had access to any proprietary or confidential financial or other information of Rio Tinto and has not had an opportunity to undertake any due diligence procedures on non-public information, nor has it had access to Rio Tinto’s management or independent registered public accountants. Consequently, BHP Billiton has not been able to conduct a valuation to estimate the fair values of the Rio Tinto assets to be acquired and liabilities to be assumed (including contingent liabilities). For the purposes of this Unaudited Pro Forma Condensed Combined Financial Information, since BHP Billiton does not have access to the books and records of Rio Tinto, it is assumed that the excess of the purchase price over the historical book value of the net assets of Rio Tinto (including existing goodwill) as at 30 June 2008 is allocated primarily to property, plant and equipment (including mineral rights) and the related deferred tax liability as follows:

		US$M
Total purchase consideration (as above)		123,787
Historical book value of attributable net assets of Rio Tinto		(31,720)

Excess of purchase price over historical book value		92,067

Allocated to:
Property, plant and equipment (including mineral rights)	(i)	106,652
Deferred tax liability	(i)	(15,227)
Cash (proceeds on Rio Tinto options)		450
Tax payable (tax impact of relevant transaction costs)		192

		92,067

(i)	In accordance with BHP Billiton’s accounting policy a deferred tax liability will be recorded for the difference between the tax base (including any capital gains tax base available on sale or abandonment) of the property, plant and equipment and the fair value recorded upon acquisition. Without access to the books and records of Rio Tinto, BHP Billiton has necessarily made assumptions regarding the tax bases of Rio Tinto’s assets. The actual tax bases may be materially different from these assumptions and therefore the amount allocated to the deferred tax liability, and to property, plant and equipment could materially vary from the above allocation.

Upon completion of the fair value assessment, BHP Billiton anticipates that the ultimate purchase price allocation, which will be reflected in future financial statements, may differ materially from this assumed allocation. In particular, the allocation to depreciable and non-depreciable tangible and intangible assets is subject to revision and financial instruments, pension liabilities, post-retirement benefit obligations and asset retirement obligations will be fair valued, with any excess taken to goodwill. Furthermore, inventories on hand at the acquisition date will be re-valued based on selling price. This consequently reduces profit margins in the months immediately post-acquisition when the inventory is sold.

(e)	Transaction and related costs – Trade and other payables (current)

Represents the accrual for transaction-related costs, including costs relating to the acquisition which are included in the allocated purchase consideration (refer to note (d) above), those relating to the ordinary share portion of the total purchase price which are recorded as a reduction of equity (refer to note (f) below), and non-recurring fees associated with BHP Billiton’s US$55 billion debt facility which are recorded as a reduction in the value of the interest bearing liabilities. The estimated taxation impact of these costs is shown as a reduction to Current tax payable.

(f)	Equity issued (share capital and reserves)

Equity attributable to the members of the BHP Billiton Group would increase by the fair value of the new BHP Billiton ordinary shares (including those represented by ADSs) issued as consideration (based on the market value of BHP Billiton ordinary shares) less the costs associated with issuing the equity as outlined in note (d) above.

The value of the BHP Billiton Plc shares issued in consideration is allocated between share capital and reserves with the US$0.50 nominal value of each share issued taken to share capital and the balance to reserves. As BHP Billiton Limited shares have no par value, the fair value of the shares issued by BHP Billiton Limited is all taken to share capital.

Also reflected in this adjustment is the elimination of Rio Tinto’s historical share capital and reserves.

(g)	Rio Tinto’s historical equity

Reflects the elimination of Rio Tinto’s historical equity-related balances.

(h)	Minority interest

IFRS3 requires that minority interests in controlled entities are recorded at the minority share of the fair value of the identifiable net assets upon acquisition. Rio Tinto has a number of entities in which it holds a controlling interest and therefore consolidates 100 per cent of the assets, liabilities and equity of these entities, and records the minority’s share of these assets, liabilities and equity as minority interest. The principal entities which have been identified based on publicly available information (and the percentage holdings at 30 June 2008) are:

•	Coal & Allied Industries Limited (75.71 per cent);

•	Dampier Salt Limited (68.4 per cent);

•	Energy Resources of Australia Limited (68.39 per cent);

•	Iron Ore Company of Canada (58.72 per cent);

•	Rössing Uranium Limited (68.58 per cent); and

•	Palabora Mining Company Limited (57.7 per cent).

Furthermore, as outlined in note (d) to the Unaudited Pro Forma Condensed Combined Income Statement Data, Minera Escondida Limitada will become a controlled entity of the Enlarged Group as a result of the acquisition with a combined interest of 87.5 per cent, and therefore minority interests of 12.5 per cent.

Without access to the books and records of Rio Tinto, nor Rio Tinto’s management or independent registered public accountants, it is not possible to reflect these minority interests at the minority share of the fair value of the identifiable net assets in the Unaudited Pro Forma Condensed Combined Financial Information. The Unaudited Pro Forma Condensed Combined Financial Information therefore includes these minority interests at current book values.

The impact of recording minority interests at the minority share of the fair value of the net identifiable assets would be to increase the fair value of the assets and liabilities recorded (as the minority share is recorded at an uplifted value in addition to the share which BHP Billiton will acquire as a result of the acquisition), and increase the equity attributable to minority interests such that there is no impact on total equity attributable to members.

Furthermore, the increased value of assets and liabilities could result in increased amortisation charges in the income statement, which would be offset by reduced minority interest in the net profit such that profit attributable to members is not impacted.

6.	Implications of obtaining control but not full ownership of Rio Tinto

This Unaudited Pro Forma Condensed Combined Financial Information assumes that BHP Billiton obtains 100 per cent ownership of Rio Tinto as a result of the acquisition. As discussed in “Plans and Proposals for Rio Tinto”, however, BHP Billiton may not achieve 100 per cent ownership of Rio Tinto as a result of the Rio Tinto plc Offer and the Rio Tinto Limited Offer. For that reason, this section sets out the accounting implications if BHP Billiton were to obtain control but not full ownership of Rio Tinto.

Recognition of minority interest

The accounting would be substantially the same as in a 100 per cent ownership scenario, with BHP Billiton consolidating 100 per cent of Rio Tinto into the consolidated financial statements of the Enlarged Group as outlined in section 1 above. However, profits and net assets attributed to non-accepting Rio Tinto shareholders would be shown as minority interest in the consolidated income statement and balance sheet of the Enlarged Group at their fair values. The amount attributed to minority interest would be the net profit and net assets attributable to the non-accepting Rio Tinto shareholders. It is also possible that there would be different levels of minority interests in Rio Tinto plc and Rio Tinto Limited caused by different rates of acceptance by Rio Tinto plc and Rio Tinto Limited securityholders, or that there could be a minority interest in only either Rio Tinto plc or Rio Tinto Limited securityholders.

Purchase price allocation

If BHP Billiton does not acquire 100 per cent of Rio Tinto, the allocation of the purchase price may differ from that which would result from a 100 per cent ownership scenario as outlined above. BHP Billiton will still perform a detailed valuation exercise and record 100 per cent of the assets, liabilities and contingent liabilities at the date of gaining control of Rio Tinto at their fair values (and record a minority interest in these assets and liabilities as outlined above). If BHP Billiton does not acquire 100 per cent of Rio Tinto, the excess of the purchase price over the historical book value of the net assets of Rio Tinto will decrease. The following pro forma information depicts the effect on the overall purchase consideration (excluding transaction-related costs) of 50 per cent, 75 per cent, and 100 per cent shareholder acceptance levels in both of the Rio Tinto plc Offer and the Rio Tinto Limited Offer which could arise due to variations in the rate of acceptance by Rio Tinto shareholders:

	50% US$M	75% US$M	100% US$M
Purchase consideration (excluding transaction-related costs)	60,079	90,119	120,159

The level of acceptances may also impact the fair values assigned to the acquired assets.

Furthermore, in the event that Rio Tinto Limited is not a wholly-owned subsidiary of BHP Billiton Limited, Rio Tinto Limited would not be able to join the BHP Billiton Limited tax consolidated group, and therefore reset its tax bases. This would result in significantly larger deferred tax liabilities, with a consequential increase in the value allocated to property, plant and equipment or goodwill as outlined above.

7.	Impact of IFRS3R and IAS27R

The above Unaudited Pro Forma Condensed Combined Financial Information has been prepared on the basis of the application of IFRS3 “Business Combinations”, and IAS27 “Consolidated and Separate Financial Statements” as currently effective. The International Accounting Standards Board released a revised standard on business combinations (IFRS3R) in January 2008, accompanied by a revised standard on consolidated financial statements (IAS27R). IFRS3R is expected to be applicable for BHP Billiton to business combinations with an acquisition date on or after 1 July 2009, with early adoption permitted (if the standard is early adopted, IAS27R must also be applied at the same date).

If the date on which BHP Billiton obtains control of Rio Tinto is after 1 July 2009, or if BHP Billiton chooses to early adopt IFRS3R (and therefore IAS27R), the following are the principal changes which would impact the above Unaudited Pro Forma Condensed Combined Financial Information:

Valuation of existing interests in entities over which control is gained

IFRS3R requires that, for any entities in which BHP Billiton has an existing interest and will gain control through the proposed combination, the existing interest (as well as the acquired interest) must be fair valued. BHP Billiton would expect to recognise a profit as a result of revaluing all such entities to fair value. As outlined above, there are three principal entities in this category: Minera Escondida Limitada, Richards Bay Minerals, and Resolution Copper Mining.

BHP Billiton would expect this to lead to additional increases on a line-by-line basis in assets and liabilities as the fair value of BHP Billiton’s interest in these entities would be recorded on the balance sheet. It would also give rise to a positive impact to BHP Billiton’s results in the year of combination, but would result in higher depreciation and amortisation charges during future periods, and potentially an increased likelihood of impairment charges due to the higher carrying values of the assets.

Transaction-related costs

Under the revised standard, IFRS3R, costs attributable to the acquisition must be expensed in the period in which they are incurred or the services are received.

This would reduce the accounting cost of the business combination and therefore reduce the excess over the historical book value of Rio Tinto’s assets and liabilities and result in a charge to the income statement in the year that the costs are incurred.

Measurement of contingent liabilities

Under IFRS3R, contingent liabilities of Rio Tinto would be recognised at their fair value if they relate to a present obligation arising from a past event and their fair value can be measured reliably, regardless of the probability of a cash flow arising. Currently IFRS3 also requires that contingent liabilities arising from possible obligations that are dependent on future events occurring are fully recognised at fair value. Accordingly, the amount of the contingent liabilities recognised at the acquisition date may be lower under IFRS3R compared with the current IFRS3.

Measurement of non-controlling interests

Under IFRS3R, non-controlling interests can be measured at either fair value or at the non-controlling interest’s proportionate share of the acquiree’s identifiable net assets. Under the current IFRS3, non-controlling interests are measured only at the non-controlling interest’s share of the acquiree’s identifiable net assets and there is no option for fair value measurement.

By measuring non-controlling interests at fair value, goodwill attributed to those interests is recognised in addition to the goodwill attributed to the interest owned by BHP Billiton. Therefore, BHP Billiton may elect to measure non-controlling interests at fair value at the point at which it gains control of Rio Tinto. The measurement of non-controlling interests at fair value as opposed to the proportionate share of identifiable net assets would give rise to different carrying values for non-controlling interests and goodwill.

Furthermore, IAS27R alters the accounting for future purchases of non-controlling interests by BHP Billiton. IAS27R requires that changes in ownership interests in a subsidiary that do not result in a loss of control be accounted for as equity transactions. This means that the difference between the amount paid or received and the non-controlling interest exchanged would be recorded as a debit or credit to equity. BHP Billiton would therefore not record any additional goodwill upon the subsequent purchase of a non-controlling interest in Rio Tinto. Irrespective of whether BHP Billiton early adopts IFRS3R, this change in accounting would apply to any subsequent acquisitions of Rio Tinto ordinary shares which occur after 1 July 2009.

APPRAISAL RIGHTS

Holders of Rio Tinto plc securities do not have appraisal rights in connection with the US Offer. However, in the event that the compulsory acquisition procedures referred to above are available to BHP Billiton Limited, holders of Rio Tinto plc securities whose Rio Tinto plc securities have not been purchased pursuant to the Rio Tinto plc Offer will have certain rights under the UK Companies Act (i) to object on procedural grounds to BHP Billiton Limited acquiring their securities and (ii) to require BHP Billiton Limited to acquire their securities in exchange for the same consideration received by any Rio Tinto plc securityholder accepting the Rio Tinto plc Offer.

COMPARISON OF SECURITYHOLDER RIGHTS

Upon completion of the Rio Tinto plc Offer, Rio Tinto plc securityholders that accept the US Offer will (subject to the Mix and Match Facility) become securityholders of BHP Billiton Limited and BHP Billiton Plc, rather than securityholders of Rio Tinto plc. BHP Billiton Limited is a limited company organised under the laws of Australia and is governed by its Constitution. Both Rio Tinto plc and BHP Billiton Plc are public limited companies organised under the laws of England and Wales. Rio Tinto plc and BHP Billiton Plc are governed by their respective Memoranda and Articles of Association.

The following summary discusses certain material differences between the current rights of Rio Tinto plc securityholders and BHP Billiton Limited and BHP Billiton Plc securityholders under the governing organisational documents of Rio Tinto plc and BHP Billiton Limited and BHP Billiton Plc, respectively, and UK and Australian law.

The following information is a summary and therefore does not contain all the information that may be important to you. For more complete information, you should read the Memorandum and Articles of Association of Rio Tinto plc, the Constitution of BHP Billiton Limited and the Memorandum and Articles of Association of BHP Billiton Plc. BHP Billiton Limited’s Constitution and BHP Billiton Plc’s Memorandum and Articles of Association are each included as an exhibit to the registration statement of which this prospectus is a part and have been filed with the SEC as an exhibit to BHP Billiton’s Form 20-F for the year ended 30 June 2008. Rio Tinto plc’s Memorandum and Articles of Association are filed as an exhibit to Rio Tinto plc’s Form 20-F for the year ended 31 December 2007. To find out where you can obtain these documents, see “Where You Can Find Additional Information”.

For convenience, where the term “BHP Billiton” is used in this section, it can be read to mean either BHP Billiton Limited or BHP Billiton Plc (unless the context otherwise requires). Where the term “Governing Document” is used in relation to BHP Billiton Limited, BHP Billiton Plc or Rio Tinto plc, it refers to the Constitution of BHP Billiton Limited, the Memorandum and Articles of Association of BHP Billiton Plc or the Memorandum and Articles of Association of Rio Tinto plc, as the context requires.

	Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

General

The rights of holders of ordinary shares of BHP Billiton Limited are governed by its Governing Document and Australian law.

The rights of holders of ordinary shares of BHP Billiton Plc are governed by its Governing Document and UK law.

The rights of holders of ordinary shares of Rio Tinto plc are governed by its Governing Document and UK law.

Share Capital

The issued share capital of BHP Billiton Limited consists of:

•   3,358,554,496 ordinary shares, of which 195,000 are paid to A$1.36 and 3,358,359,496 are fully paid (none of which is held in treasury); and

•   one BHP Billiton Limited Special Voting Share.

The authorised and issued share capital of BHP Billiton Plc consists of:

•   50,000 5.5% cumulative Preference Shares of £1 each, all of which are in issue;

•   2,762,974,200 ordinary shares of US$0.50 cents each, of which 2,231,121,202 are in issue, including 24,113,658 shares held as treasury shares;

•   one BHP Billiton Plc Special Voting Share of US$0.50 which is in issue; and

•   an Equalisation Share of US$0.50 which has not been issued.

The authorised and issued share capital of Rio Tinto plc consists of:

•   1,421,232,830 Ordinary Shares of 10p each, of which 1,041,176,367 are in issue, including 43,096,087 shares held as treasury shares;

•   one Special Voting Share of 10p which is in issue;

•   one Equalisation Share of 10p which has not been issued; and

•   one DLC Dividend Share of 10p which is in issue.

Form of Shares	BHP Billiton Limited ordinary shares are uncertificated. BHP Billiton Plc ordinary shares may be held in either certificated or uncertificated form.	Rio Tinto plc ordinary shares may be held in either certificated or uncertificated form.

Issue of Shares	Without affecting any special rights conferred on the holders of any shares and provided necessary shareholder approvals have been obtained, BHP Billiton may issue any shares or other securities with preferred, deferred or other special rights, obligations or restrictions as and when the BHP Billiton Directors may determine and on any other	Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, but subject to the provisions regarding shareholder approval in the Governing Document, any share in Rio Tinto plc may be issued with such preferred, deferred or other special rights, or

	Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders
terms the BHP Billiton Directors consider appropriate. The rights attaching to a class other than ordinary shares must be expressed at the date of issue.

subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as Rio Tinto plc may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the directors may determine) and Rio Tinto plc may issue any shares which are, or at the option of Rio Tinto plc or the holder are liable, to be redeemed.

Number of Directors	The number of BHP Billiton Directors shall be at least eight and not more than 20. BHP Billiton may by ordinary resolution vary the minimum and/or maximum number of BHP Billiton Directors.	The directors shall not be less than five in number. Rio Tinto plc may by ordinary resolution vary the minimum number and/or fix and vary a maximum number of directors.

Interested Director’s Power to Vote

A BHP Billiton Director may not vote in respect of any contract or arrangement or any other proposal in which that BHP Billiton Director has a material personal interest. A BHP Billiton Director shall not be counted in the quorum in relation to any resolution on which that director is not entitled to vote.

A BHP Billiton Director is entitled to vote, and be counted in the quorum, in respect of any resolution concerning any of the following matters, namely where the material personal interest:

•   arises because that director is a BHP Billiton shareholder and is held in common with the other BHP Billiton shareholders;

•   arises in relation to that director’s remuneration as a BHP Billiton Director;

•   relates to a contract BHP Billiton is proposing to enter into that is subject to approval by the BHP Billiton shareholders and will not impose any obligation on BHP Billiton if it is not approved by the BHP Billiton shareholders;

•   arises merely because that director is a guarantor or has given an indemnity or security for all or part of a loan, or proposed loan, to BHP Billiton;

In the absence of some other interest than is indicated below, a director is entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely where the resolution:

•   relates to an interest of his/hers of which he/she is not aware;

•   relates to an interest he/she has which cannot reasonably be regarded as likely to give rise to a conflict of interest;

•   relates to an interest the director has only by virtue of interests in shares, debentures or other securities of Rio Tinto plc, or by reason of any other interest in or through Rio Tinto plc;

•   relates to the giving of a security, guarantee or indemnity in respect of obligations incurred by the director or any other person on behalf of, or for the benefit of, Rio Tinto plc, or in respect of obligations of Rio Tinto plc, for which the director has assumed responsibility under an indemnity, security or guarantee;

•   relates to an offer of securities in which he/she may be interested as a holder of securities or as an underwriter;

•   concerns another body corporate in which the director is beneficially

	Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

•   arises merely because that director has a right of subrogation in relation to a guarantee or indemnity referred to above;

•   relates to a contract that insures, or would insure, that director against liabilities he/she incurs as an officer of BHP Billiton, but only if the contract does not make BHP Billiton or a related body corporate the insurer;

•   relates to any payment by BHP Billiton or a related body corporate in respect of an indemnity permitted by law, or any contract relating to or containing such an indemnity; or

•   is in a contract, or proposed contract with, or for the benefit of, or on behalf of, a related body corporate and arises merely because that director is a director of a related body corporate.

interested in less than one per cent of the issued shares of any class of shares of such a body corporate;

•   relates to an employee benefit in which the director will share equally with other employees;

•   relates to liability insurance that Rio Tinto plc is empowered to purchase for the benefit of directors of Rio Tinto plc or persons who include directors of Rio Tinto plc;

•   relates to the giving of indemnities in favour of the directors;

•   relates to the funding of expenditure by a director or the directors on (i) criminal or regulatory defence proceedings or (ii) an application to the court for relief or doing anything to avoid such expenditure; or

•   relates to any interest which has been authorised by ordinary resolution.

If a question arises at any time as to the materiality of a BHP Billiton Director’s interest or as to his/her entitlement to vote and such question is not resolved by that director voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his/her ruling in relation to any BHP Billiton Director other than himself/herself shall be final and conclusive except in a case where the nature or extent of the interest of such BHP Billiton Director has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by his/her voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the BHP Billiton Directors (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman, so far as known to him/her, has not been fairly disclosed.

If a question arises at any time as to whether a director’s interest prevents him/her from voting, or being counted in the quorum, and such question is not resolved by that director voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his/her ruling in relation to any director other than himself/herself shall be final and conclusive except in a case where the nature or extent of the interest of such director has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting the question shall be decided by a resolution of the directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman, so far as known to him/her, has not been fairly disclosed.

Borrowing Powers	The BHP Billiton Directors may exercise all powers of BHP Billiton to borrow money,	The directors shall, unless sanctioned otherwise by ordinary resolution, restrict the

	Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

and to mortgage or charge its undertaking, property, assets (both present and future) and all uncalled capital or any part or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of BHP Billiton or of any third party.

There is no borrowing limit in BHP Billiton’s Governing Documents.

borrowings to 1.5 times the amount standing to the credit of the Unified Group Share Capital and Reserves (each as defined in the Governing Document).

Meetings of Shareholders	The BHP Billiton board of directors may, and shall on requisition in accordance with applicable law, call a general meeting of the BHP Billiton shareholders at the time and place or places and in the manner determined by the BHP Billiton board of directors. No BHP Billiton shareholder may convene a general meeting of BHP Billiton except where entitled under law to do so. Any BHP Billiton Director may convene a general meeting whenever the BHP Billiton Director thinks fit.

An annual general meeting shall be held once in every year, at such time (within a period of not more than 15 months after the holding of the last preceding annual general meeting) and place as may be determined by the directors. All other general meetings shall be called extraordinary general meetings.

The Rio Tinto plc directors may whenever they think fit, and shall on requisition in accordance with law, proceed with proper expedition to convene an extraordinary general meeting.

Quorum for General Meetings	Five BHP Billiton shareholders of the relevant company present in person (or by proxy) constitute a quorum for a meeting.	A quorum for the purposes of a general meeting is three shareholders present in person and entitled to vote at the meeting.

DLC Structure

Generally, significant matters affecting the shareholders of BHP Billiton Limited and BHP Billiton Plc in similar ways are voted on by both companies as a single decision-making body (such matters referred to as “Joint Electorate Actions”).

The following matters constitute Joint Electorate Actions if undertaken by either BHP Billiton Limited or BHP Billiton Plc:

•   the appointment, removal or re-election of a BHP Billiton Director;

•   the receipt or adoption of the annual accounts of BHP Billiton Limited or BHP Billiton Plc, or both of them, or accounts prepared on a combined basis;

•   a change of name by BHP Billiton Limited or BHP Billiton Plc or both;

Generally, significant matters affecting the shareholders of Rio Tinto plc and Rio Tinto Limited in similar ways are voted on by both companies as a single decision-making body (such matters referred to as “Joint Decisions”).

Pursuant to the Governing Document, resolutions of the holders of Rio Tinto plc ordinary shares shall be subject to the Joint Decisions procedure if they relate to the following matters:

•   the appointment or removal of a director of Rio Tinto plc and/or a director of Rio Tinto Limited;

•   the receipt or adoption of the annual accounts of Rio Tinto plc and/or Rio Tinto Limited (if shareholders are to be asked to vote on the receipt or adoption of such accounts);

Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

•   any proposed acquisition, disposal or other transaction which requires the authorisation of the ordinary shareholders under certain provisions of the UK Listing Authority Listing Rules and/or the ASX Listing Rules;

•   the appointment or removal of the auditors of BHP Billiton Limited or BHP Billiton Plc or both;

•   any matter relating to the takeover of BHP Billiton Limited or BHP Billiton Plc;

•   any matter considered by shareholders at an annual general meeting; and

•   any other matter which the board of directors of BHP Billiton Limited and the board of directors of BHP Billiton Plc decide should be approved as a Joint Electorate Action.

A Joint Electorate Action requires approval by ordinary resolutions (or special resolutions if required by statute, regulation, applicable listing rules or other applicable requirements) of BHP Billiton Limited and BHP Billiton Plc with shareholders in effect voting on a combined basis. Each ordinary resolution must be passed by the ordinary shareholders of that company and the holder of that company’s special voting share. The votes of the other company’s ordinary shareholders will be reflected in the votes of the special voting share.

Class Rights Actions

In the case of matters on which the shareholders of BHP Billiton Limited and BHP Billiton Plc may have divergent interests, generally the company wishing to take the relevant action requires the prior approval of the shareholders in the other BHP Billiton company voting separately and, where appropriate, the approval of its own shareholders voting separately.

•   a change of name by Rio Tinto plc and/or Rio Tinto Limited;

•   any proposed acquisition or disposal and any proposed transaction with a substantial shareholder, director or other related party which (in any case) is required under applicable regulations (as defined in the Governing Document) to be authorised by shareholders;

•   the appointment or removal of the auditors of Rio Tinto plc and/or the auditors of Rio Tinto Limited;

•   the creation of a new class of shares (or securities convertible into, exchangeable for or granting rights to subscribe for or purchase shares of a new class) in Rio Tinto plc or Rio Tinto Limited;

•   a change of the corporate status of or re-registration of Rio Tinto plc or Rio Tinto Limited;

•   the voting of the Rio Tinto Limited Cross-holding held by Tinto Holdings Australia Pty Ltd, a subsidiary of Rio Tinto plc, on a takeover offer for Rio Tinto Limited; and

•   any other matter which the directors (or a duly constituted committee of the directors) of Rio Tinto plc and the board of directors of Rio Tinto Limited agree (generally or in a particular case) should be decided upon by Joint Decision.

Class Rights Actions

In the case of matters on which the two bodies of shareholders may have divergent interests (referred to as “Rio Tinto Class Rights Actions”), the approval of the shareholders of the company not proposing to take the action must be obtained and, in some cases, the approval of the company proposing to take the action must also be obtained.

Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

The following matters constitute BHP Billiton Class Rights Actions if undertaken by either BHP Billiton Limited or Billiton Plc:

•   the voluntary liquidation of BHP Billiton Limited or BHP Billiton Plc;

•   amendments of the terms of, or termination of, the BHP Billiton Sharing Agreement, the BHP Billiton Special Voting Shares Deed, the BHP Billiton Limited Deed Poll Guarantee or the BHP Billiton Plc Deed Poll Guarantee (other than in the case of the BHP Billiton Special Voting Shares Deed, any amendment to conform such agreement to the BHP Billiton Sharing Agreement or, in the case of any agreement, any amendment which is formal or technical in nature and which would not materially prejudice the interests of the shareholders of BHP Billiton Limited or BHP Billiton Plc or is necessary to correct any inconsistency or manifest error) as agreed by the BHP Billiton board of directors;

•   any amendment to, or removal or alteration of the effect of, any “Limited Entrenched Provision” (as defined in BHP Billiton Limited’s Governing Document) or “Plc Entrenched Provision” (as defined in BHP Billiton Plc’s Governing Document) being certain entrenched provisions in BHP Billiton Limited’s Governing Document or BHP Billiton Plc’s Governing Document (including provisions in relation to Joint Electorate Actions, BHP Billiton Class Rights Actions, votes attaching to shares and share control limits);

•   any action requiring approval as a BHP Billiton Class Rights Action pursuant to the BHP Billiton Sharing Agreement;

•   a change in the corporate status of BHP Billiton Limited from a public

The following matters shall constitute Rio Tinto Class Rights Actions if undertaken by either Rio Tinto plc or Rio Tinto Limited:

•   the offer to Rio Tinto plc’s or Rio Tinto Limited’s holders of the relevant company’s existing ordinary shares generally of shares or other securities for subscription or purchase: (a) by way of rights in certain cases as described in the Governing Document, or (b) otherwise than by way of rights, at below market value as defined in the Governing Document;

•   the reduction or redemption of Rio Tinto plc’s or Rio Tinto Limited’s ordinary share capital by way of a capital repayment to holders of the relevant company’s ordinary shares or a cancellation of unpaid ordinary share capital;

•   the purchase by Rio Tinto Limited or Rio Tinto plc of the relevant company’s own ordinary shares (except for such a purchase at, around or below prevailing market prices for those shares where the purchase occurs in accordance with applicable regulations (as defined in the Governing Document));

•   the voluntary liquidation of Rio Tinto Limited or Rio Tinto plc;

•   an adjustment to the Equalisation Ratio (as defined in the Governing Document) otherwise than in accordance with the Sharing Agreement between Rio Tinto plc and Rio Tinto Limited;

•   the amendment to the terms of, or termination of, the Sharing Agreement, the Rio Tinto Shareholder Voting Agreement or the RTL Shareholder Voting Agreement (as defined in the Governing Document) other than in the case of the Rio Tinto Shareholder Voting Agreement or the RTL Shareholder Voting Agreement, an amendment to conform such agreement

	Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

company limited by shares, registered under the Australian Corporations Act with its primary listing on ASX, or BHP Billiton Plc from a public listed company, incorporated in England and Wales with its primary listing on the LSE; and

•   any other action or matter which the board of directors of BHP Billiton Limited and the board of directors of BHP Billiton Plc agree should be treated as a BHP Billiton Class Rights Action.

If a particular matter falls within both categories (i.e. a Joint Electorate Action and a Class Rights Action), then it shall be treated as a Class Rights Action exclusively.

with the terms of the Sharing Agreement or in any case, by way of formal or technical amendment which is not materially prejudicial to the interests of the shareholders of either Rio Tinto Limited or Rio Tinto plc or is necessary to correct any inconsistency or manifest error or is by way of an amendment agreed between the companies;

•   any amendment to, or removal of, or the alteration of the effect of (including the ratification of any breach of), certain entrenched provisions as described in the Governing Document; and

•   the doing of anything which the directors of Rio Tinto plc (or a duly constituted committee of the directors) and the board of directors of Rio Tinto Limited agree (either in a particular case or generally) should be treated as a Rio Tinto Class Rights Action.

Generally depending on the type of Rio Tinto Class Rights Action undertaken, either a special or ordinary resolution is required of both Rio Tinto plc and Rio Tinto Limited.

Voting on a poll

At any general meeting of BHP Billiton Limited or BHP Billiton Plc, a resolution, other than a procedural resolution, put to the vote of the meeting on which the holder of the BHP Billiton Special Voting Share is entitled to vote shall be decided on a poll.

Generally, voting on procedural matters at any general meeting of BHP Billiton Plc is conducted by a poll if demanded by any of the following (except in relation to the election of a chairman of a meeting or, unless the chairman otherwise determines, the adjournment of a meeting):

•   the chairman;

At any general meeting a resolution, other than a procedural resolution, put to the vote of the meeting on which the holder of the Rio Tinto plc Special Voting Share is entitled to vote shall be decided on a poll, although the Chairman may first put the resolution to a vote on a show of hands.

Voting on any other matter at any general meeting of Rio Tinto plc is in the first instance to be conducted by a show of hands unless a poll is demanded by any of the following:

•   the chairman;

	Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

•   not less than five shareholders present in person or by proxy and entitled to vote;

•   a shareholder or shareholders present in person or by proxy and representing not less than five per cent of the total voting rights of all the shareholders having the right to vote at the meeting; or

•   the holder of the BHP Billiton Plc Special Voting Share.

Generally, voting on procedural matters at any general meeting of BHP Billiton Limited is conducted by a poll if demanded by any of the following (except in relation to the election of a chairman of a meeting or, unless the chairman otherwise determines, the adjournment of a meeting):

•   the chairman;

•   any shareholder under the law; or

•   the holder of the BHP Billiton Limited Special Voting Share.

•   not less than five shareholders present in person or by proxy and entitled to vote;

•   a shareholder or shareholders present in person or by proxy and representing not less than one-tenth of the total voting rights of all the shareholders having the right to vote at the meeting;

•   a shareholder or shareholders present in person or by proxy and holding shares in Rio Tinto plc conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right; or

•   the holder of the Rio Tinto plc Special Voting Share.

Amendments

To amend any Entrenched Provision, approval by special resolution, requiring a majority of not less than 75 per cent by value of the shares voted, is required.

Save for the amendments to the Entrenched Provisions of BHP Billiton Limited’s and BHP Billiton Plc’s Governing Documents set out above:

•   BHP Billiton Limited may amend its Governing Document by special resolution (a resolution of the shareholders of which notice has been duly given in accordance with the Australian Corporations Act and that has been passed by at least 75 per cent of the votes cast by shareholders entitled to vote on the resolution); and

•   BHP Billiton Plc may amend its Governing Document by special resolution (an affirmative vote of not less than 75 per cent of the persons voting).

The entrenched provisions of Rio Tinto plc’s Governing Document can only be amended where such amendment is approved as a Rio Tinto Class Rights Action passed by special resolution of both Rio Tinto Limited and Rio Tinto plc.

Save for the amendments to the entrenched provisions of Rio Tinto plc’s Governing Document set out above, Rio Tinto plc’s Governing Document can only be amended where such amendment is approved as a special resolution. A special resolution requires an affirmative vote of not less than 75 per cent of the persons voting.

	Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

Change in Control

Under BHP Billiton Limited’s and BHP Billiton Plc’s Governing Documents (as the case may be), a person must not breach certain specified limits which are designed to ensure that a person cannot gain control of either BHP Billiton Limited or BHP Billiton Plc without either having made an equivalent offer to the shareholders of both BHP Billiton Limited and BHP Billiton Plc on equivalent terms or having obtained the consent of the BHP Billiton board of directors. Broadly speaking there is a limit which prevents a person (and his/her associates, concert parties or any other person holding shares or rights in which such person is deemed to be interested or which are to be taken together for the purposes of the relevant limit) from:

•   exceeding a voting power threshold of 20 per cent in relation to BHP Billiton Limited on a “standalone” basis, that is, calculated as if there were no BHP Billiton Limited Special Voting Share and only counting BHP Billiton Limited ordinary shares;

•   exceeding a voting power threshold of 20 per cent in relation to BHP Billiton Limited, calculated having regard to all the voting power on a joint electorate basis, that is, calculated on the BHP Billiton Limited ordinary shares and on the voting power in BHP Billiton Limited derived (through the BHP Billiton Limited Special Voting Share) by holding or controlling BHP Billiton Plc ordinary shares (this limit effectively treats all BHP Billiton ordinary shares in both companies, together with the BHP Billiton Limited Special Voting Share and the BHP Billiton Plc Special Voting Share, as voting shares and sets a 20 per cent limit on control of this joint electorate voting power);

•   reaching or exceeding a voting rights threshold of 30 per cent of BHP Billiton Plc, this being the threshold for

The Governing Document contains a provision the purpose of which is to place restrictions upon any person (other than a Permitted Person as defined in the Governing Document) who directly or indirectly owns or controls shares in Rio Tinto plc and Rio Tinto Limited or both, which would otherwise enable such person to cast on a poll (directly or indirectly through the Rio Tinto plc special voting share) 20 per cent or more of the votes generally exercisable on a Joint Decision at general meetings. If the person is only entitled to or interested in shares of Rio Tinto plc, the restrictions only apply if that person is able to cast on a poll 30 per cent or more of the votes generally exercisable at general meetings (excluding any votes attaching to the Rio Tinto plc Special Voting Share).

The definition of Permitted Person includes any person who has made an offer to acquire all the outstanding shares of Rio Tinto Limited.

If, to the knowledge of the Rio Tinto plc directors, any person other than a Permitted Person is or appears to be likely to exceed the thresholds set out above, the Rio Tinto plc directors must give notice to that person stating, among other things, that such person is required to dispose of the number of shares required to take their holding to under the relevant threshold.

Unless the notice is withdrawn, if the provisions of the notice are not complied with such person is not entitled to attend and vote at any general or class meeting or to receive any dividend which may be payable. The Rio Tinto plc directors may take action to dispose of any shares in excess of the thresholds described above.

Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

a mandatory offer under Rule 9 of the UK Code and which applies to all voting rights of BHP Billiton Plc (therefore including voting rights attached to the BHP Billiton Plc Special Voting Share);

•   exceeding a voting power threshold of 30 per cent in relation to BHP Billiton Plc on a “standalone” basis, that is, calculated as if there were no BHP Billiton Plc Special Voting Share and only counting BHP Billiton Plc ordinary shares; or

•   exceeding a voting power threshold of 20 per cent in relation to BHP Billiton Plc, calculated having regard to all the voting power on a joint electorate basis, that is, calculated on the BHP Billiton Plc ordinary shares and on the voting power in BHP Billiton Plc derived (through the BHP Billiton Plc Special Voting Share) by holding or controlling BHP Billiton Limited ordinary shares (as with the limit referred to in the second bullet point above, this limit effectively treats all BHP Billiton shares in both companies, together with the BHP Billiton Limited Special Voting Share and the BHP Billiton Plc Special Voting Share, as voting shares and sets a 20 per cent limit on control of this joint electorate voting power).

If the BHP Billiton board of directors determines that a person is in breach of a limit (except as a result of a “Permitted Acquisition” as described below), the BHP Billiton board of directors must take certain actions including (among other things) denying voting and distribution rights in respect of that number of BHP Billiton Limited ordinary shares or BHP Billiton Plc ordinary shares (as applicable) which results in the relevant limit being exceeded, and causing the sale of the same number of shares.

	Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

An acquisition is a “Permitted Acquisition” if the BHP Billiton board of directors consents or if each of the conditions below is satisfied:

•   the acquisition is under or pursuant to a procedure which applies to both the BHP Billiton Limited ordinary shares and the BHP Billiton Plc ordinary shares, or which is undertaken for both the BHP Billiton Limited ordinary shares and the BHP Billiton Plc ordinary shares at or about the same time;

•   each such procedure complies with all applicable laws, regulation and listing rules and BHP Billiton Limited’s and BHP Billiton Plc’s Governing Documents; and

•   the BHP Billiton Limited ordinary shareholders on the one hand and BHP Billiton Plc ordinary shareholders on the other hand are afforded equivalent treatment in terms of the consideration offered for their shares (having regard to the Equalisation Ratio), the information provided to them, the time given to consider the offer or procedure, the conditions to which the procedure is subject and the other terms of the procedure.

Dividends

The BHP Billiton board of directors may from time to time determine that a dividend is payable and may fix the amount, time for payment and method of payment. Under law, dividends on shares may only be paid out of profits available for distribution. Payment of any dividend may be made in any manner, by any means and in any currency determined by the BHP Billiton board of directors. Where permitted by law, the methods of payment may include the payment of cash, the issue of shares, the grant of options and the transfer of assets.

Pursuant to the BHP Billiton DLC Agreements, if either BHP Billiton Limited or BHP Billiton Plc proposes to pay a cash

The Rio Tinto plc directors may pay dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

Rio Tinto plc may, upon recommendation of the directors by ordinary resolution, direct payment of a dividend in whole or in part by the distribution of specific assets.

No dividend shall be paid otherwise than out of profits available for distribution.

Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

dividend to BHP Billiton Limited ordinary shareholders or BHP Billiton Plc ordinary shareholders, respectively, then the other company must pay a matching cash dividend of an equivalent amount per share (after adjusting for the Equalisation Ratio) to its shareholders.

Subject to the rights of persons holding shares with special rights as regards to the participation in the profits available for distribution (such as holders of BHP Billiton Plc preference shares, the BHP Billiton Plc Special Voting Share and the holders of the Equalisation Shares (if issued)), all BHP Billiton ordinary shareholders (and, in the case of BHP Billiton Limited, the holder of the BHP Billiton Limited Special Voting Share) are entitled to participate in the distribution of profits in equal amounts per BHP Billiton ordinary share, reflecting the proportion which the amount paid on their shares bears to the total issue price of their shares.

If either BHP Billiton Limited or BHP Billiton Plc is prohibited by law or is otherwise unable to declare, pay or otherwise make all or any portion of such a matching dividend, then BHP Billiton Limited and BHP Billiton Plc will, so far as it is practicable to do so, enter into such transactions with each other as the BHP Billiton board of directors considers to be necessary or desirable so as to enable both BHP Billiton Limited and BHP Billiton Plc to pay matching dividends as nearly as practicable at the same time.

If there is a breach of the “share control limits” provisions of the relevant company’s Governing Documents (as the case may be) (described under Change in Control above), the BHP Billiton board of directors may determine that the relevant shares will not carry any right to vote nor any right to any distributions and may cause the sale of such shares.

The payment of any dividend may, subject to the rights attaching to any shares, be paid in any currency determined by the Rio Tinto plc board.

The Rio Tinto plc directors may retain any dividend or other moneys payable on or in respect of a share on which Rio Tinto plc has a lien and may apply the same in or towards satisfaction of the moneys payable to Rio Tinto plc in respect of that share.

Rio Tinto plc shall not become a trustee in respect of any unclaimed dividends or other moneys payable on or in respect of a share. Any dividend unclaimed after a period of 12 years from the date on which such dividend was declared or became due for payment shall be forfeited and shall revert to Rio Tinto plc.

	Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

All unclaimed dividends may be invested or otherwise made use of by the BHP Billiton board of directors, as appropriate, for the benefit of BHP Billiton Limited and BHP Billiton Plc until claimed or, in the case of BHP Billiton Limited, otherwise disposed of according to law. BHP Billiton Plc’s Governing Document provides that the payment by the BHP Billiton Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not result in BHP Billiton Plc being a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date on which such dividend was declared or became due for payment shall be forfeited and shall revert to BHP Billiton Plc.

Right to share in profits

Any dividend or interim dividend is (subject to the rights of, or any restrictions on, the holders of shares created or raised under any special arrangement as to dividend) payable on each share on the basis of the proportion which the amount paid (or agreed to be considered to be paid) bears to the total issue price of the share.

The rights attached to the shares of BHP Billiton Limited, in relation to the participation in the profits available for distribution, are as follows:

•   the preference shareholders (if any) shall be entitled, in priority to any payment of dividend to any other class of shareholders, to a preferred right to participate as regards dividends up to but not beyond a specified amount in distribution;

•   subject to the special rights attached to any preference shares, but in priority to any payment of dividends on all other classes of shares, the holder of the BHP Billiton Limited Equalisation Share (if any) shall be entitled to be paid such dividends as are declared; and

Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

The rights as regards participation in the profits of Rio Tinto plc are:

•   subject to the special rights for the time being attached to shares having a preferred right to participate as regards dividends up to but not beyond a specified amount in a distribution, but in priority to the payment of dividends on all other classes of share, the Rio Tinto plc Special Voting Share shall entitle its holder to a fixed dividend of 1p per annum payable annually in arrears on 1 July;

•   subject to the special rights for the time being attached to shares having a preferred right to participate as regards dividends up to but not beyond a specified amount in a distribution and

Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

•   any surplus remaining after payment of the distributions above shall be payable to BHP Billiton Limited ordinary shareholders and the holder of the BHP Billiton Limited Special Voting Share in equal amounts per BHP Billiton Limited share.

The rights attached to the shares of BHP Billiton Plc, in relation to participation in the profits available for distribution, are as follows:

•   the BHP Billiton Plc cumulative preference shareholders shall be entitled, in priority to any payment of dividend to any other class of shareholders, to be paid a fixed cumulative preferential dividend at a rate of 5.5 per cent per annum, to be paid annually in arrears on 31 July in each year or, if any such date shall be a Saturday, Sunday or public holiday in England, on the first business day following such date in each year. Payments of preferential dividends shall be made to holders on the register at any date selected by the BHP Billiton Directors up to 42 days prior to the relevant fixed dividend date;

•   subject to the rights attached to the BHP Billiton Plc cumulative preference shares, but in priority to any payment of dividends on all other classes of shares, the holder of the BHP Billiton Plc Special Voting Share shall be entitled to be paid a fixed dividend of US$0.01 per annum payable annually in arrears on 31 July;

•   subject to the rights attached to the BHP Billiton Plc cumulative preference shares and the BHP Billiton Plc Special Voting Share, but in priority to any payment of dividends on all other classes of shares, the holder of the BHP Billiton Plc Equalisation Share (if any) shall be entitled to be paid such dividends as the board of the Rio Tinto plc Special Voting Share but in priority to the payment of dividends on all other classes of share, the Rio Tinto plc Equalisation Share shall carry such dividends as are declared or paid on the Rio Tinto plc Equalisation Share in accordance with the Rio Tinto plc sharing agreement; and

•   subject to the special rights for the time being attached to other classes of share, the profits of Rio Tinto plc available for distribution and resolved to be distributed shall, subject to provisions of law, be distributed by way of dividend among the holders of the ordinary shares and the Rio Tinto plc Equalisation Share.

	Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

directors of BHP Billiton Plc may decide to pay thereupon; and

•   any surplus remaining after payment of the distributions above shall be payable to the BHP Billiton Plc ordinary shareholders in equal amounts per BHP Billiton Plc ordinary share.

Winding up/ Liquidation

In a winding up, subject to the rights of any preference shareholders, any surplus must be divided amongst the relevant BHP Billiton ordinary shareholders in proportion to the BHP Billiton ordinary shares held by them respectively in the relevant BHP Billiton company. The liquidator may, with the sanction of any resolution required under the relevant company’s Governing Document (as the case may be) or applicable law, divide among the shareholders in specie or in kind any part of the assets of the relevant company.

The BHP Billiton DLC structure is designed to ensure that, as far as practicable, the BHP Billiton Limited ordinary shareholders and BHP Billiton Plc ordinary shareholders are treated equitably in the event of insolvency of either or both companies.

Creditors of BHP Billiton Limited and BHP Billiton Plc entitled to the benefit of the BHP Billiton Deed Poll Guarantees will, to the extent possible, be placed in the same position as if the relevant debts were owed by the combined BHP Billiton Group. In the event of insolvency of one of the companies, the BHP Billiton DLC Agreements require certain steps to be taken. The solvent company is required to ensure that the economic returns made or otherwise available to a holder of an ordinary share in the insolvent company relative to the economic returns available to a holder of an ordinary share in the solvent company are in due proportion having regard to the Equalisation Ratio.

Subject to the rights of shareholders having a preferred right to participate as regards capital up to but not beyond a specified amount in a distribution, on a return of assets on a liquidation the assets of Rio Tinto plc remaining available for distribution among the shareholders (after giving effect to such rights and certain provisions of law) shall be applied first in paying to the holder of the Rio Tinto plc Special Voting Share the nominal amount paid up on such share and then in paying to the holder of the Rio Tinto plc Equalisation Share the nominal amount paid up thereon and then in paying any amounts standing to the credit of the Rio Tinto plc Equalisation Share in any reserve set up in the books of Rio Tinto plc pursuant to the Rio Tinto plc sharing agreement and then in paying to the holders of ordinary shares any amounts standing to the credit of any reserve for their benefit set up in the books of Rio Tinto plc pursuant to the sharing agreement and any surplus remaining after application of the assets shall be applied in making payments to the holder of the Rio Tinto plc Equalisation Share and/or the holders of the ordinary shares in accordance with their entitlements detailed in the Governing Document.

A liquidator may, upon the adoption of an extraordinary resolution of the shareholders, divide among the shareholders the whole or any part of the assets in kind.

Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

If both companies are insolvent, and:

•   either company has surplus assets available for distribution to its ordinary shareholders after payment of all debts; and

•   the ratio of the surplus attributable to each BHP Billiton Limited ordinary share to the surplus attributable to each BHP Billiton Plc ordinary share would not otherwise equal the Equalisation Ratio, then one party must pay to the other an amount which results in that ratio equalling the Equalisation Ratio.

On a return of assets on liquidation of BHP Billiton Limited, subject to the payment of all prior ranking amounts owed to all creditors of BHP Billiton Limited and preference shareholders, the assets of BHP Billiton Limited remaining available for distribution among shareholders shall be applied in paying to the holder of the BHP Billiton Limited Special Voting Share and the holder of the BHP Billiton Limited Equalisation Share (if issued) an amount of up to A$2.00 on each such share, on an equal priority with any amount paid to BHP Billiton Limited ordinary shareholders, and any surplus remaining shall be applied in making payments solely to the BHP Billiton Limited ordinary shareholders in accordance with their entitlements.

On a return of assets on liquidation of BHP Billiton Plc, subject to the payment of all prior ranking amounts owed to all creditors of BHP Billiton Plc and prior ranking statutory entitlements, the assets of BHP Billiton Plc to be distributed on a winding up shall be distributed to the shareholders in the following order of priority:

•   to the BHP Billiton Plc preference shareholders, the repayment of a sum equal to the nominal capital paid up or credited as paid up on the BHP Billiton Plc preference shares held by them and

Provisions Applicable to BHP Billiton Shareholders	Provisions Currently Applicable to Rio Tinto plc Shareholders

accrual, if any, of the preferential dividend whether such dividend has been earned or declared or not, calculated up to the date of commencement of the winding up; and

•   to the BHP Billiton Plc ordinary shareholders and to the holder of the BHP Billiton Plc Special Voting Share and the holder of the BHP Billiton Plc Equalisation Share (if issued), the payment out of surplus, if any, remaining after the distribution under the preceding bullet of an equal amount for each BHP Billiton Plc ordinary share, the BHP Billiton Plc Special Voting Share and the BHP Billiton Plc Equalisation Share, if issued, subject to a maximum in the case of the BHP Billiton Plc Special Voting Share and the BHP Billiton Plc Equalisation Share of the nominal capital paid up on such shares.

INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES

BHP Billiton and its affiliates do not own any Rio Tinto plc ordinary shares, Rio Tinto Limited ordinary shares or Rio Tinto plc ADSs.

With respect to Rio Tinto Limited, the following BHP Billiton directors own Rio Tinto Limited ordinary shares: Don Argus owns 78,675, David Crawford owns 3,025 and David Morgan owns 28,104. These holdings represent, in the aggregate, 109,804 Rio Tinto Limited ordinary shares, which is approximately 0.01 per cent of the publicly-held Rio Tinto ordinary shares.

Other than as set forth in this prospectus, to the best of BHP Billiton’s knowledge, BHP Billiton is not aware that BHP Billiton or any other person set forth in Annex A to this prospectus, nor any associate or majority-owned subsidiaries of any of the foregoing, owns any Rio Tinto plc ordinary shares, Rio Tinto Limited ordinary shares or Rio Tinto plc ADSs or has entered into any transaction with respect to any Rio Tinto plc ordinary shares, Rio Tinto Limited ordinary shares or Rio Tinto plc ADSs within the last 60 days.

As at 30 June 2008, BHP Billiton’s directors and executive officers beneficially owned a total of 923,796 BHP Billiton Limited ordinary shares and 430,839 BHP Billiton Plc ordinary shares, representing in the aggregate approximately 0.02 per cent of the ordinary share capital of BHP Billiton. BHP Billiton shareholder approval is required for the acquisition of Rio Tinto. See “BHP Billiton Shareholder Approval”.

According to Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2007, as of 20 March 2008, Rio Tinto’s 23 directors and executive officers owned a total of 230,771 Rio Tinto plc ordinary shares and 44,914 Rio Tinto Limited ordinary shares and options with respect to a total of 2,482,799 Rio Tinto plc ordinary shares and 392,625 Rio Tinto Limited ordinary shares. The individual amount held by each such person was less than 1 per cent of the share capital of Rio Tinto plc and Rio Tinto Limited. No information regarding ownership of BHP Billiton ordinary shares by any director or executive officer of Rio Tinto is publicly available.

MARKET PRICE AND DIVIDEND INFORMATION

The following table sets forth, for each of the periods indicated, the high and low closing sales prices per share of (i) the BHP Billiton Limited ordinary shares as reported by ASX, (ii) the BHP Billiton Limited ADSs as reported by the NYSE, (iii) the BHP Billiton Plc ordinary shares as reported by the LSE, (iv) the BHP Billiton Plc ADSs as reported by the NYSE, (v) the Rio Tinto plc ordinary shares as reported by the LSE and (vi) the Rio Tinto plc ADSs as reported by the NYSE, in each case, the principal market in which such security is traded.

	BHP Billiton Limited				BHP Billiton Plc
	Ordinary Shares (ASX) A$		ADSs (NYSE) US$		Ordinary Shares (LSE) UK£		ADSs (NYSE)[1] US$
	High	Low	High	Low	High	Low	High	Low
Year Ended 31 December 2003	12.25	8.28	18.34	10.31	4.88	2.84	17.66	10.21
Year Ended 31 December 2004	15.51	11.18	24.30	15.70	6.21	4.33	23.69	15.25
Year Ended 31 December 2005	22.93	14.99	34.24	22.65	9.50	5.82	32.82	22.00
Year Ended 31 December 2006	32.00	22.75	49.21	33.42	12.12	8.53	45.50	32.00
First Quarter 2006	28.00	22.75	40.22	33.42	10.72	9.17	38.07	32.00
Second Quarter 2006	32.00	25.25	49.21	36.38	12.12	9.10	45.50	33.38
Third Quarter 2006	29.50	24.25	44.15	36.19	10.94	8.53	40.16	33.20
Fourth Quarter 2006	28.23	24.76	43.67	36.57	10.60	8.70	40.37	33.33

	BHP Billiton Limited				BHP Billiton Plc
	Ordinary Shares (ASX) A$		ADSs (NYSE) US$		Ordinary Shares (LSE) UK£		ADSs (NYSE)[1] US$
	High	Low	High	Low	High	Low	High	Low
Year Ended 31 December 2007	47.70	23.86	87.33	37.16	18.80	8.84	78.26	34.55
First Quarter 2007	30.04	23.86	48.73	37.16	11.33	8.84	44.82	34.55
Second Quarter 2007	35.38	29.15	60.39	48.51	13.90	11.25	56.40	45.00
Third Quarter 2007	44.60	32.44	78.60	52.27	17.50	11.83	71.91	47.83
Fourth Quarter 2007	47.70	39.50	87.33	67.79	18.80	14.78	78.26	59.42
Year Ending 31 December 2008
First Quarter 2008	40.85	31.00	75.75	57.82	16.80	12.35	66.43	51.19
Second Quarter 2008	49.55	36.65	95.00	66.91	21.96	14.95	85.62	59.86
Third Quarter 2008 (through 15 September 2008)	44.40	34.47	82.86	54.45	18.41	13.85	74.18	48.09

Month Ended
January 2008	40.85	31.00	72.25	57.82	15.97	12.35	63.17	51.19
February 2008	39.85	35.85	75.75	65.80	16.62	14.69	66.43	58.20
March 2008	39.80	33.87	74.30	62.81	16.80	13.61	66.02	55.38
April 2008	45.10	36.65	85.32	66.91	19.27	14.95	76.05	59.86
May 2008	49.55	42.90	95.00	80.00	21.96	17.90	85.62	71.12
June 2008	45.88	41.80	86.77	79.22	19.50	17.91	77.48	70.93
July 2008	44.40	36.65	82.86	69.45	18.41	15.40	74.18	61.25
August 2008	41.75	35.82	72.00	63.96	17.18	14.68	63.87	56.79
September 2008 (through 15 September 2008)	41.08	34.47	64.75	54.45	16.48	13.85	57.06	48.09

1	BHP Billiton Plc ADSs were listed and began trading on the NYSE on 25 June 2003.

	Rio Tinto plc
	Ordinary Shares (LSE) UK£		ADSs (NYSE) US$
	High	Low	High	Low
Year Ended 31 December 2003	15.43	10.93	111.31	72.40
Year Ended 31 December 2004	15.74	12.12	119.39	86.42
Year Ended 31 December 2005	26.57	14.72	183.29	111.57
Year Ended 31 December 2006	33.22	23.52	246.78	179.07
First Quarter 2006	29.81	25.88	212.11	180.01
Second Quarter 2006	33.22	25.47	246.78	185.25
Third Quarter 2006	29.01	23.52	214.53	179.07
Fourth Quarter 2006	30.15	24.01	229.86	182.41
Year Ended 31 December 2007	57.84	25.05	478.35	193.60
First Quarter 2007	29.40	25.05	230.60	193.60
Second Quarter 2007	39.16	28.88	311.50	230.60
Third Quarter 2007	42.28	29.29	343.40	234.65
Fourth Quarter 2007	57.84	40.50	478.35	334.30
Year Ending 31 December 2008
First Quarter 2008	58.50	41.59	464.00	331.31
Second Quarter 2008	70.78	52.33	554.93	419.75
Third Quarter 2008 (through 15 September 2008)	57.64	41.51	468.24	288.47

	Rio Tinto plc
	Ordinary Shares (LSE) UK£		ADSs (NYSE) US$
	High	Low	High	Low
Month Ended
January 2008	53.70	41.59	428.30	331.31
February 2008	58.50	52.22	464.00	409.37
March 2008	58.07	48.00	461.00	387.50
April 2008	64.64	52.33	513.20	419.75
May 2008	70.78	58.36	554.93	464.00
June 2008	61.70	56.00	495.00	441.95
July 2008	57.64	49.05	468.24	386.50
August 2008	52.59	45.35	394.52	346.76
September 2008 (through 15 September 2008)	50.10	41.51	339.99	288.47

At 15 September 2008, the latest practicable date prior to the date of this prospectus the reported closing sales price of the securities was as follows:

BHP Billiton Limited ordinary shares on ASX: A$36.05

BHP Billiton Limited ADSs on the NYSE: US$55.99

BHP Billiton Plc ordinary shares on the LSE: £14.41

BHP Billiton Plc ADSs on the NYSE: US$49.70

Rio Tinto plc ordinary shares on the LSE: £41.94

Rio Tinto plc ADSs on the NYSE: US$290.64

The following table sets forth, for each of the calendar years indicated, the amount of dividends paid on each BHP Billiton Limited, BHP Billiton Plc and Rio Tinto plc ordinary share and each BHP Billiton Limited, BHP Billiton Plc and Rio Tinto plc ADS.

	BHP Billiton Limited		BHP Billiton Plc[1]		Rio Tinto plc
	(US$ per ordinary share)	(US$ per ADS)	(US$ per ordinary share)	(US$ per ADS)	(US$ per ordinary share)	(US$ per ADS)
2003	0.155	0.31	0.155	0.16	0.605	2.42
2004	0.18	0.36	0.18	0.36	0.66	2.64
2005	0.28	0.56	0.28	0.56	0.835	3.34
2006	0.36	0.72	0.36	0.72	1.915	7.66
2007	0.47	0.94	0.47	0.94	1.16	4.64
2008 (through 3 October 2008)	0.70	1.40	0.70	1.40	1.52	6.08

1	BHP Billiton Plc ADSs were listed and began trading on the NYSE on 25 June 2003.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

BHP Billiton Limited, BHP Billiton Plc and Rio Tinto plc each file annual, quarterly and current reports and other information with the SEC. Securityholders may read and copy this information at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Securityholders may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, from which any electronic filings made by BHP Billiton Limited, BHP Billiton Plc or Rio Tinto plc may be obtained without charge.

BHP Billiton Limited and BHP Billiton Plc have filed a registration statement on Form F-4 with the SEC to register the BHP Billiton Limited and BHP Billiton Plc ordinary shares (including those that will be represented by ADSs) that accepting Rio Tinto plc securityholders will receive in the US Offer, assuming it becomes wholly unconditional. This prospectus is part of that registration statement on Form F-4 and constitutes a prospectus of BHP Billiton Limited and BHP Billiton Plc. This prospectus does not contain all of the information set forth in the registration statement, some parts of which are omitted in accordance with the US securities laws. For further information, you should refer to the registration statement. On the commencement of the US Offer, BHP Billiton Limited and BHP Billiton Plc will file with the SEC a tender offer statement on Schedule TO, which BHP Billiton Limited and BHP Billiton Plc may amend from time to time during the pendency of the US Offer, as required by law and regulations.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows BHP Billiton to “incorporate by reference” information into this document. This means that BHP Billiton can disclose important information about BHP Billiton Limited, BHP Billiton Plc and Rio Tinto plc and each company’s financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of the US Offer, except for any information that is superseded by information that is included directly in this prospectus. The following documents filed with the SEC are incorporated by reference in the US Offer:

BHP Billiton:

•	BHP Billiton Limited’s and BHP Billiton Plc’s Annual Report on Form 20-F for the fiscal year ended 30 June 2008, filed with the SEC on 15 September 2008; and

•

BHP Billiton Limited’s and BHP Billiton Plc’s Current Reports on Form 6-K furnished to the SEC on 7 July 2008, 18 July 2008, 18 August 2008, 9 September 2008, 17 September 2008, 24 September 2008 (three reports) and 25 September 2008 (two reports).

Rio Tinto plc:

•	Rio Tinto plc’s Annual Report on Form 20-F for the fiscal year ended 31 December 2007, filed with the SEC on 31 March 2008; and

•

Rio Tinto plc’s Current Reports on Form 6-K furnished to the SEC on 3 January 2008, 16 January 2008, 18 January 2008, 25 January 2008, 1 February 2008, 5 February 2008 (two reports), 7 March 2008, 8 April 2008, 9 April 2008, 15 April 2008, 16 May 2008, 12 June 2008, 24 June 2008, 29 August 2008 and 2 September 2008 (two reports).

Alcan:

•	item 8 of Alcan’s Annual Report on Form 10-K for the year ended 31 December 2006, filed with the SEC on 1 March 2007; and

•

Alcan’s Quarterly Reports on Form 10-Q for the six months ended 30 June 2007, filed with the SEC on 9 August 2007, and for the nine months ended 30 September 2007, filed with the SEC on 9 November 2007.

This prospectus also incorporates by reference each of the following documents that BHP Billiton Limited, BHP Billiton Plc or Rio Tinto plc files with or furnishes to the SEC after the date of this prospectus until the expiration of the US Offer or the date the US Offer is terminated:

•	any annual reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	any current reports furnished on Form 6-K that indicate that they are incorporated by reference into this prospectus.

Any information contained in such subsequently filed reports that updates, modifies, supplements or replaces information contained in the US Offer automatically shall supersede and replace such information. Any information that is modified or superseded by a subsequently filed report or document shall not be deemed, except as so modified or superseded, to constitute a part of the US Offer.

You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing to or calling BHP Billiton at the following addresses or telephone numbers:

BHP Billiton Limited	BHP Billiton Plc
180 Lonsdale Street	Neathouse Place
Melbourne Victoria 3000 Australia	London SW1V 1BH United Kingdom
+61 1300 55 47 57	+44 20 7802 4000

Documents filed electronically by BHP Billiton or Rio Tinto plc with the SEC also may be obtained without charge at the SEC’s website on www.sec.gov.

BHP Billiton has not authorised anyone to provide any information or make any representation about BHP Billiton Limited or BHP Billiton Plc or their respective affiliates that is different from, or in addition to, the information and representations contained in the US Offer or in any materials regarding BHP Billiton Limited or BHP Billiton Plc or their respective affiliates accompanying this prospectus or incorporated by reference herein or therein. Rio Tinto plc securityholders should not rely on any information or any representations regarding BHP Billiton Limited or BHP Billiton Plc or their respective affiliates not contained in this prospectus or in the documents accompanying this prospectus.

LEGAL MATTERS

The legality of the new BHP Billiton Limited ordinary shares (including those represented by ADSs) will be passed upon by Blake Dawson. The legality of the new BHP Billiton Plc ordinary shares (including those represented by ADSs) will be passed upon by Slaughter and May.

EXPERTS

The consolidated financial statements of BHP Billiton as of 30 June 2008 and 2007, and for each of the years in the three-year period ended 30 June 2008, and managements’ assessment of the effectiveness of internal control over financial reporting as of 30 June 2008 have been incorporated by reference herein in reliance upon the reports of KPMG and KPMG Audit Plc, each an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. The audit report covering the 30 June 2008 consolidated financial statements makes reference to a change in accounting for interests in jointly controlled entities.

The annual consolidated financial statements of Rio Tinto as at 31 December 2007 and 2006, and for each of the years in the three-year period ended 31 December 2007, are incorporated in this prospectus by reference to Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2007. The consolidated financial statements of Alcan as of 31 December 2006 and 2005, and for each of the years in the three-year period ended 31 December 2006, are incorporated in this prospectus by reference to Alcan’s Annual Report on Form 10-K for the year ended 31 December 2006. The consolidated financial statements included in Rio Tinto’s Annual Report on Form 20-F for the year ended 31 December 2007 and Alcan’s Annual Report on Form 10-K for the year ended 31 December 2006, respectively, have been audited by independent registered public accounting firms, as set forth in their reports thereon, included therein, and incorporated herein by reference. Pursuant to Rule 436 of the Securities Act, BHP Billiton requires the consent of Rio Tinto’s and Alcan’s independent registered public accounting firms to incorporate by reference their audit reports into this prospectus. BHP Billiton has requested and, as of the date of this prospectus, has not received such a consent from either Rio Tinto’s independent registered public accounting firm or Alcan’s independent registered public accounting firm. Because BHP Billiton has not been able to obtain Rio Tinto’s and Alcan’s independent registered public accounting firms’ consent, you may not be able to recover against Rio Tinto’s or Alcan’s independent registered public accounting firm under section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Rio Tinto’s or Alcan’s independent registered public accounting firm or any omissions to state a material fact required to be stated therein. If BHP Billiton receives these consents, BHP Billiton will promptly file them as an exhibit to the registration statement of which this prospectus forms a part.

The interim financial statements for Rio Tinto as at, and for the six months ended, 30 June 2008 are incorporated in this prospectus by reference to Rio Tinto’s Form 6-K including its interim financial results furnished with the SEC on 2 September 2008. With respect to such unaudited interim consolidated financial information for the six months ended 30 June 2008, an independent registered public accounting firm has reported that it has conducted a review of such information. However, their report which was included in Rio Tinto’s Form 6-K furnished with the SEC on 2 September 2008, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Such independent registered public accounting firm is not subject to the liability provisions of Section 11 of the Securities Act for their report on Rio Tinto’s unaudited consolidated financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by such accounting firm within the meaning of Sections 7 and 11 of the Securities Act.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES UNDER US SECURITIES LAWS

BHP Billiton Limited is organised under the laws of Victoria, Australia and BHP Billiton Plc is organised under the laws of England and Wales. Most of BHP Billiton’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of BHP Billiton’s assets and the assets of those non-resident persons may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon BHP Billiton or those persons or to enforce against BHP Billiton or them, either inside or outside the United States, judgments obtained in US courts, or to enforce in US courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action predicated upon civil liability provisions of the federal securities laws of the United States. In addition, both in original actions and in actions for the enforcement of judgments of US courts, there is doubt whether civil liabilities predicated solely upon the US federal securities laws are enforceable in the UK and Australia.

DIRECTORS’ RESPONSIBILITY STATEMENT

The directors of BHP Billiton, whose names are set out in Annex A, accept responsibility for the information contained in this prospectus, save that the only responsibility accepted by them in respect of information in this prospectus relating to Rio Tinto, which has been compiled from published sources, is to ensure that such information has been correctly and fairly reproduced and presented. Subject as aforesaid, to the best of the knowledge and belief of the directors of BHP Billiton (who have taken all reasonable care to ensure that such is the case), the information contained in this prospectus for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

The foregoing director responsibility statement is included in this prospectus to comply with certain requirements of applicable UK law, which differ from the requirements of US law relating to this prospectus. The inclusion of the director responsibility statement in this prospectus is not intended, nor shall it be deemed, to alter or expand in any way the scope of the responsibility of any director or the liability of BHP Billiton’s directors under applicable US law.

WHO CAN HELP ANSWER MY QUESTIONS?

The Ordinary Share Exchange Agent for the US Offer is:

Computershare, Inc.

By Mail: Computershare, Inc. Attention: Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Hand and by Overnight Delivery: Computershare, Inc. Attention: Corporate Actions 250 Royall Street Canton, MA 02021

The ADS Exchange Agent for the US Offer is:

[—]

The Information Agent for the US Offer is:

Georgeson Inc.

1 800 339 1045 (for securityholders in the US)

+1 212 440 9800 (for securityholders outside the US)

ANNEX A

ADDITIONAL INFORMATION CONCERNING BHP BILLITON LIMITED AND BHP BILLITON PLC AND THEIR DIRECTORS AND EXECUTIVE OFFICERS

BHP Billiton Limited and BHP Billiton Plc

During the past five years, neither BHP Billiton Limited nor BHP Billiton Plc has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanours) or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining BHP Billiton Limited or BHP Billiton Plc from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Directors and Executive Officers of BHP Billiton

The following sets forth, to the best of BHP Billiton’s knowledge, for each member of the board of directors of BHP Billiton Limited and BHP Billiton Plc and for each of BHP Billiton’s executive officers: his/her name, present principal occupation or employment, and any material occupations, positions, offices or employment during the past five years. During the past five years, to the best of BHP Billiton’s knowledge, none of the persons listed below was convicted in a criminal proceeding (excluding traffic violations and similar misdemeanours) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The business address of the BHP Billiton Directors and executive officers is, in respect of BHP Billiton Limited, BHP Billiton Centre, 180 Lonsdale Street, Melbourne, Victoria 3000, Australia and, in respect of BHP Billiton Plc, Neathouse Place, Victoria, London SW1V 1BH, United Kingdom.

Don Argus, Chairman

Don Argus was a Director of BHP Limited from November 1996 to June 2001 and Chairman from April 1999 to June 2001. He has been Chairman of BHP Billiton Limited and BHP Billiton Plc since June 2001 and was last re-elected in 2007.

Mr Argus has considerable experience in international business and a strong management background. He has more than 40 years’ experience in the banking industry and is a former Managing Director and Chief Executive Officer of National Australia Bank Limited. He is an Australian citizen.

Other directorships and offices (current and recent)

•	Director of Australian Foundation Investment Company Limited (since May 1999);

•	Former Chairman of Brambles Limited (from September 1999 to February 2008) and a Director (from May 1999 to February 2008);

•	Member of the International Advisory Board of Allianz Aktiengesellschaft (since April 2000); and

•	Member of International Advisory Committee to the NYSE board of directors (since November 2005).

Marius Kloppers, Chief Executive Officer and Director

Marius Kloppers has been a Director of BHP Billiton Limited and BHP Billiton Plc since January 2006. He was appointed Chief Executive Officer of BHP Billiton on 1 October 2007. He was appointed Group President Non-ferrous Materials and executive Director in January 2006 and was previously Chief Commercial Officer. Mr Kloppers was elected in 2006.

Mr Kloppers has extensive knowledge of the mining industry and of BHP Billiton’s operations. Active in the mining and resources industry since 1993, he was appointed Chief Commercial Officer of BHP Billiton in December 2003. He was previously Chief Marketing Officer, Group Executive of Billiton Plc and Chief Executive of Samancor Manganese, and held various positions at Billiton Aluminium, including Chief Operating Officer and General Manager of Hillside Aluminium. He is a South African and an Australian citizen.

Mr Kloppers has no other current or recent directorships or offices.

Paul Anderson, Non-executive Director

Paul Anderson has been a Director of BHP Billiton Limited and BHP Billiton Plc since June 2006. He was the Chief Executive Officer and Managing Director of BHP Limited from December 1998 until June 2001 and of BHP Billiton Limited and BHP Billiton Plc from June 2001 until July 2002. He was a non-executive Director of BHP Billiton Limited and BHP Billiton Plc from July to November 2002. Mr Anderson was last elected in 2006.

Mr Anderson has an extensive background in natural resources and energy and, as one of the architects of the merger that created BHP Billiton, has a deep understanding of the strategy behind the BHP Billiton Group’s success. He is Chairman of Spectra Energy Corporation and retired as Chairman of Duke Energy Corporation in January 2007 where he had more than 20 years’ experience at Duke Energy and its predecessors. He is an American citizen.

Other directorships and offices (current and recent)

•	Chairman of Spectra Energy Corporation (since January 2007);

•	Former Director of Qantas Airways Limited (from September 2002 to April 2008);

•	Former Chairman of Duke Energy Corporation (from November 2003 to January 2007) and former Chief Executive Officer (from November 2003 to April 2006);

•	Former Director of Temple-Inland Inc. (from February 2002 to May 2004); and

•	Member of the US President’s Council of Advisors on Science and Technology.

Alan Boeckmann, Non-executive Director

Alan Boeckmann has been a Director of BHP Billiton Limited and BHP Billiton Plc since September 2008.

Mr Boeckmann is currently Chairman and Chief Executive Officer of Fluor Corporation, USA, having originally joined Fluor in 1974. He has extensive experience in running large-scale international industrial companies and experience in the oil and gas industry. He has global experience in engineering, procurement, construction, maintenance and project management across a range of industries, including resources and petroleum. He is an American citizen.

Other directorships and offices (current and recent)

•	Chairman and Chief Executive Officer of Fluor Corporation (since February 2002);

•	Director of Archer Daniels Midland Company (from November 2004 to November 2008); and

•	Director of Burlington Northern Santa Fe Corporation (since September 2001).

John Buchanan, Non-executive Director

John Buchanan has been a Director of BHP Billiton Limited and BHP Billiton Plc since February 2003. Dr Buchanan has been designated as the Senior Independent Director of BHP Billiton Plc since his appointment. He was last re-elected in 2006.

Educated at Auckland, Oxford and Harvard, Dr Buchanan has had a wide international business career gained in large and complex international businesses. He has substantial experience in the petroleum industry and knowledge of the international investor community. He has held various leadership roles in strategic, financial, operational and marketing positions, including executive experience in different countries. He is a former Executive Director and Group Chief Financial Officer of BP Plc, serving on the BP Plc board for six years. He is a British and a New Zealand citizen.

Other directorships and offices (current and recent)

•	Chairman of Smith & Nephew Plc (since April 2006) and Former Deputy Chairman (from February 2005 to April 2006);

•	Chairman of the ICC UK (since May 2008);

•	Director of AstraZeneca Plc (since April 2002); and

•	Senior Independent Director and Deputy Chairman of Vodafone Group Plc (since July 2006) and Director (since April 2003).

Carlos Cordeiro, Non-executive Director

Carlos Cordeiro has been a Director of BHP Billiton Limited and BHP Billiton Plc since February 2005. He was re-elected in 2007.

Mr Cordeiro brings to the BHP Billiton board of directors more than 25 years’ experience in providing strategic and financial advice to corporations, financial institutions and governments around the world. He was previously Partner and Managing Director of The Goldman Sachs Group, Inc. He is an American citizen.

Other directorships and offices (current and recent)

•	Advisory Director of The Goldman Sachs Group, Inc. (since December 2001); and

•	Non-executive Vice Chairman of Goldman Sachs (Asia) (since December 2001).

David Crawford, Non-executive Director

David Crawford was a Director of BHP Limited from May 1994 to June 2001. He has been a Director of BHP Billiton Limited and BHP Billiton Plc since June 2001, and was last re-elected in 2007.

Mr Crawford has extensive experience in risk management and business reorganisation. He has acted as a consultant, scheme manager, receiver and manager and liquidator to very large and complex groups of companies. He was previously Australian National Chairman of KPMG, Chartered Accountants. He is an Australian citizen.

Other directorships and offices (current and recent)

•	Chairman of Lend Lease Corporation Limited (since May 2003) and Director (since July 2001);

•	Chairman of Foster’s Group Limited (since November 2007) and Director of Foster’s Group Limited (since August 2001);

•	Former Director of Westpac Banking Corporation (from May 2002 to December 2007); and

•	Former Chairman of National Foods Limited (Director from November 2001 to June 2005).

Gail de Planque, Non-executive Director

The Hon. E. Gail de Planque has been a Director of BHP Billiton Limited and BHP Billiton Plc since October 2005 and was last re-elected in 2007.

The Hon. Gail de Planque is an expert in nuclear technology and has 40 years’ experience as a physicist, adviser and regulator in the field of nuclear energy. She also has significant experience as a non-executive director of global energy companies and is a consultant on atomic energy matters. She is a former Commissioner of the US Nuclear Regulatory Commission, a former Director of the Environmental Measurements Laboratory of the US Department of Energy, a Fellow and former President of the American Nuclear Society, a Fellow of the American Association for the Advancement of Science and a Member of the US National Academy of Engineering. She is an American citizen.

Other directorships and offices (current and recent)

•	Director of Northeast Utilities (since October 1995);

•	Director of Energy Solutions, Inc. (since November 2007);

•	President of Strategy Matters, Inc. (since March 2000);

•	Director of Energy Strategists Consultancy Limited (since May 1999);

•	Former Director of TXU Corporation (from February 2004 to February 2007);

•	Former Director of BNFL Plc (from November 2000 to March 2005) and of BNG America, Inc. (from March 1995 to March 2006); and

•	Former Director of Landauer, Inc. (from December 2001 to June 2008).

David Jenkins, Non-executive Director

David Jenkins was a Director of BHP Limited from March 2000 to June 2001. He has been a Director of BHP Billiton Limited and BHP Billiton Plc since June 2001, and was last re-elected in 2007.

Mr Jenkins is a recognised authority on oil and gas technology. He was previously Chief Geologist, Director Technology and Chief Technology Adviser to BP Plc. He was also a member of the Technology Advisory Committee of The Halliburton Company and the Advisory Council of Consort Resources and Chairman of the Energy Advisory Panel of Science Applications International Corporation. He is a British citizen.

Other directorships and offices (current and recent)

•	Director of Chartwood Resources Ltd (since November 1998);

•	Director of Mintaka International (Oil & Gas) Limited (previously Orion International (Oil & Gas) Ltd) (since March 2005); and

•	Director of Orion International Petroleum Limited (previously Director of Orion International Petroleum (Gibraltar) Limited) (since June 2007).

David Morgan, Non-executive Director

David Morgan has been a Director of BHP Billiton Limited and BHP Billiton Plc since January 2008.

Dr Morgan was the Managing Director and Chief Executive Officer of Westpac Banking Corporation from March 1999 until January 2008. He has extensive experience in the financial sector, having worked in the International Monetary Fund in Washington, D.C. in the 1970s and the Australian Federal Treasury in the 1980s

where he headed all major areas before being appointed Senior Deputy Secretary. Dr Morgan joined Westpac Banking Corporation in 1990, where he had responsibility for all major operating divisions including Westpac Financial Services, Retail Banking, Commercial Banking, Corporate and Institutional Banking and International Banking. He is an Australian citizen.

Other directorships and offices (current and recent)

•	Chairman of J.C. Flowers & Co. Australia (since June 2008);

•	Former Managing Director and Chief Executive Officer of Westpac Banking Corporation (from March 1999 to January 2008);

•	Former Chairman of Westpac New Zealand Limited (from September 2006 to December 2007);

•	Former Director of Westpac New Zealand Limited (from September 2006 to January 2008); and

•	Former Member of Australian Bankers’ Association, Business Council of Australia, ASIC Business Consultative Panel and International Monetary Conference (from March 1999 to January 2008).

Jacques Nasser, Non-executive Director

Jacques Nasser has been a Director of BHP Billiton Limited and BHP Billiton Plc since June 2006. He was last elected in 2006.

Following a 33-year career with Ford Motor Company in various leadership positions in Europe, Australia, Asia, South America and the US, Mr Nasser served as a member of the board of directors and as President and Chief Executive Officer of Ford Motor Company from 1998 to 2001. He has more than 30 years’ experience in large-scale global businesses. He is an American and an Australian citizen.

Other directorships and offices (current and recent)

•	Director of British Sky Broadcasting Ltd (since November 2002);

•	Partner of One Equity Partners (since November 2002);

•	Member of the International Advisory Council of Allianz Aktiengesellschaft (since February 2001);

•	Former Chairman of Polaroid Corporation (from November 2002 to April 2005);

•	Former Director of Quintiles Transnational Corporation (from March 2004 to November 2007); and

•	Former Director of Brambles Limited (from March 2004 to January 2008).

Keith Rumble, Non-executive Director

Keith Rumble has been a Director of BHP Billiton Limited and BHP Billiton Plc since September 2008.

Mr Rumble was until recently Chief Executive Officer of SUN Mining, a wholly-owned entity of the Sun Group, a principal investor and private equity fund manager in Russia, India and other emerging and transforming markets. He has over 30 years’ experience in the resources industry, specifically in titanium and platinum mining, and is a former Chief Executive Officer of Impala Platinum (Pty) Ltd and former Chief Executive Officer of Rio Tinto Iron and Titanium Inc. He began his career at Richards Bay Minerals in 1980, and held various management positions, before becoming Chief Executive Officer in 1996. He is a South African citizen.

Other directorships and offices (current and recent)

•	Board of Governors of Rhodes University (since 2005) and Michaelhouse College (since 2002); and

•	Trustee of the World Wildlife Fund, South Africa (since 2006).

John Schubert, Non-executive Director

John Schubert was a Director of BHP Limited from June 2000 to June 2001 and has been a Director of BHP Billiton Limited and BHP Billiton Plc since June 2001. Dr Schubert was last re-elected in 2006.

Dr Schubert has considerable experience in the international oil industry, including at Chief Executive Officer level. He has had executive mining and financial responsibilities and was Chief Executive Officer of Pioneer International Limited for six years, where he operated in the building materials industry in 16 countries. He has experience in mergers, acquisitions and divestments, project analysis and management. He was previously Chairman and Managing Director of Esso Australia Limited and President of the Business Council of Australia. He is an Australian citizen.

Other directorships and offices (current and recent):

•	Chairman of Commonwealth Bank of Australia (since November 2004) and Director (since October 1991);

•	Director of Qantas Airways Limited (since October 2000);

•	Chairman of G2 Therapies Limited (since November 2000); and

•	Former Chairman and Director of Worley Parsons Limited (from November 2002 to February 2005).

Alberto Calderon, Group Executive and Chief Commercial Officer

Alberto Calderon joined the BHP Billiton Group as President of Diamonds and Specialty Products in February 2006 and has been in his current position since July 2007. Prior to this, he was President of Cerrejón Coal Company from July 2002. His previous positions include President of Ecopetrol, General Manager of the Power Company of Bogotá and various senior roles in investment banking and in the Colombian government. He is a Colombian citizen.

Marcus Randolph, Group Executive and Chief Executive Ferrous and Coal

Marcus Randolph was previously Chief Organisation Development Officer; President Diamonds and Specialty Products; Chief Development Officer Minerals and Chief Strategic Officer Minerals for BHP Billiton. His prior career includes Chief Executive Officer, First Dynasty Mines; Mining and Minerals Executive, Rio Tinto plc; Director of Acquisitions and Strategy, Kennecott Inc.; General Manager Corporación Minera Nor Peru, Asarco Inc; and various mine operating positions in the US with Asarco Inc. He has been in his current position since July 2007. He is an American citizen.

Alex Vanselow, Group Executive and Chief Financial Officer

Alex Vanselow joined the BHP Billiton Group in 1989 and was appointed President of Aluminium in March 2004 and Chief Financial Officer in April 2006. He was previously Chief Financial Officer of Aluminium; Vice President Finance and Chief Financial Officer of Orinoco Iron CA and Manager Accounting and Control BHP Iron Ore. His prior career was with Arthur Andersen. He is a Brazilian and a British citizen.

Karen Wood, Group Executive and Chief People Officer

Karen Wood joined BHP Billiton in 2001. Her previous positions with BHP Billiton were Chief Governance Officer, Group Company Secretary and Special Advisor and Head of Group Secretariat. She is a member of the Takeovers Panel (Australia), a Fellow of the Institute of Chartered Secretaries, and a member of the Law Council of Australia and the Law Institute of Victoria. Before joining BHP Billiton, she was General Counsel and Company Secretary for Bonlac Foods Limited. She has been in her current position since July 2007. She is an Australian citizen.

J Michael Yeager, Group Executive and Chief Executive Petroleum

Michael Yeager joined the BHP Billiton Group in April 2006 as Group President Energy. He was previously Vice President, ExxonMobil Development Company with responsibility for major joint venture projects. Other previous roles include Senior Vice President, Imperial Oil Ltd and Chief Executive Officer, Imperial Oil Resources; Vice President Africa, ExxonMobil Production Company; Vice President Europe, ExxonMobil Production Company and President, Mobil Exploration and Production in the US. He is an American citizen.

ANNEX B

ADDITIONAL TERMS OF THE US OFFER

Acceptances

References in this Annex B to a Rio Tinto plc securityholder shall include references to the person or persons executing a Form of Acceptance or Letter of Transmittal or delivering an Agent’s Message, as the case may be, and, in the event of more than one person executing a Form of Acceptance or Letter of Transmittal or delivering an Agent’s Message, the provisions of this Annex B shall apply to them jointly and to each of them.

Form of Acceptance

Each Rio Tinto plc shareholder by whom, or on whose behalf, a Form of Acceptance is executed and delivered to the Ordinary Share Exchange Agent irrevocably undertakes, represents, warrants and agrees to and with BHP Billiton Limited and the Ordinary Share Exchange Agent (so as to bind him/her, his/her personal representatives, heirs, successors and assigns) that:

(A)	the execution of the Form of Acceptance shall constitute:

(i)	an acceptance of the Rio Tinto plc Offer in respect of the number of Rio Tinto plc ordinary shares inserted or deemed to be inserted in Box [—] of the Form of Acceptance;

(ii)	if Boxes [—] A and [—]B are completed, an election under the Mix and Match Facility to vary, subject to availability as a result of offsetting elections, the proportion of new BHP Billiton Limited ordinary shares and new BHP Billiton Plc ordinary shares to which the relevant Rio Tinto plc shareholder would have otherwise been entitled under the basic entitlement of the Rio Tinto plc Offer, in respect of the number of Rio Tinto plc ordinary shares inserted, or deemed to be inserted, in Box [—] of the Form of Acceptance; and

(iii)	an undertaking to execute any further documents, take any further action and give any further assurances which may be required to enable BHP Billiton to obtain the full benefit of this section “Form of Acceptance” and/or to perfect any of the authorities expressed to be given hereunder;

in each case, on and subject to the terms and conditions set out or referred to in this prospectus and the Form of Acceptance and that, subject only to the rights of withdrawal set out in “The US Offer – Rights of Withdrawal”, each such acceptance and election shall be irrevocable provided that if: (i) no number is inserted in Box [—]; (ii) the total number inserted in Box [—] is greater than the number of Rio Tinto plc ordinary shares registered in the name of such Rio Tinto plc shareholder; (iii) Boxes [—]A and [—]B are completed in an inconsistent manner so that the two percentages elected do not in total equal 100 per cent; or (iv) the Form of Acceptance is otherwise completed incorrectly, but the Form of Acceptance is signed (and, if required, witnessed), it will be deemed to be an acceptance of the basic entitlement of the Rio Tinto plc Offer in respect of all Rio Tinto plc ordinary shares registered in his/her name;

(B)	for the purposes of this prospectus and the Form of Acceptance, the number of shares comprised in the acceptance shall be the number of Rio Tinto plc ordinary shares inserted in Box [—] of the Form of Acceptance or if no number (or a number greater than the relevant Rio Tinto plc shareholder’s registered holding of Rio Tinto plc ordinary shares) is inserted, the greater of:

(i)	the relevant Rio Tinto plc shareholder’s entire holding of Rio Tinto plc ordinary shares as disclosed by the register of members made available or obtained by BHP Billiton Limited prior to the time the Form of Acceptance is processed by the Ordinary Share Exchange Agent;

(ii)	the number of Rio Tinto plc ordinary shares in respect of which certificate(s) or document(s) of title or an indemnity in lieu thereof is received by the Ordinary Share Exchange Agent; or

(iii)	the number of Rio Tinto plc ordinary shares in uncertificated form in respect of which a transfer or transfers to escrow has or have been effected pursuant to the procedures described in “Acceptance Procedures – Rio Tinto plc ordinary shares held in uncertificated form (that is, in CREST)”.

(C)	such Rio Tinto plc shareholder is located in the United States (within the meaning of Rule 14d-1(d) under the Exchange Act);

(D)	the execution of the Form of Acceptance constitutes, subject to the Rio Tinto plc Offer becoming wholly unconditional in accordance with its terms and to the accepting Rio Tinto plc shareholder not having validly withdrawn his/her acceptance, the irrevocable and separate appointment of BHP Billiton Limited and each of the directors of, or any person authorised by, BHP Billiton Limited, as such shareholder’s attorney and/or agent (the “attorney”), and an irrevocable instruction and authorisation to the attorney:

(i)	to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney in relation to the Rio Tinto plc ordinary shares in respect of which the Rio Tinto plc Offer has been accepted or deemed to have been accepted in favour of BHP Billiton Limited or such other person or persons as BHP Billiton Limited or its agents may direct;

(ii)	to deliver such form(s) of transfer and/or other document(s) at the discretion of the attorney with the share certificate(s) and/or other document(s) of title (if any) relating to such Rio Tinto plc ordinary shares for registration within six months of the Rio Tinto plc Offer becoming wholly unconditional;

(iii)	to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney in relation to the Interim Shares which are issued to him/her pursuant to the Rio Tinto plc Offer in favour of BHP Billiton Plc or such other person or persons as BHP Billiton Plc or its agents may direct;

(iv)	to deliver such form(s) of transfer and/or other document(s) at the discretion of the attorney together with the share certificate(s) and/or other document(s) of title (if any) relating to such Interim Shares for registration within six months of the Rio Tinto plc Offer becoming wholly unconditional; and

(v)	to execute all such other documents and do all such other acts and things as may in the opinion of the attorney be necessary or expedient for the purposes of, or in connection with, the acceptance or deemed acceptance of the Rio Tinto plc Offer, the election under the Mix and Match Facility pursuant to the Form of Acceptance, the issue and transfer of the Interim Shares and to vest in BHP Billiton Limited or its nominee(s) the Rio Tinto plc ordinary shares as aforesaid and to vest in BHP Billiton Plc or its nominee(s) the Interim Shares as aforesaid;

(E)	in relation to Rio Tinto plc ordinary shares in certificated form, the execution of the Form of Acceptance and its delivery to the Ordinary Share Exchange Agent constitutes, subject to the Rio Tinto plc Offer becoming wholly unconditional and to the accepting Rio Tinto plc shareholder not having validly withdrawn his/her acceptance, an irrevocable authority and request:

(i)	to Rio Tinto plc or its agents to procure the registration of the transfer of those Rio Tinto plc ordinary shares referred to in paragraph (A) above pursuant to the Rio Tinto plc Offer and the delivery of the share certificate(s) and/or other document(s) of title in respect of the Rio Tinto plc ordinary shares to BHP Billiton Limited or as it may direct;

(ii)	to BHP Billiton Limited or its agents to procure the registration of the transfer of those Interim Shares which are issued to him/her pursuant to the Rio Tinto plc Offer and the delivery of the share certificate(s) and/or other documents of title in respect of the Interim Shares to BHP Billiton Plc or as it may direct;

(iii)	to BHP Billiton Limited or its agents to procure that such shareholder’s name is entered in the register of members of BHP Billiton Limited in respect of the new BHP Billiton Limited ordinary shares and the Interim Shares and to BHP Billiton Plc or its agents to procure that such shareholder’s name is entered in the register of members of BHP Billiton Plc in respect of the new BHP Billiton Plc ordinary shares, in each case to which he/she becomes entitled pursuant to the Rio Tinto plc Offer, including pursuant to an election under the Mix and Match Facility and pursuant to the Interim Share exchange mechanism, and to procure the issue of a holding statement for the new BHP Billiton Limited ordinary shares and a definitive certificate of title for the new BHP Billiton Plc ordinary shares;

(iv)	subject to the provisions of “Annex B – General”, to BHP Billiton Limited or its agents to procure the dispatch by mail (or by such other method as the UK Panel may approve and in accordance with the

US tender offer rules) of a holding statement for the new BHP Billiton Limited ordinary shares and documents of title for the new BHP Billiton Plc ordinary shares in each case to which such shareholder is entitled, at the risk of such shareholder, to the person or agent whose name and address is set out in Box [—] of the Form of Acceptance or, if no name and address is so set out, to the first-named holder at his/her registered address (in respect of any share certificates); and

(v)	to BHP Billiton Limited and BHP Billiton Plc or their respective agents, to record and act, in respect of the new BHP Billiton Limited ordinary shares and the new BHP Billiton Plc ordinary shares to be received by such Rio Tinto plc shareholder, upon any instructions with regard to payment or notices which have been recorded in the records of Rio Tinto plc in respect of such Rio Tinto plc shareholder’s holdings of Rio Tinto plc ordinary shares;

(F)	in relation to Rio Tinto plc ordinary shares in uncertificated form, the execution of the Form of Acceptance and its delivery to the Ordinary Share Exchange Agent constitutes the irrevocable appointment of the Ordinary Share Exchange Agent (as the Escrow Agent) as such shareholder’s attorney and/or agent and an irrevocable instruction and authority to the Ordinary Share Exchange Agent (as the Escrow Agent):

(i)	subject to the Rio Tinto plc Offer becoming wholly unconditional and to the relevant Rio Tinto plc shareholder not having validly withdrawn his/her acceptance, to transfer to itself (or to such other person or persons as BHP Billiton Limited or its agents may direct) by means of CREST all or any of the Relevant Rio Tinto plc ordinary shares (but not exceeding the number of Rio Tinto plc ordinary shares in uncertificated form in respect of which the Rio Tinto plc Offer is accepted or deemed to be accepted); and

(ii)	if the Rio Tinto plc Offer does not become wholly unconditional, to give instructions to EUI, immediately after the expiration of the Rio Tinto plc Offer (or within such longer period as the UK Panel may permit, not exceeding 14 days of the failure of the Rio Tinto plc Offer), to transfer all Relevant Rio Tinto plc ordinary shares to the original available balance of the accepting Rio Tinto plc shareholder;

“Relevant Rio Tinto plc ordinary shares” means Rio Tinto plc ordinary shares in uncertificated form and in respect of which a transfer or transfers to escrow (TTE) has or have been effected pursuant to the procedures described in this prospectus and where the transfer(s) to escrow was or were made in respect of Rio Tinto plc ordinary shares held under the same member account ID and participant ID as the member account ID and participant ID relating to the Form of Acceptance concerned (but irrespective of whether or not any Form of Acceptance reference number, or a Form of Acceptance reference number corresponding to that appearing on the Form of Acceptance concerned, was included in the TTE Instruction concerned);

(G)	in relation to Rio Tinto plc ordinary shares in uncertificated form, the execution of the Form of Acceptance and its delivery to the Ordinary Share Exchange Agent constitutes, subject to the Rio Tinto plc Offer becoming wholly unconditional and to the accepting Rio Tinto plc shareholder not having validly withdrawn his/her acceptance, separate irrevocable authorities and requests:

(i)	to BHP Billiton Limited or its agents to procure that such shareholder’s name is entered in the register of members of BHP Billiton Limited in respect of the new BHP Billiton Limited ordinary shares and the Interim Shares and to BHP Billiton Plc or its agents to procure that such shareholder’s name is entered in the register of members of BHP Billiton Plc in respect of the new BHP Billiton Plc ordinary shares, in each case to which he/she becomes entitled pursuant to the Rio Tinto plc Offer, including pursuant to an election under the Mix and Match Facility and pursuant to the Interim Share exchange mechanism, and to procure the issue of a holding statement for the new BHP Billiton Limited ordinary shares;

(ii)	to BHP Billiton Limited to allot and issue the new BHP Billiton Limited ordinary shares in uncertificated form and to issue the Interim Shares in certificated form and to BHP Billiton Plc to allot and issue, pursuant to the exercise of the option referred to in paragraph (C) of “The US Offer – Interim Shares”, the new BHP Billiton Plc ordinary shares in uncertificated form provided that BHP Billiton Plc may (if, for any reason, it wishes to do so) determine that all or any such new BHP Billiton Plc ordinary shares shall be issued in certificated form; and

(iii)	to BHP Billiton Limited or its agents, to record and act, in respect of the new BHP Billiton Limited ordinary shares and to BHP Billiton Plc or its agents, to record and act, in respect of the new BHP Billiton Plc ordinary shares, in each case to be received by such Rio Tinto plc shareholder, upon any instructions with regard to payment or notices which have been recorded in the records of Rio Tinto plc in respect of such Rio Tinto plc shareholder’s holdings of Rio Tinto plc ordinary shares;

(H)	subject to the Rio Tinto plc Offer becoming wholly unconditional (or if the Rio Tinto plc Offer would become wholly unconditional or fail immediately upon the outcome of the resolution in question or if the UK Panel otherwise gives its consent) and pending registration:

(i)	BHP Billiton Limited and/or its agents shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general or separate class meeting of Rio Tinto plc) attaching to any Rio Tinto plc ordinary shares in respect of which the Rio Tinto plc Offer has been accepted or is deemed to have been accepted and in respect of which such acceptance has not been validly withdrawn; and

(ii)	the execution of the Form of Acceptance constitutes, with regard to the Rio Tinto plc ordinary shares comprised in such acceptance and in respect of which such acceptance has not been validly withdrawn:

(a)	an authority to Rio Tinto plc and/or its agents from such Rio Tinto plc shareholder to send any notice, circular, warrant, document or other communication which may be required to be sent to him/her as a member of Rio Tinto plc in respect of such Rio Tinto plc ordinary shares (including any share certificate(s) or other document(s) of title including in the case of holders of such Rio Tinto plc ordinary shares which are in uncertificated form, those issued as a result of the conversion of such shares into certificated form) to BHP Billiton Limited at its registered office;

(b)	the irrevocable appointment of BHP Billiton Limited or any of its directors or agents to sign on such Rio Tinto plc shareholder’s behalf such documents and do such things as may in the opinion of such person seem necessary or desirable in connection with the exercise of any votes or other rights or privileges attaching to such Rio Tinto plc ordinary shares (including, without limitation, an authority to sign any consent to short notice of a general or separate class meeting as his/her attorney and/or agent and on his/her behalf and/or to execute a form of proxy in respect of such Rio Tinto plc ordinary shares and/or, where appropriate, any appointment pursuant to section 323 of the UK Companies Act 2006, appointing any person nominated by BHP Billiton Limited to attend general and separate class meetings of Rio Tinto plc and to exercise or refrain from exercising the votes attaching to such Rio Tinto plc ordinary shares on such Rio Tinto plc shareholder’s behalf), such votes (where relevant) to be cast so far as possible to satisfy any outstanding conditions of the Rio Tinto plc Offer; and

(c)	the agreement of such Rio Tinto plc shareholder not to exercise any such rights without the consent of BHP Billiton Limited and the irrevocable undertaking of such Rio Tinto plc shareholder not to appoint a proxy or representative for or to attend any such meeting, save that the authority will cease to be valid if the acceptance is validly withdrawn;

(I)	he/she will deliver, or procure the delivery of, to the Ordinary Share Exchange Agent at the address and in the manner referred to in “The US Offer – Procedures for Acceptance of the US Offer”, his/her share certificate(s) and/or other document(s) of title in respect of the Rio Tinto plc ordinary shares in certificated form in respect of which the Rio Tinto plc Offer has been accepted and in respect of which such acceptance has not been validly withdrawn, or an indemnity acceptable to BHP Billiton Limited in lieu thereof, as soon as possible and in any event within six months of the Rio Tinto plc Offer becoming wholly unconditional;

(J)

if, for any reason, any Rio Tinto plc Shares in respect of which a transfer to an escrow balance has been effected in accordance with “The US Offer – Procedures for Acceptance of the US Offer” are converted to certificated form, he/she will (without prejudice to paragraph (H)(ii)(a) above) immediately deliver or procure the immediate delivery of the share certificate(s) or other document(s) of title in respect of all such Rio Tinto plc ordinary shares so converted to the Ordinary Share Exchange Agent at the address and in the manner referred to in “The US Offer – Rights of Withdrawal” or to BHP Billiton Limited at its registered office or as BHP Billiton Limited or its agents may direct and he/she shall be deemed upon conversion to undertake, represent, warrant and agree in the terms set out in this section “Form of Acceptance” in relation to such Rio Tinto plc ordinary shares;

(K)	he/she will take (or procure to be taken) the action set out in “Annex B – Acceptance Procedures – Ordinary Shares – Rio Tinto plc ordinary shares held in uncertificated form” to transfer all of the Rio Tinto plc ordinary shares held by him/her in uncertificated form and in respect of which the Rio Tinto plc Offer has been accepted or deemed to have been accepted and in respect of which such acceptance has not been validly withdrawn to an escrow balance as soon as possible and in any event so that the transfer to escrow settles within six months of the Rio Tinto plc Offer becoming wholly unconditional;

(L)	he/she will do all such acts and things as shall be necessary or expedient to vest in BHP Billiton Limited or its nominee(s) or such other persons as it may decide the aforesaid Rio Tinto plc ordinary shares in uncertificated form and all such acts and things as may be necessary or expedient to enable the Ordinary Share Exchange Agent to perform its function as Escrow Agent for the purposes of the Rio Tinto plc Offer;

(M)	he/she is the sole legal and beneficial owner of the Rio Tinto plc ordinary shares in certificated form or uncertificated form (as the case may be) in respect of which the Rio Tinto plc Offer is accepted or deemed accepted or is the legal owner of such Rio Tinto plc ordinary shares and he/she has the necessary capacity and authority to execute the Form of Acceptance;

(N)	he/she agrees to ratify each and every act or thing which may be done or effected by BHP Billiton Limited or any BHP Billiton Limited Director or the Ordinary Share Exchange Agent or their respective agents or Rio Tinto plc or its agents, as the case may be, in the proper exercise of any of its or his/her powers and/or authorities conferred by or referred to in the prospectus or in this Annex B and to indemnify each such person against any losses arising therefrom;

(O)	he/she will do all such acts and things as shall be necessary or expedient to vest in: (i) BHP Billiton Limited or its nominee(s) the aforesaid Rio Tinto plc ordinary shares; and (ii) BHP Billiton Plc the Interim Shares which are issued to him/her pursuant to the Rio Tinto plc Offer;

(P)	if any provision of the prospectus shall be unenforceable or invalid or shall not operate so as to afford BHP Billiton Limited, the Ordinary Share Exchange Agent or any BHP Billiton Limited Director or their respective agents the benefit or authority expressed to be given therein, he/she will with all practicable speed do all such acts and things and execute all such documents that may be required or desirable to enable BHP Billiton Limited, the Ordinary Share Exchange Agent, any BHP Billiton Limited Director or their respective agents to secure the full benefits of the provisions set forth in this prospectus, including this Annex B;

(Q)	in consideration of BHP Billiton Limited making any revised offer available to him/her, the acceptances, elections and authorities made and given by him/her shall be deemed to be acceptances, elections and authorities in respect of the revised offer, subject to the rights of withdrawal set out in “The US Offer – Rights of Withdrawal” and the US tender offer rules;

(R)	the terms and conditions of the Rio Tinto plc Offer contained in this prospectus, including this Annex B, shall be deemed to be incorporated in, and form part of, the Form of Acceptance which shall be construed accordingly;

(S)	on execution, the Form of Acceptance shall take effect as a deed;

(T)	he/she will accept any new BHP Billiton Limited ordinary shares and Interim Shares to which he/she becomes entitled, and any new BHP Billiton Plc ordinary shares to be issued to him/her in exchange for such Interim Shares, subject to the Constitution of BHP Billiton Limited and the Memorandum and Articles of Association of BHP Billiton Plc, and authorises each of BHP Billiton Limited and BHP Billiton Plc to enter his/her name on its register of members for such shares;

(U)	the execution of the Form of Acceptance and its delivery to the Ordinary Share Exchange Agent constitutes the irrevocable grant by such Rio Tinto plc shareholder in favour of BHP Billiton Plc of the option detailed in paragraph (C) of “The US Offer – Interim Shares”;

(V)	he/she is not a client (as defined by the rules of the Financial Services Authority) of Goldman Sachs in connection with the Rio Tinto plc Offer; and

(W) (i)	the Rio Tinto plc securities which will be acquired under the US Offer will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them (including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after 4 October 2008), except that if Rio Tinto plc securityholders who accept the offer (or any prior holder of their securities) have received or are entitled to receive the 2008 Rio Tinto final dividend (being the final dividend for the year ending 31 December 2008) they will be entitled to receive and retain such dividend, if paid or payable in cash, but only to the extent that the dividend does not exceed US$0.946 per share, and (ii) BHP Billiton reserves the right to reduce the exchange consideration, through an appropriate mechanism, in the event that any such dividends or distributions are declared (other than the 2008 Rio Tinto final dividend) so long as it does not exceed the above level.

Letter of Transmittal/Agent’s Message

Each holder of Rio Tinto plc ADSs by whom, or on whose behalf, a Letter of Transmittal is executed and delivered to the ADS Exchange Agent or an Agent’s Message is delivered to the ADS Exchange Agent irrevocably undertakes, represents, warrants and agrees to and with BHP Billiton Limited and the ADS Exchange Agent (so as to bind him/her, his/her personal representatives, heirs, successors and assigns) that:

(A)	the execution and delivery of the Letter of Transmittal or the delivery of an Agent’s Message shall constitute:

(i)	an acceptance of the US Offer in respect of the Rio Tinto plc ADSs to which the Letter of Transmittal or delivery of an Agent’s Message relates;

(ii)	if an instruction is given under the Mix and Match Facility (either by completing the appropriate section of the Letter of Transmittal or by the entry of Mix and Match Facility Instructions on the ADS Exchange Agent’s website, www.[—], as appropriate) an election to vary, subject to availability as a result of offsetting elections, the proportion of new BHP Billiton Plc ADSs or new BHP Billiton Limited ADSs to which the relevant Rio Tinto plc ADS holder would have otherwise been entitled under the basic entitlement of the US Offer, in each case in respect of the number of Rio Tinto plc ADSs specified; and

(iii)	an undertaking to execute any further documents, take any further action and give any further assurances which may be required to enable BHP Billiton to obtain the full benefit of this section “Letter of Transmittal/Agent’s Message” and/or to perfect any of the authorities expressed to be given hereunder, in each case, on and subject to the terms and conditions set out or referred to in this prospectus and the Letter of Transmittal and that, subject only to the rights of withdrawal set out in the “The US Offer – Rights of Withdrawal”, each such acceptance and election shall be irrevocable provided that it will be deemed to be an acceptance of the basic entitlement of the US Offer in respect of all Rio Tinto plc ADSs delivered to the ADS Exchange Agent if (i) the Letter of Transmittal is completed incorrectly, but the Letter of Transmittal is signed (and, if required, has a signature guarantee), or (ii) the information is entered on the website established by the ADS Exchange Agent for the US Offer incorrectly, but an Agent’s Message is delivered and an entry is made on the website;

(B)

in relation to Rio Tinto plc ADSs, the execution of the Letter of Transmittal and its delivery to the ADS Exchange Agent, and the delivery of the Rio Tinto plc ADRs to the ADS Exchange Agent or the delivery of an Agent’s Message, constitutes, subject to the US Offer becoming wholly unconditional and to the accepting Rio Tinto plc ADS holder not having validly withdrawn his/her acceptance, an irrevocable authority and request:

(i)	to the Rio Tinto ADS depositary and the ADS Exchange Agent or its agents to procure the registration of the transfer of those Rio Tinto plc ADSs referred to above pursuant to the US Offer and the delivery of the ADRs and/or other document(s) of title in respect of the Rio Tinto plc ADSs to BHP Billiton Limited as it may direct;

(ii)	to the ADS Exchange Agent or its agents to procure that such ADS holder’s name is entered in the register of holders of BHP Billiton Limited ADSs in respect of the new BHP Billiton Limited ADSs and to procure that such ADS holder’s name is entered in the register of holders of BHP Billiton Plc ADSs in respect of the new BHP Billiton Plc ADSs, in each case to which he/she becomes entitled pursuant to the US Offer, including pursuant to an election under the Mix and Match Facility, and to procure the issue of definitive document(s) of title for those new ADSs;

(iii)	subject to the provisions of “Annex B – General”, to BHP Billiton Limited, the ADS Exchange Agent or their agents and the BHP Billiton ADS depositary to procure the dispatch by mail (or by such other method as the UK Panel may approve and in accordance with US tender offer rules) of documents of title for the new BHP Billiton Plc and BHP Billiton Limited ADSs in each case to which such ADS holder is entitled; and

(iv)	to the BHP Billiton ADS depositary and its agents, to record and act, in respect of the new BHP Billiton Limited ADSs and new BHP Billiton Plc ADSs to be received by such holder of Rio Tinto plc ADSs, upon any instructions with regard to payment or notices which have been recorded in the records of the Rio Tinto ADS depositary in respect of such holder’s holdings of Rio Tinto plc ADSs;

(C)	in relation to Rio Tinto plc ADSs, subject to the US Offer becoming wholly unconditional:

(i)	BHP Billiton Limited or its agents shall be entitled to instruct the Rio Tinto depositary with respect to directing the exercise of any votes attaching to the Rio Tinto plc ordinary shares represented by any Rio Tinto plc ADSs in respect of which the US Offer has been accepted or is deemed to have been accepted (the “Accepted ADSs”); and

(ii)	the execution and delivery of the Letter of Transmittal or the delivery of an Agent’s Message constitute, with regard to the Accepted ADSs and in respect of which such acceptance has not been validly withdrawn:

(a)	an authority to Rio Tinto plc and the Rio Tinto ADS depositary or their agents to send any notice, circular, warrant, document or other communications that may be required to be sent to him/her as a holder of Rio Tinto plc ADSs to BHP Billiton Limited at its registered office;

(b)	an authority to BHP Billiton Limited or its agent to sign any consent to short notice of a general meeting or separate class meeting on behalf of the holder of Accepted ADSs and/or to execute a form of proxy in respect of the Accepted ADSs appointing any person nominated by BHP Billiton Limited to attend general meetings and separate class meetings of Rio Tinto plc or its shareholders (or any of them) (or any adjournments thereof) and to exercise the votes attaching to Rio Tinto plc Shares represented by such Accepted ADSs on his/her behalf;

(c)	an authority to the ADS Exchange Agent to instruct the Rio Tinto ADS depositary not to accept the US Offer in respect of the Rio Tinto plc ordinary shares represented by such Accepted ADSs; and

(d)	the agreement of such holder of Rio Tinto plc ADSs not to exercise any such rights without the consent of BHP Billiton Limited and his/her irrevocable undertaking not to appoint a proxy for or to attend general meetings or separate class meetings of Rio Tinto plc in respect of such Accepted ADSs,

save	that this authority will cease to be valid if the acceptance is validly withdrawn;

(D)	he/she is the sole legal and beneficial owner of the Rio Tinto plc ADSs evidenced by Rio Tinto plc ADRs in respect of which the US Offer is accepted or deemed accepted or is the legal owner of the Rio Tinto plc ADSs and he/she has the necessary capacity and authority to execute the Letter of Transmittal or to deliver the Agent’s Message;

(E)	the execution of the Letter of Transmittal or delivery of the Agent’s Message constitutes, subject to the US Offer becoming wholly unconditional in accordance with its terms and to the accepting Rio Tinto plc securityholder not having validly withdrawn his/her acceptance, the irrevocable and separate appointment of BHP Billiton Limited and each of the directors of, or any person authorised by, BHP Billiton Limited, as such ADS holder’s attorney and/or agent (the “attorney”), and an irrevocable instruction and authorisation to the attorney:

(i)	to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney in relation to the Rio Tinto plc ADSs in respect of which the Rio Tinto plc Offer has been accepted or deemed to have been accepted in favour of BHP Billiton Limited or such other person or persons as BHP Billiton Limited or its agents may direct;

(ii)	to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney in relation to the Interim Shares which are issued to him/her pursuant to the Rio Tinto plc Offer in favour of BHP Billiton Plc or such other person or persons as BHP Billiton Plc or its agents may direct;

(iii)	to deliver such form(s) of transfer and/or other document(s) at the discretion of the attorney together with the share certificate(s) and/or other document(s) of title (if any) relating to such Interim Shares for registration within six months of the Rio Tinto plc Offer becoming wholly unconditional;

(iv)	to execute all such other documents and do all such other acts and things as may in the opinion of the attorney be necessary or expedient for the purposes of, or in connection with, the acceptance or deemed acceptance of the Rio Tinto plc Offer, the election under the Mix and Match Facility pursuant to the Letter of Transmittal or Agent’s Message, the issue and transfer of the Interim Shares and to vest in BHP Billiton Limited or its nominee(s) the Rio Tinto plc ADSs as aforesaid and to vest in BHP Billiton Plc or its nominee(s) the Interim Shares as aforesaid; and

(v)	to otherwise execute any additional documents deemed by the ADS Exchange Agent or BHP Billiton Limited or their agents to be necessary or desirable to complete the sale, assignment and transfer of the Rio Tinto plc ADSs in respect of which the US Offer is being accepted;

(F)	he/she will not deliver such ADSs to the Rio Tinto ADS depositary to request withdrawal of the Rio Tinto plc ordinary shares represented by such Rio Tinto plc ADSs;

(G)	in consideration of BHP Billiton Limited making any revised offer available to him/her, the acceptances, elections and authorities made and given by him/her shall be deemed to be acceptances, elections and authorities in respect of the revised offer, subject to the rights of withdrawal set out in “The US Offer – Rights of Withdrawal” and the US tender offer rules;

(H)	the terms and conditions of the US Offer contained in this prospectus (including Annex B) shall be deemed to be incorporated in, and form part of, the Letter of Transmittal and the Agent’s Message which shall be construed accordingly;

(I)	he/she will accept any new BHP Billiton Limited ADSs and any new BHP Billiton Plc ADSs to be issued to him/her, subject to the BHP Billiton ADS deposit agreements, and authorises the BHP Billiton ADS depositary to enter his/her name on its register of holders for such ADSs;

(J)

(i) the Rio Tinto plc securities which will be acquired under the US Offer will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, (including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after 4 October 2008) except that if Rio Tinto plc securityholders who accept the offer (or any prior holder of their securities) have received or are entitled to receive the 2008 Rio

Tinto final dividend (being the final dividend for the year ending 31 December 2008) they will be entitled to receive and retain such dividend, if paid or payable in cash, but only to the extent that the dividend does not exceed US$0.946 per share, and (ii) BHP Billiton reserves the right to reduce the exchange consideration, through an appropriate mechanism, in the event that any such dividends or distributions are declared (other than the 2008 Rio Tinto final dividend) so long as it does not exceed the above level;

(K)	he/she agrees to ratify each and every act or thing which may be done or effected by BHP Billiton Limited or any BHP Billiton Limited Director or the ADS Exchange Agent or their respective agents or Rio Tinto plc or its agents, as the case may be, in the proper exercise of any of its or his/her powers and/or authorities conferred by or referred to in the prospectus or in this Annex B and to indemnify each such person against any losses arising therefrom;

(L)	he/she will do all such acts and things as shall be necessary or expedient to vest in: (i) BHP Billiton Limited or its nominee(s) the aforesaid Rio Tinto plc ADSs; and (ii) BHP Billiton Plc the Interim Shares which are issued in respect of his/her Rio Tinto plc ADSs accepted into the Rio Tinto plc Offer;

(M)	if any provision of the prospectus shall be unenforceable or invalid or shall not operate so as to afford BHP Billiton Limited, the ADS Exchange Agent or any BHP Billiton Limited Director or their respective agents the benefit or authority expressed to be given therein, he/she will with all practicable speed do all such acts and things and execute all such documents that may be required or desirable to enable BHP Billiton Limited, the ADS Exchange Agent, any BHP Billiton Limited Director or their respective agents to secure the full benefits of the provisions set forth in this prospectus, including this Annex B;

(N)	he/she will accept any new BHP Billiton Limited ADSs and cause to be accepted Interim Shares which are issued in respect of his/her Rio Tinto plc ADSs accepted into the Rio Tinto plc Offer, and any new BHP Billiton Plc ADSs to be issued to him/her in exchange for such Interim Shares, subject to the Constitution of BHP Billiton Limited and the Memorandum and Articles of Association of BHP Billiton Plc;

(O)	the delivery of an Agent’s Message or the execution of the Letter of Transmittal and its delivery to the ADS Exchange Agent constitutes the irrevocable instructions by such Rio Tinto plc shareholder necessary to cause the relevant ADS depositary or custodian to grant in favour of BHP Billiton Plc the option detailed in paragraph (C) of “The US Offer – Interim Shares”; and

(P)	he/she is not a client (as defined by the rules of the Financial Services Authority) of Goldman Sachs in connection with the Rio Tinto plc Offer.

Acceptance Procedures

Ordinary Shares

Rio Tinto plc shareholders must complete, sign and return the Form of Acceptance whether or not their Rio Tinto plc ordinary shares are held in certificated or uncertificated form.

Rio Tinto plc ordinary shares held in certificated form (that is, not in CREST)

Rio Tinto plc shareholders who hold their Rio Tinto plc ordinary shares in certificated form should read this section in conjunction with the Form of Acceptance and the other provisions of “The US Offer”. If you hold all your Rio Tinto plc ordinary shares in uncertificated form, you need not read this section and should instead read the section below entitled “Rio Tinto plc ordinary shares held in uncertificated form (that is, in CREST)”.

(A)	Completion of the Form of Acceptance

To accept the US Offer in respect of Rio Tinto plc ordinary shares held in certificated form, you must complete the Form of Acceptance in accordance with the instructions set out below and printed on the Form of Acceptance. You should complete a separate Form of Acceptance for ordinary shares held in certificated form but under different names or designations.

Additional Forms of Acceptance are available from the Ordinary Share Exchange Agent. The instructions for completing a Form of Acceptance set out below apply, where relevant, to each separate Form of Acceptance to be completed by you. If you have any queries as to how to complete the Form of Acceptance, please contact the Information Agent on the number set out in “Who Can Help Answer My Questions?”.

(B)	To accept the US Offer

To accept the US Offer in respect of your Rio Tinto plc ordinary shares, you must

(i)	complete Box [—] on the Form of Acceptance;

(ii)	for any Rio Tinto plc shareholder who is an individual, sign Box [—] on the Form of Acceptance, in the presence of a witness, who should also sign in accordance with the instructions printed on the Form of Acceptance; and

(iii)	for any Rio Tinto plc shareholder which is a company, execute the Form of Acceptance in accordance with the instructions printed on the Form of Acceptance.

If you do not insert a number in Box [—], your acceptance will be deemed to be in respect of all Rio Tinto plc ordinary shares held by you.

The instructions printed on the Form of Acceptance are deemed to form part of the terms of the US Offer.

(C)	To make an election under the Mix and Match Facility

To make an election under the Mix and Match Facility, you must first accept the US Offer in accordance with the instructions set out in paragraph (B) above. Having done so, you must then complete Boxes [—]A and [—]B specifying the percentage (as a percentage of your total entitlement) of new BHP Billiton Plc ordinary shares in Box [—]A which you wish to receive and the percentage of new BHP Billiton Limited ordinary shares in Box [—]B. The sum of the two percentages elected must, in total, equal 100 per cent. Under the US Offer, if you do not wish to receive the basic entitlement of 80 per cent new BHP Billiton Plc ordinary shares and 20 per cent new BHP Billiton Limited ordinary shares, you have three options under the Mix and Match Facility in relation to each Rio Tinto plc ordinary share which you hold:

(i)	to elect to receive as many new BHP Billiton Plc ordinary shares as possible (i.e. elect to receive 100 per cent new BHP Billiton Plc ordinary shares); or

(ii)	to elect to receive as many new BHP Billiton Limited ordinary shares as possible (i.e. elect to receive 100 per cent new BHP Billiton Limited ordinary shares); or

(iii)	to elect to receive a higher or lower proportion of new BHP Billiton Plc ordinary shares and a correspondingly higher or lower proportion of new BHP Billiton Limited ordinary shares.

If you wish to accept the basic entitlement for all of the Rio Tinto plc ordinary shares in respect of which you wish to accept the US Offer, then you do not need to complete Boxes [—]A and [—]B. If you wish to elect for anything other than the basic entitlement under the US Offer in respect of any of your Rio Tinto plc ordinary shares, you should complete Boxes [—]A and [—]B in accordance with the instructions set out on the reverse side of the Form of Acceptance.

Satisfaction of elections made by Rio Tinto plc securityholders under the Mix and Match Facility will depend on the extent to which other accepting Rio Tinto plc securityholders made offsetting elections. You should note that, if you choose not to participate in, or do not properly make an election under the Mix and Match Facility by failing to fill in Boxes [—]A and [—]B or doing so in an inconsistent manner so that the two percentages do not in total equal 100 per cent, then the consideration you will receive for each Rio Tinto plc ordinary share in respect of which you accept the US Offer will be the basic entitlement of 80 per cent new BHP Billiton Plc ordinary shares and 20 per cent new BHP Billiton Limited ordinary shares. In addition, the Mix and Match Facility will be available only until the Rio Tinto plc Offer becomes wholly unconditional. Rio Tinto plc securityholders that accept after such time will receive the basic entitlement as consideration.

(D)	Return of Form of Acceptance

To accept the US Offer, the completed, signed and witnessed Form of Acceptance must be returned, together with the share certificate(s) for your Rio Tinto plc ordinary shares, to the Ordinary Share Exchange Agent as soon as possible and in any event so as to be received by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended at Computershare US Inc. (attention: Computershare Corporate Actions, P.O. Box 43011, Providence, RI 02940-3011) by mail or by hand at 250 Royall Street, Canton, MA 02021 (during normal business hours only).

A first class reply-paid envelope is enclosed for your convenience and may be used by Rio Tinto plc shareholders for returning a Form of Acceptance from within the United States. No acknowledgement of receipt of documents will be given.

(E)	Share certificates not readily available or lost

If your Rio Tinto plc share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, the Form of Acceptance should still be completed, signed and returned as stated above so as to arrive by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. You should send any share certificate(s) and/or other document(s) of title that you have available, accompanied by a letter stating that the balance will follow as soon as possible or that you have lost one or more of your share certificate(s) and/or other document(s) of title. You should submit the relevant share certificate(s) and/or other document(s) of title as soon as possible. No acknowledgement of receipt of document(s) will be given.

If you have lost any or all of your Rio Tinto plc share certificates, you should request a letter of indemnity for lost share certificate(s) and other document(s) of title as soon as possible by writing to Rio Tinto plc’s registrars, at Computershare Investor Services PLC, at The Pavilion, Bridgwater Road, Bristol BS99 6ZY, United Kingdom or by email to [—]. These, when completed in accordance with the instructions given, should be returned to the Ordinary Share Exchange Agent at [—] as set out in paragraph (D) above. For further assistance, please contact the Information Agent.

Rio Tinto plc ordinary shares held in uncertificated form (that is, in CREST)

Rio Tinto plc shareholders who hold their Rio Tinto plc ordinary shares in uncertificated form (that is, in CREST) should read this section in conjunction with the other provisions of “The US Offer”. If you hold all your Rio Tinto plc ordinary shares in certificated form (that is, not in CREST) you need not read this section and should instead read the section above “Rio Tinto plc ordinary shares held in certificated form (that is, not in CREST)”.

(A)	General

To accept the US Offer, the Form of Acceptance should be completed, signed and returned even if your Rio Tinto plc ordinary shares are held in CREST.

If your Rio Tinto plc ordinary shares are held in CREST, to accept the US Offer, you should insert in Boxes [—] and [—] of the Form of Acceptance the participant ID and the member account ID under which Rio Tinto plc ordinary shares are held by you in CREST and otherwise complete, sign and return the Form of Acceptance in the same manner as holders of Rio Tinto plc ordinary shares in certificated form as described above.

In addition, you should take (or procure the taking of) the action set out below to transfer the Rio Tinto plc ordinary shares in respect of which you wish to accept the US Offer to the appropriate escrow balance(s), specifying the Ordinary Share Exchange Agent (in its capacity as a CREST participant under the Escrow Agent’s CREST participant ID referred to below) as the Escrow Agent, as soon as possible and in any event so that the TTE Instruction settles not later than [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended.

Please note that there are no special procedures available in CREST for any particular corporate action. In particular, settlement cannot take place on weekends or bank holidays (or other times at which the CREST system is non-operational). To enable a TTE Instruction relating to your Rio Tinto plc ordinary shares given by you (or your CREST sponsor) to settle by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended, you should therefore ensure that you time the input of any TTE Instructions accordingly.

If you are a CREST sponsored member, you should refer to your CREST sponsor before taking any action. Only your CREST sponsor will be able to send the TTE Instruction(s) to EUI in relation to your Rio Tinto plc ordinary shares.

After settlement of a TTE Instruction, subject to the withdrawal rights described in “The US Offer – Rights of Withdrawal”, you will not be able to access the Rio Tinto plc ordinary shares concerned in CREST for any transaction or charging purposes. If the US Offer becomes wholly unconditional, the Ordinary Share Exchange Agent (as the Escrow Agent) will transfer the Rio Tinto plc ordinary shares accepted in the Rio Tinto plc Offer to itself as set out in the section headed “Form of Acceptance”.

You are recommended to refer to the CREST manual published by EUI for further information on the CREST procedures outlined below and on the practical limitations of the CREST system and timings.

(B)	To accept the US Offer for your Rio Tinto plc ordinary shares

In addition to completing, signing and returning the Form of Acceptance, you should send (or if you are a CREST sponsored member, procure that your CREST sponsor sends) to EUI a TTE Instruction in relation to those Rio Tinto plc ordinary shares in respect of which you wish to accept the US Offer. The TTE Instruction to EUI must be properly authenticated in accordance with EUI’s specifications for transfers to escrow and must contain the following details:

(i)	the ISIN number for the Rio Tinto plc ordinary shares. This is GB0007188757;

(ii)	the number of Rio Tinto plc ordinary shares in respect of which you wish to accept the US Offer (i.e. the number of Rio Tinto plc ordinary shares to be transferred to escrow);

(iii)	your CREST member account ID (this must be the same as that inserted in Box [—] of the Form of Acceptance);

(iv)	your CREST participant ID (this must be the same as that inserted in Box [—] of the Form of Acceptance);

(v)	the CREST participant ID of the Ordinary Share Exchange Agent (as the Escrow Agent) which is [—];

(vi)	the CREST member account ID of the Ordinary Share Exchange Agent (as the Escrow Agent) for the US Offer which is [—];

(vii)	the Form of Acceptance reference number. This is the reference number that appears in Box [—] of the Form of Acceptance. This reference number should be inserted as the first eight characters of the shared note field on the TTE Instruction. Such insertion will enable the Ordinary Share Exchange Agent to match the TTE to your Form of Acceptance. You should keep a separate record of this reference number for future reference;

(viii)	the intended settlement date which should be as soon as possible and in any event not later than [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended;

(ix)	the corporate action numbers of the US Offer which is allocated by EUI and which will be available on screen from EUI;

(x)	input with a standard delivery instruction priority of 80; and

(xi)	the contact name and telephone number in the shared note field together with the name and address to whom the holding statement for the new BHP Billiton Limited ordinary shares (as to which see “The US Offer – Settlement”) should be sent.

If no Form of Acceptance reference number, or an incorrect Form of Acceptance reference number is included in the TTE Instruction, BHP Billiton Limited may treat any number of Rio Tinto plc ordinary shares transferred to an escrow balance in favour of the Escrow Agent specified above from the participant ID and member account ID identified in the TTE Instruction as relating to any Form(s) of Acceptance which relate(s) to the same member account ID and participant ID (up to the number of Rio Tinto plc ordinary shares inserted or deemed to be inserted on the Form(s) of Acceptance concerned).

(C)	To make an election under the Mix and Match Facility

If you hold Rio Tinto plc ordinary shares in uncertificated form and you wish to make an election under the Mix and Match Facility, in completing the Form of Acceptance, you must also complete Boxes [—]A and [—]B on the Form of Acceptance (in the same manner as holders of Rio Tinto plc ordinary shares in certificated form) specifying the percentage (as a percentage of you total entitlement) of new BHP Billiton Plc ordinary shares in Box [—]A which you wish to receive and the percentage of new BHP Billiton Limited ordinary shares in Box [—]B. The sum of the two percentages elected must, in total, equal 100 per cent.

Under the US Offer, if you do not wish to receive the basic entitlement of 80 per cent new BHP Billiton Plc ordinary shares and 20 per cent new BHP Billiton Limited ordinary shares, you have three options under the Mix and Match Facility in relation to each Rio Tinto plc ordinary share which you hold:

(i)	to elect to receive as many BHP Billiton Plc ordinary shares as possible (i.e. to elect to receive 100 per cent BHP Billiton Plc ordinary shares); or

(ii)	to elect to receive as many BHP Billiton Limited ordinary shares as possible (i.e. to elect to receive 100 per cent BHP Billiton Limited ordinary shares); or

(iii)	to elect to receive a higher or lower proportion of new BHP Billiton Plc ordinary shares and a correspondingly higher or lower proportion of new BHP Billiton Limited ordinary shares.

If you wish to accept the basic entitlement for all of the Rio Tinto plc ordinary shares in respect of which you wish to accept the US Offer, then you do not need to complete any of Boxes [—]A or [—]B on the Form of Acceptance. If you wish to elect for anything other than the basic entitlement under the US Offer in respect of any of your Rio Tinto plc ordinary shares, you should complete Boxes [—]A and [—]B on the Form of Acceptance in accordance with the instructions set out above and on the reverse side of the Form of Acceptance.

Satisfaction of elections made by Rio Tinto plc securityholders under the Mix and Match Facility will depend on the extent to which other accepting Rio Tinto plc securityholders made offsetting elections. You should note that, if you choose not to participate in, or do not properly make an election under the Mix and Match Facility by failing to fill in Boxes [—]A and [—]B or doing so in an inconsistent manner so that the two percentages do not in total equal 100 per cent, then the consideration you will receive for each Rio Tinto plc ordinary share in respect of which you accept the US Offer will be the basic entitlement of 80 per cent new BHP Billiton Plc ordinary shares and 20 per cent new BHP Billiton Limited ordinary shares. In addition, the Mix and Match Facility will be available only until the Rio Tinto plc Offer becomes wholly unconditional. Rio Tinto plc securityholders that accept after such time will receive the basic entitlement as consideration.

Rio Tinto plc ADSs

If you hold your Rio Tinto plc ADSs by means of direct registration on the books and records of the Rio Tinto plc ADS depositary (that is, you hold the ADSs in uncertificated form in an ADS holder account at the Rio Tinto plc ADS depositary), to accept the US Offer in respect of those Rio Tinto plc ADSs you should convert your direct registration Rio Tinto plc ADSs into certificated Rio Tinto plc ADSs and follow the acceptance procedures for certificated Rio Tinto plc ADSs described below, or arrange for your direct registration Rio Tinto plc ADSs to be transferred to a brokerage or custodian account and follow the acceptance procedures for book-entry Rio Tinto plc ADSs described below. The conversion of direct registration Rio Tinto plc ADSs into certificated Rio Tinto plc ADSs and the transfer of direct registration Rio Tinto plc ADSs to a brokerage or custodian account may be subject to some processing delays.

Rio Tinto plc ADSs held in certificated form

Holders of Rio Tinto plc ADSs who hold the Rio Tinto plc ADSs in certificated form (that is, persons holding a certificate or “American depositary receipt” (ADR)) should read this section in conjunction with the Letter of Transmittal and the other provisions of “The US Offer”. If you hold your Rio Tinto plc ADSs through an intermediary in book-entry form (that is, in a brokerage account or custodian account and through a clearing system) you need not read this section and should read “ The US Offer – Procedures for Acceptance of the US Offer – Rio Tinto plc ADSs held in book-entry form”.

Holders of Rio Tinto plc ADSs will have also received a Letter of Transmittal for use in connection with the US Offer. This section should be read together with the instructions on the Letter of Transmittal. The provisions of this section shall be deemed to be incorporated in, and form a part of, the relevant Letter of Transmittal. The instructions printed on the relevant Letter of Transmittal shall be deemed to form part of the terms of the US Offer.

To accept the US Offer in respect of Rio Tinto plc ADSs in certificated form you must complete, sign and deliver a Letter of Transmittal (together with any required signature guarantees) to the ADS Exchange Agent together with the relevant Rio Tinto plc ADRs and other required documents (without any further action by the ADS Exchange Agent) subject to the terms and conditions set out in this prospectus and the Letter of Transmittal. The acceptance of the US Offer by a tendering holder of Rio Tinto plc ADSs pursuant to the procedures described above, subject to the withdrawal rights described in this prospectus, will be deemed to constitute a binding agreement between such tendering holder of Rio Tinto plc ADSs and BHP Billiton Limited upon the terms and subject to the conditions of the US Offer. Accordingly, references in this prospectus and in the Letter of Transmittal to a tender of Rio Tinto plc ADSs shall be construed to mean an acceptance of the US Offer in respect of such Rio Tinto plc ADSs upon the terms and subject to the conditions of the US Offer. If a Rio Tinto plc ADR evidencing a Rio Tinto plc ADS has been tendered by a holder of Rio Tinto plc ADSs, the Rio Tinto plc ordinary shares represented by such Rio Tinto plc ADSs may not be tendered independently by such holder of Rio Tinto plc ordinary shares.

The method of delivery of Letters of Transmittal and all other required documents is at the option and risk of the tendering holder of Rio Tinto plc ADSs. Rio Tinto plc ADSs will be deemed delivered only when the Rio Tinto plc ADRs representing such Rio Tinto plc ADSs are actually received by the ADS Exchange Agent. In all cases, sufficient time should be allowed to ensure timely delivery by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. No acknowledgement of receipt of documents will be given by, or on behalf of, BHP Billiton Limited.

No signature guarantee is required on the Letter of Transmittal if:

(i)	the Letter of Transmittal is signed by the registered holder of the Rio Tinto plc ADSs tendered therewith and such registered holder has not completed the Box entitled “Special Payment Instructions” in the Letter of Transmittal; or

(ii)	such Rio Tinto plc ADSs are tendered for the account of an Eligible Institution.

The term “Eligible Institution” means a financial institution that is a participant in a Medallion Program approved by the Securities Transfer Association, Inc. Eligible Institutions include commercial banks, savings and loan associations and brokerage houses.

In all other cases, all signatures on Letters of Transmittal must be guaranteed by an Eligible Institution. See Instructions [—] to the Letter of Transmittal.

If the Rio Tinto plc ADSs are registered in the name of a person other than the person who signs the Letter of Transmittal, then the tendered Rio Tinto plc ADRs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered owner or owners appear on the Rio Tinto plc ADRs, with the signatures on the Rio Tinto plc ADRs or stock powers guaranteed as aforesaid. See Instruction [—] to the Letter of Transmittal.

If fewer than all of the Rio Tinto plc ADSs evidenced by any Rio Tinto plc ADRs delivered to the ADS Exchange Agent are to be tendered, the holder thereof should so indicate in the Letter of Transmittal by filling in the number of Rio Tinto plc ADSs which are tendered in the Box entitled “Number of ADSs Tendered”. In such case, a new Rio Tinto ADR for the remainder of the Rio Tinto plc ADSs represented by the former Rio Tinto ADR will be sent to the person(s) signing such Letter of Transmittal (or as such person properly indicates thereon) as promptly as practicable following the date the tendered Rio Tinto plc ADSs are purchased in the US Offer. All Rio Tinto plc ADSs delivered to the ADS Exchange Agent will be deemed to have been tendered unless otherwise indicated. See Instruction [—] to the Letter of Transmittal. In the case of partial tenders, Rio Tinto plc ADSs not tendered will not be reissued to a person other than the registered holder.

Please note that holders of Rio Tinto plc ADSs may not accept the US Offer by delivering a notice of guaranteed delivery.

Rio Tinto plc ADSs held in book-entry form

Holders of Rio Tinto plc ADSs in book-entry form (that is, through an intermediary such as a stockbroker or custodian bank) should have also received instructions from their intermediary on how to instruct the intermediary to accept the US Offer and to tender the Rio Tinto plc ADSs to the ADS Exchange Agent on behalf of the holder. Please check with your intermediary to determine the intermediary’s deadline to receive a Rio Tinto plc ADS holder’s instructions.

The ADS Exchange Agent will establish one or more accounts at DTC, which is the book-entry transfer facility for transfer and settlement of the book-entry Rio Tinto plc ADSs in the US, for the purposes of the US Offer within two business days from the date of this prospectus. Any financial institution that is a participant in DTC may make book-entry delivery of interests in Rio Tinto plc ADSs by causing a transfer of such Rio Tinto plc ADSs into the ADS Exchange Agent’s account at DTC in accordance with DTC’s book-entry confirmation facilities (ATOP).

To accept the US Offer in respect of Rio Tinto plc ADSs that you hold through an intermediary in book-entry form (that is, in a brokerage or custodian account and through a clearing system), you should instruct your stockbroker, commercial bank, trust company or other entity through which you hold your Rio Tinto plc ADSs to arrange for the Rio Tinto plc ADSs to be tendered in the US Offer to the ADS Exchange Agent by means of delivery through DTC ATOP, together with an Agent’s Message acknowledging that the tendering participant has received and agrees to be bound by the terms of the US Offer, prior to the expiration of the cut-off time of the US Offer. In addition, in order to accept the US Offer for your Rio Tinto plc ADSs, the intermediary that is acting on your behalf through the DTC ATOP book-entry confirmation system must access the ADS Exchange Agent’s website, www.[—], and provide the ADS Exchange Agent with your acceptance details (including, if applicable, the Mix and Match Facility instructions). To count toward the satisfaction of the 50 per cent minimum acceptance condition in the Rio Tinto plc Offer, all tenders of Rio Tinto plc ADSs through the DTC ATOP book-entry confirmation facilities must be received by the ADS Exchange Agent by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. The ADS Exchange Agent will treat any acceptances of the US Offer through DTC as defective unless and until the applicable acceptance details have been duly entered in the website established by the ADS Exchange Agent for the US Offer.

The method of delivery of Rio Tinto plc ADSs (including in the case of a book-entry transfer, via DTC ATOP), the Agent’s Messages and the entry of the election detail and all other required documents is at the option and risk of the tendering holder of Rio Tinto plc ADSs. The US Offer will be deemed accepted in respect of Rio Tinto plc ADSs held in book-entry form only when the Rio Tinto plc ADSs are actually received by the ADS Exchange Agent in the applicable account at DTC via DTC’s ATOP. In all cases, sufficient time should be allowed to ensure timely delivery by [—] a.m. New York City time (1.00 p.m. London time) on [—], unless the initial offer period is extended. No acknowledgement of receipt of securities, documents or elections will be given by, or on behalf of, BHP Billiton Limited.

Please note that holders of Rio Tinto plc ADSs may not accept the US Offer by delivering a notice of guaranteed delivery.

Mix and Match Facility

Under the US Offer, if you do not wish to receive the basic entitlement of 80 per cent new BHP Billiton Plc ADSs and 20 per cent new BHP Billiton Limited ADSs, you have three options under the Mix and Match Facility in relation to each Rio Tinto plc ADS which you hold:

(i)	to elect to receive as many new BHP Billiton Plc ADSs as possible (i.e. elect to receive 100 per cent new BHP Billiton Plc ADSs);

(ii)	to elect to receive as many new BHP Billiton Limited ADSs as possible (i.e. elect to receive 100 per cent new BHP Billiton Limited ADSs); or

(iii)	to elect to receive a higher or lower proportion of new BHP Billiton Plc ADSs and a correspondingly higher or lower proportion of new BHP Billiton Limited ADSs.

Satisfaction of elections made by Rio Tinto plc securityholders under the Mix and Match Facility will depend on the extent to which other accepting Rio Tinto plc securityholders make offsetting elections. You should note that if you choose not to participate in, or do not properly make an election under, the Mix and Match Facility, then the consideration you will receive for each Rio Tinto plc ADS in respect of which you accept the US Offer will be the basic entitlement of 80 per cent new BHP Billiton Plc ADSs and 20 per cent new BHP Billiton Limited ADSs. In addition, the Mix and Match Facility will be available only until the Rio Tinto plc Offer becomes wholly unconditional. Rio Tinto plc securityholders that accept after such time will receive the basic entitlement as consideration.

To make an election in the Mix and Match Facility in respect of Rio Tinto plc ADSs you hold in certificated form represented by ADRs, you must complete the appropriate section of the Letter of Transmittal that you deliver to the ADS Exchange Agent in accordance with the instructions provided in the Letter of Transmittal.

To make an election in the Mix and Match Facility in respect of Rio Tinto plc ADSs held in book-entry form through DTC, you will need to instruct your intermediaries to enter the appropriate election on the ADS Exchange Agent’s website established for the US Offer (www.[—]) in accordance with the instructions to be provided on such website. The Mix and Match Facility election must be entered on the ADS Exchange Agent’s website after the ADSs are tendered into the ADS Exchange Agent’s account at DTC and the Agent’s Message is delivered via the DTC book-entry confirmation system ATOP as the “VOI Number” assigned by DTC’s systems to the tender will need to be included in the election information provided to the ADS Exchange Agent on the applicable website. Mix and Match Facility elections may not be aggregated by DTC participants and must be made on a “per investor” basis, although DTC participants may combine the Rio Tinto plc ADSs being tendered in the delivery of Rio Tinto plc ADSs through the DTC’s book-entry confirmation system ATOP.

Validity of Acceptances

Without prejudice to the other provisions herein, subject to the provisions of the UK Code and the US tender offer rules, BHP Billiton reserves the right to treat as valid in whole or in part any acceptance of the US Offer which is not entirely in order or which is not accompanied (as applicable) by the relevant TTE or the relevant share certificate(s) or ADRs and/or other document(s) of title or which is received by it in a form or at a place or places other than set out in this prospectus or the Form of Acceptance or Letter of Transmittal. In that event, no settlement under the US Offer will be made until after (as applicable) the relevant TTE has settled or the relevant share certificate(s), ADR(s) and/or other document(s) of title or indemnities satisfactory to BHP Billiton or its agents have been received.

General

(A)	Except with the consent of the UK Panel, the US Offer will fail unless all the conditions have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by BHP Billiton Limited in its reasonable opinion to be or remain satisfied in each case by [—] a.m. New York City time (1.00 p.m. London time) on [—] or such later date as BHP Billiton Limited may, with the consent of the UK Panel and in accordance with the US tender offer rules, decide. If the US Offer fails for any reason, the US Offer will cease to be capable of further acceptance and BHP Billiton Limited and Rio Tinto plc securityholders shall cease to be bound by prior acceptances.

(B)	Except with the consent of the UK Panel, settlement of the consideration to which any Rio Tinto plc securityholder is entitled under the US Offer will be implemented in full in accordance with the terms of the US Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which BHP Billiton Limited may otherwise be, or claim to be, entitled as against such Rio Tinto plc securityholder and will be effected in the manner described in this prospectus.

(C)	The terms, provisions, instructions and authorities contained in or deemed to be incorporated in the Form of Acceptance, the Letter of Transmittal or the Agent’s Message constitute part of the terms of the US Offer. The provisions of this prospectus shall be deemed to be incorporated in and form part of the Form of Acceptance, the Letter of Transmittal and the Agent’s Message. Words and expressions defined in this prospectus have the same meanings when used in the Form of Acceptance, the Letter of Transmittal and the Agent’s Message, unless the context otherwise requires.

(D)	Notwithstanding the right reserved by BHP Billiton Limited in “Acceptance Procedures – Validity of Acceptances”, except as otherwise agreed with the UK Panel, an acceptance of the US Offer will only be counted towards fulfilling the 50 per cent minimum acceptance condition if the requirements of the UK Code are satisfied in respect of it.

(E)	Except as otherwise agreed with the UK Panel, a purchase of Rio Tinto plc ordinary shares by BHP Billiton Limited or persons acting in concert with it or its nominee(s) will only be counted towards fulfilling the 50 per cent minimum acceptance condition if the requirements of the UK Code are satisfied in respect of it.

(F)	Except with the consent of the UK Panel, the US Offer will not become wholly unconditional unless the Ordinary Share Exchange Agent has issued a certificate to BHP Billiton Limited which states the number of Rio Tinto plc ordinary shares (including those represented by ADSs) in respect of which acceptances have been received which comply with paragraph (D) above and the number of Rio Tinto plc ordinary shares (including those represented by ADSs) otherwise acquired, whether before or during the Rio Tinto plc Offer Period, in compliance with the requirements of paragraph (E) above. Copies of such certificate will be sent to the UK Panel and to Rio Tinto plc’s financial adviser as soon as possible after it is issued. “Rio Tinto plc Offer Period” means the period commencing on 8 November 2007 until the later of (i) [—] and (ii) the time and date on which the US Offer becomes wholly unconditional or fails.

(G)	If the expiration date of the US Offer is extended, any reference in this prospectus and in the Form of Acceptance or Letter of Transmittal to [—] shall, except where the context otherwise requires, be deemed to refer to the expiration date of the US Offer as so extended.

(H)	Any omission to dispatch this prospectus, the Form of Acceptance, the Letter of Transmittal or any other document relating to the US Offer or any notice required to be dispatched under the terms of the US Offer to, or any failure to receive the same by, any person to whom the US Offer is made, or should be made, shall not invalidate the US Offer in any way or create any implication that the US Offer has not been made to any such person. The US Offer extends to holders of Rio Tinto plc ordinary shares located in the US and to all holders of Rio Tinto plc ADSs, wherever located, to whom this prospectus, the Form of Acceptance, the Letter of Transmittal and any related documents may not be mailed, or who may not receive such documents, and such persons may request copies of those documents from the Information Agent at the address set out in “Who Can Help Answer My Questions?” or may provide the Information Agent with an address to which the documentation may be sent.

(I)	All powers of attorney, appointments as agents and authorities on the terms conferred by or referred to in this prospectus or in the Form of Acceptance, the Letter of Transmittal or the Agent’s Message are given by way of security for the performance of the obligations of the Rio Tinto plc securityholder concerned and are irrevocable, except in the circumstances where the donor of such power of attorney, appointment or authority is entitled to withdraw his/her acceptance in accordance with “The US Offer – Rights of Withdrawal” and validly does so.

(J)	No acknowledgement of receipt of any Form of Acceptance, Letter of Transmittal, Agent’s Message, TTE Instruction, transfer by means of CREST, DTC communication, notice, share certificate, ADR and/or other document of title will be given by or on behalf of BHP Billiton Limited. All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from Rio Tinto plc securityholders (or their designated agent(s)) will be delivered by or sent to or from such Rio Tinto plc securityholders (or their designated agent(s)) at their own risk.

(K)	If the US Offer does not become wholly unconditional:

(i)	in respect of Rio Tinto plc ordinary shares held in certificated form, the Form of Acceptance and any share certificate(s) and/or other document(s) of title will be returned by mail (or by such other method as may be approved by the UK Panel and in accordance with the US tender offer rules) within 14 days of the US Offer failing, at the risk of the Rio Tinto plc shareholder concerned, to the person or agent whose name and address is set out in the relevant box on the Form of Acceptance or, if none is set out, to the first-named holder at his/her registered address;

(ii)	in respect of Rio Tinto plc ordinary shares held in uncertificated form, the Ordinary Share Exchange Agent will, immediately after the failing of the US Offer (or within such longer period as the UK Panel may permit and in accordance with US tender offer rules, not exceeding 14 days of the lapsing of the US Offer), give TTE Instructions to EUI to transfer all Rio Tinto plc ordinary shares held in escrow balances and in relation to which it is the Escrow Agent for the purposes of the US Offer to the original available balances of the Rio Tinto plc shareholders concerned;

(iii)	in respect of Rio Tinto plc ADSs held in certificated form (an ADR), the Letter of Transmittal and any ADR and/or other document(s) of title will be returned by mail (or by such other method as may be approved by the UK Panel and in accordance with the US tender offer rules) within 14 days of the US Offer failing, at the risk of the Rio Tinto plc ADS holder concerned, to the person or agent whose name and address is set out in the relevant box on the Letter of Transmittal or, if none is set out, to the first-named holder at his/her registered address; and

(iv)	in respect of Rio Tinto plc ADSs held in book-entry form, the ADS Exchange Agent will, immediately after the failing of the US Offer (or within such longer period as the UK Panel may permit and in accordance with US tender offer rules, not exceeding 14 days of the lapsing of the US Offer), make a book-entry transfer of ADSs to the account of each book-entry transfer participant that tendered ADSs to the ADS Exchange Agent.

(L)	For the purposes of this prospectus, the time of receipt of a TTE Instruction, an ESA instruction, delivery via ATOP or Agent’s Message, shall be the time at which the relevant instruction settles in CREST or DTC, as appropriate.

(M)	Due completion of a Form of Acceptance or Letter of Transmittal or delivery of an Agent’s Message will constitute an instruction to BHP Billiton Limited and BHP Billiton Plc that, on the US Offer becoming wholly unconditional, all mandates and other instructions or notices recorded in Rio Tinto plc’s records immediately prior to the US Offer becoming wholly unconditional will, unless and until revoked or varied, and subject to BHP Billiton Limited or BHP Billiton Plc (as appropriate) providing the equivalent service or facility to which such mandate or instruction relates, continue in full force in relation to the new BHP Billiton ordinary shares and ADSs allotted or issued to the relevant Rio Tinto plc securityholders pursuant to the US Offer.

(N)	If BHP Billiton Limited is required by the UK Panel to make an offer for Rio Tinto plc ordinary shares under the provisions of the UK Code, BHP Billiton Limited may make such alterations to the conditions of the US Offer as are necessary to comply with the provisions of the UK Code (and in compliance with US tender offer rules). Under the UK Code, BHP Billiton will be required to make a mandatory cash offer for the entire issued share capital of Rio Tinto plc if BHP Billiton acquires greater than 30 per cent voting rights in Rio Tinto plc other than through a general takeover offer for Rio Tinto plc.

(O)	In relation to any acceptance of the US Offer in respect of Rio Tinto plc ordinary shares or Rio Tinto plc ADSs which are in uncertificated form, BHP Billiton Limited reserves the right to make such alterations, additions or modifications to the terms of the US Offer as may be necessary or desirable to give effect to any purported acceptance of the US Offer, whether in order to comply with the facilities or requirements of CREST or DTC or otherwise, provided such alterations, additions or modifications are consistent with the requirements of the UK Code and the US tender offer rules or are otherwise made with the consent of the UK Panel and consistent with the US tender offer rules.

(P)	BHP Billiton Limited reserves the right to implement the Rio Tinto plc Offer by way of a scheme of arrangement for Rio Tinto plc and to otherwise amend the terms of the Rio Tinto plc Offer, subject to the UK Code and US tender offer rules.

(Q)	All references in “The US Offer” to any statute or statutory provision shall include a statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date hereof).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Except as set forth below, there is no provision in any contract, arrangement or statute under which any director or officer of the issuer or the BHP Billiton Group is insured or indemnified in any manner against any liability which he/she may incur in his capacity as such.

The Constitution of BHP Billiton Limited and the Articles of Association of BHP Billiton Plc require the companies to indemnify to the extent permitted by law, their respective directors, secretaries and executive officers against liabilities incurred in, or arising out of, the conduct of the business of the companies or the discharge of duties.

In accordance with this requirement, BHP Billiton Limited and BHP Billiton Plc have entered into Deeds of Indemnity, Access and Insurance (Deeds of Indemnity) with each of their respective Directors.

BHP Billiton has a policy that it will, as a general rule, support and hold harmless an employee who, while acting in good faith, incurs personal liability to others as a result of working for BHP Billiton. In addition, where a person chairs a Customer Sector Group Risk and Audit Committee, and that person is not already indemnified as an officer or a Director, a policy is in place to indemnify that chairperson in the same manner as BHP Billiton’s officers are indemnified. This policy has been approved by the BHP Billiton board of directors.

BHP Billiton has insured against amounts that it may be liable to pay to directors, company secretaries or certain employees pursuant to the Constitution of BHP Billiton Limited and the Articles of Association of BHP Billiton Plc or that BHP Billiton otherwise agrees to pay by way of indemnity. BHP Billiton has paid premiums for this “Directors and Officers” insurance. The insurance policy also insures directors, company secretaries and some employees against certain liabilities (including legal costs) they may incur in carrying out their duties for BHP Billiton.

There are certain provisions of the Australian Corporations Act and the UK Companies Act that restrict BHP Billiton Limited and BHP Billiton Plc, respectively, from indemnifying directors, secretaries and executive officers in certain circumstances. These are described below.

Australian Law

Australian Corporations Act

Section 199A(1) of the Australian Corporations Act provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order or compensation order under specified provisions of the Australian Corporations Act; or

•	a liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Section 199A(3) provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Australian Corporations Act in which the court denies the relief.

Section 199B of the Australian Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a wilful breach of duty in relation to the company; or

•	a contravention of the officer’s duties under the Australian Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

For the purpose of Sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

UK Law

The basic presumption under UK law is that companies are not able to indemnify directors against liabilities incurred as a result of negligence, default, or breach of duty or of trust. Sections 232-238 of the UK Companies Act 2006 regulate the indemnification of and provision of insurance to directors.

Companies are able to provide indemnities against liabilities to third parties incurred by that director in relation to the company. Companies are also able to provide indemnities against liabilities incurred in connection with the director’s activities as trustee of an occupational pension scheme. In accordance with sections 234 and 235 of the UK Companies Act 2006, such protection may only be granted by a qualifying third party or qualifying pension scheme indemnity provision.

In general, a qualifying third party indemnity provision is one that does not seek to indemnify liability incurred by the director:

(i)	to the company or an associated company; or

(ii)	to pay a fine imposed in criminal proceedings; or

(iii)	to pay a sum payable to a regulatory authority by way of penalty in respect of non-compliance with any requirement of a regulatory nature; or

(iv)	in the defence of criminal proceedings in which the director is convicted; or

(v)	in the defence of civil proceedings brought by the company or an associated company, in which judgment is given against the director; or

(vi)	in an application under sections 661(3), 661(4) or 1157 of the UK Companies Act 2006 whereby the court refuses to grant the director relief.

In general, a qualifying pension scheme indemnity provision is one that does not seek to indemnify liability incurred by the director:

(i)	to pay a fine imposed in criminal proceedings; or

(ii)	to pay a sum payable to a regulatory authority by way of penalty in respect of non-compliance with any requirement of a regulatory nature; or

(iii)	in the defence of criminal proceedings in which the director is convicted.

If a company makes a qualifying third party or qualifying pension scheme indemnity provision it is required by section 236 of the UK Companies Act 2006 to disclose this in the directors’ report prepared in accordance with section 415 of the UK Companies Act 2006.

Companies may also pay the legal and financial costs of the director’s defence proceedings as they are incurred, subject to an obligation on the director to repay those moneys if the defence is not successful. The decision to indemnify directors may be taken by the board of the directors of the company as opposed to the shareholders of the company.

UK law permits a company to purchase insurance for the benefit of its directors and officers against any liability in connection with any negligence, default, breach of duty or breach of trust in relation to the company. The relevant provision of the UK Companies Act 2006 is section 233.

Insurance

The directors and officers of BHP Billiton Plc and BHP Billiton Limited and the duly authorised United States representative of each are insured against certain liabilities, including certain insured liabilities under United States securities laws, which they may incur in their capacity as such under a liability insurance policy carried by the BHP Billiton Group.

*        *        *

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21.	Exhibits and Financial Statement Schedules.

See Exhibit Index attached hereto and incorporated by reference.

Item 22.	Undertakings.

(a)	In accordance with Item 512 of Regulation S-K, the undersigned registrants each hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, to determine any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That, every prospectus that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	The undersigned registrants each hereby undertake: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the US to respond to such requests. The undertaking in sub-paragraph (i) above includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrants each hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the below registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia, on this 6th day of October 2008.

BHP BILLITON LIMITED

By:	/S/ DON ARGUS
Name:	Don Argus
Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, the below registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Australia, on this 6th day of October 2008.

BHP BILLITON PLC

By:	/S/ MARIUS KLOPPERS
Name:	Marius Kloppers
Title:	Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Marius Kloppers and Jane McAloon, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARIUS KLOPPERS Marius Kloppers	(Principal Executive Officer) and Director	6 October 2008

/S/ ALEX VANSELOW Alex Vanselow	(Principal Financial Officer)	6 October 2008

/S/ NIGEL CHADWICK Nigel Chadwick	(Principal Accounting Officer/Controller)	6 October 2008

/S/ PAUL ANDERSON Paul Anderson	Director	6 October 2008

/S/ DON ARGUS Don Argus	Chairman and Director	6 October 2008

/S/ ALAN BOECKMANN Alan Boeckmann	Director	6 October 2008

/S/ JOHN BUCHANAN John Buchanan	Director	6 October 2008

/S/ CARLOS CORDEIRO Carlos Cordeiro	Director	6 October 2008

/S/ DAVID CRAWFORD David Crawford	Director	6 October 2008

/S/ GAIL DE PLANQUE Gail de Planque	Director	6 October 2008

/S/ DAVID JENKINS David Jenkins	Director	6 October 2008

/S/ DAVID MORGAN David Morgan	Director	6 October 2008

/S/ JACQUES NASSER Jacques Nasser	Director	6 October 2008

/S/ KEITH RUMBLE Keith Rumble	Director	6 October 2008

/S/ JOHN SCHUBERT John Schubert	Director	6 October 2008

Authorised Representative in the United States

/S/ EARL K. MOORE Earl K. Moore

EXHIBIT INDEX

Exhibit Number	Description
3.1	Constitution of BHP Billiton Limited (incorporated herein by reference to Exhibit 1.1 to BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2007, filed on 15 September 2008)

3.2	Articles of Association of BHP Billiton Plc (incorporated herein by reference to Exhibit 1.2 to BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008, filed on 15 September 2008)

3.3	Memorandum of Association of BHP Billiton Plc (incorporated herein by reference to Exhibit 1.3 to BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008, filed on 15 September 2008)

4.1	Amended and Restated Deposit Agreement, dated 2 July 2007, by and among BHP Billiton Plc, Citibank, N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 99.1 to BHP Billiton Plc’s registration statement on Form F-6, filed on 1 July 2008)

4.2	Form of BHP Billiton Plc American Depositary Receipt (incorporated herein by reference to Exhibit A of the Amended and Restated Deposit Agreement, dated 2 July 2007, which was filed as Exhibit 99.1 to BHP Billiton Plc’s registration statement on Form F-6, filed on 1 July 2008)

4.3	Second Amended and Restated Deposit Agreement, dated 2 July 2007, by and among BHP Billiton Limited, Citibank, N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 99.1 to BHP Billiton Limited’s registration statement on Form F-6, filed on 1 July 2008)

4.4	Form of BHP Billiton Limited American Depositary Receipt (incorporated herein by reference to Exhibit A of the Second Amended and Restated Deposit Agreement, dated 2 July 2007, which was filed as Exhibit 99.1 to BHP Billiton Limited’s registration statement on Form F-6, filed on 1 July 2008)

4.5*	Terms of Issue of BHP Billiton Limited Mandatorily Redeemable Preference Shares

5.1*	Opinion of Slaughter and May regarding validity of the BHP Billiton Plc securities being registered

5.2*	Opinion of Blake Dawson regarding validity of the BHP Billiton Limited securities being registered

10.1	DLC Structure Sharing Agreement, dated 29 June 2001, between BHP Limited and Billiton Plc (incorporated herein by reference to Exhibit 4.2 to BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2001, filed on 19 November 2001)

10.2	SVC Special Voting Shares Deed, dated 29 June 2001, among BHP Limited, BHP SVC Pty Limited, Billiton Plc, Billiton SVC Limited and The Law Debenture Trust Corporation p.l.c. (incorporated herein by reference to Exhibit 4.3 to BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2001, filed on 19 November 2001)

10.3	SVC Special Voting Shares Amendment Deed, dated 13 August 2001, among BHP Limited, BHP SVC Pty Limited, Billiton Plc, Billiton SVC Limited and The Law Debenture Trust Corporation p.l.c. (incorporated herein by reference to Exhibit 4.4 to BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2001, filed on 19 November 2001)

10.4	Deed Poll Guarantee, dated 29 June 2001, of BHP Limited (incorporated herein by reference to Exhibit 4.5 to BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2001, filed on 19 November 2001)

10.5	Deed Poll Guarantee, dated 29 June 2001, of Billiton Plc (incorporated herein by reference to Exhibit 4.6 to BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2001, filed on 19 November 2001)

Exhibit Number	Description
10.6	Amendment Agreement dated 31 March 2008 relating to the US$55 billion Multicurrency Term and Revolving Facility and Subscription Agreement dated 5 February 2008 (incorporated herein by reference to Exhibit 4.7 to BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008, filed on 15 September 2008)

21	List of subsidiaries of BHP Billiton Limited and BHP Billiton Plc (incorporated herein by reference to Exhibit 8.1 to BHP Billiton’s Annual Report on Form 20-F for the year ended 30 June 2008, filed on 15 September 2008)

23.1	Consent of KPMG and KPMG Audit Plc, independent registered public accounting firms, as auditors of the financial statements of BHP Billiton

23.2*	Consent of Slaughter and May (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.3*	Consent of Blake Dawson (included in the opinion filed as Exhibit 5.2 to this Registration Statement)

24.1	Powers of Attorney of Directors of BHP Billiton (included on signature page)

99.1*	ADS Letter of Transmittal

99.2*	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3*	Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4*	Form of Acceptance for Rio Tinto plc ordinary shares

*	To be filed by amendment.